Exhibit 4.1

WARRIOR MET COAL, INC.

as Issuer

and the Subsidiary Guarantors party hereto from time to time

8.00% Senior Secured Notes due 2024

INDENTURE

Dated as of November 2, 2017

Wilmington Trust, National Association

as Trustee and Priority Lien Collateral Trustee

i

(cont’d)

(cont’d)

		Page
SECTION 7.04	Trustee’s Disclaimer	123
SECTION 7.05	Notice of Default	124
SECTION 7.06	[Reserved]	124
SECTION 7.07	Compensation and Indemnity	124
SECTION 7.08	Replacement of Trustee or Priority Lien Collateral Trustee	126
SECTION 7.09	Successor Trustee or Priority Lien Collateral Trustee by Merger	127
SECTION 7.10	Eligibility; Disqualification	127
SECTION 7.11	Preferential Collection of Claims Against the Issuer	127

ARTICLE VIII

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01	Discharge of Liability on Notes; Defeasance	128
SECTION 8.02	Conditions to Defeasance	129
SECTION 8.03	Application of Trust Money	131
SECTION 8.04	Repayment to Issuer	131
SECTION 8.05	Indemnity for U.S. Government Obligations	131
SECTION 8.06	Reinstatement	131

ARTICLE IX

AMENDMENTS AND WAIVERS

SECTION 9.01	Without Consent of the Holders	131
SECTION 9.02	With Consent of the Holders	133
SECTION 9.03	Revocation and Effect of Consents and Waivers	134
SECTION 9.04	Notation on or Exchange of Notes	134
SECTION 9.05	Trustee and/or Priority Lien Collateral Trustee to Sign Amendments	134
SECTION 9.06	Additional Voting Terms; Calculation of Principal Amount	135

ARTICLE X

[Reserved]

ARTICLE XI

[Reserved]

ARTICLE XII

GUARANTEE

SECTION 12.01	Subsidiary Guarantee	135
SECTION 12.02	Limitation on Liability	138
SECTION 12.03	[Reserved]	139
SECTION 12.04	Successors and Assigns	139
SECTION 12.05	No Waiver	139

(cont’d)

EXHIBIT INDEX

Exhibit A	—	Form of Initial Note
Exhibit B	—	Form of Transferee Letter of Representation
Exhibit C	—	Form of Supplemental Indenture (Future Guarantors)
Exhibit D	—	Form of Collateral Trust Agreement

v

INDENTURE, dated as of November 2, 2017, among Warrior Met Coal, Inc. (the “Issuer”), the Subsidiary Guarantors party hereto from time to time (as defined below) and Wilmington Trust, National Association, not in its individual capacity but solely in its capacity as trustee (the “Trustee”) and as Priority Lien Collateral Trustee.

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of (i) $350,000,000 aggregate principal amount of the Issuer’s 8.00% Senior Secured Notes due 2024 issued on the date hereof (the “Initial Notes”) and (ii) Additional Notes issued from time to time (together with the Initial Notes, the “Notes”):

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01    Definitions

“ABL Collateral Agent” means any agent or representative of the holders of the ABL Debt (including for purposes related to the administration of the ABL Security Documents) pursuant to the Credit Agreement or any other ABL Lien Document.

“ABL Credit Facilities” means one or more asset-based revolving credit facilities, including the Credit Agreement, with banks or other institutional or other lenders providing for asset-based revolving credit loans or letters of credit, as such credit facility, in whole or in part, in one or more instances, may be amended, restated, modified, supplemented, extended, renewed, refunded, restructured, refinanced or replaced or otherwise modified from time to time and whether by the same or any other agent, lender or group of lenders or other party.

“ABL Debt” means Funded Debt and letter of credit and reimbursement obligations with respect thereto incurred by the Issuer or any of the Subsidiary Guarantors under Section 4.03(b)(i)(x) that is secured by an ABL Lien that is permitted to be incurred and so secured under each applicable Secured Debt Document.

“ABL Intercreditor Agreement” means the intercreditor agreement dated as of the Issue Date between the ABL Collateral Agent and the Priority Lien Collateral Trustee that sets forth the relative priority of the Priority Liens and Junior Liens, on the one hand, compared to the ABL Liens, on the other hand, as the same may be amended, restated, supplemented, renewed or replaced or otherwise modified from time to time in accordance with this Indenture.

“ABL Lien” means a Lien granted, or purported to be granted, by an ABL Security Document to the ABL Collateral Agent, at any time, upon any property of the Issuer or any Subsidiary Guarantor to secure ABL Lien Obligations; provided that any such Lien upon Collateral other than ABL Priority Collateral will be junior to the Priority Liens and the Junior Liens.

“ABL Lien Cap” means the greater of: (1) up to $125.0 million outstanding under any ABL Credit Facility or any other ABL Lien Documents (with letters of credit and bankers’ acceptances issued thereunder being deemed to have a principal amount equal to the face amount thereof); and (2) the sum of (i) 75% of the book value (calculated in accordance with GAAP) of the inventory of the Issuer and any Restricted Subsidiaries (excluding LIFO reserves) and (ii) 90% of the book value of accounts receivable of the Issuer and any Restricted Subsidiaries (in each case, calculated on a pro forma basis by the book value set forth on the consolidated balance sheet of the Issuer for the most recently ended four full fiscal quarters for which financial statements are available).

“ABL Lien Documents” means any ABL Credit Facility, all ABL Security Documents, each of the other “Loan Documents” (as that term is defined in any ABL Credit Facility) and each of the other agreements, documents and instruments executed pursuant thereto or in connection therewith.

“ABL Lien Obligations” means the ABL Debt and all other Obligations in respect of ABL Debt, and guarantees thereof, and including obligations with respect to loans, letters of credit, Swap Obligations, Bank Product Obligations, obligations to provide cash collateral in respect of letters of credit or Bank Product Obligations or indemnities in respect thereof, any other indemnities or guarantees, and all other amounts payable under or that are secured, or intended to be secured, under the ABL Lien Documents and are subject to the terms of the ABL Intercreditor Agreement, solely to the extent such Obligations and such guarantees thereof are permitted to be incurred under the ABL Lien Documents and the Secured Debt Documents and are so secured under the ABL Lien Documents.

“ABL Lien Priority Obligations” means all ABL Lien Obligations other than Excess ABL Debt.

“ABL Priority Collateral” means all rights, title and interests of each Grantor in the following Collateral, in each case, whether now owned or existing or hereafter acquired or arising and wherever located, including, without duplication, (a) all rights of each Grantor to receive moneys due and to become due under or pursuant to the following, (b) all rights of each Grantor to receive return of any premiums for or proceeds of any insurance, indemnity, warranty or guaranty with respect to the following or to receive condemnation proceeds with respect to the following, (c) all claims of each Grantor for damages arising out of or for breach of or default under any of the following, and (d) all rights of each Grantor to terminate, amend, supplement, modify or waive performance under any of the following, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder: (i) all accounts, but solely for purposes of this clause (i), excluding rights to payment for any property which specifically constitutes Notes Priority Collateral that has been sold, leased, licensed, assigned or otherwise disposed of; provided, however, that, for the avoidance of doubt, all rights to payment arising from any sale, lease, license, assignment or other disposition of inventory or goods (other than fixtures or equipment) or the provision of services shall constitute ABL Priority Collateral; (ii) all chattel paper; (iii) all deposit accounts, securities accounts and all other demand, deposit, time, savings, cash management, passbook and similar accounts maintained with any bank or other financial institution (other than to the extent any such deposit accounts, securities accounts or other accounts solely contain identifiable proceeds of any Notes Priority Collateral) and all cash, money, securities, instruments and other investments deposited or required to be deposited in any of the foregoing; (iv) all inventory and all rights to receive payments, indebtedness and other obligations which arise as a result of the sale, lease or other disposition of inventory or goods (in each case other than fixtures or equipment) or provision of services, including the right to payment of interest or finance charges; (v) all cash, money and cash equivalents (other than identifiable proceeds of any Notes Priority Collateral and cash solely for so long as it is pledged to third parties to the extent permitted under the Credit Agreement); (vi) to the extent evidencing or governing any of the items referred to in the preceding clauses (i) through (v), all general intangibles (excluding Equity Interests and any intellectual property to the extent such intellectual property is not attached to or necessary to sell any item of inventory), letters of credit (whether or not the respective letter of credit is evidenced by a writing), letter-of-credit rights, instruments and documents; provided that to the extent any of the foregoing also relates to any Notes Priority Collateral only that portion related to the items referred to in the preceding clauses (i) through (v) as being included in the ABL Priority Collateral shall be included in the ABL Priority Collateral; (vii) to the extent relating to any of the items referred to in the preceding clauses (i) through (vi), all insurance; provided that to the extent any of the foregoing also relates to Notes Priority Collateral, only that portion related to the items referred to in the preceding clauses (i) through (vi) as being included in the ABL Priority Collateral shall be included in the ABL Priority Collateral; (viii) to the extent relating to any of the items referred to in the preceding clauses (i) through (vii), all supporting obligations; provided that to the extent any of the foregoing also relates to Notes Priority Collateral, only that portion related to the items referred to in the preceding clauses (i) through (vii) as being included in the ABL Priority Collateral shall be included in the ABL Priority Collateral; (ix) to the extent relating to any of the items referred to in the preceding clauses (i) through (viii), all commercial tort claims; provided that to the extent any of the foregoing also relates to Notes Priority Collateral, only that portion related to the items referred to in the preceding clauses (i) through (viii) as being included in the ABL Priority Collateral shall be included in the ABL Priority Collateral; (x) all books and records, including all books, databases, customer lists and records related thereto and any general intangibles at any time evidencing or relating to any of the foregoing; and (xi) all cash proceeds and, solely to the extent not constituting Notes Priority Collateral, non-cash proceeds, products, accessions, rents and profits of or in respect of any of the foregoing (including all insurance proceeds) and all collateral security, guarantees and other collateral support given by any Person with respect to any of the foregoing. Any Collateral of any type received in exchange for ABL Priority Collateral or Notes Priority Collateral pursuant to certain enforcement actions or during an Insolvency Proceeding will be treated as priority Collateral of the same type as that for which it was received in exchange (ABL Priority Collateral or Notes Priority Collateral, as the case may be). For the avoidance of doubt, no Excluded Property shall constitute ABL Priority Collateral.

“ABL Security Documents” means the ABL Intercreditor Agreement, all security agreements, collateral assignments, mortgages, control agreements or other grants or transfers for security executed and delivered by the Issuer or any Subsidiary Guarantor creating (or purporting to create) a Lien upon the ABL Priority Collateral in favor of the ABL Collateral Agent, for the benefit of any of the holders of ABL Lien Obligations, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the ABL Intercreditor Agreement.

“Acquired Indebtedness” means, with respect to any specified Person:

(1)    Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person, and

(2)    Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

Acquired Indebtedness will be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of such assets.

“Act of Required Secured Parties” means, as to any matter at any time:

(1)    until the earlier of (x) the Discharge of Notes Obligations and (y) the Outstanding Notes Threshold Date, a direction in writing delivered to the Priority Lien Collateral Trustee by or with the written consent of, the holders of more than 50% of the Notes then outstanding;

(2)    from and after the earlier of (x) the Discharge of Notes Obligations and (y) the Outstanding Notes Threshold Date, but prior to the Discharge of Priority Lien Obligations, a direction in writing delivered to the Priority Lien Collateral Trustee by or with the written consent of, the holders of (or the Priority Lien Representatives representing the holders of) more than 50% of the sum of:

(a)    the aggregate outstanding principal amount of Priority Lien Debt (including the face amount of outstanding letters of credit whether or not then available or drawn); and

(b)    other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Priority Lien Debt; provided, however, that if at any time prior to the Discharge of Priority Lien Obligations the only remaining Priority Lien Obligations are Swap Obligations, then the term “Act of Required Secured Parties” will mean the holders of a majority of the aggregate “settlement amount” (or similar term) as defined in the Swap Contracts (or, with respect to any Swap Contract that has been terminated in accordance with its terms, the amount, if any, then due and payable by the Issuer or any other Grantor (exclusive of expenses and similar payments but including any early termination payments then due) under such Swap Contract) under all Swap Contracts; provided further, that any Swap Contract with a “settlement amount” (or similar term) or termination payment that is a negative number shall be disregarded for purposes of all calculations required by the term “Act of Required Secured Parties;” and

(3)    at any time after the Discharge of Priority Lien Obligations, a direction in writing delivered to the Junior Lien Collateral Trustee by or with the written consent of the holders of (or the Junior Lien Representatives representing the holders of) Junior Lien Debt representing the Required Junior Lien Debtholders, in each case, accompanied by, if required by the applicable Collateral Trustee, security or indemnity satisfactory to the applicable Collateral Trustee for any losses, liabilities or expenses that may be incurred by the applicable Collateral Trustee in connection with such direction.

For purposes of this definition, (a) Secured Debt registered in the name of, or beneficially owned by, the Issuer or any Affiliate of the Issuer will be deemed not to be outstanding and neither the Issuer nor any Affiliate of the Issuer will be entitled to vote such Secured Debt (in each case, as identified in writing to the applicable Collateral Trustee by the applicable Secured Debt Representative) and (b) votes will be determined in accordance with the provisions of the Collateral Trust Agreement.

“Additional Notes” means the Notes issued under the terms of this Indenture subsequent to the Issue Date.

“Additional Refinancing Amount” means, in connection with the Incurrence of any Refinancing Indebtedness, the aggregate principal amount of additional Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay accrued and unpaid interest, premiums (including tender premiums), expenses, defeasance costs and fees in respect thereof.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“After-Acquired Property” means (i) equipment or fixtures acquired by the Issuer or any other Grantor after the Issue Date which constitute accretions, additions or technological upgrades to the equipment or fixtures that form part of the Notes Priority Collateral, (ii) any equipment, fixtures and real estate of the Issuer or any other Grantor acquired after the Issue Date, (iii) all of the Capital Stock acquired after the Issue Date and held by the Issuer or any other Grantor (other than any Capital Stock that is an Excluded Asset), (iv) substantially all of the other tangible and intangible assets of the Issuer and each Grantor acquired after the Issue Date and (v) any asset or other property, whether personal, real or other, that was designated as an “Excluded Asset,” which asset or other property ceases to constitute an Excluded Asset.

“Applicable Premium” means, with respect to any Note on any applicable redemption date, as determined by the Issuer, the greater of:

(1)    1% of the then outstanding principal amount of the Note; and

(2)    the excess of:

(a)    the present value at such redemption date of (i) the redemption price of the Note, at November 1, 2020 (such redemption price being set forth in Paragraph 5 of the Note) plus (ii) all required interest payments due on the Note through November 1, 2020 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)    the then outstanding principal amount of the Note.

“Asset Sale” means:

(1)    the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of Sale/Leaseback Transactions) outside the ordinary course of business of the Issuer or any Restricted Subsidiary (each referred to in this definition as a “disposition”); or

(2)    the issuance or sale of Equity Interests (other than directors’ qualifying shares and shares issued to foreign nationals or other third parties to the extent required by applicable law) of any Restricted Subsidiary (other than to the Issuer or another Restricted Subsidiary) (whether in a single transaction or a series of related transactions), in each case other than:

(a)    a disposition of Cash Equivalents or Investment Grade Securities or obsolete, damaged or worn out property or equipment in the ordinary course of business or consistent with past practice or industry norm or assets otherwise no longer used or useful in the business of the Issuer or its Restricted Subsidiaries (as determined in good faith by the Issuer);

(b)    the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to Section 5.01 or any disposition that constitutes a Change of Control;

(c)    any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 4.04;

(d)    any disposition of assets of the Issuer or any Restricted Subsidiary or issuance or sale of Equity Interests of any Restricted Subsidiary, which assets or Equity Interests so disposed or issued have an aggregate Fair Market Value (as determined in good faith by the Issuer) of less than $10.0 million;

(e)    any disposition of property or assets, or the issuance of securities, by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to a Restricted Subsidiary;

(f)    [Reserved];

(g)    foreclosure, condemnation, expropriation, forced disposition or any similar action with respect to any property or other asset of the Issuer or any of the Restricted Subsidiaries;

(h)    any disposition of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i)    the lease, assignment, sublease, license or sub-license of any real or personal property in the ordinary course of business or consistent with past practice;

(j)    any sale, discount or other disposition of inventory or other assets in the ordinary course of business;

(k)    any grant in the ordinary course of business or consistent with past practice of any license or sublicense of patents, trademarks, know-how or any other intellectual property;

(l)    any disposition of assets by virtue of an asset exchange or swap with a third party in any transaction (a) with an aggregate Fair Market Value less than or equal to $15.0 million, (b) involving a coal-for-coal swap, (c) to the extent that an exchange is for Fair Market Value and for credit against the purchase price of similar replacement property or (d) consisting of a coal swap involving any right, title and interest of the Issuer or any Subsidiary (including any leasehold or mineral estate) in and to any and all parcels of real property owned or operated by the Issuer or any Restricted Subsidiary, whether by lease, license or other use agreement, including but not limited to, coal leases and surface use agreements, together with, in each case, all improvements and appurtenant fixtures (including all conveyors, preparation plants or other coal processing facilities, silos, shops and load out and other transportation facilities), easements and other property and rights incidental to the ownership, lease or operation thereof, including but not limited to, access rights, water rights and extraction rights for minerals;

(m)    any disposition (including by capital contribution), pledge, factoring, transfer or sale of (i) Securitization Assets to any Special Purpose Securitization Subsidiary or otherwise and (ii) any other Securitization Assets subject to Liens securing Permitted Securitization Financings;

(n)    [Reserved];

(o)    dispositions in connection with Permitted Liens;

(p)    any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Issuer or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

(q)    the sale of any property in a Sale/Leaseback Transaction within twelve months of the acquisition of such property;

(r)    dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(s)    any surrender, expiration or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind; and

(t)    to the extent constituting an Asset Sale, any termination, settlement, extinguishment or unwinding of Swap Obligations.

“Bank Product Obligations” means all obligations arising under a Cash Management Agreement (or similar term) (as defined in any ABL Credit Facility), that are owed to a Cash Management Bank (or similar term) (as defined in any ABL Credit Facility).

“Bankruptcy Code” means Title 11 of the United States Code.

“Bankruptcy Law” means the Bankruptcy Code and any other federal, state or foreign law for relief of debtors.

“Board of Directors” means, as to any Person, the board of directors or managers or other governing body, as applicable, of such Person or any direct or indirect parent of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City or the place of payment.

“Capital Stock” means:

(1)    in the case of a corporation, corporate stock or shares;

(2)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)    in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided that obligations of the Issuer or its Restricted Subsidiaries, or of a special purpose or other entity not consolidated with the Issuer and its Restricted Subsidiaries, either existing on the Issue Date or created thereafter that (a) initially were not included on the consolidated balance sheet of the Issuer as capital lease obligations and were subsequently recharacterized as capital lease obligations or, in the case of such a special purpose or other entity becoming consolidated with the Issuer and its Restricted Subsidiaries were required to be characterized as capital lease obligations upon such consolidation, in either case, due to a change in accounting treatment or otherwise, or (b) did not exist on the Issue Date and were required to be characterized as capital lease obligations but would not have been required to be treated as capital lease obligations on the Issue Date had they existed at that time, shall for all purposes not be treated as Capitalized Lease Obligations or Indebtedness.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of such Person and such Restricted Subsidiaries.

“Cash Equivalents” means:

(1)    U.S. dollars, pounds sterling, euros, the national currency of any member state in the European Union or such local currencies held by an entity from time to time in the ordinary course of business;

(2)    securities issued or directly and fully guaranteed or insured by the U.S. government or any country that is a member of the European Union or any agency or instrumentality thereof in each case maturing not more than two years from the date of acquisition;

(3)    certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250.0 million and whose long-term debt is rated “A” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency);

(4)    repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)    commercial paper issued by a corporation (other than an Affiliate of the Issuer) rated at least “A-1” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within one year after the date of acquisition;

(6)    readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

(7)    Indebtedness issued by Persons (other than the Sponsors or any of their Affiliates) with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition; and

(8)    investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (7) above.

“cash management services” means cash management services for collections, treasury management services (including controlled disbursement, overdraft, automated clearing house fund transfer services, return items and interstate depository network services), any demand deposit, payroll, trust or operating account relationships, commercial credit cards, merchant card, purchase or debit cards, non-card e-payables services, and other cash management services, including electronic funds transfer services, lockbox services, stop payment services and wire transfer services.

“Change of Control” means the occurrence of either of the following:

(1)    the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of the Issuer and its Subsidiaries, taken as a whole, to a Person other than any of the Permitted Holders;

(2)    the Issuer becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any of the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation, amalgamation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the Voting Stock of the Issuer; or

(3)    the adoption of a plan related to the liquidation or dissolution of the Issuer.

Notwithstanding the foregoing: (A) the transfer of all or substantially all of the assets between or among the Issuer and its Subsidiary Guarantors shall not itself constitute a Change of Control and (B) a Person or group shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement (or voting or option agreement related thereto) prior to the consummation of the transactions contemplated by such agreement.

In addition, notwithstanding the foregoing, a transaction in which the Issuer or a parent entity of the Issuer becomes a subsidiary of another Person (such Person, the “New Parent”) shall not constitute a Change of Control if (a) the equityholders of the Issuer or such parent entity immediately prior to such transaction beneficially own, directly or indirectly through one or more intermediaries, at least a majority of the total voting power of the Voting Stock of the Issuer or such New Parent immediately following the consummation of such transaction, substantially in proportion to their holdings of the equity of the Issuer or such parent entity prior to such transaction or (b) immediately following the consummation of such transaction, no Person, other than a Permitted Holder, the New Parent or any subsidiary of the New Parent, beneficially owns, directly or indirectly through one or more intermediaries, more than 50% of the voting power of the Voting Stock of the Issuer or the New Parent.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all of the property and assets, other than Excluded Assets, with respect to which a Lien is granted or required or purported to be granted pursuant to the Security Documents as security for the Obligations under this Indenture.

“Collateral Trust Agreement” means a collateral trust agreement to be entered into on a future date, by and among the Issuer, the Subsidiary Guarantors, the Priority Lien Collateral Trustee and the Junior Lien Collateral Trustee substantially in the form of Exhibit D hereto.

“Collateral Trust Joinder” means (1) with respect to the provisions of the Collateral Trust Agreement relating to any additional Secured Debt, an agreement substantially in the form attached to the Collateral Trust Agreement as Exhibit A thereto and (2) with respect to the provisions of the Collateral Trust Agreement relating to the addition of additional Subsidiary Guarantors, an agreement substantially in the form attached to the Collateral Trust Agreement as Exhibit B thereto.

“Collateral Trustee” means each of (i) the Priority Lien Collateral Trustee, and (ii) the Junior Lien Collateral Trustee.

“Commercially Reasonable Efforts for Real Property” means, for purposes of obtaining consent from the landlord or lessor under a Real Property Lease, the use of commercially reasonable efforts by the Issuer or other applicable Grantor to obtain consent from the landlord or lessor under the applicable Real Property Lease to the granting of a mortgage, or other lien or encumbrance on the leasehold estate thereunder; provided, however, that commercially reasonable efforts shall not include the payment of any consent fee, waiver fee or similar fee or require the Issuer or the applicable Grantor to renegotiate or amend the applicable Real Property Lease in any manner detrimental or adverse to the Issuer or such Grantor.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation, depletion and amortization expense, including the amortization of intangible assets, deferred financing fees, Capitalized Software Expenditures, development costs, capitalized customer acquisition costs, amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(1)    consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including the interest component of Capitalized Lease Obligations and net payments and receipts (if any) pursuant to interest rate Swap Obligations and excluding amortization of deferred financing fees and original issue discount, debt issuance costs, commissions, fees and expenses, expensing of any bridge, commitment or other financing fees and non-cash interest expense attributable to movement in mark to market valuation of Swap Obligations or other derivatives (in each case permitted hereunder) under GAAP); plus

(2)    consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; plus

(3)    commissions, discounts, yield and other fees and charges Incurred in connection with any Permitted Securitization Financing which are payable to Persons other than the Issuer and the Restricted Subsidiaries; minus

(4)    interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis; provided, however, that:

(1)    any net after-tax extraordinary, exceptional, nonrecurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses or charges, any severance expenses, relocation expenses, restructuring expenses, curtailments or modifications to pension and post-retirement employee benefit plans, excess pension charges or any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternate uses and fees, expenses or charges relating to closing costs, mine idling costs and re-opening costs, mine start-up costs, acquisition integration costs, business optimization costs, recruiting costs, signing, retention or completion bonuses, litigation and arbitration costs, charges, fees and expenses (including settlements), expenses or charges related to any issuance of Equity Interests (including the Issuer’s initial public offering of its common stock), costs associated with commencing Public Company Compliance, Investment, acquisition, disposition, recapitalization or Incurrence, issuance, repayment, repurchase, refinancing, amendment or modification of Indebtedness (in each case, whether or not successful), and any fees, expenses or charges related to the Transactions (including any transition-related expenses, and transaction expenses incurred before, on or after the Issue Date), in each case, shall be excluded;

(2)    effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such Subsidiaries and including, without limitation, the effects of adjustments to (A) deferred rent, (B) Capitalized Lease Obligations or other obligations or deferrals attributable to capital spending funds with suppliers or (C) any other deferrals of revenue) in amounts required or permitted by GAAP, resulting from the application of purchase accounting or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded;

(3)    the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

(4)    any net after-tax income or loss from disposed, abandoned, transferred, closed or discontinued operations or fixed assets and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations or fixed assets shall be excluded;

(5)    any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by management of the Issuer) shall be excluded;

(6)    any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment or buy-back of Indebtedness, Swap Obligations or other derivative instruments shall be excluded;

(7)    (a) the Net Income for such period of any Person that is not a Subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period and (b) the Net Income for such period shall include any dividend, distribution or other payment in cash (or to the extent converted into cash) received by the referent Person or a Subsidiary thereof (other than an Unrestricted Subsidiary of such referent Person) from any Person in excess of, but without duplication of, the amounts included in subclause (a);

(8)    solely for the purpose of determining the amount available for Restricted Payments under clause (1) of the definition of Cumulative Credit, the Net Income for such period of any Restricted Subsidiary (other than any Subsidiary Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that the Consolidated Net Income of such Person shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or converted into cash) by any such Restricted Subsidiary to such Person, to the extent not already included therein;

(9)    [Reserved];

(10)    any impairment charges or asset write-offs, in each case pursuant to GAAP, and the amortization of intangibles and other fair value adjustments arising pursuant to GAAP shall be excluded;

(11)    any non-cash expense realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights shall be excluded;

(12)    any (a) non-cash compensation charges, (b) costs and expenses related to employment of terminated employees, or (c) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights of officers, directors and employees, in each case of such Person or any Restricted Subsidiary, shall be excluded;

(13)    accruals and reserves that are established or adjusted in connection with the closing of any acquisition and that are so required to be established or adjusted in accordance with GAAP or as a result of adoption or modification of accounting policies shall be excluded;

(14)    [Reserved];

(15)    any currency translation gains and losses related to currency remeasurements of Indebtedness, and any net loss or gain resulting from hedging transactions for currency exchange risk, shall be excluded;

(16)    (a) to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (i) not denied by the applicable carrier in writing within 180 days and (ii) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded and (b) amounts estimated in good faith to be received from insurance in respect of lost revenues or earnings in respect of liability or casualty events or business interruption shall be included (with a deduction for amounts actually received up to such estimated amount to the extent included in Net Income in a future period);

(17)    Capitalized Software Expenditures and software development costs shall be excluded;

(18)    non-cash charges for deferred tax asset valuation allowances shall be excluded;

(19)    any deductions attributable to non-controlling interests shall be excluded; and

(20)    any gain, loss, income, expense or charge resulting from the application of any LIFO shall be excluded.

Notwithstanding the foregoing, for the purpose of Section 4.04 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries or Restricted Subsidiaries to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under Section 4.04 pursuant to clauses (4) and (5) of the definition of Cumulative Credit.

“Consolidated Non-Cash Charges” means, with respect to any Person for any period, the non-cash expenses (other than Consolidated Depreciation and Amortization Expense) of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person for such period on a consolidated basis and otherwise determined in accordance with GAAP; provided that if any such non-cash expenses represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA in such future period to the extent paid, but excluding from this proviso, for the avoidance of doubt, amortization of a prepaid cash item that was paid in a prior period.

“Consolidated Taxes” means, with respect to any Person for any period, the provision for taxes based on income, profits or capital, including, without limitation, state, franchise, property and similar taxes, foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations).

“Consolidated Total Assets” means the total consolidated assets of the Issuer and the Restricted Subsidiaries, as shown on the most recent balance sheet of the Issuer (less applicable reserves and other properly deductible items).

The calculation of “Consolidated Total Assets” will be made on a pro forma basis consistent with the definition of Fixed Charge Coverage Ratio.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(1)    to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(2)    to advance or supply funds:

(a)    for the purchase or payment of any such primary obligation; or

(b)    to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3)    to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Controlling Priority Lien Representative” means (i) until the earlier of (x) the Discharge of Notes Obligations and (y) the Outstanding Notes Threshold Date, the Priority Lien Collateral Trustee and (ii) from and after the earlier of (x) the Discharge of Notes Obligations and (y) the Outstanding Notes Threshold Date, the Major Non-Controlling Priority Representative.

“Controlling Representative” means at any time (i) prior to the Discharge of Priority Lien Obligations, the Controlling Priority Lien Representative and (ii) after the Discharge of Priority Lien Obligations, the Junior Lien Representative that represents the Series of Junior Lien Debt with the then largest outstanding principal amount of Junior Lien Obligations.

“Corporate Trust Office” means the designated office of the Trustee in the United States of America specified in Section 14.02 at which at any time its corporate trust business shall be administered, or such other address as the Trustee may designate from time to time by notice to the holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the holders and the Issuer).

“Credit Agreement” means (i) the asset based revolving credit agreement, dated as of April 1, 2016 (as amended on January 23, 2017, March 24, 2017, May 15, 2017 and October 3, 2017) among the Issuer, the financial institutions named therein, the other parties thereto and Citibank, N.A., as administrative and collateral agent, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures increasing the amount loaned or issued thereunder or altering the maturity thereof (except to the extent any such refinancing, replacement or restructuring or agreement or instrument is designated by the Issuer to not be included in the definition of “Credit Agreement”) and (ii) whether or not the credit agreement referred to in clause (i) remains outstanding, if designated by the Issuer to be included in the definition of “Credit Agreement,” one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, securitization or receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Cumulative Credit” means the sum of (without duplication):

(1)    an amount equal to 50% of Consolidated Net Income of the Issuer for the period (taken as one accounting period) from October 1, 2017 to the end of the Issuer’s most recently ended fiscal quarter for which financial statements have been delivered to the Trustee at the time of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus

(2)    100% of the aggregate net proceeds, including cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash, received by the Issuer after the Issue Date (other than net proceeds to the extent such net proceeds have been used to Incur Indebtedness, Disqualified Stock, or Preferred Stock pursuant to Section 4.03(b)(xiii)) from the issue or sale of Equity Interests of the Issuer or any direct or indirect parent entity of the Issuer (excluding Refunding Capital Stock (as defined below), Designated Preferred

Stock, Excluded Contributions, and Disqualified Stock), including Equity Interests issued upon exercise of warrants or options (other than an issuance or sale to the Issuer or a Restricted Subsidiary), plus

(3)    100% of the aggregate amount of contributions to the capital of the Issuer received in cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash after the Issue Date (other than Excluded Contributions, Refunding Capital Stock, Designated Preferred Stock, and Disqualified Stock and other than contributions to the extent such contributions have been used to Incur Indebtedness, Disqualified Stock, or Preferred Stock pursuant to Section 4.03(b)(xiii)), plus

(4)    100% of the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock of the Issuer or any Restricted Subsidiary issued after the Issue Date (other than Indebtedness or Disqualified Stock issued to a Restricted Subsidiary) which has been converted into or exchanged for Equity Interests in the Issuer (other than Disqualified Stock) or any direct or indirect parent of the Issuer (provided, in the case of any such parent, such Indebtedness or Disqualified Stock is retired or extinguished), plus

(5)    100% of the aggregate amount received by the Issuer or any Restricted Subsidiary in cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash received by the Issuer or any Restricted Subsidiary from:

(A)    the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of, or other returns on Investments from, Restricted Investments made by the Issuer and the Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from the Issuer and the Restricted Subsidiaries by any Person (other than the Issuer or any Restricted Subsidiary) and from repayments of loans or advances, and releases of guarantees, which constituted Restricted Investments (other than in each case to the extent that the Restricted Investment was made in a joint venture or an Unrestricted Subsidiary pursuant to Section 4.04(b)(vii)),

(B)    the sale (other than to the Issuer or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary, or

(C)    a distribution or dividend from an Unrestricted Subsidiary, plus

(6)    in the event any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, the Fair Market Value (as determined in good faith by the Issuer) of the Investment of the Issuer or the Restricted

Subsidiaries in such Unrestricted Subsidiary (which, if the Fair Market Value of such Investment shall exceed $25.0 million, shall be determined by the Board of Directors of the Issuer) at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable) (other than in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary was made pursuant to Section 4.04(b)(vii) or constituted a Permitted Investment).

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value (as determined in good faith by the Issuer) of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of, or other receipt of Cash Equivalents in respect of, such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Issuer or any direct or indirect parent of the Issuer (other than Disqualified Stock), that is issued for cash (other than to the Issuer or any of its Subsidiaries or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate, on the issuance date thereof.

“Discharge of Notes Obligations” means that the Priority Lien Obligations in connection with the Notes are no longer secured by, and no longer required to be secured by, the Collateral pursuant to the terms of this Indenture or the other applicable Security Documents; provided that a Discharge of Notes Obligations shall be deemed not to have occurred if the Issuer has entered into any replacement credit agreement or indenture that has been designated as such in accordance with the terms of the Collateral Trust Agreement.

“Discharge of Priority Lien Obligations” means the indefeasible payment in full in cash of the Priority Lien Obligations (other than Swap Obligations and indemnity and other contingent obligations as to which no claim has been asserted) and the termination of all commitments thereunder.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:

(1)    matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale),

(2)    is convertible or exchangeable for Indebtedness or Disqualified Stock of such Person or any of its Restricted Subsidiaries, or

(3)    is redeemable at the option of the holder thereof, in whole or in part (other than solely as a result of a change of control or asset sale),

in each case prior to 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by such Person in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Domestic Subsidiary” means a Restricted Subsidiary that is not a Foreign Subsidiary.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period plus, without duplication, to the extent the same was deducted in calculating Consolidated Net Income:

(1)    Consolidated Taxes; plus

(2)    Fixed Charges and costs of surety bonds in connection with financing activities, together with items excluded from the definition of Consolidated Interest Expense pursuant to clause (1) thereof; plus

(3)    Consolidated Depreciation and Amortization Expense; plus

(4)    Consolidated Non-Cash Charges; plus

(5)    any expenses, costs or charges (other than Consolidated Depreciation and Amortization Expense) related to any issuance of Equity Interests, Investment, acquisition, disposition, recapitalization or the Incurrence, modification or repayment of Indebtedness permitted to be Incurred by this Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the Transactions, the offering of the Notes or any other Indebtedness, (ii) any amendment or other modification of the Notes or other Indebtedness and (iii) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Permitted Securitization Financing; plus

(6)    business optimization expenses and other restructuring charges, reserves or expenses (which, for the avoidance of doubt, shall include without limitation, the effect of inventory optimization programs, facility, branch, office or business unit closures, facility, branch, office or business unit consolidations, retention, severance, systems establishment costs, contract termination costs, future lease commitments, , excess pension charges, other post-employment benefits, black lung settlement, curtailment or other excess charges and fees, expenses, charges or premiums related to any offering or modification of indebtedness of such person permitted to be incurred); plus

(7)    the amount of loss or discount in connection with a Permitted Securitization Financing, including amortization of loan origination costs and amortization of portfolio discounts; plus

(8)    any costs or expense incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or a Subsidiary Guarantor or net cash proceeds of an issuance of Equity Interests of the Issuer (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation of the Cumulative Credit; plus

(9)    [Reserved]; plus

(10)    the non-cash portion of “straight-line” rent expense; plus

(11)    accretion of asset retirement obligations in accordance with Accounting Standards Codifications 410 Asset Retirement and Environmental Obligations, and any similar accounting in prior periods; plus

(12)    with respect to any joint venture that is not a Subsidiary and solely to the extent relating to any net income referred to in clause (7) of the definition of Consolidated Net Income, an amount equal to the proportion of those items described in clauses (1) and (2) above relating to such joint venture corresponding to the Issuer’s and the Restricted Subsidiaries’ proportionate share of such joint venture’s Consolidated Net Income (determined as if such joint venture were a Subsidiary); plus

(13)    all adjustments set forth in the calculation of “Pro Forma Adjusted EBITDA” as set forth under “Summary—Non-GAAP Financial Measures—Adjusted EBITDA” in the Offering Circular to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period; and

less, without duplication, to the extent the same increased Consolidated Net Income,

(14)    non-cash items increasing Consolidated Net Income for such period (excluding the recognition of deferred revenue or any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced EBITDA in any prior period and any items for which cash was received in a prior period).

“Environment” means soil, land surface or subsurface strata, water, surface waters (including navigable waters, ocean waters within applicable territorial limits, streams, ponds, drainage basins, and wetlands), ground waters, drinking water supply, water related sediments, air, plant and animal life, and any other environmental medium.

“Environmental Laws” means all laws (including common law), rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or binding agreements issued, promulgated or entered into by any governmental authority, relating in any way to the Environment, the preservation, restoration or reclamation of natural resources, or the presence, use, storage, discharge, management, release or threatened release of any pollutants, contaminants or hazardous or toxic substances, wastes or material or the effect of the environment on human health and safety.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale after the Issue Date of common Capital Stock or Preferred Stock of the Issuer or any direct or indirect parent of the Issuer, as applicable (other than Disqualified Stock), other than:

(1)    public offerings with respect to the Issuer’s or such direct or indirect parent’s common stock registered on Form S-4 or Form S-8;

(2)    issuances to any Subsidiary of the Issuer; and

(3)    any such public or private sale that constitutes an Excluded Contribution.

“Excess ABL Debt” means the sum of (a) the amount by which the principal amount of the loans and (to the extent not constituting loans under the ABL Credit Facilities) reimbursement obligations with respect to drawn letters of credit outstanding under the ABL Lien Documents and the undrawn amount of letters of credit outstanding under the ABL Lien Documents exceeds the ABL Lien Cap, plus (b) the portion of interest, premium and fees that accrues or is charged with respect to that portion of the principal amount of the loans, reimbursement obligations and letters of credit described in clause (a) of this definition.

“Excess Secured Debt” means the sum of (a) the amount by which the principal amount of the Notes or loans outstanding under the Secured Debt Documents exceeds the sum of (x) $350.0 million, (y) Indebtedness incurred in an amount up to the Priority Lien Cap and (z) Indebtedness incurred in an amount up to the Junior Lien Cap, plus (b) the portion of interest, premium and fees that accrues or is charged with respect to that portion of the principal amount of the Notes and loans, described in clause (a) of this definition.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Assets” means:

(1)    any leasehold rights and leasehold interest in Real Property leased by the Issuer or any other Grantor that (a) is not Material Leased Real Property or (b) with respect to which the Issuer or the respective Grantor has not obtained, after using Commercially Reasonable Efforts for Real Property, the consent or approval of the applicable lessor or landlord to the granting a mortgage or other lien or encumbrance on the leasehold estate, as required under the applicable Real Property Lease;

(2)    any fee-owned real property that is not Material Owned Real Property (and fixtures thereon);

(3)    (a) Equity Interests constituting more than 65% of each class of issued and outstanding voting Equity Interests of (i) any foreign Subsidiary at any time, (ii) any direct or indirect domestic Subsidiary (x) substantially all the assets of which consist of Equity Interests of one or more foreign Subsidiaries or (y) that is treated as a disregarded entity for U.S. federal income tax purposes that holds equity of one or more foreign Subsidiaries and (iii) a Person that is a “controlled foreign corporation” within the meaning of Section 957(a) of the Code, (b) Equity Interests in partnerships, joint ventures and non-wholly owned Subsidiaries which (i) cannot be pledged without the consent of one or more third parties which has not been obtained or (ii) if pledged, would result in adverse tax consequences to the applicable Grantor and (c) margin stock;

(4)    motor vehicles and other assets subject to certificates of title to the extent that a security interest therein cannot be perfected by the filing of a UCC-1 financing statement;

(5)    (x) any property subject to a finance lease or purchase money security interest (in the case of any after-acquired property, subject to a finance lease or purchase money security interest existing prior to the applicable acquisition), in each case, that is permitted to be incurred or (y) any lease, license or other similar agreement or similar arrangement existing on the Issue Date and that is permitted to be incurred (in the case of clauses (x) and (y), other than any such property, lease, license, agreement or arrangement comprising or relating to any accounts, inventory or any other asset included or intended by the parties hereto to be included in the borrowing base in the Credit Agreement, or affecting the sale, enforceability or collectability thereof) to the extent that a grant of a security interest therein would give rise to a termination right (in favor of a Person other than the Issuer or any other Grantor) pursuant to any “change of control” or other similar provision or would invalidate or violate the terms of, as applicable, any such finance lease, purchase money security interest, lease, license, agreement or arrangement or create a right of termination in favor of any other party thereto (other than the Issuer or any other Grantor) after giving effect to the applicable anti-assignment provisions of the UCC, in each case under this clause (5), other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition;

(6)    assets (including any Equity Interests) other than accounts and inventory of any Grantor with respect to which a security interest is prohibited by or in violation of any requirement of laws applicable to such Grantor after giving effect to the applicable anti-assignment provisions of the UCC, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition;

(7)    commercial tort claims with a value of less than $250,000;

(8)    any intent-to-use trademark application prior to the filing and acceptance of a “Statement of Use”, “Amendment to Allege Use” or similar filing with respect thereto, only to the extent, if any, that, and solely during the period if any, in which, the grant of a security interest therein may impair the validity or enforceability of such intent-to-use trademark application under applicable U.S. federal law);

(9)    (a) any deposit account, securities account or commodities account of any Grantor holding at all times less than $500,000 individually and $2,000,000 in the aggregate and (b) any other deposit account of any Grantor used exclusively to hold funds (i) to be used to pay payroll and other employee wage and benefit payments to or for the benefit of any Grantor’s or any of its Subsidiaries’ officers, directors or employees, (ii) to be used to pay taxes (including sales tax) required to be collected, remitted or withheld by any Grantor or any of its Subsidiaries, (iii) zero balance disbursement accounts or (iv) which any Grantor or any of its Subsidiaries holds on behalf of a third party (other than any Affiliate of such Grantor or such Subsidiary) as escrow or fiduciary for such third party;

(10)    any assets if the creation or perfection of pledges of, or Liens in such assets would result in material adverse tax consequences to the Issuer or any of its Subsidiaries, as reasonably determined by the Issuer in consultation with the ABL Collateral Agent and the Priority Lien Collateral Trustee; and

(11)    any assets as to which the ABL Collateral Agent, the Priority Lien Collateral Trustee and the Issuer reasonably agree that the cost to any Grantor of a security interest in such asset or perfection thereof is excessive in relation to the benefit to the applicable secured parties of the security to be afforded thereby;

provided that “Excluded Assets” shall not include any proceeds, products, substitutions or replacements of Excluded Assets (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Assets).

“Excluded Contributions” means the Cash Equivalents or other assets (valued at their Fair Market Value as determined in good faith by senior management or the Board of Directors of the Issuer) received by the Issuer after the Issue Date from:

(1)    contributions to its common equity capital, and

(2)    the sale (other than to a Subsidiary of the Issuer or to any Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Equity Interests (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate.

“Excluded Property” shall have the meaning as set forth in the ABL Intercreditor Agreement.

“Excluded Subsidiary” means any Subsidiary of the Issuer that is (a) an Unrestricted Subsidiary, (b) a Domestic Subsidiary that is not a Wholly Owned Subsidiary (for so long as such Subsidiary remains a non-Wholly Owned Subsidiary), (c) prohibited by any applicable requirement of law or by any contractual obligation existing on the Issue Date (or, if later, on the date such Subsidiary is acquired pursuant to a permitted acquisition (so long as such prohibition is not incurred in contemplation of such acquisition)) from providing a guarantee of the Obligations or that would require the consent, approval, license or authorization of any governmental authority in order to provide such guarantee or where the provision of such guarantee would result in material adverse tax consequences to the Issuer and its Subsidiaries as reasonably determined by the Issuer, (d) a direct or indirect Domestic Subsidiary (A) substantially all of the assets of which consist of the Equity Interests of one or more Foreign Subsidiaries or (B) that is treated as a disregarded entity for U.S. federal income tax purposes that holds Equity Interests of one or more Foreign Subsidiaries (a “Disregarded Domestic Person”), (e) a Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary, (f) a Domestic Subsidiary that is an indirect Subsidiary of a Disregarded Domestic Person, (g) an Immaterial Subsidiary, (h) a controlled foreign corporation under Section 957(a) of the Code or (i) any other Subsidiary to the extent that the burden or cost of providing a guarantee of the Obligations outweighs the benefit afforded thereby as reasonably determined by the Issuer.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction, which, in the case of an Asset Sale, Restricted Payment or Investment shall be determined either, at the option of the Issuer, at the time of the Asset Sale, Restricted Payment or Investment or as of the date of the definitive agreement with respect to such Asset Sale, Restricted Payment or Investment, and without giving effect to any subsequent change in value.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Issuer or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness (other than in the case of any Permitted Securitization Financing, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) or issues, repurchases or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP) and any operational changes, business realignment projects or initiatives, restructurings or reorganizations that the Issuer or any Restricted Subsidiary has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Calculation Date (each, for purposes of this definition, a “pro forma event”) shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes, business realignment projects or initiatives, restructurings or reorganizations (and the change of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation, operational change, business realignment project or initiative, restructuring or reorganization that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation, operational change, business realignment project or initiative, restructuring or reorganization had occurred at the beginning of the applicable four-quarter period. If since the beginning of such period any Restricted Subsidiary is designated an Unrestricted Subsidiary or any Unrestricted Subsidiary is designated a Restricted Subsidiary, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such designation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer as set forth in an Officer’s Certificate, to reflect (1) operating expense reductions and other operating improvements, synergies or cost savings reasonably expected to result from the applicable event, which adjustments (x) shall not exceed 25% of EBITDA for the applicable four fiscal quarter period (calculated prior to giving effect to such capped adjustments (but, for the avoidance of doubt, after giving effect to other uncapped pro forma adjustments)) and (y) shall only be included to the extent that the actions resulting in such operating expense reductions and other operating improvements, synergies or costs savings are taken or commenced or expected to be taken or commenced (in the good faith determination of the Issuer) within 18 months after the date any such calculation is performed, and (2) all adjustments set forth in the calculation of “Pro Forma Adjusted EBITDA” as set forth under “Summary—Non-GAAP Financial Measures—Adjusted EBITDA” in the Offering Circular to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Calculation Date had been the applicable rate for the entire period (taking into account any Swap Obligations applicable to such Indebtedness if such Swap Obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of: (1) Consolidated Interest Expense (excluding amortization or write-off of deferred financing costs, discounts or premiums) of such Person for such period, and (2) all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Stock of such Person and its Restricted Subsidiaries.

“Foreign Subsidiary” means a Restricted Subsidiary not organized or existing under the laws of the United States of America or any state thereof or the District of Columbia.

“Funded Debt” means, with respect to any specified Person, any Indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent,

(1)    in respect of borrowed money or advances; or

(2)    evidenced by loan agreements, bonds, notes or debentures or similar instruments or letters of credit (solely to the extent such letters of credit or other similar instruments have been drawn and remain unreimbursed) or, without duplication, reimbursement agreements in respect thereof.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date. For the purposes of this Indenture, the term “consolidated” with respect to any Person shall mean such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary will be accounted for as an Investment.

“Grantor” means the Issuer, the Subsidiary Guarantors and any other Person (if any) that at any time provides collateral for any Secured Obligations.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations. The amount of any guarantee shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such person in good faith.

“holder” or “noteholder” means the Person in whose name a Note is registered on the Registrar’s books.

“Immaterial Subsidiary” means, at any date of determination, each of the Subsidiaries of the Issuer (a) whose total assets as of the last day of the fiscal quarter of the Issuer most recently ended were less than 2.5% of the Consolidated Total Assets of the Issuer and its Subsidiaries at such date and (b) whose gross revenues for the last four fiscal quarter period of the Issuer most recently ended were less than 2.5% of the consolidated gross revenues of Issuer and its Subsidiaries for such four fiscal quarter period, in each case determined in accordance with GAAP; provided that Subsidiaries that are not Subsidiary Guarantors solely because they do not meet the thresholds set forth in clauses (a) and (b) shall comprise in the aggregate less than 5.0% of Consolidated Total Assets of the Issuer and its Subsidiaries as of the last day of the fiscal quarter of the Issuer most recently ended and less than 5.0% of the consolidated gross revenues of the Issuer and its Subsidiaries for the last four fiscal quarter period of the Issuer most recently ended.

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

“Indebtedness” means, with respect to any Person:

(1)    the principal of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property (except any such balance that constitutes (i) a trade payable or similar obligation to a trade creditor Incurred in the ordinary course of business or consistent with past practice or industry norm, (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with

GAAP, and (iii) liabilities accrued in the ordinary course of business or consistent with past practice), which purchase price is due more than twelve months after the date of placing the property in service or taking delivery and title thereto, (d) in respect of Capitalized Lease Obligations, or (e) representing any Swap Obligations, if and to the extent that any of the foregoing indebtedness would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2)    to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, the obligations referred to in clause (1) of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business or consistent with past practice); and

(3)    to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value (as determined in good faith by the Issuer) of such asset at such date of Incurrence, and (b) the principal amount of such Indebtedness of such other Person;

provided, however, that, notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) Contingent Obligations Incurred in the ordinary course of business or consistent with past practice and not in respect of borrowed money; (2) deferred or prepaid revenues; (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (4) Obligations under or in respect of Permitted Securitization Financings; (5) trade and other ordinary course payables, accrued expenses and intercompany liabilities arising in the ordinary course of business or consistent with past practice; (6) [Reserved]; (7) obligations in respect of Third Party Funds; (8) in the case of the Issuer and its Restricted Subsidiaries (x) all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business or consistent with past practice or industry norm and (y) intercompany liabilities in connection with cash management, tax and accounting operations of the Issuer and its Restricted Subsidiaries; (9) any obligations under Swap Obligations that are not Incurred for speculative purposes; (10) obligations under federal coal leases; and (11) obligations under coal leases (which may be terminated at the discretion of the lessee).

Notwithstanding anything in this Indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Accounting Standards Codification Topic No. 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness and obligations (other than obligations with respect to Debt for borrowed money or other Funded Debt) related to surface rights under an agreement for the acquisition of surface rights for the production of coal reserves in the ordinary course of business in a manner consistent with historical practice of the Issuer and its Subsidiaries; and any such amounts that would have constituted Indebtedness under this Indenture but for the application of this sentence shall not be deemed an Incurrence of Indebtedness under this Indenture.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant, in each case of nationally recognized standing, that is, in the good faith determination of the Issuer, qualified to perform the task for which it has been engaged.

“Initial Notes” means the $350.0 million principal amount of the Issuer’s 8.00% Senior Secured Notes due 2024 issued on the date hereof.

“Insolvency Proceeding” means:

(1)    any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Grantor;

(2)    any other voluntary or involuntary insolvency or bankruptcy case or proceeding, or any receivership, liquidation or other similar case or proceeding with respect to any Grantor or with respect to a material portion of its assets;

(3)    any liquidation, dissolution, or winding up of any Grantor (other than any of the foregoing permitted under the ABL Lien Documents and the Secured Debt Documents) whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(4)    any assignment for the benefit of creditors or any other marshaling of assets or liabilities of any Grantor.

“Interest Payment Date” has the meaning set forth in Exhibit A hereto.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1)    securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents),

(2)    securities that have a rating equal to or higher than Baa3 (or equivalent) by Moody’s and BBB- (or equivalent) by S&P, but excluding any debt securities or loans or advances between and among the Issuer and its Subsidiaries,

(3)    investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment and/or distribution, and

(4)    corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees of loans), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business and any assets or securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and any prepayments and other credits to suppliers made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of Unrestricted Subsidiary and Section 4.04:

(1)    “Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value (as determined in good faith by the Issuer) of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to:

(a)    the Issuer’s “Investment” in such Subsidiary at the time of such redesignation less

(b)    the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value (as determined in good faith by the Issuer) of the net assets of such Subsidiary at the time of such redesignation; and

(2)    any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value (as determined in good faith by the Issuer) at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Issuer.

“Issue Date” means November 2, 2017, which is the date on which the Initial Notes are originally issued.

“Junior Lien” means a Lien on Collateral granted by a Junior Lien Security Document to the Junior Lien Collateral Trustee, at any time, upon any property of the Issuer or any Subsidiary Guarantor to secure Junior Lien Obligations.

“Junior Lien Cap” means, as of any date of determination, the sum of (i) $100.0 million, less any amount incurred pursuant to clause (i) of the definition of Priority Lien Cap, plus (ii) at any time on or after June 30, 2018 the amount of Junior Lien Debt that may be incurred by the Issuer such that, after giving pro forma effect to such Incurrence and the application of the net proceeds therefrom, the Secured Leverage Ratio would not exceed 3.00 to 1.00.

“Junior Lien Collateral Trustee” means such Person nominated by the holders of the Junior Lien Obligations, in its capacity as collateral trustee for the Junior Lien Secured Parties under the Collateral Trust Agreement, together with its successors in such capacity.

“Junior Lien Debt” means Funded Debt (excluding any ABL Debt and any Priority Lien Debt), that is secured by a Junior Lien and that is permitted to be incurred and permitted to be so secured under each applicable Secured Debt Document;

provided, that:

(a)    on or before the date on which such Funded Debt is incurred by the Issuer, such Funded Debt is designated by the Issuer as “Junior Lien Debt” for the purposes of the Secured Debt Documents and the Collateral Trust Agreement pursuant to the procedures set forth in the Collateral Trust Agreement; provided, that no Funded Debt may be designated as both Junior Lien Debt and Priority Lien Debt and no ABL Debt may be designated as Junior Lien Debt;

(b)    unless such Funded Debt is issued under an existing Secured Debt Document for any Series of Junior Lien Debt whose Secured Debt Representative is already party to the Collateral Trust Agreement, the Junior Lien Representative for such Funded Debt executes and delivers a Collateral Trust Joinder in accordance with the terms of the Collateral Trust Agreement; and

(c)    all other relevant requirements set forth in the Collateral Trust Agreement are complied with.

“Junior Lien Documents” means, collectively, any indenture, credit agreement or other agreement pursuant to which any Junior Lien Debt is incurred and the Junior Lien Security Documents.

“Junior Lien Obligations” means Junior Lien Debt and all other Obligations in connection therewith, including, without limitation, interest and premium (if any) (including post-petition interest whether or not allowable), and all guarantees of any of the foregoing.

“Junior Lien Representative” means in the case of any Series of Junior Lien Debt, the trustee, agent or representative of the holders of such Series of Junior Lien Debt who maintains the transfer register for such Series of Junior Lien Debt and (A) is appointed as a Junior Lien Representative (for purposes related to the administration of the Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Junior Lien Debt, together with its successors in such capacity, and (B) who has executed a Collateral Trust Joinder, together with its successor in such capacity.

“Junior Lien Secured Parties” means the holders of Junior Lien Obligations and each Junior Lien Representative and the Junior Lien Collateral Trustee.

“Junior Lien Security Documents” means all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Issuer or any Subsidiary Guarantor creating (or purporting to create) a Lien upon Collateral in favor of the Junior Lien Collateral Trustee, for the benefit of any of the Junior Lien Secured Parties, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the Collateral Trust Agreement.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement or any lease in the nature thereof); provided that in no event shall an operating lease or an agreement to sell or agreement to give a security interest in and any filing or agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction be deemed to constitute a Lien.

“Major Non-Controlling Priority Representative” means (i) prior to an Outstanding Notes Threshold Date, the Priority Lien Representative of a Series of Priority Lien Debt (other than the trustee with respect to the Priority Lien Debt pursuant to the Notes) that constitutes the largest outstanding principal amount of any then outstanding Series of Priority Lien Debt (provided, however, that if there are two outstanding Series of Priority Lien Debt which have an equal outstanding principal amount, the Series of Priority Lien Debt with the earlier maturity date shall be considered to have the larger outstanding principal amount for purposes of this clause (i)) and (ii) on or after an Outstanding Notes Threshold Date, the Priority Lien Representative of the Series of Priority Lien Debt that constitutes the largest outstanding principal amount of any then outstanding Series of Priority Lien Debt (provided, however, that if there are two outstanding Series of Priority Lien Debt which have an equal outstanding principal amount, the Series of Priority Lien Debt with the earlier maturity date shall be considered to have the larger outstanding principal amount for purposes of this clause (ii)).

“Management Group” means the group consisting of the directors, executive officers and other management personnel of the Issuer or any direct or indirect parent of the Issuer, as the case may be, on the Issue Date together with (1) any new directors whose election by such boards of directors or whose nomination for election by the equityholders of the Issuer or any direct or indirect parent of the Issuer, as applicable, was approved by a vote of a majority of the directors of the Issuer or any direct or indirect parent of the Issuer, as applicable, then still in office who were either directors on the Issue Date or whose election or nomination was previously so approved and (2) executive officers and other management personnel of the Issuer or any direct or indirect parent of the Issuer, as applicable, hired at a time when the directors on the Issue Date together with the directors so approved constituted a majority of the directors of the Issuer or any direct or indirect parent of the Issuer, as applicable.

“Material Leased Real Property” means (i) as of the Issue Date, all Real Property located in Tuscaloosa County or Jefferson County, Alabama subject to a Real Property Lease under which the Issuer or any other Grantor is the lessee or tenant (x) that is essential to the Issuer’s mine plan for the period from the Issue Date to the Stated Maturity of the Notes and (y) in respect of which the coal royalties payable under such Real Property Lease are or would reasonably be expected to be equal to or greater than $1.5 million, in the aggregate, during the period from the Issue Date to the Stated Maturity of the Notes, in the case of each of clauses (x) and (y) above, as determined by the Issuer on the Issue Date in its reasonable judgment, and (ii) any other Real Property subject to a Real Property Lease that the Issuer or any other Grantor enters into or acquires after the Issue Date as the lessee or tenant thereunder for the purpose of mining or conducting mining operations on such leased Real Property (including, without limitation, extraction of coal and other minerals and the processing and transport thereof) (x) that is essential to the Issuer’s mine plan for the period from the date of execution of such Real Property Lease to the Stated Maturity of the Notes and (y) in respect of which the coal royalties payable under such Real Property Lease are or would reasonably be expected to be equal to or greater than $1.5 million, in the aggregate during the period from date of execution of such Real Property Lease to the Stated Maturity of the Notes, in the case of each of clauses (x) and (y) above, as determined by the Issuer on the date of execution of such Real Property Lease in its reasonable judgment.

“Material Owned Real Property” means (i) as of the Issue Date, all Real Property consisting of a fee or surface estate located in Tuscaloosa County or Jefferson County, Alabama owned by the Issuer or any other Grantor that is essential to the Issuer’s mine plan or surface operations (including the transportation and/or shipping of coal, support for mining activities and maintenance of underground and surface equipment) for the period from the Issue Date to the Stated Maturity of the Notes as determined by the Issuer on the Issue Date in its reasonable judgment, and (ii) any other Real Property consisting of a fee or surface estate that the Issuer or any other Grantor acquires an ownership interest in after the Issue Date for the purpose of mining or conducting mining operations on such Real Property (including, without limitation, extraction of coal and other minerals and the processing and transport thereof) the fair value of which, as of the date of acquisition thereof, is equal to or greater than $10.0 million as determined by the applicable tax assessor.

“Mine” means any excavation or opening into the earth in the United States now and hereafter made from which coal or other minerals are or can be extracted on or from any of the real properties in which any Person holds an ownership, leasehold or other interest.

“Mining Laws” means any and all applicable federal, state, local and foreign statutes, laws, regulations, legally-binding guidance, ordinances, rules, judgments, orders, decrees or common law causes of action relating to mining operations and activities under the Mineral Leasing Act of 1920, the Federal Coal Leasing Amendments Act or the Surface Mining Control and Reclamation Act, each as amended or its replacement, and their state and local counterparts or equivalents.

“Mining Lease” means a lease, license or other use agreement which provides the Issuer or any Restricted Subsidiary the real property and water rights, other interests in land, including coal, mining and surface rights, easements, rights of way and options, and rights to timber and natural gas (including coalbed methane and gob gas) necessary or integral in order to recover coal from any Mine. Leases (other than Capitalized Lease Obligations or operating leases of personal property even if such personal property would become fixtures) which provide the Issuer or any other Restricted Subsidiary the right to construct and operate a conveyor, crusher plant, silo, load out facility, rail spur, shops, offices and related facilities on the surface of the real property containing such reserves shall also be deemed a Mining Lease.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Mortgages” means all mortgages, debentures, hypothecs, deeds of trust, deeds to secure Indebtedness and similar documents, instruments and agreements (and all amendments, modifications and supplements thereof) creating, evidencing, perfecting or otherwise establishing the Liens on real estate and other related assets to secure payment of the Notes and the Subsidiary Guarantees or any part thereof.

“Net Income” means, with respect to any Person, the net income (loss) of such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any Restricted Subsidiary in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related solely to such disposition), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to Section 4.06(b)) to be paid as a result of such transaction, and any deduction of appropriate amounts to be provided by the Issuer as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction and payments made to holders of non-controlling interests in non-Wholly Owned Subsidiaries as a result of such Asset Sale.

Notwithstanding the foregoing or anything to the contrary in Section 4.06, to the extent that the Issuer has determined in good faith that repatriation (i) of any or all of the Net

Proceeds of any Asset Sales by a Foreign Subsidiary is prohibited, restricted or delayed by applicable local law or (ii) of any or all of the Net Proceeds of any Assets Sales by a Foreign Subsidiary could result in a material adverse tax consequence, the portion of such Net Proceeds so affected (but only for so long as such Net Proceeds are so affected) will not constitute Net Proceeds or be required to be applied in compliance with Section 4.06; provided that, in any event, the Issuer shall use its commercially reasonable efforts to take all actions that are reasonably required to eliminate such tax effects.

“New Parent” has the meaning specified in the definition of Change of Control.

“Notes Obligations” means Obligations in respect of the Notes, this Indenture and the Subsidiary Guarantees.

“Notes Priority Collateral” means all rights, title and interests of each Grantor in the following Collateral, in each case, whether now owned or existing or hereafter acquired or arising and wherever located, including, without duplication, (a) all rights of each Grantor to receive moneys due and to become due under or pursuant to the following, (b) all rights of each Grantor to receive return of any premiums for or proceeds of any insurance, indemnity, warranty or guaranty with respect to the following or to receive condemnation proceeds with respect to the following, (c) all claims of each Grantor for damages arising out of or for breach of or default under any of the following and (d) all rights of each Grantor to terminate, amend, supplement, modify or waive performance under any of the following, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder: (i) all machinery and equipment; (ii) all Material Owned Real Property and Material Leased Real Property; (iii) all intellectual property; (iv) all Equity Interests in all direct Subsidiaries of any Grantor; (v) all intercompany indebtedness of the Issuer and its Subsidiaries owed to any Grantor; (vi) all as-extracted collateral unless (and until) it is (or has become) inventory; (vii) all fixtures; (viii) all Related Mining Assets; (ix) all other assets of any Grantor, whether real, personal or mixed, in each case, not constituting ABL Priority Collateral; (x) to the extent evidencing or governing any of the items referred to in the preceding clauses (i) through (ix), all general intangibles, letters of credit (whether or not the respective letter of credit is evidenced by a writing), letter-of-credit rights, instruments and documents; provided, however, that to the extent any of the foregoing also evidence, govern, secure or otherwise relate to any ABL Priority Collateral only that portion related to the items referred to in the preceding clauses (i) through (ix) as being included in the Notes Priority Collateral shall be included in the Notes Priority Collateral; (xi) to the extent relating to any of the items referred to in the preceding clauses (i) through (x), all insurance; provided that to the extent any of the foregoing also relates to ABL Priority Collateral, only that portion related to the items referred to in the preceding clauses (i) through (x) as being included in the Notes Priority Collateral shall be included in the Notes Priority Collateral; (xii) to the extent relating to any of the items referred to in the preceding clauses (i) through (xi), supporting obligations; provided that to the extent any of the foregoing also relates to ABL Priority Collateral, only that portion related to the items referred to in the preceding clauses (i) through (xi) as being included in the Notes Priority Collateral shall be included in the Notes Priority Collateral; (xiii) to the extent relating to any of the items referred to in the preceding clauses (i) through (xii), all commercial tort claims; provided that to the extent any of the foregoing also relates to ABL Priority Collateral, only that portion related to the items referred to in the preceding clauses (i) through (xii) as being included in the Notes Priority Collateral shall be included in the Notes Priority Collateral; (xiv) all books and records, including all books, databases, customer lists and records related thereto and any general intangibles at any time evidencing or relating to any of the foregoing; and (xv) all cash proceeds, and, solely to the extent not constituting ABL Priority Collateral, non-cash proceeds, products, accessions, rents and profits of or in respect of any of the foregoing (including all insurance proceeds) and all collateral security, guarantees and other collateral support given by any Person with respect to any of the foregoing. Any Collateral of any type received in exchange for ABL Priority Collateral or Notes Priority Collateral pursuant to certain enforcement actions or during an Insolvency Proceeding will be treated as priority Collateral of the same type as that for which it was received in exchange (ABL Priority Collateral or Notes Priority Collateral, as the case may be). For the avoidance of doubt, no Excluded Property shall constitute Notes Priority Collateral.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness (including interest, fees, expenses, indemnity claims and other monetary obligations accrued during the pendency of an insolvency proceeding, whether or not constituting an allowed claim in such proceeding); provided that Obligations with respect to the Notes shall not include any of the foregoing amounts in favor of third parties other than the Trustee and the Priority Lien Collateral Trustee and the holders of the Notes.

“Offering Circular” means the offering circular, dated October 26, 2017, relating to the issuance of the Initial Notes.

“Officer” means the chairman of the board, chief executive officer, chief financial officer, president, any executive vice president, senior vice president or vice president, the treasurer or the secretary of the Issuer.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer who is the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, which meets the requirements set forth in this Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the recipient thereof. The counsel may be an employee of or counsel to the Issuer.

“Outstanding Notes Threshold Date” means the date that both (i) the outstanding principal amount of Notes outstanding under this Indenture (including any Additional Notes) is less than 15.0% of the aggregate outstanding principal amount of all Priority Lien Debt and (ii) the aggregate outstanding principal amount of another Series of Priority Lien Debt exceeds the outstanding principal amount of Notes outstanding under this Indenture.

“Permitted Holders” means, at any time, each of (i) the Sponsors, (ii) the Management Group, (iii) any Person that has no material assets other than the Capital Stock of the Issuer, any direct or indirect parent of the Issuer and other Permitted Holders and, directly or indirectly, holds or acquires 100% of the total voting power of the Voting Stock of the Issuer, and of which no other Person or group (within the meaning of Section 13(d)(3) or

Section 14(d)(2) of the Exchange Act, or any successor provision), other than any of the other Permitted Holders, holds more than 50% of the total voting power of the Voting Stock thereof, and any New Parent and its subsidiaries, (iv) any Person who is acting solely as an underwriter in connection with a public or private offering of Equity Interests of the Issuer or any of its direct or indirect parent companies, acting in such capacity, (v) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) the members of which include any of the Permitted Holders specified in clauses (i), (ii), (iii) and (iv) above and that, directly or indirectly, hold or acquire beneficial ownership of the Voting Stock of the Issuer (a “Permitted Holder Group”), so long as (1) each member of the Permitted Holder Group has voting rights proportional to the percentage of ownership interests held or acquired by such member (or more favorable voting rights, in the case of any Permitted Holder) and (2) no Person or other “group” (other than Permitted Holders specified in clauses (i), (ii), (iii) and (iv) above) beneficially owns more than 50% on a fully diluted basis of the Voting Stock held by the Permitted Holder Group. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(1)    any Investment in the Issuer or any Restricted Subsidiary;

(2)    any Investment in Cash Equivalents or Investment Grade Securities;

(3)    any Investment by the Issuer or any Restricted Subsidiary in a Person if as a result of such Investment (a) such Person becomes a Restricted Subsidiary, or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary;

(4)    any Investment in securities or other assets not constituting Cash Equivalents and received in connection with an Asset Sale made pursuant to Section 4.06 or any other disposition of assets not constituting an Asset Sale;

(5)    any Investment existing on the Issue Date, made pursuant to binding commitments existing on the Issue Date or in satisfaction of obligations under joint venture agreements existing on the Issue Date or any Investment consisting of any extension, modification or renewal of any such Investment, binding commitment or obligation, in each case, existing on the Issue Date; provided that the amount of any such Investment may be increased (x) as required by the terms of such Investment, binding commitment or obligation, in each case, as in existence on the Issue Date or (y) as otherwise permitted under this Indenture;

(6)    loans and advances to, or guarantees of Indebtedness of, officers, directors, employees or consultants of the Issuer or any of its Subsidiaries (i) in the ordinary course of business in an aggregate outstanding amount (valued in good faith by the Issuer at the time of the making thereof, and without giving effect to any subsequent changes in value) not to exceed $5.0 million, (ii) in respect of payroll payments and expenses in the ordinary course of business and (iii) in connection with such person’s purchase of Equity Interests of the Issuer or any direct or indirect parent of the Issuer solely to the extent that the amount of such loans and advances shall be contributed to the Issuer in cash as common equity;

(7)    any Investment acquired by the Issuer or any Restricted Subsidiary (a) in exchange for any other Investment or accounts receivable held by the Issuer or such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, or (b) as a result of a foreclosure by the Issuer or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(8)    Swap Obligations permitted under Section 4.03(b)(x);

(9)    any Investment by the Issuer or any Restricted Subsidiary in a Similar Business in an aggregate outstanding amount (valued in good faith by the Issuer at the time of the making thereof, and without giving effect to subsequent changes in value), taken together with all other Investments made pursuant to this clause (9) that are at that time outstanding, not to exceed the sum of (x) the greater of (i) $25.0 million and (ii) 2.5% of Consolidated Total Assets plus (y) an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received in respect of any such Investment (with the value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (9) is made in any Person that is not the Issuer or a Restricted Subsidiary at the date of the making of such Investment and such Person becomes the Issuer or a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (9) for so long as such Person continues to be the Issuer or a Restricted Subsidiary;

(10)    additional Investments by the Issuer or any Restricted Subsidiary in an aggregate outstanding amount (valued in good faith by the Issuer at the time of the making thereof, and without giving effect to subsequent changes in value), taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding, not to exceed the sum of (x) the greater of (i) $25.0 million and (ii) 2.5% of Consolidated Total Assets plus (y) an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received in respect of any such Investment (with the value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (10) is made in any Person that is not the Issuer or a Restricted Subsidiary at the date of the making of such Investment and such Person becomes the Issuer or a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (10) for so long as such Person continues to be the Issuer or a Restricted Subsidiary;

(11)    (a) loans and advances to officers, directors or employees for business-related travel expenses, moving expenses and other similar expenses, in each case Incurred in the ordinary course of business or consistent with past practice or industry norm or to fund such person’s purchase of Equity Interests of the Issuer or any direct or indirect parent of the Issuer and (b) extensions of trade credit to customers, lessors and suppliers in the ordinary course of business or consistent with past practice or industry norm by the Issuer or any of its Restricted Subsidiaries;

(12)    Investments the payment for which consists of Equity Interests of the Issuer (other than Disqualified Stock) or any direct or indirect parent of the Issuer, as applicable; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the definition of Cumulative Credit;

(13)    any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of Section 4.07(b) (except transactions described in clauses (ii), (iv), (vi), (ix)(B) and (xvi) of Section 4.07(b));

(14)    [Reserved];

(15)    guarantees issued in accordance with Section 4.03 and Section 4.11 including, without limitation, any guarantee or other obligation issued or incurred under any Credit Agreement in connection with any letter of credit issued for the account of the Issuer or any of its Subsidiaries (including with respect to the issuance of, or payments in respect of drawings under, such letters of credit);

(16)    Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or leases of intellectual property;

(17)    Investments consisting of Securitization Assets or arising as a result of, or in connection with, Permitted Securitization Financings, including Investments of funds held in accounts permitted or required by the arrangements governing a Permitted Securitization Financing or any related Indebtedness;

(18)    any Investment in an entity which is not a Restricted Subsidiary to which a Restricted Subsidiary sells Securitization Assets pursuant to a Permitted Securitization Financing;

(19)    [Reserved];

(20)    Investments of a Restricted Subsidiary acquired after the Issue Date or of an entity merged into, amalgamated with, or consolidated with the Issuer or a Restricted Subsidiary in a transaction that is not prohibited by Section 5.01 after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(21)    Investments in the ordinary course of business or consistent with past practice or industry norm consisting UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers;

(22)    advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of the Issuer or its Restricted Subsidiaries;

(23)    any Investment in any Subsidiary of the Issuer or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business or consistent with past practice or industry norm;

(24)    guarantees of Indebtedness under customer financing lines of credit in the ordinary course of business or consistent with past practice or industry norm;

(25)    Investments made in connection with the Transactions;

(26)    any Investment so long as, immediately after giving effect to such Investment, the Total Indebtedness Leverage Ratio for the most recently ended four fiscal quarters for which financial statements have been delivered to the Trustee immediately preceding such Investment is not greater than 2.00 to 1.00 on a pro forma basis;

(27)    (i) Investments in the nature of Production Payments, royalties, dedication of reserves under supply agreements or similar or related rights or interests granted, taken subject to, or otherwise imposed on properties, (ii) cross charges, Liens or security arrangements entered into in respect of a joint venture for the benefit of a participant, manager or operator of such joint venture, in each case, consistent with normal practices in the mining industry or (iii) payments or other arrangements whereby the Issuer or any Restricted Subsidiary provides a loan, advance payment or guarantee in return for future coal deliveries consistent with normal practices in the mining industry;

(28)    Investments consisting of indemnification obligations in respect of performance bonds, bid bonds, appeal bonds, surety bonds, reclamation bonds and completion guarantees and similar obligations under any Mining Law or Environmental Law or with respect to workers’ compensation benefits, in each case entered into in the ordinary course of business, and, to the extent constituting an Investment, pledges or deposits made in the ordinary course of business in support of obligations under existing coal sales contracts (and extensions or renewals thereof on similar terms; and

(29)    Investments in surety bonds, reclamation bonds, performance bonds, bid bonds, appeal bonds and related letters of credit or similar obligations, in each case, to the extent such surety bonds, reclamation bonds, performance bonds, bid bonds, appeal bonds, related letters of credit and similar obligations are permitted under this Indenture.

“Permitted Liens” means, with respect to any Person:

(1)    pledges or deposits and other Liens granted by such Person under workmen’s compensation laws, unemployment insurance, employers’ health tax and other social security laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure reclamation bonds, insurance bonds, surety or appeal bonds, performance and return of money bonds, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2)    Liens imposed by law, such as landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(3)    Liens for taxes, assessments or other governmental charges not yet overdue by more than 30 days or that are being contested in good faith by appropriate proceedings;

(4)    Liens in favor of issuers of performance and surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit, bankers’ acceptances or similar obligations issued and completion guarantees provided for, in each case, pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice or industry norm;

(5)    minor survey exceptions, minor encumbrances, trackage rights, special assessments, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, telegraph and telephone lines and other similar purposes, servicing agreements, development agreements, site plan agreements and other similar encumbrances incurred in the ordinary course of business or zoning or other restrictions (including minor defects and irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6)    Liens on assets of a Subsidiary that is not a Subsidiary Guarantor securing Indebtedness of a Subsidiary that is not a Subsidiary Guarantor permitted to be Incurred pursuant to Section 4.03;

(7)    (A) ABL Liens held by any ABL Collateral Agent securing ABL Debt not exceeding the ABL Lien Cap Incurred pursuant to Section 4.03(b)(i)(x) and all related ABL Lien Obligations; (B) (1) Priority Liens held by the Priority Lien Collateral Trustee securing Priority Lien Debt not exceeding the Priority Lien Cap Incurred pursuant to Section 4.03(b)(i)(y) and all related Priority Lien Obligations and (2) Priority Liens held by the Priority Lien Collateral Trustee securing the Notes issued on the Issue Date and the related Subsidiary Guarantees Incurred pursuant to Section 4.03(b)(ii); (C) Junior Liens held by the Junior Lien Collateral Trustee securing Junior Lien Debt Incurred pursuant to Section 4.03(b)(xxvii) and all related Junior Lien Obligations; and (D) Liens securing Obligations in respect of Indebtedness permitted to be Incurred pursuant to clause (iv), (xii) (or (xiv) to the extent it guarantees any such Indebtedness), (xvi), or (xx) (provided that (1) in the case of clause (xvi), such Liens securing Indebtedness Incurred pursuant to clause (xvi) shall only be permitted under this clause (D) (1) if, on a pro forma basis after giving effect to the Incurrence of such Indebtedness and Liens, (x) with respect to any such Indebtedness that constitutes Priority Lien Debt, the Priority Secured Leverage Ratio of the Issuer does not exceed 1.50 to 1.00, or (y) with respect to any such Indebtedness that constitutes Junior Lien Debt, the Secured Leverage Ratio of the Issuer does not exceed 3.00 to 1.00, and (2) in the case of clause (iv), such Liens securing Obligations Incurred pursuant to clause (iv) shall only be permitted under this clause (D) if they extend only to the property, equipment or other assets acquired, leased, constructed, installed, repaired, replaced or improved and (3) in the case of clause (xx), such Lien does not extend to the property or assets of any Subsidiary of the Issuer other than a Restricted Subsidiary that is not a Subsidiary Guarantor;

(8)    Liens existing on the Issue Date (other than Liens in favor of the lenders under the Credit Agreement in effect on the Issue Date);

(9)    Liens on assets, property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens (other than Liens to secure Indebtedness Incurred pursuant to Section 4.03(b)(xvi)) are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary (other than pursuant to after-acquired property clauses in effect with respect to such Lien at the time of acquisition on property of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisition);

(10)    Liens on assets or property at the time the Issuer or a Restricted Subsidiary acquired the assets or property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Issuer or any Restricted Subsidiary; provided, however, that such Liens (other than Liens to secure Indebtedness Incurred pursuant to Section 4.03(b)(xvi)) are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary (other than pursuant to after-acquired property clauses in effect with respect to such Lien at the time of acquisition on property of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisition);

(11)    Liens securing Indebtedness or other obligations of the Issuer or a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be Incurred in accordance with Section 4.03;

(12)    Liens securing Swap Obligations not incurred in violation of this Indenture; provided that with respect to Swap Obligations relating to Indebtedness, such Lien extends only to the property securing such Indebtedness (other than Swap Obligations constituting Secured Indebtedness);

(13)    Liens on inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of documentary letters of credit, bank guarantees or bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(14)    leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Issuer or any of the Restricted Subsidiaries;

(15)    Liens arising from UCC financing statement filings regarding operating leases or other obligations not constituting Indebtedness;

(16)    Liens in favor of the Issuer or any Subsidiary Guarantor;

(17)    Liens in respect of Permitted Securitization Financings that extend only to the assets subject thereto and Liens on the Equity Interests of Special Purpose Securitization Subsidiaries;

(18)    pledges and deposits and other Liens made in the ordinary course of business to secure reclamation liabilities, liability to insurance carriers under insurance or self-insurance arrangements;

(19)    Liens on the Equity Interests of Unrestricted Subsidiaries;

(20)    leases or subleases, and licenses or sublicenses (including with respect to intellectual property) granted to others in the ordinary course of business;

(21)    Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (6), (7), (8), (9), (10), (11), (12), (16) and (26) of this definition; provided, however, that (x) such new Lien shall be limited to all or part of the same property (including any after acquired property to the extent it would have been subject to the original Lien) that secured the original Lien (plus improvements on and accessions to such property, proceeds and products thereof, customary security deposits and any other assets pursuant to the after-acquired property clauses to the extent such assets secured (or would have secured) the Indebtedness being refinanced, refunded, extended, renewed or replaced), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount (or accreted value, if applicable) or, if greater, committed amount of the applicable Indebtedness described under clauses (6), (7), (8), (9), (10), (11), (12), (16) and (26) at the time the original Lien became a Permitted Lien under this Indenture, (B) unpaid accrued interest and premiums (including tender premiums), and (C) an amount necessary to pay any underwriting discounts, defeasance costs, commissions, fees and expenses related to such refinancing, refunding, extension, renewal or replacement; provided further, however, that in the case of any Liens to secure any refinancing, refunding, extension or renewal of Indebtedness secured by a Lien referred to in clause (7)(A), (7)(B) or (7)(C), the principal amount of any Indebtedness Incurred for such refinancing, refunding, extension or renewal shall be deemed secured by a Lien under clause (7)(A), (7)(B) or (7)(C) and not this clause (21) for purposes of determining the principal amount of Indebtedness outstanding under clause (7)(A), (7)(B) or (7)(C);

(22)    Liens on equipment of the Issuer or any Restricted Subsidiary granted in the ordinary course of business to the Issuer’s or such Restricted Subsidiary’s client at which such equipment is located;

(23)    judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(24)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into in the ordinary course of business or consistent with past practice or industry norm;

(25)    Liens incurred to secure cash management services or to implement cash pooling arrangements in the ordinary course of business;

(26)    Liens securing obligations the outstanding principal amount of which does not, taken together with the principal amount of all other obligations secured by Liens incurred under this clause (26) and any Liens to secure any refinancing, refunding, extension or renewal in respect thereof incurred pursuant to clause (21) above, that are at that time outstanding, exceed the greater of (i) $30.0 million and (ii) 3.0% of Consolidated Total Assets;

(27)    any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement securing obligations of such joint venture or pursuant to any joint venture or similar agreement;

(28)    any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of the Issuer or any Restricted Subsidiary, under any indenture issued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture pursuant to customary discharge, redemption or defeasance provisions;

(29)    Liens (i) arising by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business or (iii) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(30)    Liens (i) in favor of credit card companies pursuant to agreements therewith and (ii) in favor of customers;

(31)    Liens disclosed by the title insurance policies delivered on or subsequent to the Issue Date and pursuant to the Credit Agreement, this Indenture, the Notes or the Security Documents and any replacement, extension or renewal of any such Lien; provided that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal and any accessions and additions thereto or proceeds and products thereof and related property of the type that would have been subject to such Lien notwithstanding such replacement, extension or renewal; provided, further, that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted under this Indenture;

(32)    Liens that are contractual rights of set-off or rights of pledge (a) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (b) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (c) relating to purchase orders and other agreements entered into with customers, suppliers or service providers of the Issuer or any Restricted Subsidiary in the ordinary course of business;

(33)    in the case of real property that constitutes a leasehold interest, any Lien to which the fee simple interest (or any superior leasehold interest) is subject;

(34)    Liens in respect of Third Party Funds;

(35)    agreements to subordinate any interest of the Issuer or any Restricted Subsidiary in any accounts receivable or other prices arising from inventory consigned by the Issuer or any Restricted Subsidiary pursuant to an agreement entered into in the ordinary course of business;

(36)    Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents under clause (4) of the definition thereof;

(37)    Liens securing insurance premium financing arrangements; provided that such Liens are limited to the applicable unearned insurance premiums;

(38)    Liens (i) on inventory held by and granted to a local distribution company in the ordinary course of business and (ii) in accounts purchased and collected by and granted to a local distribution company that has agreed to make payments to the Issuer or any of its Restricted Subsidiaries for such amounts in the ordinary course of business;

(39)    Liens on equipment of the Issuer or any of its Restricted Subsidiaries granted in the ordinary course of business or consistent with past practice or industry norm;

(40)    Permitted Real Estate Encumbrances;

(41)    Liens to secure (i) the performance of bids, trade contracts and leases (other than Indebtedness), reclamation bonds, insurance bonds, statutory obligations, surety and appeal bonds, performance bonds, bank guarantees and letters of credit and other obligations of a like nature incurred in the ordinary course of business, (ii) Liens on assets to secure obligation sunder surety bonds obtained as required in connection with the entering into of federal coal leases or (iii) Liens created under or by any turnover trust;

(42)    surface use agreements, easements, zoning restrictions, rights of way, encroachments, pipelines, leases (other than Capitalized Lease Obligations), licenses, special assessments, trackage rights, transmission and transportation lines related to mining leases or mineral right or other real property including any re-conveyance obligations to a surface owner following mining, royalty payments and other obligations under surface owner purchase or leasehold arrangements necessary to obtain surface disturbance rights to access the subsurface coal deposits and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligation and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Issuer or any Subsidiary; and

(43)    Production Payments, royalties, dedication of reserves under supply agreements or similar or related rights or interests granted, taken subject to, or otherwise imposed on properties or (y) cross charges, Liens or security arrangements entered into in respect of a joint venture for the benefit of a participant, manager or operator of such joint venture, in each case, consistent with normal practices in the mining industry.

“Permitted Real Estate Encumbrances” means the following encumbrances which do not, in any case, individually or in the aggregate, materially detract from the value of any Mine subject thereto or interfere with the ordinary conduct of the business or operations of the Issuer and its Restricted Subsidiaries as presently conducted on, at or with respect to such Mine and as to be conducted following the Issue Date: (a) encumbrances customarily found upon real property used for mining purposes in the applicable jurisdiction in which the applicable real property is located to the extent such encumbrances would be permitted or granted by a prudent operator of mining property similar in use and configuration to such real property (e.g., surface rights agreements, wheelage agreements and reconveyance agreements); (b) rights and easements of (i) owners of undivided interests in any of the real property where the Issuer and/or its Restricted Subsidiaries own less than 100% of the fee interest, (ii) owners of interests in the surface of any real property where the Issuer and/or its Restricted Subsidiaries do not own or lease such surface interest, (iii) lessees, if any, of coal or other minerals (including oil, gas and coal bed methane) where the Issuer and/or its Restricted Subsidiaries do not own such coal or other minerals, and (iv) lessees of other coal seams and other minerals (including oil, gas and coal bed methane) not owned or leased by the Issuer and/or its Restricted Subsidiaries; (c) with respect to any real property in which the Issuer or any Restricted Subsidiary holds a leasehold interest, terms, agreements, provisions, conditions, and limitations (other than royalty and other payment obligations which are otherwise permitted hereunder) contained in the leases granting such leasehold interest and the rights of lessors thereunder (and their heirs, executors, administrators, successors, and assigns), subject to any amendments or modifications set forth in any landlord consent delivered in connection with a Mortgage; (d) farm, grazing, hunting, recreational and residential leases with respect to which the Issuer or any Restricted Subsidiary is the lessor encumbering portions of the real properties to the extent such leases would be granted or permitted by, and contain terms and provisions that would be acceptable to, a prudent operator of mining properties similar in use and configuration to such real properties; (e) royalty and other payment obligations to sellers or transferors of fee coal or lease properties to the extent such obligations constitute a lien not yet delinquent; (f) rights of others to subjacent or lateral support and absence of subsidence rights or to the maintenance of barrier pillars or restrictions on mining within certain areas as provided by any mining lease, unless in each case waived by such other person; and (g) rights of repurchase or reversion when mining and reclamation are completed.

“Permitted Securitization Documents” means all documents and agreements evidencing, relating to or otherwise governing a Permitted Securitization Financing.

“Permitted Securitization Financing” means one or more transactions pursuant to which (i) Securitization Assets or interests therein are sold or transferred to or financed by one or more Special Purpose Securitization Subsidiaries, and (ii) such Special Purpose Securitization Subsidiaries finance (or refinance) their acquisition of such Securitization Assets or interests therein, or the financing thereof, by selling or borrowing against Securitization Assets and any Swap Obligations or hedging agreements entered into in connection with such Securitization Assets; provided, that recourse to the Issuer or any Restricted Subsidiary (other than the Special Purpose Securitization Subsidiaries) in connection with such transactions shall be limited to the extent customary (as determined by the Issuer in good faith) for similar transactions in the applicable jurisdictions (including, to the extent applicable, in a manner consistent with the delivery of a “true sale”/“absolute transfer” opinion with respect to any transfer by the Issuer or any Restricted Subsidiary (other than a Special Purpose Securitization Subsidiary)).

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

“Priority Lien” means a Lien granted, or purported to be granted, by a Security Document to the Priority Lien Collateral Trustee, at any time, upon any property of the Issuer or any Subsidiary Guarantor to secure Priority Lien Obligations.

“Priority Lien Collateral Trustee” means Wilmington Trust, National Association, in its capacity as collateral trustee for the Priority Lien Secured Parties under the Security Documents, together with its successors in such capacity.

“Priority Lien Cap” means as of any date of determination, the sum of (i) $100.0 million, less any amounts incurred pursuant to clause (i) of the definition of Junior Lien Cap plus (ii) at any time on or after June 30, 2018 the amount of Priority Lien Debt that may be incurred by the Issuer such that, after giving pro forma effect to such incurrence and the application of the net proceeds therefrom, the Priority Secured Leverage Ratio would not exceed 1.50 to 1.00.

“Priority Lien Debt” means:

(1)    the Notes issued on the Issue Date and the related Subsidiary Guarantees; and

(2)    any other Funded Debt (including Additional Notes and borrowings under any Credit Facilities, but excluding any ABL Debt) that is secured by a Priority Lien and that is permitted to be incurred and permitted to be so secured under the ABL Lien Document;

provided, that, in the case of Funded Debt referred to in clause (2):

(a)    on or before the date on which such Funded Debt is incurred by the Issuer, such Funded Debt is designated by the Issuer as “Priority Lien Debt” for the purposes of the Secured Debt Documents and the Collateral Trust Agreement pursuant to the procedures set forth in the Collateral Trust Agreement; provided, that no Funded Debt may be designated as both Priority Lien Debt and Junior Lien Debt and no ABL Debt may be designated as Priority Lien Debt;

(b)    unless such Funded Debt is issued under an existing Secured Debt Document for any Series of Priority Lien Debt whose Secured Debt Representative is already party to the Collateral Trust Agreement, the Priority Lien Representative for such Funded Debt executes and delivers a Collateral Trust Joinder in accordance with the terms of the Collateral Trust Agreement; and

(c)    all other relevant requirements set forth in the Collateral Trust Agreement are complied with.

For the avoidance of doubt, Swap Obligations do not constitute Priority Lien Debt but may constitute Priority Lien Obligations. Swap Obligations that are secured pursuant to the Priority Lien Documents with respect to a Series of Priority Lien Debt shall be “related to” such Series of Priority Lien Debt for purposes of the Collateral Trust Agreement.

“Priority Lien Document” means, collectively, this Indenture, the Notes and the Security Documents (in the case of the Collateral Trust Agreement, to the extent effective at the relevant time), any other indenture, credit agreement or other agreement pursuant to which any Priority Lien Debt is incurred, and each of the other agreements, documents and instruments executed pursuant thereto or in connection therewith.

“Priority Lien Obligations” means the Priority Lien Debt and all other Obligations in connection therewith, including without limitation any post-petition interest whether or not allowable, together with all Swap Obligations and guarantees of any of the foregoing.

“Priority Lien Representative” means:

(1)    in the case of the Notes, the Trustee; and

(2)    in the case of any other Series of Priority Lien Debt, the trustee, agent or representative of the holders of such Series of Priority Lien Debt who maintains the transfer register for such Series of Priority Lien Debt and is appointed as a representative of the Priority Lien Debt (for purposes related to the administration of the Security Documents) pursuant to the agreement governing such Series of Priority Lien Debt, and who has executed a Collateral Trust Joinder, together with any successor in such capacity.

“Priority Lien Secured Parties” means, as of any date of determination, the holders of Priority Lien Obligations at that time, including (i) each Priority Lien Representative and the Priority Lien Collateral Trustee, (ii) the noteholders and any other holders of Priority Lien Debt and (iii) counterparties to Swap Contracts in respect of Swap Obligations.

“Priority Lien Security Documents” means all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Issuer or any Subsidiary Guarantor creating (or purporting to create) a Lien upon Collateral in favor of the Priority Lien Collateral Trustee, for the benefit of any of the Priority Lien Secured Parties, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the Collateral Trust Agreement (to the extent effective at the relevant time).

“Priority Secured Leverage Ratio” means, with respect to any Person, at any date, the ratio of (i) Priority Lien Debt (including, for avoidance of doubt, the Notes) and ABL Debt of such Person and its Restricted Subsidiaries as of such date of calculation (determined on a consolidated basis in accordance with GAAP) less the amount of cash and Cash Equivalents in excess of any Restricted Cash that would be stated on the balance sheet of such Person and its Restricted Subsidiaries and held by such Person and its Restricted Subsidiaries as of such date of determination to (ii) EBITDA of such Person for the four full fiscal quarters for which financial statements have been delivered to the Trustee immediately preceding such date on which such additional Priority Lien Debt is Incurred. In the event that the Issuer or any Restricted Subsidiary Incurs, repays, repurchases or redeems any Priority Lien Debt subsequent to the commencement of the period for which the Priority Secured Leverage Ratio is being calculated but prior to the event for which the calculation of the Priority Secured Leverage Ratio is made (the “Priority Secured Leverage Calculation Date”), then the Priority Secured Leverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Priority Lien Debt, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP) and any operational changes, business realignment projects or initiatives restructurings or reorganizations that the Issuer or any Restricted

Subsidiary has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Priority Secured Leverage Calculation Date (each, for purposes of this definition, a “pro forma event”) shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes, business realignment projects or initiatives, restructurings or reorganizations (and the change of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation, operational change, business realignment project or initiative, restructuring or reorganization that would have required adjustment pursuant to this definition, then the Priority Secured Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation, operational change, business realignment project or initiative, restructuring or reorganization had occurred at the beginning of the applicable four-quarter period. If since the beginning of such period any Restricted Subsidiary is designated an Unrestricted Subsidiary or any Unrestricted Subsidiary is designated a Restricted Subsidiary, then the Priority Secured Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such designation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer as set forth in an Officer’s Certificate, to reflect (1) operating expense reductions and other operating improvements, synergies or cost savings reasonably expected to result from the applicable event, which adjustments (x) shall not exceed 25% of EBITDA for the applicable four fiscal quarter period (calculated prior to giving effect to such capped adjustments (but, for the avoidance of doubt, after giving effect to other uncapped pro forma adjustments)) and (y) shall only be included to the extent that the actions resulting in such operating expense reductions and other operating improvements, synergies or costs savings are taken or commenced or expected to be taken or commenced (in the good faith determination of the Issuer) within 18 months after the date any such calculation is performed and (2) all adjustments set forth in the calculation of “Pro Forma Adjusted EBITDA” as set forth under “Summary —Non-GAAP Financial Measures—Adjusted EBITDA” in the Offering Circular to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Priority Secured Leverage Calculation Date had been the applicable rate for the entire period (taking into account any Swap Obligations applicable to such Indebtedness if such Swap Obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease

Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

“Production Payments” means with respect to any Person, all production payment obligations and other similar obligations with respect to coal and other natural resources of such Person that are recorded as a liability or deferred revenue on the financial statements of such Person in accordance with GAAP.

“Public Company Compliance” means compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, the provisions of the Securities Act and the Exchange Act, and the rules of national securities exchange listed companies (in each case, as applicable to companies with equity or debt securities held by the public), including procuring directors’ and officers’ insurance, legal and other professional fees, and listing fees.

“Rating Agency” means (1) each of Moody’s and S&P (and their respective successors and assigns) and (2) if Moody’s or S&P ceases to rate the Notes for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15cs-1(c)(2)(vi)(F) under the Exchange Act selected by the Issuer or any direct or indirect parent of the Issuer as a replacement agency for Moody’s or S&P, as the case may be.

“Real Property” shall mean, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all improvements, fixtures, easements, hereditaments, permits and appurtenances relating thereto.

“Real Property Lease” means any lease, letting, sublease, or other similar agreement to which any Person is a party and is granted a possessory interest in or a right to use or occupy all or any portion of Real Property (including, without limitation, the right to extract minerals from any portion of Real Property) and every amendment or modification thereof.

“Receivables Assets” means accounts receivable (including any bills of exchange) and related assets and property from time to time originated, acquired or otherwise owned by the Issuer or any Subsidiary.

“Record Date” has the meaning specified in Exhibit A hereto.

“Related Mining Assets” means (i) coal washing and processing facilities, (ii) coal loading and shipping facilities, including without limitation, if owned, barges and railcars, (iii) computer and control systems utilized for operation or management of any of the foregoing and (iv) contracts with the Port of Mobile, Alabama providing the right to use the McDuffie Coal Terminal for export of coal.

“Required Junior Lien Debtholders” means, at any time, the holders of a majority in aggregate principal amount of all Junior Lien Debt then outstanding, calculated in accordance with the Collateral Trust Agreement. For purposes of this definition, Junior Lien Debt registered in the name of, or beneficially owned by, the Issuer or any Affiliate of the Issuer (as certified in writing to the applicable Collateral Trustee by the applicable Secured Debt Representative) will be deemed not to be outstanding and neither the Issuer nor any Affiliate of the Issuer will be entitled to vote any of the Junior Lien Debt.

“Restricted Cash” means cash and Cash Equivalents held by Restricted Subsidiaries that would appear as “restricted” on a consolidated balance sheet of the Issuer or any of its Restricted Subsidiaries.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, with respect to any Person, any Subsidiary of such Person other than an Unrestricted Subsidiary of such Person. Unless otherwise indicated in this Indenture, all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of the Issuer.

“S&P” means S&P Global Ratings or any successor to the rating agency business thereof.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by the Issuer or a Restricted Subsidiary whereby the Issuer or such Restricted Subsidiary transfers such property to a Person and the Issuer or such Restricted Subsidiary leases it from such Person, other than leases between the Issuer and a Restricted Subsidiary or between Restricted Subsidiaries.

“SEC” means the Securities and Exchange Commission.

“Secured Debt” means Priority Lien Debt and Junior Lien Debt.

“Secured Debt Documents” means the Priority Lien Documents and the Junior Lien Documents.

“Secured Debt Representative” means each Priority Lien Representative and each Junior Lien Representative.

“Secured Indebtedness” means any Funded Debt secured by a Lien.

“Secured Leverage Ratio” means, with respect to any Person, at any date, the ratio of (i) Secured Indebtedness of such Person and its Restricted Subsidiaries as of such date of calculation (determined on a consolidated basis in accordance with GAAP) less the amount of cash and Cash Equivalents in excess of any Restricted Cash that would be stated on the balance sheet of such Person and its Restricted Subsidiaries and held by such Person and its Restricted Subsidiaries as of such date of determination to (ii) EBITDA of such Person for the four full fiscal quarters for which financial statements have been delivered to the Trustee immediately preceding such date on which such additional Indebtedness is Incurred. In the event that the Issuer or any Restricted Subsidiary Incurs, repays, repurchases or redeems any Indebtedness subsequent to the commencement of the period for which the Secured Leverage Ratio is being calculated but prior to the event for which the calculation of the Secured Leverage Ratio is made (the “Secured Leverage Calculation Date”), then the Secured Leverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP) and any operational changes, business realignment projects or initiatives, restructurings or reorganizations that the Issuer or any Restricted Subsidiary has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Secured Leverage Calculation Date (each, for purposes of this definition, a “pro forma event”) shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes, business realignment projects or initiatives, restructurings or reorganizations (and the change of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation, operational change, business realignment project or initiative, restructuring or reorganization that would have required adjustment pursuant to this definition, then the Secured Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation, operational change, business realignment project or initiative, restructuring or reorganization had occurred at the beginning of the applicable four-quarter period. If since the beginning of such period any Restricted Subsidiary is designated an Unrestricted Subsidiary or any Unrestricted Subsidiary is designated a Restricted Subsidiary, then the Secured Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such designation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer as set forth in an Officer’s Certificate, to reflect (1) operating expense reductions and other operating improvements, synergies or cost savings reasonably expected to result from the applicable event, which adjustments (x) shall not exceed 25% of EBITDA for the applicable four fiscal quarter period (calculated prior to giving effect to such capped adjustments (but, for the avoidance of doubt, after giving effect to other uncapped pro forma adjustments)) and (y) shall only be included to the extent that the actions resulting in such operating expense reductions and other operating improvements, synergies or costs savings are taken or commenced or expected to be taken or commenced (in the good faith determination of the Issuer) within 18 months after the date any such calculation is performed and (2) all adjustments set forth in the calculation of “Pro Forma Adjusted EBITDA” as set forth under “Summary —Non-GAAP Financial Measures—Adjusted EBITDA” in the Offering Circular to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Secured Leverage Calculation Date had been the applicable rate for the entire period (taking into account any Swap Obligations applicable to such Indebtedness if such Swap Obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

“Secured Obligations” means Priority Lien Obligations and Junior Lien Obligations.

“Secured Parties” means the holders of Secured Obligations and the Secured Debt Representatives and the Priority Lien Collateral Trustee.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securitization Assets” means any of the following assets (or interests therein) from time to time originated, acquired or otherwise owned by the Issuer or any Restricted Subsidiary or in which the Issuer or any Restricted Subsidiary has any rights or interests, in each case, without regard to where such assets or interests are located: (1) Receivables Assets, (2) royalty and other similar payments made related to the use of trade names and other intellectual property, (3) revenues related to distribution of the products of the Issuer and the Restricted Subsidiaries, (4) intellectual property rights relating to the generation of any of the foregoing types of assets, (5) any Equity Interests of any Special Purpose Securitization

Subsidiary or any Subsidiary of a Special Purpose Securitization Subsidiary and any rights under any limited liability company agreement, trust agreement, shareholders agreement, organization or formation documents or other agreement entered into in furtherance of the organization of such entity, (6) any equipment, contractual rights with unaffiliated third parties, website domains and associated property and rights necessary for a Special Purpose Securitization Subsidiary to operate in accordance with its stated purposes, and (7) any other assets and property (or proceeds of such assets or property) to the extent customarily included in securitization transactions of the relevant type (as determined by the Issuer in good faith).

“Security Agreement” means the security agreement dated the Issue Date, by and among the Issuer, the Subsidiary Guarantors, the Trustee and the Priority Lien Collateral Trustee.

“Security Documents” means the Security Agreement, the Collateral Trust Agreement (to the extent effective at the relevant time), the ABL Intercreditor Agreement, each joinder to the Collateral Trust Agreement or the ABL Intercreditor Agreement, each ABL Security Document, each Priority Lien Security Document and each Junior Lien Security Document, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the terms of the Collateral Trust Agreement (to the extent effective at the relevant time). Notwithstanding the foregoing, to the extent that references to “Security Documents” in this Indenture relate solely to (x) the Notes Obligations, such references shall refer only to the Security Documents applicable to the Notes Obligations and (y) ABL Lien Obligations, Priority Lien Obligations or Junior Lien Obligations, such references shall refer only to the Security Documents applicable to ABL Lien Obligations, Priority Lien Obligations or Junior Lien Obligations, as the case may be.

“Series of Junior Lien Debt” means, severally, each issue or series of Junior Lien Debt for which a single transfer register is maintained.

“Series of Priority Lien Debt” means, severally, each series of the Notes and each other issue or series of Priority Lien Debt for which a single transfer register is maintained.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC (or any successor provision).

“Similar Business” means any business, the majority of whose revenues are derived from (i) the business or activities of the Issuer and its Subsidiaries as of the Issue Date, (ii) any business that is a natural outgrowth or a reasonable extension, development or expansion of any such business or any business similar, reasonably related, incidental, complementary or ancillary to any of the foregoing or (iii) any business that in the Issuer’s good faith business judgment constitutes a reasonable diversification of business conducted by the Issuer and its Subsidiaries.

“Special Purpose Securitization Subsidiary” means (i) a direct or indirect Subsidiary of the Issuer established in connection with a Permitted Securitization Financing for the acquisition of Securitization Assets or interests therein and/or Equity Interests in other Special Purpose Securitization Subsidiaries, and which is organized in a manner (as determined by the Issuer in good faith) intended to reduce the likelihood that it would be substantively consolidated with the Issuer or any of its Restricted Subsidiaries (other than Special Purpose Securitization Subsidiaries) in the event the Issuer or any such Restricted Subsidiary becomes subject to a proceeding under the Bankruptcy Code (or other insolvency law) and (ii) any subsidiary of a Special Purpose Securitization Subsidiary.

“Sponsors” means collectively, investment funds affiliated with, or accounts managed, advised or sub-advised by (i) Apollo Global Management, LLC and any of its Affiliates, (ii) KKR Credit Advisors (US) LLC and any of its Affiliates, (iii) Franklin Mutual Advisers, LLC and any of its Affiliates and (iv) GSO Capital Partners LP and any of its Affiliates.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable.

“Subordinated Indebtedness” means (a) with respect to the Issuer, any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and (b) with respect to any Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor which is by its terms subordinated in right of payment to its Subsidiary Guarantee.

“Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Subsidiary Guarantee” means any guarantee of the obligations of the Issuer under this Indenture and the Notes by any Subsidiary Guarantor in accordance with the provisions of this Indenture.

“Subsidiary Guarantor” means any Subsidiary that Incurs a Subsidiary Guarantee; provided that upon the release or discharge of such Person from its Subsidiary Guarantee in accordance with this Indenture, such Subsidiary ceases to be a Subsidiary Guarantor.

“Suspension Period” means the period of time between a Covenant Suspension Event and the related Reversion Date.

“Swap Contract” means (i) any interest rate swap agreement, interest rate cap agreement, interest rate future agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement designed to protect against or mitigate interest rate risk, (ii) any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement designed to protect against or mitigate foreign exchange risk and (iii) any commodity or raw material, including coal, futures contract, commodity hedge agreement, option agreement, any actual or synthetic forward sale contracts or other similar device or instrument or any other agreement designed to protect against or mitigate raw material price risk (which shall for the avoidance of doubt include any forward purchase and sale of coal for which full or partial payment is required or received), in each case, that is secured under the Priority Lien Documents.

“Swap Obligations” means all debts, liabilities and obligations of the Issuer or any of its Subsidiaries under any Swap Contract.

“Third Party Funds” means any accounts or funds, or any portion thereof, received by the Issuer or any of its Subsidiaries as agent on behalf of third parties in accordance with a written agreement that imposes a duty upon the Issuer or one or more of its Subsidiaries to collect and remit those funds to such third parties.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture.

“Total Indebtedness Leverage Ratio” means, with respect to any Person, at any date, the ratio of (i) Funded Debt of such Person and its Restricted Subsidiaries as of such date of calculation (determined on a consolidated basis in accordance with GAAP) less the amount of cash and Cash Equivalents in excess of any Restricted Cash that would be stated on the balance sheet of such Person and its Restricted Subsidiaries and held by such Person and its Restricted Subsidiaries as of such date of determination to (ii) EBITDA of such Person for the four full fiscal quarters for which financial statements have been delivered to the Trustee immediately preceding such date on which such additional Indebtedness is Incurred. In the event that the Issuer or any Restricted Subsidiary Incurs, repays, repurchases or redeems any Indebtedness subsequent to the commencement of the period for which the Total Indebtedness Leverage Ratio is being calculated but prior to the event for which the calculation of the Total Indebtedness Leverage Ratio is made (the “Total Indebtedness Leverage Calculation Date”), then the Total Indebtedness Leverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP) and any operational changes, business realignment projects or initiatives, restructurings or reorganizations that the Issuer or any Restricted Subsidiary has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Total Indebtedness Leverage Calculation Date (each, for purposes of this definition, a “pro forma event”) shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes, business realignment projects or initiatives, restructurings or reorganizations (and the change of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation, operational change, business realignment project or initiative, restructuring or reorganization that would have required adjustment pursuant to this definition, then the Total Indebtedness Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation, operational change, business realignment project or initiative, restructuring or reorganization had occurred at the beginning of the applicable four-quarter period. If since the beginning of such period any Restricted Subsidiary is designated an Unrestricted Subsidiary or any Unrestricted Subsidiary is designated a Restricted Subsidiary, then the Total Indebtedness Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such designation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer as set forth in an Officer’s Certificate, to reflect (1) operating expense reductions and other operating improvements, synergies or cost savings reasonably expected to result from the applicable event, which adjustments (x) shall not exceed 25% of EBITDA for the applicable four fiscal quarter period (calculated prior to giving effect to such capped adjustments (but, for the avoidance of doubt, after giving effect to other uncapped pro forma adjustments)) and (y) shall only be included to the extent that the actions resulting in such operating expense reductions and other operating improvements, synergies or costs savings are taken or commenced or expected to be taken or commenced (in the good faith determination of the Issuer) within 18 months after the date any such calculation is performed and (2) all adjustments set forth in the calculation of “Pro Forma Adjusted EBITDA” as set forth under “Summary —Non-GAAP Financial Measures—Adjusted EBITDA” in the Offering Circular to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Total Indebtedness Leverage Calculation Date had been the applicable rate for the entire period (taking into account any Swap Obligations applicable to such Indebtedness if such Swap Obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

“Transactions” means the transactions described under “Summary—Recent Developments” in the Offering Circular including payment of the Concurrent Special Dividend as defined in the Offering Circular under “Summary—Recent Developments—Concurrent Special Dividend and Use of Proceeds.”

“Treasury Rate” means, as of the applicable redemption date, as determined by the Issuer, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to November 1, 2020; provided, however, that if the period from such redemption date to November 1, 2020 is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Officer” means any officer:

(1)    within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be any of the above designated officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject, and

(2)    who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the party named as such in this Indenture in its capacity as trustee hereunder until a successor replaces it and, thereafter, means the successor.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

“Unrestricted Subsidiary” means:

(1)    any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in the manner provided below; and

(2)    any Subsidiary of an Unrestricted Subsidiary;

The Issuer may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless at the time of such designation such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Issuer or any other Restricted Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated, in each case at the time of such designation; provided, however, that

(i)    the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any of the Restricted Subsidiaries unless otherwise permitted under Section 4.04,

(ii)     (a) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or (b) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 4.04; and

(iii)    the time of such designation of any Subsidiary of the Issuer to be an Unrestricted Subsidiary does not occur during any Suspension Period.

The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

(x)    (1) the Issuer could Incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.03(a) or (2) the Fixed Charge Coverage Ratio of the Issuer and its Restricted Subsidiaries would be no less than such ratio immediately prior to such designation, in each case on a pro forma basis taking into account such designation, and

(y)    no Event of Default shall have occurred and be continuing.

Any such designation by the Issuer shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors or any committee thereof of the Issuer giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means securities that are:

(1)    direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(2)    obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment, by (2) the sum of all such payments.

“Wholly Owned Restricted Subsidiary” is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares required pursuant to applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02    Other Definitions.

Term	Section
$1.03(j)
Affiliate Transaction	4.07(a)
Agent Members	Appendix A
Asset Sale Offer	4.06(b)
Change of Control Offer	4.08(b)
Clearstream	Appendix A
covenant defeasance option	8.01(b)
Covenant Suspension Event	4.15
Custodian	6.01
Declined Amounts	4.04(b)
Deemed Date	4.03(c)(3)
Definitive Note	Appendix A
Depository	Appendix A
Election Date	4.04(d)
Euroclear	Appendix A
Event of Default	6.01
Excess Proceeds	4.06(b)
Global Notes	Appendix A
Global Notes Legend	Appendix A
Guaranteed Obligations	12.01(a)
IAI	Appendix A
Increased Amount	4.12(c)
Incurrence Clauses	4.04(c)
Initial Notes	Preamble
Issuer	Preamble
legal defeasance option	8.01(b)
New Subsidiary Guarantor	4.11
Notes	Preamble
Notes Custodian	Appendix A
Notice of Default	6.01
Offer Period	4.06(d)
Paying Agent	2.04(a)
Permitted Jurisdictions	5.01(a)
protected purchaser	2.08
QIB	Appendix A
Refinancing Indebtedness	4.03(b)(xv)
Refunding Capital Stock	4.04(b)(ii)
Registrar	2.04(a)
Regulation S	Appendix A
Regulation S Global Notes	Appendix A
Regulation S Notes	Appendix A
Reporting Entity	4.02(b)
Restricted Notes Legend	Appendix A
Restricted Payment Offer	4.04(b)
Restricted Payments	4.04(a)(iv)
Restricted Period	Appendix A
Retired Capital Stock	4.04(b)(ii)
Reversion Date	4.15
Rule 144A	Appendix A

Term	Section
Rule 144A Global Notes	Appendix A
Rule 144A Notes	Appendix A
Rule 501	Appendix A
Second Commitment	4.06(b)(ii)
Successor Company	5.01(a)(i)
Successor Subsidiary Guarantor	5.01(b)(i)
Suspended Covenants	4.15
Transfer Restricted Definitive Notes	Appendix A
Transfer Restricted Global Notes	Appendix A
Transfer Restricted Notes	Appendix A
Trustee	Preamble
U.S. dollars	1.03(j)
Unrestricted Definitive Notes	Appendix A
Unrestricted Global Notes	Appendix A

SECTION 1.03    Rules of Construction. Unless the context otherwise requires:

(a)    a term has the meaning assigned to it;

(b)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)    “or” is not exclusive;

(d)    “including” means including without limitation;

(e)    words in the singular include the plural and words in the plural include the singular;

(f)    unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness, and Secured Indebtedness shall not be deemed to be treated as subordinated or junior to any other Secured Indebtedness merely because it has a junior priority with respect to security in the same collateral;

(g)    the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the Issuer dated such date prepared in accordance with GAAP;

(h)    the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;

(i)    unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP; and

(j)    “$”, “money” and “U.S. dollars” each refer to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts.

SECTION 1.04    No Incorporation by Reference of Trust Indenture Act. This Indenture is not qualified under the TIA, and the TIA shall not apply to or in any way govern the terms of this Indenture. As a result, no provisions of the TIA are incorporated into this Indenture unless expressly incorporated pursuant to this Indenture.

ARTICLE II

THE NOTES

SECTION 2.01    Amount of Notes. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture on the Issue Date is $350,000,000.

The Issuer may from time to time after the Issue Date issue Additional Notes under this Indenture in an unlimited principal amount, so long as (i) the Incurrence of the Indebtedness represented by such Additional Notes is at such time permitted by Section 4.03 and (ii) such Additional Notes are issued in compliance with the other applicable provisions of this Indenture. With respect to any Additional Notes issued after the Issue Date (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.07, 2.08, 2.09, 3.08, 4.06(e), 4.08(c) or Appendix A), there shall be (a) established in or pursuant to a resolution of the Board of Directors of the Issuer and (b) (i) set forth or determined in the manner provided in an Officer’s Certificate or (ii) established in one or more indentures supplemental hereto, prior to the issuance of such Additional Notes:

(1)    the aggregate principal amount of such Additional Notes which may be authenticated and delivered under this Indenture;

(2)    the issue price and issuance date of such Additional Notes, including the date from which interest on such Additional Notes shall accrue; and

(3)    if applicable, that such Additional Notes shall be issuable in whole or in part in the form of one or more Global Notes and, in such case, the respective depositaries for such Global Notes, the form of any legend or legends which shall be borne by such Global Notes in addition to or in lieu of those set forth in Exhibit A hereto and any circumstances in addition to or in lieu of those set forth in Section 2.2 of Appendix A in which any such Global Note may be exchanged in whole or in part for Additional Notes registered, or any transfer of such Global Note in whole or in part may be registered, in the name or names of Persons other than the depositary for such Global Note or a nominee thereof.

If any of the terms of any Additional Notes are established by action taken pursuant to a resolution of the Board of Directors, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Issuer and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate or an indenture supplemental hereto setting forth the terms of the Additional Notes.

The Initial Notes and any Additional Notes may, at the Issuer’s option, be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that if the Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, the Additional Notes will have a separate CUSIP number, if applicable.

SECTION 2.02    Form and Dating. Provisions relating to the Initial Notes are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. The (i) Initial Notes and the Trustee’s certificate of authentication and (ii) any Additional Notes and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer or any Subsidiary Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer). Each Note shall be dated the date of its authentication. The Notes shall be issuable only in registered form, without interest coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, provided that Notes may be issued in denominations of less than $2,000 solely to accommodate book-entry positions that have been created by participants of the Depository in denominations of less than $2,000.

SECTION 2.03    Execution and Authentication. The Trustee shall authenticate and make available for delivery upon a written order of the Issuer signed by one Officer of the Issuer (a) Initial Notes for original issue on the date hereof in an aggregate principal amount of $350,000,000 and (b) subject to the terms of this Indenture, Additional Notes in an aggregate principal amount to be determined at the time of issuance and specified therein. Such order shall specify the amount of separate Note certificates to be authenticated, the principal amount of each of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated, whether the Notes are to be Initial Notes or Additional Notes, the registered holder of each of the Notes and delivery instructions. Notwithstanding anything to the contrary in this Indenture or Appendix A, any issuance of Additional Notes after the Issue Date shall be in a principal amount of at least $2,000 and integral multiples of $1,000 in excess thereof.

One Officer shall sign the Notes for the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee may appoint one or more authenticating agents reasonably acceptable to the Issuer to authenticate the Notes. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuer. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.04    Registrar and Paying Agent.

(a)    The Issuer shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and (ii) an office or agency where Notes may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer may have one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrars. The term “Paying Agent” includes the Paying Agent and any additional paying agents. The Issuer initially appoints the Trustee as Registrar, Paying Agent and the Notes Custodian with respect to the Global Notes.

(b)    The Issuer may enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee in writing of the name and address of any such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Issuer or any of its domestically organized Subsidiaries may act as Paying Agent or Registrar.

(c)    The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor Registrar or Paying Agent, as the case may be, as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Issuer and the Trustee; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.

SECTION 2.05    Paying Agent to Hold Money in Trust. Prior to each due date of the principal of and interest on any Note, the Issuer shall deposit with each Paying Agent (or if the Issuer or a Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that a Paying Agent shall hold in trust for the benefit of holders, the Trustee or the Priority Lien Collateral Trustee all money held by a Paying Agent for the payment of principal of and interest on the Notes, and shall notify the Trustee of any default by the Issuer in making any such payment. If the Issuer or a Subsidiary of the Issuer acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it in trust for the benefit of the Persons entitled thereto. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.05, a Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.06    Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of holders. If the Trustee is not the Registrar, the Issuer shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of holders.

SECTION 2.07    Transfer and Exchange. The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A. When a Note is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met. When Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Notes at the Registrar’s request. The Issuer may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Issuer shall not be required to make, and the Registrar need not register, transfers or exchanges of Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or of any Notes for a period of 15 days before a selection of Notes to be redeemed or between a Record Date and the relevant Interest Payment Date.

Prior to the due presentation for registration of transfer of any Note, the Issuer, the Subsidiary Guarantors, the Trustee, the Paying Agent and the Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, the Subsidiary Guarantors, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

Any holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by (a) the holder of such Global Note (or its agent) or (b) any holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

None of the Trustee, Registrar or Paying Agent shall have any responsibility for any actions taken or not taken by the Depository.

SECTION 2.08    Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall (if the requirements of Section 8-405 of the UCC are met) issue and the Trustee shall, upon receipt of a written order, authenticate a replacement Note, such that the holder (a) satisfies the Issuer and the Trustee of such loss, destruction or wrongful taking within a reasonable time after such holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Issuer and the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the UCC (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Issuer and the Trustee. If required by the Trustee or the Issuer, such holder shall furnish an indemnity bond sufficient in the judgment of the Trustee, with respect to the Trustee, and the Issuer, with respect to the Issuer, to protect the Issuer, the Trustee, the Paying Agent and the Registrar, as applicable, from any loss or liability that any of them may suffer if a Note is replaced and subsequently presented or claimed for payment. The Issuer and the Trustee may charge the holder for their expenses in replacing a Note (including without limitation, attorneys’ fees and disbursements in replacing such Note). In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

Every replacement Note is an additional obligation of the Issuer.

The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

SECTION 2.09    Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 14.06, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.08 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Note is held by a protected purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.08.

If a Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and no Paying Agent is prohibited from paying such money to the holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10    Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and each Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Notes in accordance with its customary procedures. The Issuer may not issue new Notes to replace Notes they have redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture.

SECTION 2.11    Defaulted Interest. If the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay the defaulted interest then borne by the Notes (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuer may pay the defaulted interest to the Persons who are holders on a subsequent special record date. The Issuer shall fix or cause to be fixed any such special record date and payment date, and shall promptly mail or cause to be mailed to each affected holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.12    CUSIP Numbers, ISINs, Etc. The Issuer in issuing the Notes may use CUSIP numbers, ISINs and “Common Code” numbers (if then generally in use), and the Trustee shall use any such CUSIP numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Notes or as contained in any notice of a redemption that reliance may be placed only on the other identification numbers printed on the Notes and that any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall advise the Trustee of any change in any such CUSIP numbers, ISINs and “Common Code” numbers.

SECTION 2.13    Calculation of Principal Amount of Notes. The aggregate principal amount of the Notes, at any date of determination, shall be the principal amount of the Notes at such date of determination. With respect to any matter requiring consent, waiver, approval or other action of the holders of a specified percentage of the principal amount of all the Notes, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Notes, the holders of which have so consented, by (b) the aggregate principal amount, as of such date of determination, of the Notes then outstanding, in each case, as determined in accordance with the preceding sentence, Section 2.09 and Section 14.06 of this Indenture. Any calculation of the Applicable Premium made pursuant to this Indenture or the Notes shall be made by the Issuer and delivered to the Trustee pursuant to an Officer’s Certificate.

ARTICLE III

REDEMPTION

SECTION 3.01    Optional Redemption. The Notes may be redeemed, in whole or from time to time in part, subject to the conditions and at the redemption prices set forth in Paragraph 5 of the Note set forth in Exhibit A hereto, which is hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

SECTION 3.02    Applicability of Article. Redemption of Notes at the election of the Issuer or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article III.

SECTION 3.03    Notices to Trustee. If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Paragraph 5 of the Note, the Issuer shall notify the Trustee in an Officer’s Certificate of (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price. The Issuer shall give notice to the Trustee provided for in this paragraph at least 30 days but not more than 60 days before a redemption date if the redemption is a redemption pursuant to Paragraph 5 of the Note, except that notice may be given to the Trustee more than 60 days prior to the redemption date if the notice is given in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article VIII. The Issuer may also include a request in such Officer’s Certificate that the Trustee give the notice of redemption in the Issuer’s name and at its expense and setting forth the information to be stated in such notice as provided in Section 3.05. Any such notice may be canceled if written notice from the Issuer of such cancellation is actually received by the Trustee on the Business Day immediately prior to notice of such redemption being mailed to any holder or otherwise delivered in accordance with the applicable procedures of the Depository and shall thereby be void and of no effect. The Issuer shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 3.04.

SECTION 3.04    Selection of Notes to Be Redeemed. In the case of any partial redemption, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed (and the Issuer shall notify the Trustee of any such listing), or if the Notes are not so listed, on a pro rata basis to the extent practicable or by lot (and, in such manner that complies with the requirements of the Depository, if applicable); provided that no Notes of a minimum denomination of $2,000 or less shall be redeemed in part. The Trustee shall make the selection from outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $2,000. Notes and portions of Notes the Trustee selects shall be in amounts of $2,000 or integral multiples of $1,000 in excess thereof. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Issuer promptly of the Notes or portions of Notes to be redeemed.

SECTION 3.05    Notice of Optional Redemption.

(a)    At least 30 but not more than 60 days before a redemption date pursuant to Paragraph 5 of the Note, the Issuer shall mail or cause to be mailed by first-class mail at its registered address, or otherwise deliver in accordance with the procedures of the Depository, a notice of redemption to each holder whose Notes are to be redeemed (with a copy to the Trustee), except that redemption notices may be mailed or otherwise delivered more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article VIII.

Any such notice shall identify the Notes to be redeemed and shall state:

(i)    the redemption date;

(ii)    the redemption price and the amount of accrued interest to the redemption date;

(iii)    the name and address of the Paying Agent;

(iv)    that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price, plus accrued and unpaid interest, if any;

(v)    if fewer than all the outstanding Notes are to be redeemed, the certificate numbers and principal amounts of the particular Notes to be redeemed, the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

(vi)    that, unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(vii)    the CUSIP number, ISIN and/or “Common Code” number, if any, printed on the Notes being redeemed;

(viii)    that no representation is made as to the correctness or accuracy of the CUSIP number or ISIN and/or “Common Code” number, if any, listed in such notice or printed on the Notes;

(ix)    if the redemption is subject to the satisfaction of one or more conditions precedent, the notice thereof shall describe each such condition and, if applicable, shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), and/or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the redemption date, or by the redemption date as so delayed, and/or that such notice may be rescinded at any time by the Issuer if the Issuer determines in its sole discretion that any or all of such conditions will not be satisfied (or waived); and

(x)    at the Issuer’s option, that the payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

Notice of any redemption upon any corporate transaction or other event (including any Equity Offering, Incurrence of Indebtedness, Change of Control or other transaction) may be given prior to the completion thereof. In addition, any redemption or notice thereof may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a corporate transaction or other event. For the avoidance of doubt, if any redemption date shall be delayed as contemplated by this Section 3.05 and the terms of the applicable notice of redemption, such redemption date as so delayed may occur at any time after the original redemption date set forth in the applicable notice of redemption and after the satisfaction (or waiver) of any applicable conditions precedent, including, without limitation, on a date that is less than 30 days after the original redemption date or more than 60 days after the date of the applicable notice of redemption. To the extent that the redemption date will occur on a date other than the original redemption date set forth in the applicable notice of redemption, the Issuer shall notify the holders and the Trustee of the final redemption date, which redemption date shall accommodate any timing requirements of the Depository then in effect, prior to such date; provided that the failure to give such notice, or any defect therein, shall not impair or affect the validity of any redemption under this Article III.

(b)    At the Issuer’s written request, the Trustee shall deliver the notice of redemption in the Issuer’s name and at the Issuer’s expense. In such event, the Issuer shall notify the Trustee of such request at least three Business Days (or such shorter period as is acceptable to the Trustee) prior to the date such notice is to be provided to holders.

SECTION 3.06    Effect of Notice of Redemption. Once notice of redemption is mailed or otherwise delivered in accordance with Section 3.05, Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice, except as provided in the final paragraph of Paragraph 5 of the Note or Section 3.05(a). Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus, in the case of an optional redemption in accordance with Section 3.01, accrued and unpaid interest, if any, to, but excluding, the redemption date; provided, however, that if the redemption date is after a regular Record Date and on or prior to the next Interest Payment Date, the accrued interest shall be payable to the holder of the redeemed Notes registered on the relevant Record Date. Failure to give notice or any defect in the notice to any holder shall not affect the validity of the notice to any other holder.

SECTION 3.07    Deposit of Redemption Price. With respect to any Notes, prior to 11:00 a.m., New York City time, on the redemption date, the Issuer shall deposit, or cause to be deposited, with the Paying Agent (or, if the Issuer or a Subsidiary of the Issuer is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of, plus accrued and unpaid interest, if any, on all Notes or portions thereof to be redeemed on that date other than Notes or portions of Notes called for redemption that have been delivered by the

Issuer to the Trustee for cancellation. On and after the redemption date, interest shall cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent funds sufficient to pay the principal of, plus, accrued and unpaid interest, if any, on, the Notes or portions thereof to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture.

SECTION 3.08    Notes Redeemed in Part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. Upon surrender and cancellation of a Note that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the holder (at the Issuer’s expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered and cancelled (or if the Note is a Global Note, an adjustment shall be made to the “Schedule of Increases or Decreases in Global Note” attached thereto in accordance with the applicable procedures of the Depositary).

ARTICLE IV

COVENANTS

SECTION 4.01    Payment of Notes. The Issuer shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. An installment of principal of or interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds as of 11:00 a.m. New York City time money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the holders on that date pursuant to the terms of this Indenture.

The Issuer shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate borne by the Notes to the extent lawful.

SECTION 4.02    Reports and Other Information.

(a)    For so long as any Notes are outstanding, the Issuer shall deliver to the Trustee a copy of all of the information and reports referred to below:

(i)    within 15 days after the time period specified in the SEC’s rules and regulations for non-accelerated filers, annual reports of the Reporting Entity (as defined below) for such fiscal year containing the information that would have been required to be contained in an annual report on Form 10-K (or any successor or comparable form) if the Reporting Entity had been a reporting company under the Exchange Act, except to the extent permitted to be excluded by the SEC;

(ii)    within 15 days after the time period specified in the SEC’s rules and regulations for non-accelerated filers, quarterly reports of the Reporting Entity for such fiscal quarter containing the information that would have been required to be contained in a quarterly report on Form 10-Q (or any successor or comparable form) if the Reporting Entity had been a reporting company under the Exchange Act, except to the extent permitted to be excluded by the SEC; and

(iii)    within 15 days after the time period specified in the SEC’s rules and regulations for filing current reports on Form 8-K, current reports of the Reporting Entity containing substantially all of the information that would be required to be filed in a current report on Form 8-K under the Exchange Act on the Issue Date pursuant to Sections 1, 2, and 4, Items 5.01, 5.02(a), (b) and (c) and Item 9.01(a) and (b) (only to the extent relating to any of the foregoing) of Form 8-K if the Reporting Entity had been a reporting company under the Exchange Act; provided, however, that no such current reports (or Items thereof or all or a portion of the financial statements that would have otherwise been required thereby) will be required to be delivered (or included) if the Issuer determines in its good faith judgment that such event (or information) is not material to holders or the business, assets, operations, financial position or prospects of the Issuer and its Restricted Subsidiaries, taken as a whole.

In addition to providing such information to the Trustee, the Issuer shall make available to the holders, prospective investors, market makers affiliated with any initial purchaser of the Notes and securities analysts the information required to be provided pursuant to the foregoing clauses (i), (ii) and (iii), by posting such information to its website (or the website of any of the Issuer’s parent companies, including the Reporting Entity) or on IntraLinks or any comparable online data system or website.

Notwithstanding the foregoing, (A) neither the Issuer nor another Reporting Entity will be required to deliver any information, certificates or reports that would otherwise be required by (i) Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 or 308 of Regulation S-K or (ii) Item 10(e) of Regulation S-K promulgated by the SEC with respect to any non-generally accepted accounting principles financial measures contained therein, (B) such reports will not be required to contain financial information required by Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X or include any exhibits or certifications required by Form 10-K, Form 10-Q or Form 8-K (or any successor or comparable forms) or related rules under Regulation S-K, (C) such reports shall be subject to exceptions, exclusions and other differences consistent with the presentation of financial and other information in the Offering Circular and shall not be required to present compensation or beneficial ownership information and (D) trade secrets and other proprietary information may be excluded from any disclosures.

(b)    The financial statements, information and other documents required to be provided as described in this Section 4.02 may be those of (i) the Issuer or (ii) any direct or indirect parent of the Issuer (any such entity described in clause (i) or (ii), a “Reporting Entity”), so long as in the case of clause (ii) either (1) such direct or indirect parent of the Issuer shall not conduct, transact or otherwise engage, or commit to conduct, transact or otherwise engage, in any business or operations other than its direct or indirect ownership of all of the Equity Interests in, and its management of, the Issuer or (2) if otherwise, the financial information so delivered shall be accompanied by a reasonably detailed description of the quantitative differences between the information relating to such parent, on the one hand, and the information relating to the Issuer and its Restricted Subsidiaries on a standalone basis, on the other hand.

(c)    The Issuer shall make such information available electronically to prospective investors upon request. The Issuer shall, for so long as any Notes remain outstanding during any period when neither it nor another Reporting Entity is subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the SEC with certain information pursuant to Rule 12g3-2(b) of the Exchange Act, furnish to the holders of the Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(d)    Notwithstanding the foregoing, the Issuer shall be deemed to have delivered such reports and information referred to in this Section 4.02 to the holders, prospective investors, market makers, securities analysts and the Trustee for all purposes of this Indenture if the Issuer or another Reporting Entity has filed such reports with the SEC via the EDGAR filing system (or any successor system) and such reports are publicly available. In addition, the requirements of this Section 4.02 shall be deemed satisfied and the Issuer will be deemed to have delivered such reports and information referred to this Section 4.02 to holders, prospective investors, market makers and securities analysts for all purposes of this Indenture by the posting of reports and information that would be required to be provided on the Issuer’s website (or that of any of the Issuer’s parent companies, including the Reporting Entity).The Trustee shall have no obligation to monitor whether the Issuer posts such reports, information and documents on the Issuer’s website (or that of any of the Issuer’s parent companies, including the Reporting Entity) or the SEC’s EDGAR service, or collect any such information from the Issuer’s (or any of the Issuer’s parent companies’) website or the SEC’s EDGAR service. The Trustee shall have no liability or responsibility for the content, filing or timeliness of any report or other information delivered or filed under or in connection with this Indenture or the transactions contemplated thereunder.

(e)    The Issuer shall hold quarterly conference calls, beginning with the first full fiscal quarter ending after the Issue Date, for all holders of the Notes, prospective investors, market makers affiliated with any initial purchaser of the Notes and securities analysts to discuss such financial information no later than ten Business Days after the distribution of such information required by clauses (i) or (ii) of Section 4.02(a) and, prior to the date of each such conference call, the Issuer shall announce the time and date of such conference call and either include all information necessary to access the call or inform holders of the Notes, prospective investors, market makers affiliated with any initial purchaser of the Notes and securities analysts how they can obtain such information, including, without limitation, the applicable password or login information (if applicable).

(f)    Delivery of such reports, information and documents to the Trustee pursuant to this Section 4.02 and the Trustee’s receipt thereof shall not constitute actual or constructive knowledge of, or written notice to, the Trustee with respect to any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to rely conclusively on the Officer’s Certificates). The Trustee is under no duty to examine such reports, information or documents to ensure compliance with the provision of this Indenture or to ascertain the correctness or otherwise of the information or the statements contained therein.

SECTION 4.03    Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

(a)    (i) The Issuer shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock; and (ii) the Issuer shall not permit any of the Restricted Subsidiaries (other than a Subsidiary Guarantor) to issue any shares of Preferred Stock; provided, however, that the Issuer and any Subsidiary Guarantor may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary of the Issuer that is not a Subsidiary Guarantor may Incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock or issue shares of Preferred Stock, in each case if the Fixed Charge Coverage Ratio of the Issuer for the most recently ended four full fiscal quarters for which financial statements have been delivered to the Trustee immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided, further, that any Restricted Subsidiary that is not a Subsidiary Guarantor may not Incur Indebtedness or issue shares of Disqualified Stock or Preferred Stock in excess of a principal amount or liquidation preference at the time of Incurrence, when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock or Preferred Stock then outstanding and Incurred by a Restricted Subsidiary that is not a Subsidiary Guarantor pursuant to this Section 4.03(a), together with any Refinancing Indebtedness thereof pursuant to Section 4.03(b)(xv), equal to, after giving pro forma effect to such Incurrence (including pro forma effect to the application of the net proceeds therefrom), $25.0 million (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount).

(b)    The limitations set forth in Section 4.03(a) shall not apply to:

(i)    (x) the Incurrence by the Issuer and the Subsidiary Guarantors of Indebtedness under ABL Credit Facilities in an aggregate principal amount at any one time outstanding not to exceed the ABL Lien Cap, and (y) the Incurrence by the Issuer and the Subsidiary Guarantors of Priority Lien Debt in an aggregate principal amount (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) at any one time outstanding not to exceed the Priority Lien Cap and, in each case, any related guarantees thereof;

(ii)    the Incurrence by the Issuer and the Subsidiary Guarantors of Indebtedness represented by the Notes and the Subsidiary Guarantees issued on the Issue Date up to an aggregate principal amount outstanding at the time of Incurrence that does not exceed $350.0 million;

(iii)    Indebtedness existing on the Issue Date (other than Indebtedness described in clauses (i) and (ii));

(iv)    Indebtedness (including Capitalized Lease Obligations) Incurred by the Issuer or any Restricted Subsidiary, Disqualified Stock issued by the Issuer or any Restricted Subsidiary and Preferred Stock issued by any Restricted Subsidiary to finance (whether prior to or within 270 days after) the acquisition, lease, construction, installation, repair, replacement or improvement of property (real or personal), equipment or other asset (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount that, when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock or Preferred Stock then outstanding and Incurred pursuant to this clause (iv), together with any Refinancing Indebtedness in respect thereof Incurred pursuant to clause (xv) below, does not exceed the greater of $100.0 million and 10.0% of Consolidated Total Assets (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount);

(v)    Indebtedness Incurred by the Issuer or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business, including without limitation letters of credit in respect of workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from governmental authorities, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims;

(vi)    Indebtedness arising from agreements of the Issuer or any Restricted Subsidiary providing for indemnification, adjustment of acquisition or purchase price or similar obligations (including earn-outs), in each case, Incurred or assumed in connection with any Investments or any acquisition or disposition of any business, assets or a Subsidiary not prohibited by this Indenture, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(vii)    Indebtedness of the Issuer to a Restricted Subsidiary; provided that (except in respect of intercompany current liabilities Incurred in the ordinary course of business in connection with the cash management, tax and accounting operations of the Issuer and its Subsidiaries) any such Indebtedness owed by the Issuer to a Restricted Subsidiary that is not a Subsidiary Guarantor is subordinated in right of payment to the obligations of the Issuer under the Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary holding such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien but not the transfer thereof upon foreclosure) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (vii);

(viii)    shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any

Capital Stock or any other event which results in any Restricted Subsidiary that holds such shares of Preferred Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock not permitted by this clause (viii);

(ix)    Indebtedness of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided that if a Subsidiary Guarantor owes such Indebtedness to a Restricted Subsidiary that is not a Subsidiary Guarantor (except in respect of intercompany current liabilities Incurred in the ordinary course of business in connection with the cash management, tax and accounting operations of the Issuer and its Subsidiaries), such Indebtedness is subordinated in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary holding such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien but not the transfer thereof upon foreclosure) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (ix);

(x)    Swap Obligations that are not Incurred for speculative purposes;

(xi)    obligations in respect of self-insurance and obligations (including reimbursement obligations with respect to letters of credit, bank guarantees, warehouse receipts and similar instruments) in respect of performance, bid, appeal and surety bonds, performance and completion guarantees and similar obligations provided by the Issuer or any Restricted Subsidiary in the ordinary course of business or consistent with past practice or industry norm, including those incurred to secure health, safety and environmental obligations in the ordinary course of business or consistent with past practice or industry norm;

(xii)    Indebtedness or Disqualified Stock of the Issuer or Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and Incurred pursuant to this clause (xii), together with any Refinancing Indebtedness in respect thereof Incurred pursuant to clause (xv) below, does not exceed the greater of $100.0 million and 10.0% of Consolidated Total Assets (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount);

(xiii)    Indebtedness or Disqualified Stock of the Issuer or any Restricted Subsidiary and Preferred Stock of any Restricted Subsidiary in an aggregate principal amount or liquidation preference outstanding at the time of Incurrence, together with Refinancing Indebtedness in respect thereof Incurred pursuant to clause (xv) hereof, not greater than an amount equal to 100% of the amount of net cash proceeds received by the Issuer and its Restricted Subsidiaries since immediately after the Issue Date from the issue or sale for cash of Equity Interests of the Issuer or any direct or indirect parent entity of the Issuer (which cash proceeds are contributed to the Issuer or any Restricted Subsidiary) or cash contributed to the capital of the Issuer (in each case other than proceeds of Disqualified Stock or sales of Equity Interests to, or contributions received from, the Issuer or any of its Subsidiaries) to the extent such net cash proceeds or cash have not been applied to increase the calculation of the Cumulative Credit pursuant to clauses (2) or (3) of the definition thereof or applied to make Restricted Payments specified in Section 4.04(b)(ix) or to make Permitted Investments specified in clause (12) of the definition thereof (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount);

(xiv)    any guarantee by the Issuer or any Restricted Subsidiary of Indebtedness or other obligations of the Issuer or any Restricted Subsidiary so long as the Incurrence of such Indebtedness or other obligations by the Issuer or such Restricted Subsidiary is permitted under the terms of this Indenture; provided that (A) if such Indebtedness is by its express terms subordinated in right of payment to the Notes or the Subsidiary Guarantee of the Issuer or such Restricted Subsidiary, as applicable, any such guarantee with respect to such Indebtedness shall be subordinated in right of payment to the Notes or such Subsidiary Guarantee, as applicable, substantially to the same extent as such Indebtedness is subordinated to the Notes or the Subsidiary Guarantee, as applicable, and (B) if such guarantee is of Indebtedness of the Issuer, such guarantee is Incurred in accordance with, or not in contravention of, Section 4.11 solely to the extent Section 4.11 is applicable;

(xv)    Indebtedness or Disqualified Stock of the Issuer or any Restricted Subsidiary or Preferred Stock of a Restricted Subsidiary that serves to replace, refund, refinance or defease any Indebtedness (or unutilized commitments in respect of Indebtedness (only to the extent the committed amount (i) could have been Incurred on the date of initial Incurrence and was deemed Incurred at such time for the purposes of this covenant or (ii) could have been Incurred other than as Refinancing Indebtedness on the date of such replacement, refunding or refinancing)) Incurred or Disqualified Stock or Preferred Stock issued as permitted under Section 4.03(a) and clauses(i)(y), (ii), (iii), (iv), (xii), (xiii), (xv), (xvi), (xx), (xxiii) and (xxvii) of this Section 4.03(b) up to the outstanding principal amount (or, if applicable, the liquidation preference, face amount, or the like) or, if greater, committed amount (only to the extent the committed amount (i) could have been Incurred on the date of initial Incurrence and was deemed Incurred at such time for the purposes of this Section 4.03 or (ii) could have been Incurred other than as Refinancing Indebtedness on the date of such replacement, refunding or refinancing) of such Indebtedness or Disqualified Stock or Preferred Stock, in each case at the time such Indebtedness was Incurred or Disqualified Stock or Preferred Stock was issued or committed pursuant to Section 4.03(a) or clauses (i)(y), (ii), (iii), (iv), (xii), (xiii), (xv), (xvi), (xx), (xxiii) and (xxvii) of this Section 4.03(b), or any Indebtedness, Disqualified Stock or Preferred Stock Incurred to so replace, refund, refinance or defease such Indebtedness (or such unutilized commitments in respect of Indebtedness), Disqualified Stock or Preferred Stock, plus any additional Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay premiums (including tender premiums), accrued and unpaid interest, expenses, defeasance costs and fees in connection therewith (subject to the following proviso, “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(1)    has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being replaced, refunded, refinanced or defeased and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Indebtedness, Disqualified Stock and Preferred Stock being replaced, refunded, refinanced or defeased that were due on or after the date that is one year following the last maturity date of any Notes then outstanding were instead due on such date (provided that this subclause (1) will not apply to any replacement, refunding, refinancing or defeasance of any Secured Indebtedness);

(2)    to the extent such Refinancing Indebtedness refinances (a) Indebtedness subordinated in right of payment to the Notes or a Subsidiary Guarantee, as applicable, such Refinancing Indebtedness is subordinated in right of payment to the Notes or the Subsidiary Guarantee, as applicable, or (b) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness is Disqualified Stock or Preferred Stock; and

(3)    shall not include (x) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor that refinances Indebtedness of the Issuer or a Subsidiary Guarantor, or (y) Indebtedness of the Issuer or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary;

(xvi)    Indebtedness, Disqualified Stock or Preferred Stock of (A) the Issuer or any Restricted Subsidiary Incurred to finance an acquisition or (B) Persons that are acquired by the Issuer or any Restricted Subsidiary or merged, consolidated or amalgamated with or into the Issuer or any Restricted Subsidiary in accordance with the terms of this Indenture; provided that after giving effect to such acquisition or merger, consolidation or amalgamation, either:

(1)    the Issuer would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.03(a); or

(2)    the Fixed Charge Coverage Ratio of the Issuer would be no less than immediately prior to such acquisition or merger, consolidation or amalgamation;

provided, further, that the aggregate principal amount of Indebtedness of Restricted Subsidiaries that are not Subsidiary Guarantors Incurred under this clause (xvi) (solely if Incurred in contemplation of such acquisition or merger, consolidation or amalgamation) and outstanding at the time of Incurrence, together with any Refinancing Indebtedness in respect thereof Incurred pursuant to clause (xv) hereof, shall not exceed $25.0 million (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount);

(xvii)    Indebtedness in connection with Permitted Securitization Financings;

(xviii)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its Incurrence;

(xix)    Indebtedness of the Issuer or any Restricted Subsidiary (i) supported by a letter of credit or bank guarantee issued pursuant to the Credit Agreement, in a principal amount not in excess of the stated amount of such letter of credit or (ii) in respect of cash management services in the ordinary course of business or consistent with past practice or industry norm;

(xx)    Indebtedness of Restricted Subsidiaries that are not Subsidiary Guarantors; provided, however, that the aggregate principal amount of Indebtedness Incurred under this clause (xx), when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (xx), together with Refinancing Indebtedness in respect thereof Incurred pursuant to clause (xv) hereof, does not exceed the greater of $25.0 million and 2.5% of Consolidated Total Assets (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount);

(xxi)    Indebtedness of the Issuer or any Restricted Subsidiary consisting of (A) the financing of insurance premiums or (B) take-or-pay obligations contained in supply or other arrangements, in each case, in the ordinary course of business or consistent with past practice or industry norm;

(xxii)    Indebtedness consisting of Indebtedness issued by the Issuer or a Restricted Subsidiary to current or former officers, directors and employees thereof or any direct or indirect parent thereof, or their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any direct or indirect parent of the Issuer to the extent permitted by Section 4.04;

(xxiii)    Indebtedness of, Incurred on behalf of, or representing guarantees of Indebtedness of, joint ventures of the Issuer and any Restricted Subsidiary; provided, however, that the aggregate principal amount of Indebtedness Incurred under this clause (xxiii), when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (xxiii) at the time of Incurrence, together with any Refinancing Indebtedness in respect thereof Incurred pursuant to clause (xv) hereof, does not exceed $35.0 million (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount);

(xxiv)    guarantees by the Issuer and its Restricted Subsidiaries of Indebtedness under customer financing lines of credit entered into in the ordinary course of business or consistent with past practice or industry norm;

(xxv)    Indebtedness in respect of Obligations of the Issuer or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are Incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business or consistent with past practice or industry norm and not in connection with the borrowing of money or any Swap Obligations;

(xxvi)    Indebtedness of the Issuer or any Restricted Subsidiary to or on behalf of any joint venture (regardless of the form of legal entity) that is not a Restricted Subsidiary arising in the ordinary course of business in connection with the cash management operations (including with respect to intercompany self-insurance arrangements) of the Issuer and its Restricted Subsidiaries; and

(xxvii)    the Incurrence by the Issuer and the Subsidiary Guarantors of Junior Lien Debt in an aggregate principal amount (with letters of credit and bankers’ acceptances issued thereunder being deemed to have a principal amount equal to the face amount thereof) at any one time outstanding not to exceed the Junior Lien Cap and any related guarantees thereof.

(c)    For purposes of determining compliance with this Section 4.03:

(1)    in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (i) through (xxvii) of Section 4.03(b) above (or any portion thereof) or is entitled to be Incurred or issued pursuant to Section 4.03(a), then the Issuer may, in its sole discretion, divide, classify or reclassify, or later divide, classify or reclassify (as if Incurred at such later time), such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) in any manner that complies with this Section 4.03; provided, that (x) all ABL Debt will be deemed to have been Incurred in reliance on the exception provided by clause (i)(x) above, (y) all Priority Lien Debt Incurred in reliance on the exception provided in clause (i)(y) above under clause (i) of the definition of Priority Lien Cap or Junior Lien Cap shall be deemed Incurred under such clause (i) of such definition and may not later be reclassified to clause (ii) of such definitions, and (z) the Notes and the Subsidiary Guarantees outstanding on the Issue Date shall be Incurred under clause (ii) above and, in each case, may not be reclassified;

(2)    at the time of Incurrence, division, classification or reclassification, the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the categories of Indebtedness described in Section 4.03(a) or clauses (i) through (xxvii) of Section 4.03(b) (or any portion thereof) without giving pro forma effect to the Indebtedness Incurred, divided, classified or reclassified pursuant to any other clause or paragraph of Section 4.03 (or any portion thereof) when calculating the amount of Indebtedness that may be Incurred, divided, classified or reclassified pursuant to any such clause or paragraph (or any portion thereof) at such time; and

(3)    in connection with the Incurrence or issuance, as applicable, of (x) revolving loan Indebtedness under this Section 4.03 or (y) any commitment relating to the Incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Stock under this Section 4.03 and the granting of any Lien to secure such Indebtedness, the Issuer or applicable Restricted Subsidiary may designate such Incurrence or issuance and the granting of any Lien therefor as having occurred on the date of first Incurrence of such revolving loan Indebtedness or commitment (such date, the “Deemed Date”), and any related subsequent actual Incurrence or issuance and granting of such Lien therefor will be deemed for all purposes under this Indenture to have been Incurred or issued and granted on such Deemed Date, including, without limitation, for purposes of calculating the Fixed Charge Coverage Ratio, usage of any baskets hereunder (if applicable), the Total Indebtedness Leverage Ratio, the Secured Leverage Ratio, the Priority Secured Leverage Ratio and EBITDA (and all such calculations on and after the Deemed Date until the termination or funding of such commitment shall be made on a pro forma basis giving effect to the deemed Incurrence or issuance, the granting of any Lien therefor and related transactions in connection therewith).

Accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as applicable, amortization of original issue discount or deferred financing costs, the reclassification of Preferred Stock as Indebtedness due to a change in accounting principles, the accretion of original issue discount or deferred financing costs or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness described in clause (3) of the definition of Indebtedness will not be deemed to be an Incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 4.03. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 4.03.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt. However, if the Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and the refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of the refinancing, the U.S. dollar-denominated restriction will be deemed not to have been exceeded so long as the principal amount of the refinancing Indebtedness does not exceed the principal amount of the Indebtedness being refinanced.

Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that the Issuer and its Restricted Subsidiaries may Incur pursuant to this Section 4.03 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, will be calculated based on the currency exchange rate applicable to the currencies in which the respective Indebtedness is denominated that is in effect on the date of the refinancing.

SECTION 4.04    Limitation on Restricted Payments.

(a)    The Issuer shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly:

(i)    declare or pay any dividend or make any distribution on account of any of the Issuer’s or any of the Restricted Subsidiaries’ Equity Interests, including any payment made in connection with any merger, amalgamation or consolidation involving the Issuer (other than (A) dividends or distributions payable solely in Equity Interests (other than Disqualified Stock) of the Issuer or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of Equity Interests issued by a Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of Equity Interests);

(ii)    purchase or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer;

(iii)    make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity, any Subordinated Indebtedness of the Issuer or any Subsidiary Guarantor (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B) Indebtedness permitted under clauses (vii) and (ix) of Section 4.03(b)); or

(iv)    make any Restricted Investment

(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1)    no Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(2)    immediately after giving effect to such transaction on a pro forma basis, the Issuer could Incur $1.00 of additional Indebtedness under Section 4.03(a); and

(3)    such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and the Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clause (vi)(C) of Section 4.04(b), but excluding all other Restricted Payments permitted by Section 4.04(b)), is less than the amount equal to the Cumulative Credit outstanding at such time.

(b)    The provisions of Section 4.04(a) shall not prohibit:

(i)    the payment of any dividend or distribution or the consummation of any redemption within 60 days after the date of declaration thereof or the giving notice thereof, as applicable, if at the date of declaration or the giving notice of such redemption, as applicable, such payment would have complied with the provisions of this Indenture;

(ii)    (A) the repayment, redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) or Subordinated Indebtedness of the Issuer, any direct or indirect parent of the Issuer or any Subsidiary Guarantor in exchange for, or out of the proceeds of, the substantially concurrent sale of, Equity Interests of the Issuer or any direct or indirect parent of the Issuer or contributions to the equity capital of the Issuer (other than any Disqualified Stock or any Equity Interests sold to a Subsidiary of the Issuer) (collectively, including any such contributions, “Refunding Capital Stock”),

(B)    the declaration and payment of dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of Refunding Capital Stock, and

(C)    if immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted under clause (vi) of this Section 4.04(b) and not made pursuant to clause (ii)(B), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Retired Capital Stock immediately prior to such retirement;

(iii)    the redemption, repurchase, defeasance, or other acquisition or retirement of Subordinated Indebtedness of the Issuer or any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Subsidiary Guarantor which is Incurred in accordance with Section 4.03 so long as:

(A)    the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable), plus any accrued and unpaid interest, of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired, any tender premiums, plus any defeasance costs, fees and expenses incurred in connection therewith),

(B)    such Indebtedness is subordinated to the Notes or the related Subsidiary Guarantee of such Subsidiary Guarantor, as the case may be, at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, defeased, acquired or retired for value,

(C)    such Indebtedness has a final scheduled maturity date equal to or later than the earlier of (x) the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and (y) 91 days following the last maturity date of any Notes then outstanding,

(D)    such Indebtedness has a Weighted Average Life to Maturity at the time Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Subordinated Indebtedness being redeemed, repurchased, defeased, acquired or retired that were due on or after the date that is one year following the last maturity date of any Notes then outstanding were instead due on such date; and

(E)    if the Subordinated Indebtedness to be refinanced is secured, the Liens securing such new Subordinated Indebtedness have a Lien priority on the Collateral equal to or junior to the Liens securing the Indebtedness being refinanced;

(iv)    a Restricted Payment to pay for the repurchase, redemption, retirement or other acquisition for value of Equity Interests of the Issuer or any direct or indirect parent of the Issuer held by any future, present or former employee, director, officer or consultant of the Issuer or any direct or indirect parent of the Issuer or any Subsidiary of the Issuer pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided, however, that the aggregate Restricted Payments made under this clause (iv) do not exceed $7.5 million in any calendar year; provided, further, however, that such amount in any calendar year may be increased by an amount not to exceed:

(A)    the cash proceeds received by the Issuer or any of the Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) of the Issuer or any direct or indirect parent of the Issuer (to the extent contributed to the Issuer) to employees, directors, officers or consultants of the Issuer and the Restricted Subsidiaries or any direct or indirect parent of the Issuer that occurs after the Issue Date (provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under clause (3) of the definition of Cumulative Credit), plus

(B)    the cash proceeds of key man life insurance policies received by the Issuer or any direct or indirect parent of the Issuer (to the extent contributed to the Issuer) or the Restricted Subsidiaries after the Issue Date;

provided, that the Issuer may elect to apply all or any portion of the aggregate increase contemplated by clauses (A) and (B) above in any calendar year; and provided, further, that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from any present or former employees, directors, officers or consultants of the Issuer, any Restricted Subsidiary or any direct or indirect parent of the Issuer in connection with a repurchase of Equity Interests of the Issuer or any direct or indirect parent of the Issuer will not be deemed to constitute a Restricted Payment for purposes of this Section 4.04;

(v)    the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Issuer or any Restricted Subsidiary issued or Incurred in accordance with Section 4.03;

(vi)    (A) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date;

(B)    a Restricted Payment to any direct or indirect parent of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of any direct or indirect parent of the Issuer issued after the Issue Date; provided that the aggregate amount of dividends declared and paid pursuant to this clause (B) does not exceed the net cash proceeds actually received by the Issuer from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date; and

(C)    the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to Section 4.04(b)(ii);

provided, however, in the case of each of clauses (A) and (C) above of this clause (vi), that for the most recently ended four full fiscal quarters for which financial statements have been delivered to the Trustee immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions and treating such Designated Preferred Stock as Indebtedness for borrowed money for such purpose) on a pro forma basis (including a pro forma application of the net proceeds therefrom), the Issuer would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(vii)    Investments in joint ventures or Unrestricted Subsidiaries having an aggregate Fair Market Value (as determined in good faith by the Issuer), taken together with all other Investments made pursuant to this clause (vii) that are at that time outstanding, not to exceed the sum of (a) the greater of $50.0 million and 5.0% of Consolidated Total Assets and (b) an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received in respect of any such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (vii) is made in any Person that is not the Issuer or a Restricted Subsidiary at the date of the making of such Investment and such Person becomes the Issuer or a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) of the definition of Permitted Investments and shall cease to have been made pursuant to this clause (vii) for so long as such Person continues to be the Issuer or a Restricted Subsidiary;

(viii)    Restricted Payments (or a Restricted Payment to any such direct or indirect parent of the Issuer to fund the payment by such direct or indirect parent of the Issuer of Restricted Payments) of up to $15.0 million per annum for the payment of dividends on account of, or repurchases of, Equity Interests;

(ix)    Restricted Payments that are made with (or in an aggregate amount that does not exceed the aggregate amount of) Excluded Contributions;

(x)    Restricted Payments in an aggregate amount, when taken together with all other Restricted Payments made pursuant to this clause (x) that are at that time outstanding, not to exceed $40.0 million;

(xi)    the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than any Unrestricted Subsidiary whose principal assets consist of cash and Cash Equivalents to the extent such cash and Cash Equivalents were invested in such Unrestricted Subsidiary pursuant to an Investment made pursuant to clause (vii) above or a Permitted Investment);

(xii)    [Reserved;]

(xiii)    [Reserved;]

(xiv)    repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(xv)    any consideration, payment, dividend, distribution or other transfer in connection with a Permitted Securitization Financing;

(xvi)    Restricted Payments by the Issuer or any Restricted Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Equity Interests of any such Person;

(xvii)    the repurchase, redemption or other acquisition or retirement for value of any Preferred Stock or any Subordinated Indebtedness pursuant to provisions similar to those described in Section 4.06 and Section 4.08; provided that all Notes tendered by holders of the Notes in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(xviii)    payments or distributions to dissenting stockholders or stockholders exercising appraisal rights pursuant to applicable law or as a result of the settlement of any stockholder claims or action (whether actual, contingent or potential), pursuant to or in connection with a consolidation, amalgamation, merger or transfer of all or substantially all of the assets of the Issuer and the Restricted Subsidiaries, taken as a whole, that complies with Section 5.01; provided that as a result of such consolidation, amalgamation, merger or transfer of assets referred to in clause (xviii), the Issuer shall have made a Change of Control Offer (if required by this Indenture) and that all Notes tendered by holders in connection with such Change of Control Offer have been repurchased, redeemed or acquired for value;

(xix)    any Restricted Payment made in connection with the Transactions and the payment of fees and expenses Incurred in connection with the Transactions, or owed by the Issuer or Restricted Subsidiaries of the Issuer to Affiliates, whether payable on the Issue Date or thereafter, in each case to the extent permitted or not prohibited by Section 4.07; and

(xx)    any Restricted Payment so long as, immediately after giving effect to such Restricted Payment, the Total Indebtedness Leverage Ratio for the most recently ended four fiscal quarters for which financial statements have been delivered to the Trustee immediately preceding such Restricted Payment is not greater than 1.50 to 1.00 on a pro forma basis;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (vi)(B), (vii), (viii), (x), and (xx) of this Section 4.04(b), no Event of Default shall have occurred and be continuing or would occur as a consequence thereof; provided, further, that any Restricted Payments made with property other than cash shall be calculated using the Fair Market Value (as determined in good faith by the Issuer) of such property.

Notwithstanding the foregoing, prior to declaring or making any Restricted Payment in reliance on the definition of Cumulative Credit or Section 4.04(b)(xx), the Issuer shall commence an offer to repurchase (a “Restricted Payment Offer”) an aggregate principal amount of the Notes equal to the amount of the proposed Restricted Payment to be made in reliance on the definition of Cumulative Credit or Section 4.04(b)(xx), as the case may be. Each Restricted Payment Offer shall be made at a price (expressed as a percentage of principal amount thereof) equal to 103%, plus accrued and unpaid interest, if any, to, but excluding the date of purchase (subject to the right of holders of record on the relevant Record Date to receive interest due on an Interest Payment Date). Each holder will have the right to decline its pro rata portion of any Restricted Payment Offer (the aggregate principal amount of Notes that decline, the “Declined Amounts”). Any Declined Amounts may be retained by the Issuer and used for any purpose not otherwise prohibited by this Indenture, including the making of Restricted Payments, at any time or from time to time, in reliance on the definition of Cumulative Credit and Section 4.04(b)(xx) to the extent permitted thereunder. For the avoidance of doubt, no Restricted Payment Offer will be required to be made with any Declined Amounts that are used, at any time or from time to time, to make a Restricted Payment in reliance on the definition of Cumulative Credit and Section 4.04(b)(xx).

Example: If the Issuer proposes to declare or make a Restricted Payment equal to $10.0 million in reliance on the definition of Cumulative Credit or under Section 4.04(b)(xx), prior to declaring or making such Restricted Payment the Issuer shall commence a Restricted Payment Offer to all holders on a pro rata basis to repurchase an aggregate principal amount of notes of $10.0 million at a price (expressed as a percentage of principal amount thereof) equal to 103%, plus accrued and unpaid interest, if any, to, but excluding the date of purchase and, (x) to the extent $10.0 million (or more) of notes are tendered and repurchased in such offer, upon commencement of such Restricted Payment Offer, the Issuer shall be permitted to make Restricted Payments up to $10.0 million, and (y) to the extent $5.0 million of notes are tendered and repurchased (and $5.0 million become Declined Amounts), upon commencement of such Restricted Payment Offer, the Issuer shall be permitted to make Restricted Payments up to $10.0 million and upon such repurchase, the Issuer shall be permitted to make an additional $5.0 million of Restricted Payments from such Declined Amounts (subject to compliance with the requirements of the definition of Cumulative Credit or Section 4.04(b)(xx)) and no Restricted Payment Offer will be required to be made with respect to Restricted Payments made from Declined Amounts.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Restricted Payment Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

If more Notes are tendered pursuant to a Restricted Payment Offer than the Issuer is required to purchase, selection of such Notes for purchase will be made by the Issuer in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed (and the Issuer shall notify the Trustee of any such listing), or if such Notes are not so listed, on a pro rata basis to the extent practicable, by lot or by such other method as the Issuer deems appropriate (and in such manner as complies with the requirements of the Despository, if applicable); provided that no Notes of a minimum of $2,000 or less shall be purchased in part.

Notices of a Restricted Payment Offer shall be mailed by the Issuer by first class mail, postage prepaid, or delivered electronically if held at the Depository, at least 30 but not more than 60 days before the purchase date to each holder of Notes at such holder’s registered address, with a copy to the Trustee (which notice shall include, among other things set forth in this Indenture, the amount of the Restricted Payment Offer and the amount of the proposed Restricted Payment in reliance on either of the definition of Cumulative Credit and Section 4.04(b)(xx)). If any Note is to be purchased in part only, any notice of purchase that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased.

In connection with any Restricted Payment Offer, the Issuer shall mail to each holder’s registered address, or deliver electronically if held by the Depository, with a copy to the Trustee a notice stating:

(i)     that a Restricted Payment Offer is being made and the aggregate amount of Notes subject to such Restricted Payment Offer and that such holder has the right to require the Issuer to repurchase a pro rata amount of such holder’s Notes at a repurchase price in cash equal to 103% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase (subject to the right of holders of record on the relevant Record Date to receive interest on the relevant Interest Payment Date);

(ii)    the circumstances and relevant facts about the proposed Restricted Payment necessitating the Issuer to commence such Restricted Payment Offer;

(iii)    the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed or delivered electronically); and

(iv)    the instructions determined by the Issuer, that a holder must follow in order to have its Notes purchased.

Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Issuer at the address specified in the notice at least three Business Days prior to the purchase date. The holders shall be entitled to withdraw their election if the Trustee or the Issuer receives not later than one Business Day prior to the purchase date a facsimile transmission or letter setting forth the name of the holder, the principal amount of the Note which was delivered for purchase by the holder and a statement that such holder is withdrawing his election to have such Note purchased. Holders whose Notes are purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

On the purchase date, all Notes purchased by the Issuer under this Section 4.04 shall be or caused to be delivered to the Trustee for cancellation, and the Issuer shall pay the purchase price plus accrued and unpaid interest, if any, to the holders entitled thereto.

Notes repurchased by the Issuer pursuant to a Restricted Payment Offer will have the status of Notes issued but not outstanding or will be retired and canceled at the option of the Issuer.

At the time the Issuer delivers or causes to be delivered Notes to the Trustee which are to be accepted for purchase, the Issuer shall also deliver an Officer’s Certificate stating that such Notes are to be accepted by the Issuer pursuant to and in accordance with the terms of this Section 4.04. A Note shall be deemed to have been accepted for purchase at the time the Issuer, directly or through an agent (which may be the Trustee), mails or delivers payment therefor to the surrendering holder.

Prior to any Restricted Payment Offer, the Issuer shall deliver to the Trustee an Officer’s Certificate stating that all conditions precedent contained herein to the right of the Issuer to make such offer have been complied with.

(c)    For purposes of determining compliance with this Section 4.04, (i) a Restricted Payment or Permitted Investment need not be permitted solely by reference to one category of permitted Restricted Payments (or any portion thereof) or Permitted Investments (or any portion thereof) described in the above clauses or the definitions thereof but may be permitted in part under any combination thereof and (ii) in the event that a Restricted Payment (or any portion thereof) or Permitted Investment (or any portion thereof) meets the criteria of one or more of the categories of permitted Restricted Payments (or any portion thereof) or Permitted Investments (or any portion thereof) described in the above clauses or the definitions thereof, the Issuer may, in its sole discretion, divide, classify or reclassify, or later divide, classify or reclassify, such permitted Restricted Payment (or any portion thereof) or Permitted Investment (or any portion thereof) in any manner that complies with this Section 4.04 and at the time of division, classification or reclassification will be entitled to only include the amount and type of such Restricted Payment (or any portion thereof) or Permitted Investment (or any portion thereof) in one of the categories of permitted Restricted Payments (or any portion thereof) or Permitted Investments (or any portion thereof) described in the above clauses or the definitions thereof. In the event that a Restricted Payment (or any portion thereof) or Permitted Investment (or any portion thereof) is divided, classified or reclassified under clause (xx) above or clause (26) of the definition of Permitted Investments (such clauses, the “Incurrence Clauses”), the determination of the amount of such Restricted Payment or Permitted Investment that may be made pursuant to the Incurrence Clauses shall be made without giving pro forma effect to any substantially concurrent Incurrence of Indebtedness to finance any other Restricted Payment (or any portion thereof) or Permitted Investment (or any portion thereof) divided, classified or reclassified under any of the above clauses or the definitions thereof other than an Incurrence Clause.

(d)    In connection with any commitment, definitive agreement or similar event relating to an Investment, the Issuer or applicable Restricted Subsidiary may designate such Investment as having occurred on the date of the commitment, definitive agreement or similar event relating thereto (such date, the “Election Date”) if, after giving pro forma effect to such Investment and all related transactions in connection therewith and any related pro forma adjustments, the Issuer or any of its Restricted Subsidiaries would have been permitted to make such Investment on the relevant Election Date in compliance with this Indenture, and any related subsequent actual making of such Investment will be deemed for all purposes under this Indenture to have been made on such Election Date, including, without limitation, for purposes of calculating any ratio, compliance with any test, usage of any baskets hereunder (if applicable) and EBITDA and for purposes of determining whether there exists any Default or Event of Default (and all such calculations on and after the Election Date until the termination, expiration, passing, rescission, retraction or rescindment of such commitment, definitive agreement or similar event shall be made on a pro forma basis giving effect thereto and all related transactions in connection therewith).

(e)    The Issuer will not permit any Restricted Subsidiary to become an Unrestricted Subsidiary except pursuant to the definition of Unrestricted Subsidiary. For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated on such date of designation will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of Investments. Such designation will only be permitted if a Restricted Payment or Permitted Investment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

SECTION 4.05    Dividend and Other Payment Restrictions Affecting Subsidiaries. The Issuer shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a)    (i) pay dividends or make any other distributions to the Issuer or any Restricted Subsidiary (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits; or (ii) pay any Indebtedness owed to the Issuer or any Restricted Subsidiary;

(b)    make loans or advances to the Issuer or any Restricted Subsidiary; or

(c)    sell, lease or transfer any of its properties or assets to the Issuer or any Restricted Subsidiary;

except in each case for such encumbrances or restrictions existing under or by reason of:

(1)    (A) contractual encumbrances or restrictions in effect on the Issue Date, and (B) contractual encumbrances or restrictions pursuant to the Credit Agreement and the other ABL Lien Documents, and, in each case, and any similar contractual encumbrances or restrictions or any amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings of such agreements or instruments not in contravention of the ABL Intercreditor Agreement.

(2)    this Indenture, the Notes, the Security Documents or the Subsidiary Guarantees and, in each case, and any similar contractual encumbrances or restrictions or any amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings of such agreements or instruments;

(3)    applicable law or any applicable rule, regulation or order;

(4)    any agreement or other instrument of a Person acquired by the Issuer or any Restricted Subsidiary which was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

(5)    contracts or agreements for the sale of assets, including any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary;

(6)    Secured Indebtedness otherwise permitted to be Incurred pursuant to Section 4.03 and Section 4.12 that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(7)    restrictions on cash or other deposits or net worth imposed by suppliers, customers or landlords under contracts entered into in the ordinary course of business or consistent with past practice or industry norm or arising in connection with any Permitted Liens;

(8)    customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business or consistent with past practice or industry norm;

(9)    purchase money obligations for property acquired and Capitalized Lease Obligations, operating leases and Mining Leases in the ordinary course of business that impose encumbrances or restrictions of the nature discussed in Section 4.05(c) above on the property so acquired;

(10)    customary provisions contained in leases, licenses and other similar agreements entered into in the ordinary course of business or consistent with past practice or industry norm;

(11)    in the case of Section 4.05(c) above, any encumbrance or restriction that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license (including without limitation, licenses of intellectual property) or other contracts;

(12)    any encumbrances or restrictions contained in any Permitted Securitization Document with respect to any Special Purpose Securitization Subsidiary;

(13)    other Indebtedness, Disqualified Stock or Preferred Stock (A) of the Issuer or any Restricted Subsidiary that is a Subsidiary Guarantor or a Foreign Subsidiary or (B) of any Restricted Subsidiary that is not a Subsidiary Guarantor or a Foreign Subsidiary so long as such encumbrances and restrictions contained in any agreement or instrument will not materially adversely affect the Issuer’s ability to make anticipated principal or interest payments on the Notes (as determined in good faith by the Issuer); provided that in the case of each of clauses (A) and (B), such Indebtedness, Disqualified Stock or Preferred Stock is permitted to be Incurred subsequent to the Issue Date pursuant to Section 4.03;

(14)    any Restricted Investment not prohibited by Section 4.04 and any Permitted Investment; or

(15)    any encumbrances or restrictions of the type referred to in Section 4.05(a), (b) or (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (14) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, not materially more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this Section 4.05, (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of loans or advances made to the Issuer or a Restricted Subsidiary to other Indebtedness Incurred by the Issuer or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

SECTION 4.06    Asset Sales.

(a)    The Issuer shall not, and shall not permit any of the Restricted Subsidiaries to, cause or make an Asset Sale, unless (x) the Issuer or any Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined in good faith by the Issuer) of the assets sold or otherwise disposed of and (y) at least 75% of the consideration for such Asset Sale received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of:

(i)    any liabilities (as shown on the Issuer’s or a Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of the Issuer or a Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets or that are otherwise cancelled or terminated in connection with the transaction with such transferee,

(ii)    any notes or other obligations or other securities or assets received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash within 180 days of the receipt thereof (to the extent of the cash received),

(iii)    Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, to the extent that the Issuer and each other Restricted Subsidiary are released from any guarantee of payment of such Indebtedness in connection with the Asset Sale,

(iv)    consideration consisting of Indebtedness of the Issuer or a Restricted Subsidiary (other than Subordinated Indebtedness) received after the Issue Date from Persons who are not the Issuer or any Restricted Subsidiary, and

(v)    any Designated Non-cash Consideration received by the Issuer or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value (as determined in good faith by the Issuer), taken together with all other Designated Non-cash Consideration received pursuant to this Section 4.06(a)(v) that is at that time outstanding, not to exceed the greater of $25.0 million and 2.5% of Consolidated Total Assets (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value), shall in each case be deemed to be Cash Equivalents for the purposes of this Section 4.06(a).

(b)    Within 365 days after the Issuer’s or any Restricted Subsidiary’s receipt of the Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary may apply the Net Proceeds from such Asset Sale, at its option:

(i)    to permanently prepay, repay, redeem, reduce or repurchase Indebtedness as follows:

(A)    if the assets subject to such Asset Sale constitute ABL Priority Collateral, to prepay, repay, redeem, reduce or purchase ABL Lien Obligations (which repayment need not be permanent);

(B)    if the assets subject to such Asset Sale constitute Notes Priority Collateral, to prepay, repay, redeem, reduce or purchase other Priority Lien Obligations on a pro rata basis with the Obligations under the Notes;

(C)    if the assets subject to such Asset Sale do not constitute Collateral, to prepay, repay, redeem, reduce or purchase Obligations under Indebtedness that does not constitute ABL Lien Obligations or Priority Lien Obligations of the Issuer or a Subsidiary Guarantor (and, if the Indebtedness prepaid, repaid, redeemed, reduced or purchased is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto); provided that the Issuer shall equally and ratably prepay, repay, redeem, reduce or purchase (or offer to prepay, repay, redeem, reduce or purchase, as applicable) Obligations under the Notes (and may elect to reduce other Priority Lien Debt or ABL Debt (with a permanent commitment reduction) on a pro rata basis; or

(D)    if the assets subject to such Asset Sale are the property or assets of a Non-Guarantor Restricted Subsidiary, to prepay, repay, redeem, reduce or purchase Indebtedness of such Non-Guarantor Restricted Subsidiary or Indebtedness of any other Non-Guarantor Restricted Subsidiary, other than Indebtedness owed to the Issuer or any Restricted Subsidiary; or

(ii)    to make an investment in any one or more businesses (provided that if such investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary of the Issuer or in an increase in the percentage ownership by the Issuer (or a Restricted Subsidiary) in such Restricted Subsidiary), assets, or property or capital expenditures, in each case (A) used or useful in a Similar Business or (B) that replace the properties and assets that are the subject of such Asset Sale or, in each case, to reimburse the cost of any of the foregoing incurred on or after the date on which the Asset Sale giving rise to such Net Proceeds was contractually committed; provided, that (i) to the extent the assets subject to such Asset

Sale constitute Notes Priority Collateral, such businesses, assets or property shall be pledged as Collateral, and (ii) to the extent the assets subject to such Asset Sale constitute ABL Priority Collateral, such businesses, assets or property shall be pledged as Collateral, in each case as set forth under Section 13.08 with the Lien on such Collateral securing the Notes being of the same priority with respect to the Notes as the Lien on the assets subject to the Asset Sale.

In the case of Section 4.06(b)(ii), a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Issuer or such Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment; provided that in the event such binding commitment is later canceled or terminated for any reason after the 365th day after the receipt of such Net Proceeds but before such Net Proceeds are so applied, then such Net Proceeds shall constitute Excess Proceeds unless the Issuer or such Restricted Subsidiary enters into another binding commitment (a “Second Commitment”) within 180 days of such cancellation or termination of the prior binding commitment; provided, further, that the Issuer or such Restricted Subsidiary may only enter into a Second Commitment under the foregoing provision one time with respect to each Asset Sale and to the extent such Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied or are not applied within 180 days of such Second Commitment, then such Net Proceeds shall constitute Excess Proceeds.

Pending the final application of any such Net Proceeds, the Issuer or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility or otherwise use such Net Proceeds in any manner not prohibited by this Indenture. If the Issuer has not applied any Net Proceeds from any Asset Sale as provided and within the time period set forth in the two immediately preceding paragraphs of this Section 4.06(b), then, in lieu of applying such Net Proceeds in such manner, such Net Proceeds (it being understood that any portion of such Net Proceeds used to make an offer to purchase Notes, as described in clause (i) of this Section 4.06(b), shall be deemed to have been so applied whether or not such offer is accepted) will be deemed to constitute “Excess Proceeds.” If the aggregate amount of Excess Proceeds exceeds $15.0 million, the Issuer shall make an offer to all holders of the Notes (and, at the option of the Issuer, to holders of any other Priority Lien Obligations) (an “Asset Sale Offer”) to purchase the maximum principal amount of Notes (and such other Priority Lien Obligations), that is at least $2,000 and an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or, in the event the Notes or such other Priority Lien Obligations were issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest, if any (or, in respect of such other Priority Lien Obligations, such lesser price, if any, as may be provided for by the terms of such other Priority Lien Obligations), to, but excluding, the date fixed for the closing of such offer, in accordance with the procedures set forth in this Section 4.06. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that the aggregate amount of Excess Proceeds exceeds $15.0 million by mailing, or delivering electronically if held by the Depository, the notice required pursuant to the terms of this Indenture, with a copy to the Trustee. The Issuer may, at its option, satisfy the foregoing obligations with respect to any Net Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Proceeds prior to the expiration of the relevant 365 days (or such longer period provided above) or with respect to Excess Proceeds of $15.0 million or less (it being understood that such Net Proceeds used to make an Asset Sale Offer shall satisfy the foregoing obligations with respect to Net Proceeds whether or not such offer is accepted). To the extent that the aggregate amount of Priority Lien Obligations tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for any purpose that is not prohibited by this Indenture and shall not be required to use them for any other purpose. If the aggregate principal amount of Priority Lien Obligations surrendered by holders thereof exceeds the amount of Excess Proceeds, the Issuer shall select the Notes to be purchased in the manner described in Section 4.06(e). Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero (regardless of whether there are any remaining Excess Proceeds upon such completion).

(c)    The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

(d)    Not later than the date upon which written notice of an Asset Sale Offer is delivered to the Trustee as provided above, the Issuer shall deliver to the Trustee an Officer’s Certificate as to (i) the amount of the Excess Proceeds, (ii) the allocation of the Net Proceeds from the Asset Sales pursuant to which such Asset Sale Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.06(b). On the Asset Sale Offer purchase date, the Issuer shall irrevocably deposit with the Trustee or with the applicable Paying Agent (or, if the Issuer or a Subsidiary is acting as the Paying Agent, segregate and hold in trust) an amount equal to the Asset Sale Offer purchase price to be paid in accordance with the provisions of this Section 4.06. Upon the expiration of the period for which the Asset Sale Offer remains open (the “Offer Period”), the Issuer shall deliver or cause to be delivered to the Trustee for cancellation the Notes or portions thereof that have been properly tendered to and are to be accepted by the Issuer. The Trustee (or the Paying Agent, if not the Trustee) shall, on the date of purchase, mail or deliver payment to each tendering holder in the amount of the purchase price. In the event that the Asset Sale Offer purchase price delivered by the Issuer to the Trustee or the applicable tender agent are greater than the purchase price of the Notes tendered, the Trustee or the applicable tender agent shall deliver the excess to the Issuer immediately after the expiration of the Offer Period for application in accordance with this Section 4.06.

(e)    Holders electing to have a Note purchased shall be required to surrender such Note, with an appropriate form duly completed, to the Issuer at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Issuer receives not later than one Business Day prior to the purchase date, a facsimile transmission or letter setting forth the name of the holder, the principal amount of the Note which was delivered by the holder for purchase and a statement that such holder is withdrawing his election to have such Note purchased. If at the end of the Offer Period more Priority Lien Obligations are tendered pursuant to an Asset Sale Offer than the Issuer is required to purchase, selection of such Priority Lien Obligations for purchase shall be made by the Issuer in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed (and the Issuer shall notify the Trustee of any such listing), or if such Notes are not so listed, on a pro rata basis to the extent practicable, by lot or by such other method as the Issuer deems appropriate (and in such manner as complies with the requirements of the Depository, if applicable); provided that no Notes of a minimum of $2,000 or less shall be purchased in part. Selection of such other Priority Lien Obligations (other than the Notes) shall be made pursuant to the terms of such other Priority Lien Obligations.

(f)    Notices of an Asset Sale Offer shall be mailed by the Issuer by first class mail, postage prepaid, or delivered electronically if held by the Depository, at least 30 but not more than 60 days before the purchase date to each holder of Notes at such holder’s registered address, with a copy to the Trustee. If any Note is to be purchased in part only, any notice of purchase that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased.

SECTION 4.07    Transactions with Affiliates.

(a)    The Issuer shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $10.0 million, unless:

(i)    such Affiliate Transaction is on terms that are not materially less favorable, when taken as a whole, to the Issuer or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and

(ii)    with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, the Issuer delivers to the Trustee a resolution adopted in good faith by the majority of the Board of Directors of the Issuer, approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (i) above.

(b)    The provisions of Section 4.07(a) shall not apply to the following:

(i)    transactions between or among the Issuer and/or any of the Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transaction) and any merger, consolidation or amalgamation of the Issuer and any direct parent of the Issuer; provided that such parent shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of the Issuer and such merger, consolidation or amalgamation is otherwise in compliance with the terms of this Indenture and effected for a bona fide business purpose;

(ii)    Restricted Payments permitted by Section 4.04 and Permitted Investments;

(iii)    the payment of reasonable and customary fees and compensation and reimbursement of expenses paid to, and indemnity and employment and severance arrangements provided on behalf of or for the benefit of, officers, directors, employees or consultants of the Issuer, any Restricted Subsidiary, or any direct or indirect parent of the Issuer;

(iv)    transactions in which the Issuer or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair, when taken as a whole, to the Issuer or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (i) of Section 4.07(a);

(v)    payments or loans (or cancellation of loans) to officers, directors, employees or consultants which are approved by a majority of the Board of Directors of the Issuer in good faith;

(vi)    any agreement as in effect as of the Issue Date or any amendment thereto (so long as any such agreement together with all amendments thereto, taken as a whole, is not more disadvantageous to the holders of the Notes in any material respect than the original agreement as in effect on the Issue Date, as determined in good faith by the Issuer) or any transaction contemplated thereby;

(vii)    the existence of, or the performance by the Issuer or any Restricted Subsidiary of its obligations under the terms of, any stockholders or other agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date, and any transaction, agreement or arrangement described in the Offering Circular and, in each case, any amendment thereto or similar transactions, agreements or arrangements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any Restricted Subsidiary of its obligations under, any future amendment to any such existing transaction, agreement or arrangement or under any similar transaction, agreement or arrangement entered into after the Issue Date shall only be permitted by this clause (vii) to the extent that the terms of any such existing transaction, agreement or arrangement together with all amendments thereto, taken as a whole, or new transaction, agreement or arrangement are not otherwise materially more disadvantageous to the holders of the Notes than the original transaction, agreement or arrangement as in effect on the Issue Date or described in the Offering Circular, as determined in good faith by the Issuer;

(viii)    the execution of the Transactions, and the payment of all fees, expenses, discounts and commissions related to the Transactions;

(ix)    (A) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business or consistent with past practice or industry norm and otherwise in compliance with the terms of this Indenture, which are fair to the Issuer and the Restricted Subsidiaries in the reasonable determination of the Board of Directors or the senior management of the Issuer, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party or (B) transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business or consistent with past practice or industry norm;

(x)    any transaction pursuant to any Permitted Securitization Financing;

(xi)    the issuance or transfer of Equity Interests (other than Disqualified Stock) of the Issuer to any Person;

(xii)    the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors of the Issuer or any direct or indirect parent of the Issuer or of a Restricted Subsidiary, as appropriate, in good faith;

(xiii)    [Reserved;]

(xiv)    any contribution to the capital of the Issuer;

(xv)    transactions permitted by, and complying with, Section 5.01;

(xvi)    transactions between the Issuer or any Restricted Subsidiary and any Person, a director of which is also a director of the Issuer or any direct or indirect parent of the Issuer; provided, however, that such director abstains from voting as a director of the Issuer or such direct or indirect parent, as the case may be, on any matter involving such other Person;

(xvii)    pledges of Equity Interests of Unrestricted Subsidiaries;

(xviii)    the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business;

(xix)    any employment agreements entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;

(xx)    [Reserved;]

(xxi)    payments by the Issuer or any of its Restricted Subsidiaries to any of the Sponsors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by a majority of the Board of Directors of the Issuer in good faith;

(xxii)    transactions undertaken in good faith (as certified by a responsible financial or accounting officer of the Issuer in an Officer’s Certificate) for the purpose of improving the consolidated tax efficiency of the Issuer and its Subsidiaries and not for the purpose of circumventing any covenant set forth in this Indenture or the Security Documents; and

(xxiii)    investments by the Sponsors in securities of the Issuer or any Restricted Subsidiary (and payment of reasonable out-of-pocket expenses incurred by the Sponsors in connection therewith) so long as (i) the investment is being generally offered to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5% of the proposed or outstanding issue amount of such class of securities.

(c)    Notwithstanding Section 4.07(a), (i) any portfolio company that is an Affiliate of the Sponsors (regardless of whether such Sponsor is itself an Affiliate) shall not be considered an Affiliate of the Issuer or its Subsidiaries with respect to any transaction, so long as such transaction is in the ordinary course of business and (ii) no Sponsor shall be considered an Affiliate of the Issuer or its Subsidiaries with respect to any transaction unless such Sponsor meets the definition of Affiliate.

SECTION 4.08    Change of Control.

(a)    Upon the occurrence of a Change of Control, each holder shall have the right to require the Issuer to repurchase all or any part of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), in accordance with the terms contemplated in this Section 4.08, except to the extent the Issuer has previously or concurrently elected to redeem such Notes in accordance with Article III of this Indenture. In the event that at the time of such Change of Control, the terms of the Credit Agreement or other ABL Debt or Priority Lien Debt restrict or prohibit the repurchase of Notes pursuant to this Section 4.08, then within 30 days following any Change of Control, the Issuer shall: (i) repay in full the Credit Agreement or other ABL Debt or Priority Lien Debt or, if doing so will allow the purchase of Notes, offer to repay in full the Credit Agreement or other ABL Debt or Priority Lien Debt and repay the Credit Agreement or other ABL Debt or Priority Lien Debt of each lender and/or noteholder who has accepted such offer; or (ii) obtain the requisite consent under the agreements governing the Credit Agreement or other ABL Debt or Priority Lien Debt to permit the repurchase of the Notes as provided for in Section 4.08(b).

(b)    Within 30 days following any Change of Control, except to the extent that the Issuer has exercised its right to redeem the Notes by delivery of a notice of redemption in accordance with Article III of this Indenture, the Issuer shall mail to each holder’s registered address, or deliver electronically if held by the Depository, with a copy to the Trustee a notice (a “Change of Control Offer”) stating:

(i)    that a Change of Control has occurred and that such holder has the right to require the Issuer to repurchase such holder’s Notes at a repurchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase (subject to the right of holders of record on the relevant Record Date to receive interest on the relevant Interest Payment Date);

(ii)    the circumstances and relevant facts and financial information regarding such Change of Control;

(iii)    the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed or delivered electronically), except in the case of a conditional Change of Control Offer made in advance of a Change of Control as described below (in which case the expected repurchase date will be stated and may be based on a date relative to the closing of the transaction that is expected to result in the Change of Control and which may be tolled until the closing of such transaction); and

(iv)    the instructions determined by the Issuer, consistent with this Section 4.08, that a holder must follow in order to have its Notes purchased.

(c)    Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Issuer at the address specified in the notice at least three Business Days prior to the purchase date. The holders shall be entitled to withdraw their election if the Trustee or the Issuer receives not later than one Business Day prior to the purchase date a facsimile transmission or letter setting forth the name of the holder, the principal amount of the Note which was delivered for purchase by the holder and a statement that such holder is withdrawing his election to have such Note purchased. Holders whose Notes are purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

(d)    On the purchase date, all Notes purchased by the Issuer under this Section 4.08 shall be delivered to the Trustee for cancellation, and the Issuer shall pay the purchase price plus accrued and unpaid interest, if any, to the holders entitled thereto.

(e)    A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(f)    Notwithstanding the provisions of this Section 4.08, the Issuer shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

(g)    Notes repurchased by the Issuer pursuant to a Change of Control Offer will have the status of Notes issued but not outstanding or will be retired and canceled at the option of the Issuer. Notes purchased by a third party pursuant to the preceding clause (f) will have the status of Notes issued and outstanding.

(h)    At the time the Issuer delivers Notes to the Trustee which are to be accepted for purchase, the Issuer shall also deliver an Officer’s Certificate stating that such Notes are to be accepted by the Issuer pursuant to and in accordance with the terms of this Section 4.08. A Note shall be deemed to have been accepted for purchase at the time the Issuer, directly or through an agent (which may be the Trustee), mails or delivers payment therefor to the surrendering holder.

(i)    Prior to any Change of Control Offer, the Issuer shall deliver to the Trustee an Officer’s Certificate stating that all conditions precedent contained herein to the right of the Issuer to make such offer have been complied with.

(j)    The Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.08. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.08, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.08 by virtue thereof.

(k)    If holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer as described above, purchases all of the Notes validly tendered and not withdrawn by such holders, the Issuer or such third party will have the right, upon not less than 30 nor more than 60 days’ prior written notice to the holders (with a copy to the Trustee), given not more than 30 days following such purchase pursuant to the Change of Control Offer, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. Any such redemption shall be effected pursuant to Article III.

SECTION 4.09    Compliance Certificate. The Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuer, beginning with the fiscal year ending December 31, 2018, an Officer’s Certificate stating that in the course of the performance by the signer of his or her duties as an Officer of the Issuer he or she would normally have knowledge of any Default and whether or not the signer knows of any Default that occurred during such period. If such Officer does, the certificate shall describe the Default, its status and what action the Issuer is taking or proposes to take with respect thereto. Except with respect to receipt of payments of principal and interest on the Notes and any Default or Event of Default information contained in the Officer’s Certificate delivered to it pursuant to this Section 4.09, the Trustee shall have no duty to review, ascertain or confirm the Issuer’s compliance with or the breach of any representation, warranty or covenant made in this Indenture.

SECTION 4.10    Further Instruments and Acts. Upon request of the Trustee, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 4.11    Future Subsidiary Guarantors.

(a)    The Issuer shall cause (x) each Restricted Subsidiary that guarantees or becomes a borrower or issuer under any ABL Debt, any Priority Lien Debt or any Junior Lien Debt or (y) each Restricted Subsidiary (other than an Excluded Subsidiary) that guarantees any other Indebtedness for borrowed money of the Issuer or any of the Subsidiary Guarantors, in each case, to execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit C hereto pursuant to which such Restricted Subsidiary will guarantee the Issuer’s Obligations under the Notes and this Indenture.

(b)    In the event that after the Issue Date, the Issuer is required to cause a Restricted Subsidiary to execute and deliver to the Trustee a supplemental indenture and guarantee payment of the Notes pursuant to Section 4.11(a) above (such Restricted Subsidiary, a “New Subsidiary Guarantor”), the Issuer shall, and shall cause the New Subsidiary Guarantor and each other Subsidiary Guarantor to take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, amendments to the Security Documents, certificates, mortgages, deeds of trust, financing statements and opinions (including joinders to the ABL Intercreditor Agreement, the Collateral Trust Agreement and the other Security Documents as are contemplated by the terms thereof) as are required by the terms of the Security Documents to vest in the Priority Lien Collateral Trustee a perfected security interest in the Collateral owned by such New Subsidiary Guarantor, and thereupon all provisions of this Indenture relating to the Notes Priority Collateral or the ABL Priority Collateral, as applicable, shall be deemed to relate to the Collateral of such New Subsidiary Guarantor to the same extent and with the same force and effect.

(c)    In addition, upon the acquisition by the Issuer or any Subsidiary Guarantor of any After-Acquired Property or upon any change, event or other happening pursuant to or as a result of which, any Excluded Asset no longer constitutes an Excluded Asset, the Issuer or such Subsidiary Guarantor shall execute and deliver such mortgages, deeds of trust, security instruments, financing statements and certificates and opinions of counsel (of scope and substance substantially the same as the Issue Date opinions) as shall be reasonably necessary to vest in the Priority Lien Collateral Trustee a perfected security interest in such After-Acquired Property and to have such After-Acquired Property added to the Notes Priority Collateral and the ABL Priority Collateral, as applicable, and thereupon all provisions of this Indenture relating to the Notes Priority Collateral or the ABL Priority Collateral, as applicable, shall be deemed to relate to such After-Acquired Property to the same extent and with the same force and effect.

SECTION 4.12    Liens.

(a)    The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur or permit to exist any Lien securing Indebtedness on any Collateral of any nature whatsoever on any of its properties or assets, whether owned at the Issue Date or thereafter acquired, other than Permitted Liens. Subject to the foregoing, the Issuer will not, and will not permit any Restricted Subsidiary to, create, incur or assume any Lien (other than Permitted Liens) securing Indebtedness, on any property or assets of the Issuer or any Restricted Subsidiary that is not Collateral, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

(i)    in the case of Liens securing Subordinated Indebtedness, the Notes and the Subsidiary Guarantees are secured by a Lien on such assets or properties that is senior in priority to such Liens until such time as such Subordinated Indebtedness is no longer secured by such Liens; and

(ii)    in all other cases, the Notes and the Subsidiary Guarantees are equally and ratably secured until such time as such Obligations are no longer secured by such Liens.

(b)    For purposes of determining compliance with this Section 4.12, (i) a Lien securing an item of Indebtedness (or any portion thereof) need not be permitted solely by reference to one category of permitted Liens (or any portion thereof) described in the definition of Permitted Liens or pursuant to Section 4.12(a) but may be permitted in part under any combination thereof and (ii) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens (or any portion thereof) described in the definition of Permitted Liens or pursuant to Section 4.12(a), the Issuer may, in its sole discretion, divide, classify or reclassify, or later divide, classify or reclassify (as if Incurred at such later time), such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 4.12 and at the time of Incurrence, division, classification or reclassification will be entitled to only include the amount and type of such Lien or such item of Indebtedness secured by such Lien (or any portion thereof) in one of the categories of permitted Liens (or any portion thereof) described in the definition of Permitted Liens or pursuant to Section 4.12(a) and, in such event, such Lien securing such item of Indebtedness (or any portion thereof) will be treated as being Incurred or existing pursuant to only such clause or clauses (or any portion thereof) or pursuant to Section 4.12(a) without giving pro forma effect to such item (or any portion thereof) when calculating the amount of Liens or Indebtedness (or any portion thereof) that may be Incurred pursuant to any other clause or paragraph (or any portion thereof) at such time. In addition, with respect to any revolving loan Indebtedness or commitment relating to the Incurrence of Indebtedness that is designated to be Incurred on any Deemed Date pursuant to Section 4.03(c)(3), any Lien that does or that shall secure such Indebtedness may also be designated by the Issuer or any Restricted Subsidiary to be Incurred on such date and, in such event, any related subsequent actual Incurrence of such Lien shall be deemed for all purposes under this Indenture to be Incurred on such prior date, including for purposes of calculating usage of any Permitted Lien until such time as the related Indebtedness is no longer deemed outstanding pursuant to Section 4.03(c)(3).

(c)    With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount or deferred financing costs, the payment of interest in the form of additional Indebtedness with the same terms or in the form of common stock of the Issuer, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, accretion of original issue discount or deferred financing costs or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness described in clause (3) of the definition of Indebtedness.

SECTION 4.13    [Reserved].

SECTION 4.14    Maintenance of Office or Agency.

(a)    The Issuer shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made at the Corporate Trust Office of the Trustee as set forth in Section 14.02.

(b)    The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)    The Issuer hereby designates the Corporate Trust Office of the Trustee or its agent as such office or agency of the Issuer in accordance with Section 2.04.

SECTION 4.15    Covenant Suspension. If on any date following the Issue Date, (i) the Notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default has occurred and is continuing under this Indenture, then, beginning on such date (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), and subject to the provisions of the following paragraph, the Issuer and the Restricted Subsidiaries shall not be subject to Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.11 and 5.01(a)(iv) (collectively the “Suspended Covenants”).

In the event that the Issuer and its Restricted Subsidiaries are not subject to the Suspended Covenants under this Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating, then the Issuer and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under this Indenture with respect to future events.

The Issuer shall provide the Trustee with written notice of each Covenant Suspension Event or Reversion Date within five Business Days of the occurrence thereof. The Trustee shall have no duty to monitor or provide notice to the holders of the Notes or any other person of any such Covenant Suspension Event or Reversion Date.

On each Reversion Date, all Indebtedness Incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be classified as having been Incurred or issued pursuant to Sections 4.03(a) or (b) (to the extent such Indebtedness or Disqualified Stock or Preferred Stock would be permitted to be Incurred or issued thereunder as of the Reversion Date and after giving effect to Indebtedness Incurred or issued prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness or Disqualified Stock or Preferred Stock would not be so permitted to be Incurred or issued pursuant to

Sections 4.03(a) or (b), such Indebtedness or Disqualified Stock or Preferred Stock will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under Section 4.03(b)(iii). Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.04 will be made as though Section 4.04 had been in effect since the Issue Date and prior to, but not during, the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will not reduce the amount available to be made as Restricted Payments under Section 4.04(a). As described above, however, no Default or Event of Default will be deemed to have occurred on the Reversion Date as a result of any actions taken by the Issuer or its Restricted Subsidiaries during the Suspension Period. Within 30 days of such Reversion Date, the Issuer must comply with the terms of Section 4.11 and reinstate (i) any Subsidiary Guarantee released pursuant to Section 12.02(b)(vi) and (ii) the liens and security interests on any Collateral released as a result of the release of such Subsidiary Guarantee.

For purposes of Section 4.06, on the Reversion Date, the unutilized Excess Proceeds amount will be reset to zero.

SECTION 4.16    Creation and Perfection of Certain Security Interests After the Issue Date.

The Issuer and the Subsidiary Guarantors shall use their respective commercially reasonable efforts or Commercially Reasonable Efforts for Real Property, as applicable, to create and perfect on the Issue Date the security interests in the Collateral for the benefit of the holders, but to the extent any such security interest is not created or perfected, the Issuer and the Subsidiary Guarantors agree to use their respective commercially reasonable efforts or Commercially Reasonable Efforts for Real Property, as applicable, to do or cause to be done all acts and things that may be required, including obtaining any required consents from third parties (subject to the standard set forth in Commercially Reasonable Efforts for Real Property), to have all security interests in the Collateral duly created and enforceable and perfected, to the extent required by the Security Documents until the date that is 90 days after the Issue Date. Except to the extent set forth above in this Section 4.16 and as otherwise provided under Article XIII, failure to obtain such consents and create and perfect a security interest in such Collateral to the extent required shall constitute an Event of Default. For the avoidance of doubt, references in this Section 4.16 to Collateral do not include Excluded Assets. For the avoidance of doubt, neither the Trustee nor the Priority Lien Collateral Trustee shall have any duty or responsibility to see to or monitor the performance of the Issuer and its Subsidiaries with regard to their compliance with this Section 4.16.

ARTICLE V

SUCCESSOR COMPANY

SECTION 5.01    When Issuer and Subsidiary Guarantors May Merge or Transfer Assets.

(a)    The Issuer may not, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not the Issuer is the surviving Person),

or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:

(i)    the Issuer is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation, merger, winding up or conversion (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership (including a limited partnership) or limited liability company or similar entity organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (the Issuer or such Person, as the case may be, being herein called the “Successor Company”); provided that in the event that the Successor Company is not a corporation, a co-obligor of the Notes is a corporation;

(ii)    the Successor Company (if other than the Issuer) expressly assumes all the obligations of the Issuer under this Indenture, the Notes and the Security Documents pursuant to supplemental indentures or other applicable documents or instruments;

(iii)    immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction) no Default shall have occurred and be continuing;

(iv)    immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), either

(1)    the Successor Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.03(a); or

(2)    the Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be no less than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

(v)    if the Issuer is not the Successor Company, each Subsidiary Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture, or other agreement or instrument, as applicable, confirmed that its Subsidiary Guarantee shall apply to such Person’s obligations under this Indenture, the Notes and the Security Documents; and

(vi)    the Successor Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation or transfer and such supplemental indentures (if any) comply with this Indenture, the Notes and the Security Documents.

The Successor Company (if other than the Issuer) will succeed to, and be substituted for, the Issuer under this Indenture, the Notes and the Security Documents, and in such event the Issuer will automatically be released and discharged from its obligations under this Indenture, the Notes and the Security Documents. Notwithstanding the foregoing clauses (iii) and (iv) of this Section 5.01(a), (A) the Issuer or any Restricted Subsidiary may merge, consolidate or amalgamate with or transfer all or part of its properties and assets to a Restricted Subsidiary and (B) the Issuer may merge, consolidate or amalgamate with an Affiliate incorporated solely for the purpose of reincorporating or reorganizing the Issuer in another state of the United States, the District of Columbia or any territory of the United States (collectively, “Permitted Jurisdictions”) or may convert into a corporation, partnership or limited liability company, so long as the amount of Indebtedness of the Issuer and the Restricted Subsidiaries is not increased thereby. This Section 5.01(a) will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Issuer and the Subsidiary Guarantors.

(b)    Subject to the provisions of Section 12.02(b) and equivalent provisions of the Security Documents, no Subsidiary Guarantor shall, and the Issuer shall not permit any Subsidiary Guarantor to, consolidate, amalgamate or merge with or into or wind up into (whether or not such Subsidiary Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

(i)    either (A) such Subsidiary Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a company, corporation, partnership or limited liability company or similar entity organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Subsidiary Guarantor or such Person, as the case may be, being herein called the “Successor Subsidiary Guarantor”) and the Successor Subsidiary Guarantor (if other than such Subsidiary Guarantor) expressly assumes all the obligations of such Subsidiary Guarantor under this Indenture, the Notes, the Subsidiary Guarantee and the Security Documents, as applicable, pursuant to a supplemental indenture or other applicable documents or instruments, or (B) such sale or disposition or consolidation, amalgamation or merger is not in violation of Section 4.06; and

(ii)    the Successor Subsidiary Guarantor (if other than such Subsidiary Guarantor) shall have delivered or caused to be delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture (if any) comply with this Indenture and the Security Documents.

Except as otherwise provided in this Indenture and the Security Documents, the Successor Subsidiary Guarantor (if other than such Subsidiary Guarantor) will succeed to, and be substituted for, such Subsidiary Guarantor under this Indenture, the Notes, the Subsidiary Guarantee and the Security Documents, and such Subsidiary Guarantor will automatically be released and discharged from its obligations under this Indenture, the Notes, its Subsidiary

Guarantee and the Security Documents. Notwithstanding the foregoing, (1) a Subsidiary Guarantor may merge, amalgamate or consolidate with an Affiliate incorporated solely for the purpose of reincorporating or reorganizing such Subsidiary Guarantor in a Permitted Jurisdiction or may convert into a limited liability company, corporation, partnership or similar entity organized or existing under the laws of any Permitted Jurisdiction so long as the amount of Indebtedness of such Subsidiary Guarantor is not increased thereby and (2) a Subsidiary Guarantor may merge, amalgamate or consolidate with the Issuer or any Subsidiary Guarantor.

In addition, notwithstanding the foregoing, a Subsidiary Guarantor may consolidate, amalgamate or merge with or into or wind up into, liquidate, dissolve, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets to the Issuer or any Subsidiary Guarantor.

ARTICLE VI

DEFAULTS AND REMEDIES

SECTION 6.01    Events of Default. An “Event of Default” occurs with respect to Notes if:

(a)    there is a default in any payment of interest on any Note when due and payable, and such default continues for a period of 30 days;

(b)    there is a default in the payment of principal or premium, if any, of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

(c)    there is a failure by the Issuer for 120 days after receipt of written notice given by the Trustee or the holders of not less than 30% in aggregate principal amount of the Notes then outstanding (with a copy to the Trustee) to comply with any of its obligations, covenants or agreements in Section 4.02;

(d)    there is a failure by the Issuer or any Restricted Subsidiary for 60 days after written notice given by the Trustee or the holders of not less than 30% in aggregate principal amount of the Notes then outstanding (with a copy to the Trustee) to comply with its other obligations, covenants or agreements (other than a default referred to in clauses (a), (b) and (c) above) contained in the Notes, this Indenture or the Security Documents;

(e)    there is a failure by the Issuer or any Significant Subsidiary (other than any Special Purpose Securitization Subsidiary) (or any group of Subsidiaries that together would constitute a Significant Subsidiary, other than any Special Purpose Securitization Subsidiary) to pay any Indebtedness for borrowed money (other than Indebtedness owing to the Issuer or a Restricted Subsidiary or any Permitted Securitization Financing) within any applicable grace period after final maturity or the acceleration (by action of the holders of such debt or automatically by its terms) of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $20.0 million or its foreign currency equivalent;

(f)    the Issuer or any Significant Subsidiary (other than any Special Purpose Securitization Subsidiary) (or any group of Subsidiaries that together would constitute a Significant Subsidiary, other than any Special Purpose Securitization Subsidiary) pursuant to or within the meaning of any Bankruptcy Law:

(i)    commences a voluntary case;

(ii)    consents to the entry of an order for relief against it in an involuntary case;

(iii)    consents to the appointment of a Custodian of it or for any substantial part of its property; or

(iv)    makes a general assignment for the benefit of its creditors or takes any comparable action under any foreign laws relating to insolvency,

(g)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)    is for relief against the Issuer or any Significant Subsidiary in an involuntary case;

(ii)    appoints a Custodian of the Issuer or any Significant Subsidiary or for any substantial part of its property; or

(iii)    orders the winding up or liquidation of the Issuer or any Significant Subsidiary;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

(h)    there is a failure by the Issuer or any Significant Subsidiary (other than any Special Purpose Securitization Subsidiary) (or any group of Subsidiaries that together would constitute a Significant Subsidiary, other than any Special Purpose Securitization Subsidiary) to pay final judgments aggregating in excess of $20.0 million or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 60 days;

(i)    the Subsidiary Guarantee of a Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) with respect to the Notes ceases to be in full force and effect (except as contemplated by the terms thereof) or the Issuer or any Subsidiary Guarantor that qualifies as a Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) denies or disaffirms its obligations under this Indenture or any Subsidiary Guarantee with respect to the Notes (except as contemplated by the terms thereof) and such Default continues for 10 days; or

(j)    the occurrence of the following:

(i)    except as permitted by this Indenture or the Security Documents, any Security Document establishing the Priority Liens ceases for any reason to be enforceable; provided that it will not be an Event of Default under this clause (j)(i) if the sole result of the failure of one or more Security Documents to be fully enforceable is that any Priority Lien purported to be granted under such Security Documents on Collateral, individually or in the aggregate, having a Fair Market Value of not more than $30.0 million, ceases to be an enforceable and perfected Priority Lien; provided that if such failure is susceptible to cure, no Event of Default shall arise with respect thereto until 60 days after any Officer of the Issuer or any Restricted Subsidiary receives written notice or otherwise becomes aware of such failure, which failure has not been cured during such time period;

(ii)    except as permitted by the Security Documents, any Priority Lien purported to be granted under any Security Document on Collateral, individually or in the aggregate, having a Fair Market Value in excess of $30.0 million, ceases to be an enforceable and perfected first priority Lien, subject to Permitted Liens; provided that if such failure is susceptible to cure, no Event of Default shall arise with respect thereto until 60 days after any Officer of the Issuer or any Restricted Subsidiary receives written notice or otherwise becomes aware of such failure, which failure has not been cured during such time period; and

(iii)    the Issuer or any Subsidiary Guarantor, or any Person acting on behalf of any of them, denies or disaffirms, in writing, any obligation of the Issuer or Subsidiary Guarantor set forth in or arising under any Security Document.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

However, a default under clauses (c), (d) or (j)(iii) above shall not constitute an Event of Default until the Trustee notifies the Issuer or the holders of at least 30% in aggregate principal amount of outstanding Notes notify the Issuer, with a copy to the Trustee, of the default and the Issuer does not cure such default within the time specified in clauses (c), (d) or (j)(iii) above after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.” The Issuer shall deliver to the Trustee, within five Business Days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any event which is, or with the giving of notice or the lapse of time or both would become, an Event of Default, its status and what action the Issuer is taking or proposes to take with respect thereto.

The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

SECTION 6.02    Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(f) or (g) with respect to the Issuer) occurs and is continuing, the Trustee by notice to the Issuer or the holders of at least 30% in aggregate principal amount of outstanding Notes by notice to the Issuer (with a copy to the Trustee) may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(f) or (g) with respect to the Issuer occurs, the principal of, premium, if any, and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders.

In the event of any Event of Default specified in Section 6.01(e), such Event of Default and all consequences thereof (excluding, however, any resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders of the Notes, if within 20 days after such Event of Default arose the Issuer delivers an Officer’s Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders of such Indebtedness or guarantee have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Notes as described above be annulled, waived or rescinded upon the happening of any such events.

SECTION 6.03    Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. To the extent required by law, all available remedies are cumulative.

SECTION 6.04    Waiver of Past Defaults; Rescission of Acceleration. Provided the Notes are not then due and payable by reason of a declaration of acceleration, the holders of a majority in principal amount of the Notes then outstanding by written notice to the Trustee may on behalf of all holders waive an existing Default or Event of Default and its consequences except (a) a Default or Event of Default in the payment of the principal of or interest on a Note, (b) a Default or Event of Default arising from the failure to redeem or purchase any Note when required pursuant to the terms of this Indenture or (c) a Default or Event of Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each holder affected. When a Default or Event of Default is waived, it is deemed cured and the Issuer, the Trustee and the holders will be restored to their former positions and rights under this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right. The Holders of a majority in principal amount of the Notes then outstanding by written notice to the Trustee may on behalf of all Holders rescind an acceleration and its consequences except (a) a Default or Event of Default in the payment of the principal of or interest on a Note (other than nonpayment of the principal of and interest on the Notes that have become due solely by such declaration of acceleration), (b) a Default or Event of Default arising from the failure to redeem or purchase any Note when required pursuant to the terms of this Indenture or (c) a Default or Event of Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each holder affected; provided that, in the case of the rescission of any acceleration with respect to the Notes, (1) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default (except nonpayment of the principal of and interest on the Notes that have become due solely by such declaration of acceleration) have been cured or waived.

SECTION 6.05    Control by Majority. The holders of a majority in principal amount of outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, if the Trustee, being advised by counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith shall determine that the action or proceeding so directed would involve the Trustee in personal liability or expense for which it is not adequately indemnified, or subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such holders) or that would involve the Trustee in personal liability. Neither the Trustee nor the Priority Lien Collateral Trustee shall be obligated to take any action at the direction of holders of Notes unless such holders have offered to the Trustee and the Priority Lien Collateral Trustee indemnity or security satisfactory to the Trustee and the Priority Lien Collateral Trustee against any loss, liability or expense.

SECTION 6.06    Limitation on Suits.

(a)    Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder may pursue any remedy with respect to this Indenture or the Notes unless:

(i)    such holder has previously given the Trustee written notice that an Event of Default is continuing,

(ii)    holders of at least 30% in aggregate principal amount of the outstanding Notes have requested in writing the Trustee to pursue the remedy,

(iii)    such holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense,

(iv)    the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity, and

(v)    the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such written request within such 60-day period.

(b)    A holder may not use this Indenture to prejudice the rights of another holder or to obtain a preference or priority over another holder.

SECTION 6.07    Contractual Rights of the Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the contractual right of any holder to receive payment of principal of and interest on the Note held by such holder, on or after the respective due dates thereof, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder.

SECTION 6.08    Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Notes for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Notes) and the amounts provided for in Section 7.07.

SECTION 6.09    Trustee May File Proofs of Claim. The Trustee may file such proofs of claim, statements of interest and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee or the Priority Lien Collateral Trustee (including any claim for reasonable compensation, expenses disbursements and advances of the Trustee or the Priority Lien Collateral Trustee (including counsel, accountants, experts or such other professionals as the Trustee or the Priority Lien Collateral Trustee deems necessary, advisable or appropriate)) and the holders allowed in any judicial proceedings relative to the Issuer, the Subsidiary Guarantors, their creditors or their property, shall be entitled to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matters and, unless prohibited by law or applicable regulations, may vote on behalf of the holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the holders, to pay to the Trustee or the Priority Lien Collateral Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee or the Priority Lien Collateral Trustee, and their respective agents and counsel, and any other amounts due the Trustee or the Priority Lien Collateral Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any holder, or to authorize the Trustee to vote in respect of the claim of any holder in any such proceeding.

SECTION 6.10    Priorities. Any money or property collected by the Trustee pursuant to this Article VI and any other money or property distributable in respect of the Issuer’s or any Subsidiary Guarantor’s obligations under this Indenture after an Event of Default shall be applied in the following order:

FIRST: to the Trustee and the Priority Lien Collateral Trustee, their respective agents and attorneys for amounts due hereunder or under the Security Documents;

SECOND: to the holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

THIRD: to the Issuer or, to the extent the Trustee collects any amount for any Subsidiary Guarantor, to such Subsidiary Guarantor.

The Trustee may fix a record date and payment date for any payment to the holders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each holder and the Issuer a notice that states the record date, the payment date and the amount to be paid.

SECTION 6.11    Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee or the Priority Lien Collateral Trustee for any action taken or omitted by it as Trustee or as the Priority Lien Collateral Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Article VI does not apply to a suit by the Trustee or the Priority Lien Collateral Trustee, a suit by a holder pursuant to Section 6.07 or a suit by holders of more than 10% in principal amount of the Notes.

SECTION 6.12    Waiver of Stay or Extension Laws. Neither the Issuer nor any Subsidiary Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer and the Subsidiary Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII

TRUSTEE

SECTION 7.01    Duties of Trustee.

(a)    The Trustee, prior to the occurrence of an Event of Default with respect to the Notes and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)    Except during the continuance of an Event of Default:

(i)    the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee (it being agreed that the permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty); and

(ii)    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the form requirements of this Indenture. The Trustee shall be under no duty to make any investigation as to any statement contained in any such instance, but may accept the same as conclusive evidence of the truth and accuracy of such statement or the correctness of such opinions. However, in the case of certificates or opinions required by any provision hereof to be provided to it, the Trustee shall examine the form of certificates and opinions to determine whether or not they conform to the form requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)    The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)    this paragraph does not limit the effect of paragraph (b) of this Section;

(ii)    the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)    the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 or Article XIII;

(iv)    the Trustee will be under no obligation to exercise any of its rights and powers under this Indenture or the Security Documents unless the Trustee has been offered security or indemnity satisfactory to it against any loss, liability or exposure which may be incurred by it in connection therewith; and

(v)    no provision of this Indenture or the Security Documents shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(d)    Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(f)    Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)    Whether or not therein expressly so provided, every provision of this Indenture and the Security Documents relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01.

SECTION 7.02    Rights of Trustee.

(a)    The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in any such document.

(b)    Whenever in the administration of this Indenture or any of the Security Documents the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officer’s Certificate and/or an Opinion of Counsel and shall not be liable for any action it takes or omits to take in good faith reliance on such Officer’s Certificate and/or Opinion of Counsel.

(c)    The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees appointed with due care and shall not be responsible for the misconduct or negligence of any agent, attorney, custodian or nominee so appointed.

(d)    The Trustee shall not be responsible or liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e)    The Trustee may consult with counsel of its own selection and the advice or opinion of counsel with respect to legal matters relating to this Indenture, the Notes, the Security Documents and the transactions contemplated hereby and thereby shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or any of the Security Documents at the request or direction of the requisite holders of the Notes and/or Secured Parties (as set forth in this Indenture or the Security Documents), unless such holders of the Notes and/or such Secured Parties shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses, losses and liabilities which might be incurred by it in compliance with such request or direction.

(g)    The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the holders of not less than a majority in principal amount of the Notes at the time outstanding and indemnified in accordance with Section 6.05 or Article XIII, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine (or is requested in writing by the holders as set forth above) to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney, at the expense of the Issuer and shall incur no liability of any kind by reason of such inquiry or investigation.

(h)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the holders pursuant to this Indenture, unless such holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be Incurred by it in compliance with such request or direction.

(i)    The rights, privileges, protections, immunities and benefits given to the Trustee pursuant to this Indenture and the Security Documents, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder (including as Paying Agent, Registrar and Notes Custodian), the Priority Lien Collateral Trustee, and each agent, custodian and other Person employed to act hereunder.

(j)    The Trustee shall not be responsible or liable for any action taken or omitted by it in good faith at the direction of the holders of not less than a majority in principal amount of the Notes as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture.

(k)    Any action taken, or omitted to be taken, by the Trustee in good faith pursuant to this Indenture upon the request or authority or consent of any person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding upon future holders of Notes and upon Notes executed and delivered in exchange therefor or in place thereof.

(l)    The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee from the Issuer, any Subsidiary Guarantor or any holder, and such notice references the Notes and this Indenture.

(m)    The Trustee may request that the Issuer delivers an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(n)    Notwithstanding anything herein to the contrary, in no event shall the Trustee be responsible or liable for any punitive, special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of actions.

(o)    The Trustee shall not be required to give any bond or surety in respect of the execution of the trusts and powers under this Indenture.

(p)    The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communication services; accidents; labor disputes; and acts of civil or military authorities and governmental action.

(q)    Any discretion, permissive right or privilege of the Trustee to take the actions permitted by this Indenture shall not be construed as an obligation to do so.

(r)    The Trustee shall not be responsible for the perfection of any Lien or for the filing, form, content or renewal of any UCC financing statements, fixture filings, mortgages, deeds of trust and such other documents or instruments. The Trustee shall not have any duty or responsibility in respect of any recordings, filing, or depositing of this Indenture or any other agreement or instrument, monitoring or filing any financing statement or continuation statement evidencing a security interest, the maintenance of any such recording, filing or depositing or any re-recording, re-filing or re-depositing of any thereof, or otherwise monitoring the perfection, continuation of perfection or the sufficiency or validity of any security interest in or related to the Collateral. The Trustee shall be authorized to, but shall in no event have any duty or responsibility to, file any financing or continuation statements or record any documents or instruments in any public office at any time or times or otherwise perfect or maintain any security interest.

(s)    The Trustee shall have no duty to ascertain or inquire into the performance or observance of any terms of this Indenture, the Notes, the Security Documents (including ABL the Intercreditor Agreement) or any other document executed in connection with the transactions contemplated hereby and thereby, and the Trustee shall have no responsibility for any acts or omissions of (and shall have no responsibility to monitor the performance or compliance by) the Issuer, any Subsidiary Guarantor, the ABL Agent or any other Person under, or in connection with, the terms of this Indenture, the Notes and the Security Documents.

(t)    The Trustee (and, for the avoidance of doubt, the Priority Lien Collateral Trustee) shall be afforded all of the same rights, protections, immunities and benefits set forth herein in each of the Priority Lien Documents, whether or not specifically set forth therein.

SECTION 7.03    Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04    Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Security

Documents or any other document issued in connection with the sale of the Notes, the Subsidiary Guarantees or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer or any Subsidiary Guarantor in this Indenture, any Security Document or in any other document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default under Sections 6.01(c), (d), (e), (f), (g), (h) or (i), or of the identity of any Significant Subsidiary, unless either (a) a Trust Officer of the Trustee shall have actual knowledge thereof or (b) the Trustee shall have received written notice thereof in accordance with Section 13.02 hereof from the Issuer, any Subsidiary Guarantor or any holder. In accepting the trust hereby created, the Trustee acts solely as Trustee under this Indenture and not in its individual capacity and all persons, including without limitation the holders of Notes and the Issuer having any claim against the Trustee arising from this Indenture shall look only to the funds and accounts held by the Trustee hereunder for payment except as otherwise provided herein.

SECTION 7.05    Notice of Default. If a Default occurs and is continuing and is actually known to a Trust Officer of the Trustee, the Trustee shall, subject to the immediately succeeding sentence, mail, or deliver electronically if held by the Depository, to each holder of the Notes notice of the Default within the later of 90 days after it occurs or 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the noteholders. The Issuer shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute a Default or Event of Default, its status and what action the Issuer is taking or proposes to take in respect thereof.

SECTION 7.06    [Reserved].

SECTION 7.07    Compensation and Indemnity. The Issuer and the Subsidiary Guarantors, jointly and severally, shall pay to the Trustee and the Priority Lien Collateral Trustee from time to time compensation agreed in writing between the Issuer and the Trustee and the Priority Lien Collateral Trustee for the Trustee’s and Priority Lien Collateral Trustee’s acceptance of this Indenture and their respective services hereunder and under the Security Documents, as applicable. The Trustee’s and the Priority Lien Collateral Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer and the Subsidiary Guarantors, jointly and severally, shall reimburse the Trustee and the Priority Lien Collateral Trustee upon request for all reasonable expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s and Priority Lien Collateral Trustee’s agents, counsel, accountants and experts. The Issuer and the Subsidiary Guarantors, jointly and severally, shall indemnify and hold harmless the Trustee and the Priority Lien Collateral Trustee or any predecessor Trustee or predecessor Priority Lien Collateral Trustee and their respective directors, officers, employees and agents against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses and including taxes (other than taxes based upon, measured by or determined by the income of the Trustee and the Priority Lien Collateral Trustee, as the case may be)) incurred by or in connection with the acceptance or administration of this trust and the performance of its duties hereunder or under the Security Documents, including the costs and expenses of enforcing this Indenture, Subsidiary Guarantee or any Security Document against the Issuer or any Subsidiary Guarantor (including this Section 7.07) and defending itself against or investigating any claim (whether asserted by the Issuer, any Subsidiary Guarantor, any holder or any other Person). The Trustee or Priority Lien Collateral Trustee, as applicable, shall notify the Issuer of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Issuer shall not relieve the Issuer or any Subsidiary Guarantor of its indemnity obligations hereunder. The Issuer shall defend the claim and the indemnified party shall provide reasonable cooperation at the Issuer’s expense in the defense. Such indemnified parties may have separate counsel and the Issuer and such Subsidiary Guarantor, as applicable, shall pay the fees and expenses of such counsel; provided, however, that the Issuer shall not be required to pay such fees and expenses if it assumes such indemnified parties’ defense and, in such indemnified parties’ reasonable judgment, there is no actual or potential conflict of interest between the Issuer and the Subsidiary Guarantors, as applicable, and such parties in connection with such defense. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense Incurred by an indemnified party through such party’s own willful misconduct, negligence (or in the case of the Priority Lien Collateral Trustee and its related indemnified parties, gross negligence) or bad faith (as determined by a court of competent jurisdiction in a final, non-appealable order).

To secure the Issuer’s and the Subsidiary Guarantors’ payment obligations in this Section 7.07, the Trustee and the Priority Lien Collateral Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee or the Priority Lien Collateral Trustee, as the case may be, other than money or property held in trust to pay principal of and interest on particular Notes.

The Issuer’s and the Subsidiary Guarantors’ obligations pursuant to this Section 7.07 shall survive the satisfaction or discharge of this Indenture, payment in full or defeasance of the Notes, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee or the Priority Lien Collateral Trustee, as applicable. Without prejudice to any other rights available to the Trustee or the Priority Lien Collateral Trustee under applicable law, when the Trustee or the Priority Lien Collateral Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(f) or (g) with respect to the Issuer, the expenses (including the fees, expenses and disbursements of the Trustee’s and the Priority Lien Collateral Trustee’s agents and counsel) are intended to constitute expenses of administration under the Bankruptcy Law.

No provision of this Indenture shall require the Trustee or the Priority Lien Collateral Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if repayment of such funds or adequate indemnity against such risk or liability is not assured to its satisfaction.

“Trustee” or “Priority Lien Collateral Trustee” for purposes of this Section shall include any predecessor Trustee or Priority Lien Collateral Trustee; provided, however, that the gross negligence or willful misconduct of any Trustee or Priority Lien Collateral Trustee hereunder shall not affect the rights of any other Trustee or Priority Lien Collateral Trustee hereunder.

SECTION 7.08    Replacement of Trustee or Priority Lien Collateral Trustee.

(a)    The Trustee or Priority Lien Collateral Trustee may resign at any time by so notifying the Issuer. The holders of a majority in principal amount of the Notes may remove the Trustee or Priority Lien Collateral Trustee by so notifying the Trustee or Priority Lien Collateral Trustee upon 30 days advance written notice and may appoint a successor Trustee or Priority Lien Collateral Trustee. The Issuer shall remove the Trustee or the Priority Lien Collateral Trustee if:

(i)    the Trustee fails to comply with Section 7.10;

(ii)    the Trustee or Priority Lien Collateral Trustee is adjudged bankrupt or insolvent;

(iii)    a receiver or other public officer takes charge of the Trustee or Priority Lien Collateral Trustee or its respective property; or

(iv)    the Trustee or Priority Lien Collateral Trustee otherwise becomes incapable of acting.

(b)    If the Trustee or Priority Lien Collateral Trustee resigns, is removed by the Issuer or by the holders of a majority in principal amount of the Notes and such holders do not reasonably promptly appoint a successor Trustee or successor Priority Lien Collateral Trustee, or if a vacancy exists in the office of Trustee or Priority Lien Collateral Trustee for any reason (the Trustee or Priority Lien Collateral Trustee in such event being referred to herein as the retiring Trustee or retiring Priority Lien Collateral Trustee, as applicable), the Issuer shall promptly appoint a successor Trustee or successor Priority Lien Collateral Trustee.

(c)    A successor Trustee and successor Priority Lien Collateral Trustee appointed hereunder shall deliver a written acceptance of its appointment to the retiring Trustee or retiring Priority Lien Collateral Trustee, as applicable, and to the Issuer. Thereupon the resignation or removal of the retiring Trustee or retiring Priority Lien Collateral Trustee, as applicable, shall become effective, and the successor Trustee or successor Priority Lien Collateral Trustee, as applicable, shall have all the rights, powers and duties of the Trustee or Priority Lien Collateral Trustee, as applicable, under this Indenture and the Security Documents to which such retiring Trustee or Priority Lien Collateral Trustee was a party. The successor Trustee and/or successor Priority Lien Collateral Trustee shall mail (or otherwise deliver in accordance with the procedures of the Depositary) a notice of its succession to the holders. The retiring Trustee or retiring Priority Lien Collateral Trustee, as applicable, shall promptly transfer all property held by it as Trustee or Priority Lien Collateral Trustee to the successor Trustee and/or successor Priority Lien Collateral Trustee, subject to the Lien provided for in Section 7.07.

(d)    If a successor Trustee or successor Priority Lien Collateral Trustee does not take office within 60 days after the retiring Trustee or retiring Priority Lien Collateral

Trustee resigns or is removed, the retiring Trustee or retiring Priority Lien Collateral Trustee or the holders of 10% in principal amount of the Notes may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee or successor Priority Lien Collateral Trustee.

(e)    If the Trustee fails to comply with Section 7.10, unless the Trustee’s duty to resign is stayed as provided in Section 310(b) of the TIA, any holder who has been a bona fide holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)    Notwithstanding the replacement of the Trustee or Priority Lien Collateral Trustee pursuant to this Section, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee and/or retiring Priority Lien Collateral Trustee.

SECTION 7.09    Successor Trustee or Priority Lien Collateral Trustee by Merger. If the Trustee or Priority Lien Collateral Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee or successor Priority Lien Collateral Trustee, anything herein to the contrary notwithstanding.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee or Priority Lien Collateral Trustee shall have.

SECTION 7.10    Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA. The Trustee shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the TIA, subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the TIA any series of securities issued under this Indenture and any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the TIA are met.

SECTION 7.11    Preferential Collection of Claims Against the Issuer. The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated.

ARTICLE VIII

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01    Discharge of Liability on Notes; Defeasance.

(a)    This Indenture and the Notes shall be discharged and shall cease to be of further effect (except as to surviving rights, indemnities and immunities of the Trustee and rights of registration or transfer or exchange of Notes, as expressly provided for in this Indenture) as to all outstanding Notes when:

(i)    either (A) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation or (B) all of the Notes not delivered to the Trustee for cancellation (1) have become due and payable, (2) will become due and payable at their stated maturity within one year or (3) if redeemable at the option of the Issuer, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee U.S dollars in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit (in the case of Notes that have become due and payable) or to the date of maturity or redemption, as applicable, together with irrevocable written instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption;

(ii)    the Issuer and/or the Subsidiary Guarantors have paid all other sums due and payable under this Indenture; and

(iii)    the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

(b)    Subject to Sections 8.01(c) and 8.02, the Issuer at any time may terminate (i) all of its obligations under the Notes and this Indenture with respect to the holders of the Notes (“legal defeasance option”), and (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.11, 4.12, 4.15 and 4.16 and the operation of Section 5.01 for the benefit of the holders of the Notes, and Sections 6.01(c), 6.01(d), 6.01(e), 6.01(f), 6.01(g) (in the case of Sections 6.01(f) and 6.01(g) with respect to Significant Subsidiaries), 6.01(h), 6.01(i) and 6.01(j)

(“covenant defeasance option”). The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. In the event that the Issuer terminates all of its obligations under the Notes and this Indenture (with respect to such Notes) by exercising its legal defeasance option or its covenant defeasance option, the obligations of each Subsidiary Guarantor with respect to its Subsidiary Guarantee shall be terminated simultaneously with the termination of such obligations.

If the Issuer exercises its legal defeasance option, payment of the Notes so defeased may not be accelerated because of an Event of Default. If the Issuer exercises its covenant defeasance option, payment of the Notes so defeased may not be accelerated because of an Event of Default specified in Sections 6.01(c), 6.01(d), 6.01(e), 6.01(f), 6.01(g) (in the case of Sections 6.01(f) and (g), with respect to Significant Subsidiaries), 6.01(h), 6.01(i) or 6.01(j) or because of the failure of the Issuer to comply with Section 5.01(a)(iv).

Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminated.

(c)    Notwithstanding clauses (a) and (b) above, the Issuer’s obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08 and 2.09 and Article VII, including, without limitation, Sections 7.07 and 7.08 and in this Article VIII and the rights, indemnities and immunities of the Trustee under this Indenture shall survive until the Notes have been paid in full. Thereafter, the Issuer’s obligations in Sections 7.07, 7.08, 8.05 and 8.06 and the rights, indemnities and immunities of the Trustee under this Indenture shall survive such satisfaction and discharge.

SECTION 8.02    Conditions to Defeasance.

(a)    The Issuer may exercise its legal defeasance option or its covenant defeasance option only if:

(i)    the Issuer irrevocably deposits in trust with the Trustee cash in U.S. dollars, U.S. Government Obligations or a combination thereof in an amount that is sufficient to pay the principal of and premium (if any) and interest on the Notes when due at maturity or redemption, as the case may be and any other amounts due and owing by the Issuer;

(ii)    the Issuer delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all the Notes to maturity or redemption, as the case may be;

(iii)    no Default specified in Section 6.01(f) or (g) with respect to the Issuer shall have occurred or is continuing on the date of such deposit;

(iv)    the deposit does not constitute a default under any other material agreement or instrument binding on the Issuer;

(v)    in the case of the legal defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (1) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (2) since the date of this Indenture there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and an Officer’s Certificate and Opinion of Counsel stating that such legal defeasance is authorized or permitted by this Indenture and the Security Documents; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption. Notwithstanding the foregoing, the Opinion of Counsel required by the immediately preceding sentence with respect to U.S. federal income tax in connection with a legal defeasance need not be delivered if all of the Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable at their Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer;

(vi)    such exercise does not impair the right of any holder to receive payment of principal of, premium, if any, and interest on such holder’s Notes on or after the due dates therefore or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes;

(vii)    in the case of the covenant defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

(viii)    the Issuer delivers to the Trustee and the Priority Lien Collateral Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes to be so defeased and discharged as contemplated by this Article VIII have been complied with.

In addition, the Collateral will be released from the Lien securing the Notes, as provided in Section 12.02(b)(iv) hereof, upon a legal defeasance or covenant defeasance of the Notes in accordance with this Article VIII.

(b)    Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of such Notes at a future date in accordance with Article III.

SECTION 8.03    Application of Trust Money. The Trustee shall hold in trust U.S. dollars or U.S. Government Obligations (including proceeds thereof) deposited with it pursuant to this Article VIII. The Trustee shall apply the deposited money and the money from U.S. Government Obligations through each Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes so discharged or defeased.

SECTION 8.04    Repayment to Issuer. Each of the Trustee and each Paying Agent shall promptly turn over to the Issuer upon request any money or U.S. Government Obligations held by it as provided in this Article VIII that, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article VIII.

Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, holders entitled to the money must look to the Issuer for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.

SECTION 8.05    Indemnity for U.S. Government Obligations. The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.06    Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes so discharged or defeased shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or any Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Issuer has made any payment of principal of, or interest on, any such Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or any Paying Agent.

ARTICLE IX

AMENDMENTS AND WAIVERS

SECTION 9.01    Without Consent of the Holders.

(a)    The Issuer, the Trustee and the Priority Lien Collateral Trustee may amend this Indenture (including the Subsidiary Guarantees), the Notes and/or the Security Documents without notice to or the consent of any holder:

(i)    to cure any ambiguity, omission, mistake, defect or inconsistency;

(ii)    to provide for the assumption by a Successor Company (with respect to the Issuer) of the obligations of the Issuer under this Indenture, the Notes and the Security Documents;

(iii)    to provide for the assumption by a Successor Subsidiary Guarantor (with respect to any Subsidiary Guarantor), as the case may be, of the obligations of a Subsidiary Guarantor under this Indenture (including its Subsidiary Guarantee), the Notes and the Security Documents;

(iv)    to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code;

(v)    to conform the text of this Indenture (including in respect of the Subsidiary Guarantees), the Notes or the Security Documents to any provision of the “Description of Notes” in the Offering Circular to the extent that such provision in this Indenture (including in respect of the Subsidiary Guarantees), the Notes or the Security Documents was intended by the Issuer to be a verbatim recitation of a provision in the “Description of Notes” in the Offering Circular, as stated in an Officer’s Certificate;

(vi)    to add a Subsidiary Guarantee or Collateral;

(vii)    to make, complete or confirm any grant of Collateral permitted or required by any of the Security Documents, including to secure additional Priority Lien Debt, or to release, discharge, terminate or subordinate Liens on Collateral in accordance with this Indenture, the Notes and the Security Documents and to confirm and evidence any such release, discharge, termination or subordination;

(viii)    to add to the covenants of the Issuer for the benefit of the holders or to surrender any right or power herein conferred upon the Issuer or any Restricted Subsidiary;

(ix)    to comply with any requirement of the SEC in connection with qualifying or maintaining the qualification of, this Indenture under the TIA (if the Issuer elects to qualify this Indenture under the TIA);

(x)    to make any change that would provide any additional rights or benefits to the holders or that does not adversely affect the rights of any holder in any material respect (as determined in good faith by the Issuer);

(xi)    to effect any provision of this Indenture or the Security Documents;

(xii)    to make changes to this Indenture and the Security Documents to provide for the issuance of Additional Notes; or

(xiii)    as provided for in the Collateral Trust Agreement.

(b)    After an amendment under this Section 9.01 becomes effective, the Issuer shall mail, or otherwise deliver in accordance with the procedures of the Depository, to the holders a notice briefly describing such amendment. The failure to give such notice to all holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

SECTION 9.02    With Consent of the Holders. The Issuer, the Trustee and the Priority Lien Collateral Trustee may amend this Indenture (including the Subsidiary Guarantees), the Notes and the Security Documents with the consent of the holders of at least a majority in principal amount of the Notes then outstanding voting as a single class and any past default or compliance with any provisions hereof may be waived with the consent of the holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (in each case, including consents obtained in connection with a tender offer or exchange for the Notes). However, without the consent of each holder of an outstanding Note affected, an amendment may not:

(1)    reduce the amount of Notes whose holders must consent to an amendment;

(2)    reduce the rate of or extend the time for payment of interest on any Note;

(3)    reduce the principal of or change the Stated Maturity of any Note;

(4)    reduce the premium payable upon the redemption of any Note or change the dates on which any such premium is payable upon redemption pursuant to Article III;

(5)    make any Note payable in money other than that stated in such Note;

(6)    expressly subordinate the Notes or any Subsidiary Guarantee to any other Indebtedness of the Issuer or any Subsidiary Guarantor;

(7)    impair the contractual right of any holder to receive payment of principal of, premium, if any, and interest on such holder’s Note on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Note; or

(8)    make any change in the amendment provisions or in the waiver provisions which require each holder’s consent.

In addition, the Priority Lien Collateral Trustee and the Trustee are hereby authorized to amend the Security Documents as provided therein or in the Collateral Trust Agreement.

Notwithstanding the foregoing, except as expressly provided by this Indenture or the Security Documents, including the ABL Intercreditor Agreement, without the consent of holders of at least 66.67% in aggregate principal amount of outstanding Notes, no amendment or waiver under this Section 9.02 may release all or substantially all of the Collateral from the Lien of this Indenture, the Notes and the Security Documents with respect to the Notes.

It shall not be necessary for the consent of the holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 9.02 becomes effective, the Issuer shall mail, or otherwise deliver in accordance with the procedures of the Depository, to the holders a notice briefly describing such amendment. The failure to give such notice to all holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

SECTION 9.03    Revocation and Effect of Consents and Waivers.

(a)    A consent to an amendment or a waiver by a holder of a Note shall bind the holder and every subsequent holder of that Note or portion of the Note that evidences the same debt as the consenting holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such holder or subsequent holder may revoke the consent or waiver as to such holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officer’s Certificate from the Issuer certifying that the requisite principal amount of Notes have consented. After an amendment or waiver becomes effective, it shall bind every holder. An amendment or waiver becomes effective upon the (i) receipt by the Issuer or the Trustee of consents by the holders of the requisite principal amount of securities, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture, the Security Documents, as applicable, and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Issuer, the Trustee and the Priority Lien Collateral Trustee.

(b)    The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the provisions of Section 9.03(a), those Persons who were holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.04    Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Issuer may require the holder of the Note to deliver it to the Trustee. The Issuer may place an appropriate notation on the Note regarding the changed terms and return it to the holder. Alternatively, if the Issuer or the Trustee so determine, the Issuer in exchange for the Note shall issue and, upon written order of the Issuer signed by an Officer, the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, supplement or waiver.

SECTION 9.05    Trustee and/or Priority Lien Collateral Trustee to Sign Amendments. The Trustee and Priority Lien Collateral Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee or Priority Lien Collateral

Trustee. If it does, the Trustee or Priority Lien Collateral Trustee may but need not sign it. In signing such amendment, the Trustee or Priority Lien Collateral Trustee shall be entitled to receive indemnity satisfactory to it and shall be provided with, and (subject to Section 7.01) shall be fully protected in relying upon, (i) an Officer’s Certificate and an Opinion of Counsel, each stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer, enforceable against it in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof, (ii) a copy of the resolution of the Board of Directors, certified by the Secretary or Assistant Secretary of the Issuer, authorizing the execution of such amendment, supplement or waiver and (iii) if such amendment, supplement or waiver is executed pursuant to Section 9.02, evidence of the consent of the holders required to consent thereto.

SECTION 9.06    Additional Voting Terms; Calculation of Principal Amount. All Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote) as one class and no Notes will have the right to vote or consent as a separate class on any matter. Determinations as to whether holders of the requisite aggregate principal amount of Notes have concurred in any direction, waiver or consent shall be made in accordance with this Article IX and Section 2.13.

ARTICLE X

[Reserved]

ARTICLE XI

[Reserved]

ARTICLE XII

GUARANTEE

SECTION 12.01    Subsidiary Guarantee.

(a)    Each Subsidiary Guarantor hereby jointly and severally, irrevocably and unconditionally guarantees, on a senior secured basis, as a primary obligor and not merely as a surety, to each holder, to the Trustee and to the Priority Lien Collateral Trustee and its successors and assigns (i) the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Issuer under this Indenture, the Notes and the Security Documents, whether for payment of principal of premium, if any, or interest on the Notes and all other monetary obligations of the Issuer under this Indenture and the Notes and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuer whether for fees, expenses, indemnification or other amounts owed by the Issuer under this Indenture, the Notes and the Security Documents (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from any Subsidiary Guarantor, and that each Subsidiary Guarantor shall remain bound under this Article XII notwithstanding any extension or renewal of any Guaranteed Obligation.

(b)    Each Subsidiary Guarantor waives presentation to, demand of payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (i) the failure of any holder, the Trustee or the Priority Lien Collateral Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Notes, the Security Documents or any other agreement or otherwise; (ii) any extension or renewal of this Indenture, the Notes, the Security Documents or any other agreement; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes, the Security Documents or any other agreement; (iv) the release of any security held by any holder, the Trustee or the Priority Lien Collateral Trustee for the Guaranteed Obligations or each Subsidiary Guarantor; (v) the failure of any holder, the Trustee or the Priority Lien Collateral Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of each Subsidiary Guarantor, except as provided in Section 12.02(b). Each Subsidiary Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Subsidiary Guarantors, such that such Subsidiary Guarantor’s obligations would be less than the full amount claimed.

(c)    Each Subsidiary Guarantor hereby waives any right to which it may be entitled to have the assets of the Issuer first be used and depleted as payment of the Issuer’s or such Subsidiary Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by such Subsidiary Guarantor hereunder. Each Subsidiary Guarantor hereby waives any right to which it may be entitled to require that the Issuer be sued prior to an action being initiated against such Subsidiary Guarantor.

(d)    Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any holder, the Trustee or the Priority Lien Collateral Trustee to any security held for payment of the Guaranteed Obligations.

(e)    The Subsidiary Guarantee of each Subsidiary Guarantor is, to the extent and in the manner set forth in Article XII, equal in right of payment to all existing and future Priority Lien Obligations and all other senior Indebtedness of such Subsidiary Guarantor (including the ABL Lien Obligations), senior in right of payment to all existing and future subordinated Indebtedness of such Subsidiary Guarantor.

(f)    Except as expressly set forth in Sections 8.01(b), 12.02 and 12.06, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any holder, the Trustee or the Priority Lien Collateral Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes, the Security Documents or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or would otherwise operate as a discharge of any Subsidiary Guarantor as a matter of law or equity.

(g)    Each Subsidiary Guarantor agrees that its Subsidiary Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated (together with any security interest securing such Subsidiary Guarantee), as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any holder, the Trustee or the Priority Lien Collateral Trustee upon the bankruptcy or reorganization of the Issuer or such Subsidiary Guarantor or otherwise.

(h)    In furtherance of the foregoing and not in limitation of any other right which any holder, the Trustee or the Priority Lien Collateral Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the holders, the Trustee or the Priority Lien Collateral Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Issuer to the holders, the Trustee and the Priority Lien Collateral Trustee.

(i)    Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the holders, the Trustee and the Priority Lien Collateral Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of the Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article VI, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purposes of this Section 12.01.

(j)    Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable out-of-pocket attorneys’ fees and expenses) incurred by the Trustee, the Priority Lien Collateral Trustee or any holder in enforcing any rights under this Section 12.01.

(k)    Upon request of the Trustee or the Priority Lien Collateral Trustee, each Subsidiary Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 12.02    Limitation on Liability.

(a)    Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by each Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed by the applicable Subsidiary Guarantor without rendering the Subsidiary Guarantee or this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally or capital maintenance or corporate benefit rules applicable to guarantees for obligations of affiliates.

(b)    A Subsidiary Guarantee as to any Restricted Subsidiary that is (or becomes) a party hereto on the date hereof or that executes a supplemental indenture in accordance with Section 4.11 hereof and provides a guarantee shall terminate and be of no further force or effect and such Subsidiary Guarantee shall be deemed to be automatically released from all obligations under this Article XII upon any of the following:

(i)    the sale, disposition, exchange or other transfer (including through merger, consolidation, amalgamation, dividend, distribution or otherwise) of the Capital Stock (in a sale, disposition, exchange or other transfer following which the applicable Subsidiary Guarantor is no longer a Restricted Subsidiary) of the applicable Subsidiary Guarantor if such sale, disposition, exchange or other transfer is made in a manner not in violation of this Indenture or the Security Documents;

(ii)    (i) the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the provisions of Section 4.04 and the definition of Unrestricted Subsidiary or (ii) the occurrence of any other event following which such Subsidiary Guarantor is no longer a Restricted Subsidiary in a manner not in violation of this Indenture or the Security Documents;

(iii)    the release or discharge of the guarantee by such Subsidiary Guarantor of any other Indebtedness that resulted in the obligation to guarantee the Notes;

(iv)    the Issuer’s exercise of its legal defeasance option or covenant defeasance option under Article VIII or if the Issuer’s obligations under this Indenture are discharged in accordance with the terms of this Indenture;

(v)    such Subsidiary ceasing to be a Subsidiary as a result of any foreclosure of any pledge or security interest securing Secured Indebtedness or other exercise of remedies in respect thereof;

(vi)    the occurrence of a Covenant Suspension Event;

(vii)    upon the merger, amalgamation or consolidation of such Subsidiary Guarantor with and into the Issuer or another Subsidiary Guarantor or upon the liquidation or dissolution of such Subsidiary Guarantor, in each case, in a manner not in violation of this Indenture; and

(viii)    as set forth in Article IX of this Indenture.

(c)    Upon any occurrence giving rise to a release of a Subsidiary Guarantee as specified in Section 12.02(b), if the Issuer shall have delivered to the Trustee and the Priority Lien Collateral Trustee in accordance with Section 14.04 an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transactions have been complied with and that such release is authorized and permitted hereunder, then the Trustee and the Priority Lien Collateral Trustee will execute any documents reasonably requested and prepared by the Issuer in order to evidence or effect such release, discharge and termination in respect of such Subsidiary Guarantee and the applicable Subsidiary Guarantor’s obligations under this Indenture. Neither the Issuer nor any Subsidiary Guarantor will be required to make a notation on the Notes to reflect any Subsidiary Guarantee or any such release, termination or discharge.

SECTION 12.03    [Reserved].

SECTION 12.04    Successors and Assigns. This Article XII shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee, the Priority Lien Collateral Trustee and the holders and, in the event of any transfer or assignment of rights by any holder, the Trustee or the Priority Lien Collateral Trustee the rights and privileges conferred upon that party in this Indenture, the Notes and the Security Documents shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 12.05    No Waiver. Neither a failure nor a delay on the part of any of the Trustee, the Priority Lien Collateral Trustee or the holders in exercising any right, power or privilege under this Article XII shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee, the Priority Lien Collateral Trustee and the holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article XII at law, in equity, by statute or otherwise.

SECTION 12.06    Modification. No modification, amendment or waiver of any provision of this Article XII, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee and the Priority Lien Collateral Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle any Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 12.07    Execution of Supplemental Indenture for Future Subsidiary Guarantors. Each Subsidiary which is required to become a Subsidiary Guarantor of the Notes pursuant to Section 4.11 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit C hereto pursuant to which such Subsidiary shall become a Subsidiary Guarantor under this Article XII and shall guarantee the Notes. Concurrently with the execution and delivery of such supplemental indenture, the Issuer shall deliver to the Trustee and the Priority Lien Collateral Trustee an Opinion of Counsel that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Subsidiary Guarantee of such Subsidiary Guarantor is a valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms.

SECTION 12.08    Non-Impairment. The failure to endorse a Subsidiary Guarantee on any Note shall not affect or impair the validity thereof.

ARTICLE XIII

COLLATERAL AND SECURITY

SECTION 13.01    Security Interest.

(a)    The due and punctual payment of the principal of, premium (if any) and interest, if any, on, the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium (if any) and interest, if any, on the Notes and performance of all other obligations of the Issuer and the Subsidiary Guarantors to the holders or the Trustee or the Priority Lien Collateral Trustee and the Notes (including, without limitation, the Subsidiary Guarantees), according to the terms hereunder or thereunder, are secured as provided herein and in the Security Documents.

(b)    Each holder, by its acceptance of a Note, consents and agrees to the terms of the Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and appoints Wilmington Trust, National Association as the Trustee and as the Priority Lien Collateral Trustee, and each holder directs the Trustee to enter (and to direct the Priority Lien Collateral Trustee to enter) into the Security Documents, as applicable, and to perform its obligations and exercise its rights thereunder in accordance with the provisions thereof. Each of the Issuer and the Subsidiary Guarantors consents and agrees to be bound by the terms of the Security Documents to which it is a party, as the same may be in effect from time to time, and agrees to perform its obligations thereunder in accordance therewith.

(c)    The Issuer will deliver to the Trustee copies of all material documents delivered to the Priority Lien Collateral Trustee pursuant to the Security Documents applicable to the Priority Lien Obligations, and will do or cause to be done all such acts and things as may be required by the provisions of the Security Documents, to assure and confirm to the Priority Lien Collateral Trustee the security interest in the Collateral contemplated by the Security Documents or any part thereof, as from time to time constituted, so as to render such Collateral available for the security and benefit of this Indenture, the Notes and the other Obligations hereunder. The Issuer will take, and will cause the Subsidiary Guarantors and the Issuer’s Subsidiaries to take, any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the Notes and Subsidiary Guarantees, a valid and enforceable perfected Lien in and on all the Collateral in favor of the Priority Lien Collateral Trustee for the benefit of itself, the holders of the Notes and the Trustee, to the extent required by, and with the Lien priority required under, the Security Documents.

SECTION 13.02    Security Agreement, ABL Intercreditor Agreement and Collateral Trust Agreement. This Article XIII and the provisions of each other Security Document are subject to the terms, conditions and benefits set forth in the Security Agreement, the ABL Intercreditor Agreement and, upon entry into such document, the Collateral Trust Agreement. Each of the Issuer and each Subsidiary Guarantor consents to, and agrees to be bound by, the terms of the Security Agreement, the ABL Intercreditor Agreement and, upon entry into such document, the Collateral Trust Agreement and the other Security Documents, as the same may be in effect from time to time, and to perform its obligations thereunder in accordance therewith. Each holder of Notes, by its acceptance of a Note (a) agrees that it will be bound by, will take no actions contrary to and shall not direct the Trustee or the Priority Lien Collateral Trustee to take any actions contrary to, the provisions of the Security Agreement, the ABL Intercreditor Agreement, the other Security Documents and, upon entry into such document, the Collateral Trust Agreement, (b) authorizes and instructs the Trustee, on behalf of each holder of Notes Obligations, to execute and deliver the Security Agreement, and, upon entry into or the incurrence of any Priority Lien Debt or Junior Lien Debt after the date hereof, the Collateral Trust Agreement (and to direct the Priority Lien Collateral Trustee to execute and deliver the Security Agreement, and, upon entry into or the incurrence of any Priority Lien Debt or Junior Lien Debt after the date hereof, the Collateral Trust Agreement), to appoint the Priority Lien Collateral Trustee thereunder, and to perform its obligations thereunder as Priority Lien Representative and (c) authorizes and instructs the Priority Lien Collateral Trustee to execute, deliver and perform its obligations under the Security Documents.

SECTION 13.03    Priority Lien Collateral Trustee.

(a)    Wilmington Trust, National Association will initially act as the Priority Lien Collateral Trustee for the benefit of the holders of the Notes and all other Priority Lien Obligations outstanding from time to time.

(b)    Such Person nominated by the holders of the Junior Lien Obligations will act as the Junior Collateral Trustee for the benefit of the holders of all Junior Lien Obligations outstanding from time to time

(c)    Neither the Issuer nor any of its Affiliates may act as Priority Lien Collateral Trustee.

(d)    Each of the Priority Lien Collateral Trustee and the Junior Lien Collateral Trustee (if any) shall hold (directly or through co-trustees or agents), and will be entitled to enforce, all Liens on the Collateral created by the Security Documents.

(e)    Except as provided in the Security Documents to which the Priority Lien Collateral Trustee is a party or Collateral Trust Agreement (to the extent effective at the relevant time)) or as directed by an Act of Required Secured Parties in accordance with and subject to the Collateral Trust Agreement (to the extent effective at the relevant time) (or, from and after a standstill period in accordance with the Collateral Trust Agreement, as directed by the Required Junior Lien Debtholders in accordance with the Collateral Trust Agreement), the Priority Lien Collateral Trustee shall not be obligated:

(i)    to act upon directions purported to be delivered to it by any Person;

(ii)    to foreclose upon or otherwise enforce any Lien; or

(iii)    to take any other action whatsoever with regard to any or all of the Security Documents, the Liens created thereby or the Collateral.

The Issuer will deliver to each Secured Debt Representative copies of all Security Documents delivered to the Priority Lien Collateral Trustee acting for the benefit of such Secured Debt Representative.

SECTION 13.04    Release of Liens on Collateral. The Priority Lien Collateral Trustee’s Liens on the Collateral will be released at any time or from time to time in any one or more of the circumstances described in the Security Documents, the ABL Intercreditor Agreement or the Collateral Trust Agreement (to the extent effective at the relevant time) or as set forth in Section 13.05 with respect to the Notes.

SECTION 13.05    Release of Liens in Respect of Notes. The Priority Lien Collateral Trustee’s Liens upon the Collateral will no longer secure the Notes outstanding under this Indenture or any other Obligations under this Indenture, and the right of the holders and such Obligations to the benefits and proceeds of the Priority Lien Collateral Trustee’s Liens on the Collateral will terminate and be discharged and the Issuer and the Subsidiary Guarantors will be entitled to the release of assets included in the Collateral from the Liens securing the Notes and the Subsidiary Guarantees, and the Trustee shall (or, if the Trustee is not then the Priority Lien Collateral Trustee, shall direct the Priority Lien Collateral Trustee to), upon written request of the Issuer, together with (a) an Officer’s Certificate and (b) solely to the extent of a release of all or substantially all of the Collateral, an Opinion of Counsel, in each case stating that all conditions precedent to the release thereof have been satisfied, execute such release documents as the Issuer shall request and prepare under any one or more of the following circumstances without the need for any further action by any Person:

(a)    upon the satisfaction and discharge of this Indenture, in accordance with Article VIII hereof;

(b)    upon a Legal Defeasance or Covenant Defeasance of the Notes in accordance with Article VIII hereof;

(c)    upon payment in full and discharge of all Notes outstanding under this Indenture and all Obligations that are outstanding, due and payable under this Indenture at the time the Notes are paid in full and discharged;

(d)    in whole or in part, with the consent of the holders of the requisite percentage of the Notes in accordance with Article IX hereof;

(e)    solely with respect to ABL Priority Collateral, if and to the extent required by, or deemed to have been released pursuant to, the ABL Intercreditor Agreement;

(f)    with respect to the assets of any Subsidiary Guarantor, at the time such Guarantor is released from its Subsidiary Guarantee in accordance with Section 12.02(b);

(g)    in part, as to any asset constituting Collateral that is sold, transferred or otherwise disposed of by the Issuer or the Grantors to a Person that is not (either before or after such sale, transfer or disposition) the Issuer or a Restricted Subsidiary of the Issuer in a transaction or other circumstance permitted by the Secured Debt Documents; provided that the Priority Lien Collateral Trustee’s Liens upon the Collateral will not be released if the sale or disposition is subject to Article V;

(h)    in part, (other than pursuant to clause (g) above), if directed by an Act of Required Secured Parties;

(i)    as to a release of all or substantially all of the Collateral (other than pursuant to clause (c) above), if consent to release of that Collateral has been given by the requisite percentage or number of holders of each Series of Priority Lien Debt and Series of Junior Lien Debt (if any) at the time outstanding as provided for in the applicable Secured Debt Documents;

(j)    as ordered pursuant to applicable law under a final and nonappealable order or judgment of a court of competent jurisdiction; and

(k)    to the extent set forth in the Collateral Trust Agreement.

SECTION 13.06    Equal and Ratable Sharing of Collateral by Holders of Priority Lien Debt. Notwithstanding:

(a)    anything to the contrary contained in the Security Documents;

(b)    the time of incurrence of any class of Priority Lien Debt or class of Junior Lien Debt;

(c)    the order or method of attachment or perfection of any Liens securing any class of Priority Lien Debt;

(d)    the time or order of filing or recording of financing statements, mortgages or other documents filed or recorded to perfect any Lien upon any Collateral;

(e)    the time of taking possession or control over any Collateral;

(f)    that any Priority Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or

(g)    the rules for determining priority under any law governing relative priorities of Liens:

(i)    all Priority Liens granted at any time by the Issuer or any Subsidiary Guarantor will secure, equally and ratably, all present and future Priority Lien Obligations (including the Notes); and

(ii)    all proceeds of all Priority Liens granted at any time by the Issuer or any Subsidiary Guarantor will be allocated and distributed equally and ratably on account of the Priority Lien Debt and other Priority Lien Obligations and, in each case, in accordance with the applicable Priority Lien Documents.

In addition, this Section 13.06 is intended for the benefit of, and shall be enforceable as a third party beneficiary by, each present and future holder of Priority Lien Obligations, each present and future Priority Lien Representative and the Priority Lien Collateral Trustee as holder of Priority Liens. The Priority Lien Representative of each future class of Priority Lien Debt shall be required to deliver a Lien sharing and priority confirmation to the Priority Lien Collateral Trustee and the Trustee at the time of incurrence of such Series of Priority Lien Debt.

SECTION 13.07    Relative Rights. Nothing in this Indenture, the Notes or the Security Documents will:

(a)    impair, as to the Issuer and the holders of the Notes, the obligation of the Issuer to pay principal of, premium and interest on the Notes in accordance with their terms or any other obligation of the Issuer or any other Grantor;

(b)    affect the relative rights of holders of the Notes as against any other creditors of the Issuer or any other Grantor (other than holders of Priority Liens, Junior Liens or ABL Liens);

(c)    restrict the right of any holders of the Notes to sue for payments that are then due and owing (but not enforce any judgment in respect thereof against any Collateral to the extent prohibited by the Collateral Trust Agreement (to the extent effective at the relevant time) or the ABL Intercreditor Agreement);

(d)    restrict or prevent any holder of the Notes or other Priority Lien Obligations, the Priority Lien Collateral Trustee or any Priority Lien Representative from exercising any of its rights or remedies upon a Default or Event of Default not restricted or prohibited by the Collateral Trust Agreement (to the extent effective at the relevant time) or the ABL Intercreditor Agreement; or

(e)    restrict or prevent any holder of Junior Lien Obligations, the Junior Lien Collateral Trustee or any Junior Lien Representative from taking any lawful action in an Insolvency Proceeding not specifically restricted or prohibited by the Collateral Trust Agreement (to the extent effective at the relevant time) or ABL Intercreditor Agreement.

SECTION 13.08    Further Assurances; Insurance. The Issuer and each of the other Grantors shall cause to be done all acts and things that may be required, or that the Controlling Representative or the Priority Lien Collateral Trustee from time to time may reasonably request, to assure and confirm that the Priority Lien Collateral Trustee holds, for the benefit of the Secured Parties, duly created and enforceable and perfected Liens upon the Collateral (including any property or assets that are acquired or otherwise become, or are required by any Secured Debt Document to become, Collateral after the Notes are issued), in each case, as and to the extent contemplated by, and with the Lien priority required under, the Secured Debt Documents.

The Issuer and each of the other Grantors shall promptly execute, acknowledge and deliver such Security Documents, instruments, certificates, notices and other documents, and take such other actions as shall be reasonably required, or that the Controlling Representative or the Priority Lien Collateral Trustee may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Secured Debt Documents for the benefit of the Secured Parties; it being understood that none of the Priority Lien Collateral Trustee, the Controlling Representative or any Secured Debt Representative shall have a duty to so request.

The Issuer and the Grantors shall:

(a)    keep their properties adequately insured at all times by financially sound and reputable insurers;

(b)    maintain such other insurance, to such extent and against such risks (and with such deductibles, retentions and exclusions), including fire and other risks insured against by extended coverage and coverage for acts of terrorism, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by them;

(c)    maintain such other insurance as may be required by law; and

(d)    maintain such other insurance as may be required by the Security Documents.

Upon the request of the Priority Lien Collateral Trustee, the Issuer and the Subsidiary Guarantors shall furnish to the Priority Lien Collateral Trustee full information as to their property and liability insurance carriers.

SECTION 13.09    Intercreditor Agreements. The Priority Lien Collateral Trustee is and the Trustee, as applicable, are hereby directed and authorized to enter into any intercreditor agreement on behalf of, and binding with respect to, the holders of the Notes and their interest in designated assets, in connection with the incurrence of any ABL Debt or Secured Debt, including to clarify the respective rights of all parties in and to designated assets, including without limitation the ABL Intercreditor Agreement. The Priority Lien Collateral Trustee shall enter into the ABL Intercreditor Agreement and the Priority Lien Collateral Trustee and Trustee, as applicable, shall enter into any other intercreditor agreement at the request of the Issuer, provided that (in the case of such intercreditor agreement other than the ABL Intercreditor Agreement) the Issuer will have delivered to the Priority Lien Collateral Trustee and the Trustee an Officer’s Certificate to the effect that such other intercreditor agreement complies with the provisions of this Indenture, the Notes and the Security Documents. The Priority Lien Collateral Trustee and the Trustee, as applicable, each agrees to execute and deliver any amendment to, waiver of, or supplement to any Security Document or intercreditor agreement authorized pursuant to Article IX, subject to the Priority Lien Collateral Trustee’s and the Trustee’s rights thereunder.

SECTION 13.10    Duties of Trustee as Priority Lien Representative.

(a)    The Trustee, as Priority Lien Representative for the Notes, is authorized and directed to enter into the Security Agreement and, if applicable, the Collateral Trust Agreement to appoint Wilmington Trust, National Association to act as the initial Priority Lien Collateral Trustee. The Trustee shall not be obligated to take any action (or to direct the Priority Lien Collateral Trustee to take any action) under the Collateral Trust Agreement (to the extent effective at the relevant time) or any other Security Document for the Notes without the written direction of the requisite percentage of the holders of the Notes and may request the direction of the holders of a majority in aggregate principal amount of the outstanding Notes (or the minimum consent for such action required under this Indenture) with respect to any such actions and, upon receipt of the written consent of the holders of a majority in aggregate principal amount of the outstanding Notes (or the minimum consent for such action required under this Indenture) along with security and indemnity satisfactory to the Trustee and the Priority Lien Collateral Trustee, shall take such actions.

(b)    Neither the Trustee nor any of its officers, directors, employees, attorneys or agents shall be responsible or liable (i) for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, perfection, priority, sufficiency, maintenance, renewal or protection of any Lien, or for any defect or deficiency as to any such matters, or (ii) for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Liens or Security Documents or any delay in doing so, or (iii) for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

(c)    The rights, privileges, protections, immunities and benefits given to the Trustee and the Priority Lien Collateral Trustee under this Indenture, including, without limitation, its right to be indemnified and compensated and all other rights, privileges, protections, immunities and benefits set forth in this Indenture are extended to the Trustee and the Priority Lien Collateral Trustee when acting in such capacity under the Collateral Trust Agreement (to the extent effective at the relevant time), the ABL Intercreditor Agreement and the other Security Documents.

(d)    The Trustee will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral.

(e)    Whenever an action under the Collateral Trust Agreement requires an Act of Required Secured Parties, the Trustee, in its capacity as Priority Lien Representative, shall be entitled to seek the direction of holders of the Notes. Subject to the next succeeding sentence, if the minimum consent or directions of holders of the Notes for such action required by Sections 6.05 or 9.02 or otherwise under this Indenture are met, the Trustee shall deliver a written direction to the Priority Lien Collateral Trustee on behalf of the holders of the Notes (i) directing such Act of Required Secured Parties and (ii) notifying the Priority Lien Collateral Trustee of the aggregate principal amount of the Notes consenting or directing such action (it being agreed that if the requisite percentage of consent or direction is received by the Trustee, the Trustee shall consent or direct such action on behalf of all of the then outstanding aggregate principal amount of the Notes), which upon request of the Priority Lien Collateral Trustee, shall be accompanied by indemnity or security acceptable to the Priority Lien Collateral Trustee for any losses, liability or expenses that may be incurred in connection with such direction (it being understood that the Trustee, in its individual capacity, shall not be obligated to provide such indemnity or security). Notwithstanding the foregoing, if the requested action requires the consent or direction of each holder of the Notes affected thereby, then the Trustee shall not deliver a direction to the Priority Lien Collateral Trustee in such Act of Required Secured Parties unless a unanimous consent is obtained for the holders of the Notes. For purposes of determining the consent or direction of holders of the Notes for an action under the Collateral Trust Agreement that requires an Act of Required Secured Parties, the Notes registered in the name of, or beneficially owned by, the Issuer or any Affiliate of the Issuer will be deemed not to be outstanding and neither the Issuer nor any Affiliate of the Issuer will be entitled to vote such Notes and the Issuer shall notify the Trustee and the Priority Lien Collateral Trustee in writing whether any Notes are owned by it or any of its Affiliates, and only Notes the Issuer notifies the Trustee or the Priority Lien Collateral Trustee, as applicable, that it or its Affiliates owns shall be so disregarded.

ARTICLE XIV

MISCELLANEOUS

SECTION 14.01    [Reserved].

SECTION 14.02    Notices.

(a)    Any notice or communication required or permitted hereunder shall be in writing and delivered in person, via facsimile or mailed by first-class mail addressed as follows:

if to the Issuer or a Subsidiary Guarantor:

c/o Warrior Met Coal, Inc.

16243 Highway 216

Brookwood, AL 35444

Attention: Mitchell Mataya

Email: Mitchell.mataya@warriormetcoal.com

and

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

Bank of America Tower

New York, NY 10036-6745

Attention: Rosa Testani

Fax: 212-872-1002

Email: rtestani@akingump.com

if to the Trustee:

Wilmington Trust, National Association

Global Capital Markets

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention: Warrior Met Coal, Inc. Administrator

Fax: 612-217-5651

The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b)    Any notice or communication mailed to a holder shall be mailed, first class mail, to the holder at the holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

(c)    Failure to mail a notice or communication to a holder or any defect in it shall not affect its sufficiency with respect to other holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee are effective only if received.

The Trustee may, in its sole discretion, agree to accept and act upon instructions or directions pursuant to this Indenture sent by e-mail, facsimile transmission or other similar electronic methods. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Notwithstanding anything to the contrary contained herein, as long as the Notes are in the form of a Global Note, notice to the holders may be made electronically in accordance with procedures of the Depository.

SECTION 14.03    [Reserved].

SECTION 14.04    Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture or any Security Document, the Issuer shall furnish to the Trustee at the request of the Trustee:

(a)    an Officer’s Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture or any Security Document, as the case may be, relating to the proposed action have been complied with; and

(b)    an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 14.05    Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.09) shall include:

(a)    a statement that the individual making such certificate or opinion has read such covenant or condition;

(b)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)    a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)    a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

SECTION 14.06    When Notes Disregarded. In determining whether the holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, the Subsidiary Guarantors or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any Subsidiary Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee actually knows are so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

SECTION 14.07    Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of the holders. The Registrar and a Paying Agent may make reasonable rules for their functions.

SECTION 14.08    Legal Holidays. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such payment date if it were a Business Day for the intervening period. If a regular Record Date is not a Business Day, the Record Date shall not be affected. If performance of any covenant, duty or obligation is required on a date which is not a Business Day, performance shall not be required until the next succeeding day that is a Business Day.

SECTION 14.09    GOVERNING LAW; Consent to Jurisdiction.

(a)    THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b)    The parties irrevocably submit to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, City of New York, over any suit, action or proceeding arising out of or relating to this Indenture. To the fullest extent permitted by applicable law, each party irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 14.10    No Recourse Against Others. No director, officer, employee, manager, incorporator or holder of any Equity Interests in the Issuer or any Subsidiary Guarantor or any direct or indirect parent companies, as such, shall have any liability for any obligations of the Issuer or any Subsidiary Guarantor under the Notes, the Subsidiary Guarantees or this Indenture, as applicable, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 14.11    Successors. All agreements of the Issuer and the Subsidiary Guarantors in this Indenture and the Notes shall bind such person’s successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 14.12    Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 14.13    Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 14.14    Indenture Controls. If and to the extent that any provision of the Notes limits, qualifies or conflicts with a provision of this Indenture, such provision of this Indenture shall control.

SECTION 14.15    Severability. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 14.16    Waiver of Jury Trial. EACH OF THE ISSUER, THE SUBSIDIARY GUARANTORS AND THE TRUSTEE HEREBY (AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 14.17    Calculations. The Issuer will be responsible for making all calculations called for under this Indenture or the Notes. The Issuer will make all such calculations in good faith and, absent manifest error, its calculations will be final and binding on holders. The Issuer will provide a schedule of its calculations to the Trustee and the Trustee is entitled to rely conclusively upon the accuracy of such calculations without independent verification. The Trustee will deliver a copy of such schedule to any holder upon the written request of such holder.

SECTION 14.18    USA Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act, the Trustee and the Priority Lien Collateral Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee or the Priority Lien Collateral Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee and the Priority Lien Collateral Trustee, as applicable, to satisfy the requirements of the USA Patriot Act.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

WARRIOR MET COAL, INC.

By:	/s/ Dale W. Boyles
Name:	Dale W. Boyles
Title:	Chief Financial Officer

[Signature Page to Indenture]

WARRIOR MET COAL INTERMEDIATE HOLDCO, LLC
By: Warrior Met Coal, Inc., its sole member and manager

By	/s/ Dale W. Boyles
Name:	Dale W. Boyles
Title:	Chief Financial Officer

WARRIOR MET COAL GAS, LLC
WARRIOR MET COAL MINING, LLC
WARRIOR MET COAL TRI, LLC
WARRIOR MET COAL BCE, LLC
WARRIOR MET COAL LAND, LLC
WARRIOR MET COAL WV, LLC
WARRIOR MET COAL LA, LLC

By	/s/ Dale W. Boyles
Name:	Dale W. Boyles
Title:	Chief Financial Officer

[Signature Page to Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee

By:	/s/ Jane Schweiger
Name:	Jane Schweiger
Title:	Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Priority Lien Collateral Trustee

By:	/s/ Jane Schweiger
Name:	Jane Schweiger
Title:	Vice President

[Signature Page to Indenture]

APPENDIX A

PROVISIONS RELATING TO INITIAL NOTES AND ADDITIONAL NOTES

1.    Definitions.

1.1    Definitions.

For the purposes of this Appendix A the following terms shall have the meanings indicated below:

“Definitive Note” means a certificated Initial Note or Additional Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Global Notes Legend” means the legend set forth under that caption in Exhibit A to the Indenture.

“IAI” means an institutional “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depository) or any successor person thereto, who shall initially be the Trustee.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Notes” means all Initial Notes offered and sold outside the United States in reliance on Regulation S.

“Restricted Notes Legend” means the legend set forth in Section 2.2(f)(i) herein.

“Restricted Period,” with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Notes are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Issuer to the Trustee, and (b) the Issue Date, and with respect to any Additional Notes that are Transfer Restricted Notes, it means the comparable period of 40 consecutive days.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Notes” means all Initial Notes initially offered and sold to QIBs in reliance on Rule 144A.

Appendix A-1

“Rule 501” means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Transfer Restricted Definitive Notes” means Definitive Notes that bear or are required to bear or are subject to the Restricted Notes Legend.

“Transfer Restricted Global Notes” means Global Notes that bear or are required to bear or are subject to the Restricted Notes Legend.

“Transfer Restricted Notes” means the Transfer Restricted Definitive Notes and Transfer Restricted Global Notes.

“Unrestricted Definitive Notes” means Definitive Notes that are not required to bear, or are not subject to, the Restricted Notes Legend.

“Unrestricted Global Notes” means Global Notes that are not required to bear, or are not subject to, the Restricted Notes Legend.

1.2    Other Definitions.

Term:	Defined in Section:
Agent Members	2.1(b)
Global Notes	2.1(b)
Regulation S Global Notes	2.1(b)
Rule 144A Global Notes	2.1(b)

2.    The Notes.

2.1    Form and Dating; Global Notes.

(a)    The Initial Notes issued on the date hereof will be (i) privately placed by the Issuer pursuant to the Offering Circular and (ii) sold, initially only to (1) QIBs in reliance on Rule 144A and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S. Such Initial Notes may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, IAIs in accordance with Rule 501. One or more Rule 144A Notes may be issued with a separate CUSIP number for purposes of transfers of Notes to IAIs in accordance with Rule 501. Additional Notes offered after the date hereof may be offered and sold by the Issuer from time to time pursuant to one or more agreements in accordance with applicable law.

(b)    Global Notes. (i) Except as provided in clause (d) of Section 2.2 below, Rule 144A Notes initially shall be represented by one or more Notes in definitive, fully registered, global form without interest coupons (collectively, the “Rule 144A Global Notes”).

Regulation S Notes initially shall be represented by one or more Notes in fully registered, global form without interest coupons (collectively, the Regulation S Global Notes”), which shall be registered in the name of the Depository or the nominee of the Depository for the accounts of designated agents holding on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system (“Euroclear”) or Clearstream Banking, Société Anonyme (“Clearstream”).

Appendix A-2

The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by participants through Euroclear or Clearstream.

The term “Global Notes” means the Rule 144A Global Notes and the Regulation S Global Notes. The Global Notes shall bear the Global Note Legend. The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear the Restricted Notes Legend.

Members of, or direct or indirect participants in, the Depository (collectively, the “Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes. The Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository, or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

(ii)    Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Definitive Notes only in accordance with the applicable rules and procedures of the Depository and the provisions of Section 2.2. In addition, a Global Note shall be exchangeable for Definitive Notes if (x) the Depository (1) notifies the Issuer that it is unwilling or unable to continue as depository for such Global Note and the Issuer thereupon fails to appoint a successor depository or (2) has ceased to be a clearing agency registered under the Exchange Act or (y) there shall have occurred and be continuing an Event of Default with respect to such Global Note and a request has been made for such exchange. In all cases, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository in accordance with its customary procedures.

(iii)    In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to subsection (i) of this Section 2.1(b), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and, upon written order of the Issuer signed by an Officer, the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.

(iv)    Any Transfer Restricted Note delivered in exchange for an interest in a Global Note pursuant to Section 2.2 shall, except as otherwise provided in Section 2.2, bear the Restricted Notes Legend.

Appendix A-3

(v)    Notwithstanding the foregoing, through the Restricted Period, a beneficial interest in a Regulation S Global Note may be held only through Euroclear or Clearstream unless delivery is made in accordance with the applicable provisions of Section 2.2.

(vi)    The holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under the Indenture or the Notes.

2.2    Transfer and Exchange.

(a)    Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except as set forth in Section 2.1(b). Global Notes will not be exchanged by the Issuer for Definitive Notes except under the circumstances described in Section 2.1(b)(ii). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Section 2.08 of the Indenture. Beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.2(b).

(b)    Transfer and Exchange of Beneficial Interests in Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with the provisions of the Indenture and the applicable rules and procedures of the Depository. Beneficial interests in Transfer Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in Global Notes shall be transferred or exchanged only for beneficial interests in Global Notes. Transfers and exchanges of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)    Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Transfer Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Transfer Restricted Global Note in accordance with the transfer restrictions set forth in the Restricted Notes Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person. A beneficial interest in an Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.2(b)(i).

(ii)    All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests in any Global Note that is not subject to Section 2.2(b)(i), the transferor of such beneficial interest must deliver to the Registrar (1) a written order from an Agent Member given to the Depository in accordance with the applicable rules and procedures of the Depository directing the Depository to credit or cause to be credited a beneficial interest in another

Appendix A-4

Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of the Depository containing information regarding the Agent Member account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in the Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note pursuant to Section 2.2(g).

(iii)    Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in a Transfer Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Transfer Restricted Global Note if the transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:

(A)    if the transferee will take delivery in the form of a beneficial interest in a Rule 144A Global Note, then the transferor must deliver a certificate in the form attached to the applicable Note; and

(B)    if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form attached to the applicable Note.

(iv)    Transfer and Exchange of Beneficial Interests in a Transfer Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in a Transfer Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:

(A)    if the holder of such beneficial interest in a Transfer Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note; or

(B)    if the holder of such beneficial interest in a Transfer Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note, and, in each such case, if the Issuer or the Registrar so request or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act. If any such transfer or exchange is effected pursuant to this subparagraph (iv) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall

Appendix A-5

issue and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01 of the Indenture, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this subparagraph (iv).

(v)    Transfer and Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Transfer Restricted Global Note. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Transfer Restricted Global Note.

(c)    Transfer and Exchange of Beneficial Interests in Global Notes for Definitive Notes. A beneficial interest in a Global Note may not be exchanged for a Definitive Note except under the circumstances described in Section 2.1(b)(ii). A beneficial interest in a Global Note may not be transferred to a Person who takes delivery thereof in the form of a Definitive Note except under the circumstances described in Section 2.1(b)(ii). In any case, beneficial interests in Global Notes shall be transferred or exchanged only for Definitive Notes.

(d)    Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes. Transfers and exchanges of Definitive Notes for beneficial interests in the Global Notes also shall require compliance with either subparagraph (i), (ii) or (iii) below, as applicable:

(i)    Transfer Restricted Definitive Notes to Beneficial Interests in Transfer Restricted Global Notes. If any holder of a Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Definitive Note for a beneficial interest in a Transfer Restricted Global Note or to transfer such Transfer Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Transfer Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)    if the holder of such Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Note for a beneficial interest in a Transfer Restricted Global Note, a certificate from such holder in the form attached to the applicable Note;

(B)    if such Transfer Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate from such holder in the form attached to the applicable Note;

(C)    if such Transfer Restricted Definitive Note is being transferred to a non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate from such holder in the form attached to the applicable Note;

(D)    if such Transfer Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate from such holder in the form attached to the applicable Note;

Appendix A-6

(E)    if such Transfer Restricted Definitive Note is being transferred to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate from such holder in the form attached to the applicable Note, including the certifications, certificates and Opinion of Counsel, if applicable; or

(F)    if such Transfer Restricted Definitive Note is being transferred to the Issuer or a Subsidiary thereof, a certificate from such holder in the form attached to the applicable Note;

the Trustee shall cancel the Transfer Restricted Definitive Note, and increase or cause to be increased the aggregate principal amount of the appropriate Transfer Restricted Global Note.

(ii)    Transfer Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A holder of a Transfer Restricted Definitive Note may exchange such Transfer Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Transfer Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A)    if the holder of such Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note; or

(B)    if the holder of such Transfer Restricted Definitive Note proposes to transfer such Transfer Restricted Definitive Note to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note, and, in each such case, if the Issuer or the Registrar so request or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of this subparagraph (ii), the Trustee shall cancel the Transfer Restricted Definitive Note and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note. If any such transfer or exchange is effected pursuant to this subparagraph (ii) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Note transferred or exchanged pursuant to this subparagraph (ii).

Appendix A-7

(iii)    Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A holder of an Unrestricted Definitive Note may exchange such Unrestricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes. If any such transfer or exchange is effected pursuant to this subparagraph (iii) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of the Unrestricted Definitive Note transferred or exchanged pursuant to this subparagraph (iii).

(iv)    Unrestricted Definitive Notes to Beneficial Interests in Transfer Restricted Global Notes. An Unrestricted Definitive Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a beneficial interest in a Transfer Restricted Global Note.

(e)    Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a holder of Definitive Notes and such holder’s compliance with the provisions of this Section 2.2(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such holder or by its attorney, duly authorized in writing. In addition, the requesting holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.2(e).

(i)    Transfer Restricted Definitive Notes to Transfer Restricted Definitive Notes. A Transfer Restricted Note may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Transfer Restricted Definitive Note if the Registrar receives the following:

(A)    if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Note;

(B)    if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Note;

Appendix A-8

(C)    if the transfer will be made pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate in the form attached to the applicable Note;

(D)    if the transfer will be made to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (A) through (C) above, a certificate in the form attached to the applicable Note; and

(E)    if such transfer will be made to the Issuer or a Subsidiary thereof, a certificate in the form attached to the applicable Note.

(ii)    Transfer Restricted Definitive Notes to Unrestricted Definitive Notes. Any Transfer Restricted Definitive Note may be exchanged by the holder thereof for an Unrestricted Definitive Note or transferred to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(A)    if the holder of such Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Definitive Note for an Unrestricted Definitive Note, a certificate from such holder in the form attached to the applicable Note; or

(B)    if the holder of such Transfer Restricted Definitive Note proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form attached to the applicable Note, and, in each such case, if the Issuer or the Registrar so request, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)    Unrestricted Definitive Notes to Unrestricted Definitive Notes. A holder of an Unrestricted Definitive Note may transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note at any time. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the holder thereof.

(iv)    Unrestricted Definitive Notes to Transfer Restricted Definitive Notes. An Unrestricted Definitive Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Transfer Restricted Definitive Note.

At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.10 of this Indenture. At any time prior to

Appendix A-9

such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(f)    Legend.

(i)    Except as permitted by the following paragraph (iii) or (iv), each Note certificate evidencing the Global Notes and any Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS SECURITY FOR THE ACCOUNT OR FOR THE BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN [IN THE CASE OF RULE 144A NOTES: ONE YEAR][IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE

Appendix A-10

UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”

Each Regulation S Note shall bear the following additional legend:

“BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.”

Each Definitive Note shall bear the following additional legend:

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

(ii)    Upon any sale or transfer of a Transfer Restricted Definitive Note, the Registrar shall permit the holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Definitive Note if the holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Note).

(iii)    Upon a sale or transfer after the expiration of the Restricted Period of any Initial Note acquired pursuant to Regulation S, all requirements that such Initial Note bear the Restricted Notes Legend shall cease to apply and the requirements requiring any such Initial Note be issued in global form shall continue to apply.

Appendix A-11

(iv)    Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.

(g)    Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.10 of the Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(h)    Obligations with Respect to Transfers and Exchanges of Notes.

(i)    To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes as necessary to effect such transfers and exchanges in accordance with the terms of the Indenture.

(ii)    No service charge shall be made for any registration of transfer or exchange of Notes, but the Issuer or the Trustee may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 3.06, 4.06, 4.08 and 9.05 of this Indenture).

(iii)    Prior to the due presentation for registration of transfer of any Note, the Issuer, the Trustee, a Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv)    All Notes issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Notes surrendered upon such transfer or exchange.

(i)    No Obligation of the Trustee.

(i)    The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of

Appendix A-12

any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the holders and all payments to be made to the holders under the Notes shall be given or made only to the registered holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii)    The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law (including the Securities Act) with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to accept delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Appendix A-13

EXHIBIT A

[FORM OF FACE OF INITIAL NOTE]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Restricted Notes Legend for Notes Offered in Reliance on Regulation S]

BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

[Restricted Notes Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS SECURITY FOR THE ACCOUNT OR FOR THE BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN [IN THE CASE OF RULE 144A NOTES: ONE YEAR][IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE

ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

[Definitive Notes Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

[FORM OF INITIAL NOTE]

WARRIOR MET COAL, INC.

No. [ ]	144A CUSIP No. 93627C AA9

144A ISIN No. US93627CAA99

REG S CUSIP No. U93537 AA3

REG S ISIN No. USU93537AA32

$[ ]

8.00% Senior Secured Note due 2024

Warrior Met Coal, Inc., a Delaware corporation (together with its successors and assigns under the Indenture), promises to pay to Cede & Co., or registered assigns, the principal sum set forth on the Schedule of Increases or Decreases in Global Note attached hereto on November 1, 2024.

Interest Payment Dates: May 1 and November 1, commencing [        ]1

Record Dates: April 15 and October 15

Additional provisions of this Note are set forth on the other side of this Note.

[1]	To be May 1, 2018 for Initial Notes.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

WARRIOR MET COAL, INC.

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

WILMINGTON TRUST, NATIONAL ASSOCIATION
as Trustee, certifies that this is
one of the Notes
referred to in the Indenture.

By:
Authorized Signatory

Dated:

*/	If the Note is to be issued in global form, add the Global Notes Legend and the attachment from Exhibit A captioned “TO BE ATTACHED TO GLOBAL NOTES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE.”

[FORM OF REVERSE SIDE OF INITIAL NOTE]

8.00% Senior Secured Note Due 2024

1.	Interest

Warrior Met Coal, Inc., a Delaware corporation (such entity, and its successors and assigns under the Indenture, hereinafter referred to, being herein called, the “Issuer”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Issuer shall pay interest semiannually on May 1 and November 1 of each year (each an “Interest Payment Date”), commencing [    ]2. Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from November 2, 2017, until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest on overdue principal at the rate borne by the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.	Method of Payment

The Issuer shall pay interest on the Notes (except defaulted interest) to the Persons who are registered holders at the close of business on April 15 or October 15 (each a “Record Date”) immediately preceding the Interest Payment Date even if Notes are canceled after the Record Date and on or before the Interest Payment Date (whether or not a Business Day). Holders must surrender Notes to the Paying Agent to collect principal payments. The Issuer shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Issuer shall make all payments in respect of a certificated Note (including principal, premium, if any, and interest) at the office of the Paying Agent, except that, at the option of the Issuer, payment of interest may be made by mailing a check to the registered address of each holder thereof; provided, however, that payments on the Notes may also be made, in the case of a holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States of America if such holder elects payment by wire transfer by giving written notice to the Trustee or Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.	Paying Agent and Registrar

Initially, Wilmington Trust, National Association, as trustee under the Indenture (the “Trustee”), will act as Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent or Registrar upon written notice to such Paying Agent or registrar and to the Trustee. The Issuer or any of its domestically incorporated Subsidiaries may act as Paying Agent or Registrar.

[2]	To be May 1, 2018 for Initial Notes.

4.	Indenture

The Issuer issued the Notes under an Indenture dated as of November 2, 2017 (the “Indenture”), among the Issuer, the Subsidiary Guarantors party thereto from time to time, the Trustee and the Priority Lien Collateral Trustee. Capitalized terms used herein are used as defined in the Indenture, unless otherwise indicated. The terms of the Notes include those stated in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and the holders (as defined in the Indenture) are referred to the Indenture for a statement of such terms and provisions. If and to the extent that any provision of the Notes limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture shall control.

The Notes are senior secured obligations of the Issuer. This Note is one of the Initial Notes referred to in the Indenture. The Notes include the Initial Notes and any Additional Notes. The Initial Notes and any Additional Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Issuer and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, Incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of certain capital stock of the Issuer and such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or Incur Liens and make Asset Sales. The Indenture also imposes limitations on the ability of the Issuer and each Subsidiary Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.

To guarantee the due and punctual payment of the principal and interest on the Notes and all other amounts payable by the Issuer under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Subsidiary Guarantors have unconditionally guaranteed the Guaranteed Obligations pursuant to the terms of the Indenture and any Subsidiary Guarantor that executes a Subsidiary Guarantee will unconditionally guarantee the Guaranteed Obligations on a senior secured basis, pursuant to the terms of the Indenture.

5.	Redemption

On or after November 1, 2020, the Issuer may redeem the Notes at its option, in whole at any time or in part from time to time, upon notice as described in Paragraph 7 of this Note, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest

Payment Date), if redeemed during the 12-month period commencing on November 1 of the years set forth below:

Period	Redemption Price
2020	104.000%
2021	102.000%
2022 and thereafter	100.000%

In addition, prior to November 1, 2020, the Issuer may redeem the Notes at its option, in whole at any time or in part from time to time, upon notice as described in Paragraph 7 of this Note, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the applicable redemption date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

Notwithstanding the foregoing, at any time and from time to time prior to November 1, 2020 the Issuer may redeem at its option, in whole or in part from time to time, in the aggregate up to 40% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) in an amount not to exceed the amount of net cash proceeds of one or more Equity Offerings (1) by the Issuer or (2) by any direct or indirect parent of the Issuer to the extent the net cash proceeds thereof are contributed to the common equity capital of the Issuer or used to purchase Capital Stock (other than Disqualified Stock) of the Issuer, at a redemption price (expressed as a percentage of principal amount thereof) of 108.000%, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided, however, that at least 50% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) must remain outstanding after each such redemption; provided, further, that such redemption shall occur within 90 days after the date on which any such Equity Offering is consummated upon not less than 30 nor more than 60 days’ notice mailed by the Issuer to each holder of Notes being redeemed, or delivered electronically if held by DTC, and otherwise in accordance with the procedures set forth in the Indenture.

Notice of any redemption upon any corporate transaction or other event (including any Equity Offering, Incurrence of Indebtedness, Change of Control or other transaction) may be given prior to the completion thereof. In addition, any redemption described above or notice thereof may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a corporate transaction or other event.

6.	Mandatory Redemption

The Issuer will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

7.	Notice of Redemption

Notices of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the redemption date, to each holder of Notes to be redeemed at its registered address (with a copy to the Trustee) or otherwise delivered in accordance with the procedures of The Depository Trust Company (“DTC”), except that redemption notices may be mailed or otherwise delivered more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Article VIII thereof.

If money sufficient to pay the redemption price of, plus accrued and unpaid interest, if any, on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with a Paying Agent on or before the redemption date and certain other conditions are satisfied, then on and after such redemption date, interest shall cease to accrue on such Notes (or such portions thereof) called for redemption.

8.	Repurchase of Notes at the Option of the Holders upon Change of Control and Other Events

Upon the occurrence of a Change of Control, each holder shall have the right, subject to certain conditions specified in the Indenture, to require the Issuer to repurchase all or any part of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), as provided in, and subject to the terms of, the Indenture.

In accordance with Section 404(b) and 4.06 of the Indenture, the Issuer will be required to offer to purchase Notes upon the occurrence of certain events.

9.	[Reserved]

10.	Denominations; Transfer; Exchange

The Notes are in registered form, without interest coupons, in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof, provided that Notes may be issued in denominations of less than $2,000 solely to accommodate book-entry positions that have been created by participants of the DTC in denominations of less than $2,000. A holder shall register the transfer of or exchange of the Notes in accordance with the Indenture. Upon any registration of transfer or exchange, the Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or to transfer or exchange any Notes for a period of 15 days prior to a selection of Notes to be redeemed or between a Record Date and the relevant Payment Date.

11.	Persons Deemed Owners

The registered holder of this Note shall be treated as the owner of it for all purposes.

12.	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and each Paying Agent shall pay the money back to the Issuer at its written request unless an applicable abandoned property law designates another Person. After any such payment, the holders entitled to the money must look to the Issuer for payment as general creditors and the Trustee and each Paying Agent shall have no further liability with respect to such monies.

13.	Discharge and Defeasance

Subject to certain conditions, the Issuer at any time may terminate some of or all its obligations under the Notes and the Indenture if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

14.	Amendment; Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Notes, the Subsidiary Guarantees and the Security Documents may be amended with the written consent of the holders of at least a majority in aggregate principal amount of the Notes then outstanding and (ii) any past default or compliance with any provisions may be waived with the written consent of the holders of at least a majority in principal amount of the Notes then outstanding.

Subject to certain exceptions set forth in the Indenture, without the consent of any holder, the Issuer, the Trustee and the Priority Lien Collateral Trustee may amend the Indenture, the Notes, the Subsidiary Guarantees and/or the Security Documents (i) to cure any ambiguity, omission, mistake, defect or inconsistency; (ii) to provide for the assumption by a Successor Company (with respect to the Issuer) of the obligations of the Issuer under the Indenture, the Notes and the Security Documents; (iii) to provide for the assumption by a Successor Subsidiary Guarantor (with respect to any Subsidiary Guarantor), as the case may be, of the obligations of a Subsidiary Guarantor under the Indenture, the Notes, the Security Documents and its Subsidiary Guarantee; (iv) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code; (v) to conform the text of this Indenture, the Notes, the Security Documents or the Subsidiary Guarantees to any provision of the “Description of Notes” in the Offering Circular to the extent that such provision in this Indenture, the Notes, the Security Documents or the Subsidiary Guarantees was intended by the Issuer to be a verbatim recitation of a provision in the “Description of Notes” in the Offering Circular, as stated in an Officer’s Certificate; (vi) to add a Subsidiary Guarantee or Collateral; (vii) to make, complete or confirm any grant of Collateral permitted or required by any of the Security Documents, including to secure additional Priority Lien Debt, or to release, discharge, terminate or subordinate Liens on Collateral in accordance with the Indenture and the Security Documents and to confirm and evidence any such release, discharge, termination or subordination; (viii) to add to the covenants of the Issuer for the benefit of the holders or to surrender any right or power herein conferred upon the Issuer or any Restricted Subsidiary; (ix) to comply with any requirement of the SEC in connection with qualifying or maintaining the qualification of, this Indenture under the TIA (if the Issuer elects to qualify this Indenture under the TIA); (x to make any change that would provide any additional rights or benefits to the holders or that does not adversely affect the rights of any holder in any material respect (as determined in good faith by the Issuer); (xi) to effect any provision of this Indenture or the Security Documents; (xii) to make changes to this Indenture and the Security Documents to provide for the issuance of Additional Notes, which shall have terms substantially identical in all material respects to the Initial Notes, and which shall be treated, together with any outstanding Initial Notes, as a single issue of securities; or (xiii) as provided for in the Collateral Trust Agreement (to the extent effective at the relevant time).

Notwithstanding the foregoing, except as expressly provided by the Indenture, the Security Documents or the ABL Intercreditor Agreement, without the consent of holders of at least 66.67% in aggregate principal amount of outstanding Notes, no amendment or waiver under the Indenture may release all or substantially all of the Collateral from the Lien of the Indenture, the Notes and the Security Documents with respect to the Notes.

15.	Defaults and Remedies

If an Event of Default (other than an Event of Default specified in Section 6.01(f) or (g) in the Indenture with respect to the Issuer) occurs and is continuing, the Trustee by notice to the Issuer or the holders of at least 30% in aggregate principal amount of outstanding Notes by notice to the Issuer, with a copy to the Trustee, may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default specified in Section 6.01(f) or (g) of the Indenture with respect to the Issuer occurs, the principal of, premium, if any, and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders. Under certain circumstances, the holders of a majority in principal amount of outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

If an Event of Default occurs and is continuing, neither the Trustee nor the Priority Lien Collateral Trustee shall be under any obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee and the Priority Lien Collateral Trustee indemnity or security satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such holder has previously given the Trustee written notice that an Event of Default is continuing, (ii) holders of at least 30% in aggregate principal amount of the outstanding Notes have requested in writing the Trustee to pursue the remedy, (iii) such holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity, and (v) the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such written request within such 60-day period. Subject to certain restrictions, the holders of a majority in principal amount of outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or, if the Trustee, being advised by counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith shall determine that the action or proceeding so directed would involve the Trustee in personal liability or expense for which it is not adequately indemnified, or subject to Section 7.01 of the Indenture, that the Trustee determines is unduly prejudicial to the rights of any other holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such holders) or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it against all losses, expenses, and liabilities caused by taking or not taking such action.

16.	Trustee Dealings with the Issuer

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

17.	No Recourse Against Others

No director, officer, employee, manager, incorporator or holder of any Equity Interests in the Issuer or any Subsidiary Guarantor or any direct or indirect parent companies, as such, will have any liability for any obligations of the Issuer or any Subsidiary Guarantor under the Notes, the Indenture or the Subsidiary Guarantees, as applicable, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability.

18.	Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

19.	Abbreviations

Customary abbreviations may be used in the name of a holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.	Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

21.	CUSIP Numbers; ISINs

The Issuer has caused CUSIP numbers and ISINs to be printed on the Notes and has directed the Trustee to use CUSIP numbers and ISINs in notices of redemption as a convenience to the holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer will furnish to any holder of Notes upon written request and without charge to the holder a copy of the Indenture which has in it the text of this Note.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                    agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:

Date:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER RESTRICTED NOTES

This certificate relates to $         principal amount of Notes held in (check applicable space)          book-entry or          definitive form by the undersigned.

The undersigned (check one box below):

☐	has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depository a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above);

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring while this Note is still a Transfer Restricted Definitive Note or a Transfer Restricted Global Note, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Issuer; or

(2)	☐	to the Registrar for registration in the name of the holder, without transfer; or

(3)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(4)	☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(5)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933 and such Note shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period (as defined in the Indenture); or

(6)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(7)	☐	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Issuer or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer or the Trustee have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:

Date:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
NOTICE: To be executed by an executive officer

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $        . The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.04(b) (Restricted Payment Offer), Section 4.06 (Asset Sales) or 4.08 (Change of Control) of the Indenture, check the box:

Restricted Payment Offer  ☐                         Asset Sale  ☐                         Change of Control  ☐

If you want to elect to have only part of this Note purchased by the Issuer pursuant to 4.04(b) (Restricted Payment Offer), Section 4.06 (Asset Sales) or 4.08 (Change of Control) of the Indenture, state the amount ($2,000 or any integral multiple of $1,000 in excess thereof):

$
Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee

EXHIBIT B

[FORM OF TRANSFEREE LETTER OF REPRESENTATION]

TRANSFEREE LETTER OF REPRESENTATION

WARRIOR MET COAL, INC.

c/o Wilmington Trust, National Association

Global Capital Markets

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention: Warrior Met Coal, Inc. Administrator

Fax: 612-217-5651

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[        ] principal amount of the 8.00% Senior Secured Notes due 2024 (the “Notes”) of Warrior Met Coal, Inc. (collectively with its successors and assigns, the “Issuer”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1.    We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $100,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2.    We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is one year after the later of the date of original issue and the last date on which either of the Issuer or any affiliate of the Issuer was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) in the United States to a person whom we reasonably believe is a qualified institutional buyer (as defined in rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (b) outside the United States in an offshore transaction in accordance with Rule 904 of Regulation S under the Securities Act, (c) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if applicable) or (d) pursuant to an effective registration statement under the Securities Act, in each of cases (a) through (d) in accordance with any applicable securities laws of any state of the United States. In addition, we will, and each subsequent holder is required to, notify any purchaser of the Note evidenced hereby of the resale restrictions set forth above. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made to an institutional “accredited investor” prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuer and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuer and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause 1(b), 1(c) or 1(d) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Issuer and the Trustee.

Dated:

TRANSFEREE: ,

By:	_

B-2

EXHIBIT C

[FORM OF SUPPLEMENTAL INDENTURE]

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [                    ], among WARRIOR MET COAL, INC., a Delaware corporation (the “Issuer”), [SUBSIDIARY GUARANTOR] (the “New Subsidiary Guarantor”), a subsidiary of the Issuer, and WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as trustee under the indenture referred to below (the “Trustee”) and not in its individual capacity but solely as collateral trustee (the “Priority Lien Collateral Trustee”).

W I T N E S S E T H :

WHEREAS the Issuer, certain Subsidiary Guarantors, the Trustee and the Priority Lien Collateral Trustee have heretofore executed an indenture, dated as of November 2, 2017 (as amended, supplemented or otherwise modified, the “Indenture”), providing for the issuance of the Issuer’s 8.00% Senior Secured Notes due 2024 (the “Notes”), initially in the aggregate principal amount of $350,000,000;

WHEREAS Sections 4.11 and 12.07 of the Indenture provide that under certain circumstances the Issuer is required to cause the New Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Subsidiary Guarantor shall unconditionally guarantee all the Issuer’s Obligations under the Notes and the Indenture pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee and the Issuer are authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor, the Issuer, the Trustee and the Priority Lien Collateral Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1.    Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “holders” in this Supplemental Indenture shall refer to the term “holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.

2.    Agreement to Guarantee. The New Subsidiary Guarantor hereby agrees, jointly and severally with all existing Subsidiary Guarantors (if any), to unconditionally guarantee the Issuer’s Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article XII and to provide a security interest as set forth in Article XIII of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.

3.    Notices. All notices or other communications to the New Subsidiary Guarantor shall be given as provided in Section 14.02 of the Indenture.

4.    Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

5.    Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6.    Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

7.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

WARRIOR MET COAL, INC.

By:
Name:
Title:

[NEW SUBSIDIARY GUARANTOR], as a Subsidiary Guarantor

By:
Name: [ ]
Title: [ ]

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee and Priority Lien Collateral Trustee

By:
Name: [ ]
Title: [ ]

EXHIBIT D

[FORM OF COLLATERAL TRUST AGREEMENT]

COLLATERAL TRUST AGREEMENT

dated as of [DATE]

among

WARRIOR MET COAL, INC.,

the other Grantors from time to time party hereto,

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Priority Lien Trustee under the Priority Lien Indenture,

[                    ],1

as [                    ] under the [Priority Lien Debt] [Junior Lien Debt],

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Priority Lien Collateral Trustee

and

[                    ],

as Junior Lien Collateral Trustee

[1]	To be the Priority Lien Representative or Junior Lien Representative in respect of the Priority Lien Debt or Junior Lien Debt, as applicable, subject to the Collateral Trust Agreement.

- i -

- ii -

Section 7.20	Counterparts	D-58
Section 7.21	Grantors and Additional Grantors	D-58
Section 7.22	Continuing Nature of this Agreement	D-58
Section 7.23	Insolvency	D-58
Section 7.24	Rights and Immunities of Collateral Trustee and Secured Debt Representatives	D-59
Section 7.25	ABL Intercreditor Agreement	D-59

Exhibits:

EXHIBIT A — Additional Secured Debt Designation

EXHIBIT B — Form of Collateral Trust Joinder—Additional Secured Debt

EXHIBIT C — Form of Collateral Trust Joinder—Additional Grantors

- iii -

COLLATERAL TRUST AGREEMENT (as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with Section 7.01 hereof, this “Agreement”) dated as of [DATE] among Warrior Met Coal, Inc., a Delaware corporation (the “Issuer”), the Grantors from time to time party hereto, Wilmington Trust, National Association, as Priority Lien Trustee (as defined below), [                    ], as [                    ],Wilmington Trust, National Association, as Priority Lien Collateral Trustee (as defined below), and [                    ], as Junior Lien Collateral Trustee (as defined below).

WITNESSETH:

WHEREAS, the Issuer issued 8.00% Senior Secured Notes due 2024 in an aggregate principal amount of $350,000,000 (the “Priority Lien Notes”), pursuant to an Indenture dated as of November 2, 2017 (the “Issue Date”), among the Issuer, the guarantors party thereto and Wilmington Trust, National Association, as trustee (in such capacity and together with its successors in such capacity, the “Priority Lien Trustee”), (such Indenture, as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time (including any series of additional Priority Lien Notes issued thereunder), the “Priority Lien Indenture”).

WHEREAS, the Issuer and the other Grantors intend to secure the Obligations under the Priority Lien Indenture, any future Priority Lien Debt and any other Priority Lien Obligations on a priority basis and, subject to such priority, intend to secure the Obligations under any future Junior Lien Debt and any other Junior Lien Obligations, with Liens on all present and future Collateral to the extent that such Liens have been provided for in the applicable Security Documents.

WHEREAS, this Agreement sets forth the terms on which (i) each Priority Lien Secured Party has appointed the Priority Lien Collateral Trustee to act as the collateral trustee for the present and future holders of the Priority Lien Obligations to receive, hold, maintain, administer and distribute the Collateral at any time delivered to the Priority Lien Collateral Trustee or the subject of the Priority Lien Security Documents, and to enforce the Priority Lien Security Documents and all interests, rights, powers and remedies of the Priority Lien Collateral Trustee with respect thereto or thereunder and the proceeds thereof and (ii) each Junior Lien Secured Party has appointed the Junior Lien Collateral Trustee to act as the collateral trustee for the present and future holders of the Junior Lien Secured Obligations to receive, hold, maintain, administer and distribute the Collateral at any time delivered to the Junior Lien Collateral Trustee or the subject of the Junior Lien Security Documents, and to enforce the Junior Lien Security Documents and all interests, rights, powers and remedies of the Junior Lien Collateral Trustee with respect thereto or thereunder and the proceeds thereof.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.01    Defined Terms. The following terms will have the following meanings:

“ABL Collateral Agent” means any agent or representative of the holders of the ABL Lien Debt (including for purposes related to the administration of the ABL Security Documents) pursuant to the ABL Credit Agreement or any other ABL Lien Document.

“ABL Credit Agreement” means (i) the asset based revolving credit agreement, dated as of April 1, 2016 (as amended on January 23, 2017, March 24, 2017, May 15, 2017 and October 3, 2017) among the Issuer, the financial institutions named therein, the other parties thereto and Citibank, N.A., as administrative and collateral agent, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures increasing the amount loaned or issued thereunder or altering the maturity thereof (except to the extent any such refinancing, replacement or restructuring or agreement or instrument is designated by the Issuer to not be included in the definition of “ABL Credit Agreement”) and (ii) whether or not the credit agreement referred to in clause (i) remains outstanding, if designated by the Issuer to be included in the definition of “ABL Credit Agreement,” one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, securitization or receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“ABL Credit Facilities” means one or more asset-based revolving credit facilities, including the ABL Credit Agreement, with banks or other institutional or other lenders providing for asset-based revolving credit loans or letters of credit, as such credit facility, in whole or in part, in one or more instances, may be amended, restated, modified, supplemented, extended, renewed, refunded, restructured, refinanced or replaced or otherwise modified from time to time and whether by the same or any other agent, lender or group of lenders or other party.

“ABL Intercreditor Agreement” means the intercreditor agreement dated as of the Issue Date between the ABL Collateral Agent and the Priority Lien Collateral Trustee that sets forth the relative priority of the Priority Liens and Junior Liens, on the one hand, compared to the ABL Liens, on the other hand or other intercreditor agreement with terms substantially consistent therewith in effect at such time.

“ABL Lien” means a Lien granted, or purported to be granted, by an ABL Security Document to the ABL Collateral Agent, at any time, upon any property of the Issuer or any Guarantor to secure ABL Lien Obligations; provided that any such Lien upon Collateral other than ABL Priority Collateral will be junior to the Priority Liens and the Junior Liens to the extent set forth in the ABL Intercreditor Agreement (any such junior Lien, a “Junior ABL Lien”).

“ABL Lien Debt” means Funded Debt and letter of credit and reimbursement obligations with respect thereto incurred by the Issuer or any of the Guarantors that is secured by an ABL Lien that is permitted to be incurred and so secured under each applicable Secured Debt Document; provided that such Funded Debt is subject to the ABL Intercreditor Agreement.

“ABL Lien Documents” means any ABL Credit Facility, all ABL Security Documents, each of the other “Loan Documents” (as that term is defined in any ABL Credit Facility) and each of the other agreements, documents and instruments executed pursuant thereto or in connection therewith.

“ABL Lien Obligations” means the ABL Lien Debt and all other Obligations in respect of ABL Lien Debt, and guarantees thereof, and including obligations with respect to loans, letters of credit, Swap Obligations, Bank Product Obligations, obligations to provide cash collateral in respect of letters of credit or Bank Product Obligations or indemnities in respect thereof, any other indemnities or guarantees, and all other amounts payable under or that are secured, or intended to be secured, under the ABL Lien Documents and are subject to the terms of the ABL Intercreditor Agreement, solely to the extent such Obligations and such guarantees thereof are permitted to be incurred under the ABL Lien Documents and the Secured Debt Documents and are so secured under the ABL Lien Documents.

“ABL Priority Collateral” means all rights, title and interests of each Grantor in the following Collateral, in each case, whether now owned or existing or hereafter acquired or arising and wherever located, including, without duplication, (a) all rights of each Grantor to receive moneys due and to become due under or pursuant to the following, (b) all rights of each Grantor to receive return of any premiums for or proceeds of any insurance, indemnity, warranty or guaranty with respect to the following or to receive condemnation proceeds with respect to the following, (c) all claims of each Grantor for damages arising out of or for breach of or default under any of the following, and (d) all rights of each Grantor to terminate, amend, supplement, modify or waive performance under any of the following, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder: (i) all accounts, but solely for purposes of this clause (i), excluding rights to payment for any property which specifically constitutes Notes Priority Collateral that has been sold, leased, licensed, assigned or otherwise disposed of; provided, however, that, for the avoidance of doubt, all rights to payment arising from any sale, lease, license, assignment or other disposition of inventory or goods (other than fixtures or equipment) or the provision of services shall constitute ABL Priority Collateral; (ii) all chattel paper; (iii) all deposit accounts, securities accounts and all other demand, deposit, time, savings, cash management, passbook and similar accounts maintained with any bank or other financial institution (other than to the extent any such deposit accounts, securities accounts or other accounts solely contain identifiable proceeds of any Notes Priority Collateral) and all cash, money, securities, instruments and other investments deposited or required to be deposited in any of the foregoing; (iv) all inventory and all rights to receive payments, indebtedness and other obligations which arise as a result of the sale, lease or other disposition of inventory or goods (in each case other than fixtures or equipment) or provision of services, including the right to payment of interest or finance charges; (v) all cash, money and Cash Equivalents (other than identifiable proceeds of any Notes Priority Collateral and cash solely for so long as it is pledged to third parties to the extent permitted under the Credit Agreement); (vi) to the extent evidencing or governing any of the items referred to in the preceding clauses (i) through (v), all general intangibles (excluding Equity Interests and any intellectual property to the extent such intellectual property is not attached to or necessary to sell any item of inventory), letters of credit (whether or not the respective letter of credit is evidenced by a writing), letter-of-credit rights, instruments and documents; provided that to the extent any of the foregoing also relates to any Notes Priority Collateral only that portion related to the items referred to in the preceding clauses (i) through (v) as being included in the ABL Priority Collateral shall be included in the ABL Priority Collateral; (vii) to the extent relating to any of the items referred to in the preceding clauses (i) through (vi), all insurance; provided that to the extent any of the foregoing also relates to Notes Priority Collateral, only that portion related to the items referred to in the preceding clauses (i) through (vi) as being included in the ABL Priority Collateral shall be included in the ABL Priority Collateral; (viii) to the extent relating to any of the items referred to in the preceding clauses (i) through (vii), all supporting obligations; provided that to the extent any of the foregoing also relates to Notes Priority Collateral, only that portion related to the items referred to in the preceding clauses (i) through (vii) as being included in the ABL Priority Collateral shall be included in the ABL Priority Collateral; (ix) to the extent relating to any of the items referred to in the preceding clauses (i) through (viii), all commercial tort claims; provided that to the extent any of the foregoing also relates to Notes Priority Collateral, only that portion related to the items referred to in the preceding clauses (i) through (viii) as being included in the ABL Priority Collateral shall be included in the ABL

Priority Collateral; (x) all books and records, including all books, databases, customer lists and records related thereto and any general intangibles at any time evidencing or relating to any of the foregoing; and (xi) all cash proceeds and, solely to the extent not constituting Notes Priority Collateral, non-cash proceeds, products, accessions, rents and profits of or in respect of any of the foregoing (including all insurance proceeds) and all collateral security, guarantees and other collateral support given by any Person with respect to any of the foregoing. Any Collateral of any type received in exchange for ABL Priority Collateral or Notes Priority Collateral pursuant to certain enforcement actions or during an Insolvency Proceeding will be treated as priority Collateral of the same type as that for which it was received in exchange (ABL Priority Collateral or Notes Priority Collateral, as the case may be). For the avoidance of doubt, no Excluded Assets shall constitute ABL Priority Collateral.

“ABL Security Documents” means the ABL Intercreditor Agreement, all security agreements, collateral assignments, mortgages, control agreements or other grants or transfers for security executed and delivered by the Issuer or any Guarantor creating (or purporting to create) a Lien upon the ABL Priority Collateral in favor of the ABL Collateral Agent, for the benefit of any of the holders of ABL Lien Obligations, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the ABL Intercreditor Agreement.

“Act of Required Secured Parties” means, as to any matter at any time:

(a)    until the earlier of (x) the Discharge of Notes Obligations and (y) the Outstanding Notes Threshold Date, a direction in writing delivered to the Priority Lien Collateral Trustee by or with the written consent of, the holders of more than 50% of the Priority Lien Notes then outstanding;

(b)    from and after the earlier of (x) the Discharge of Notes Obligations and (y) the Outstanding Notes Threshold Date, but prior to the Discharge of Priority Lien Obligations, a direction in writing delivered to the Priority Lien Collateral Trustee by or with the written consent of, the holders of (or the Priority Lien Representatives representing the holders of) more than 50% of the sum of:

(i)    the aggregate outstanding principal amount of Priority Lien Debt (including the face amount of outstanding letters of credit whether or not then available or drawn); and

(ii)    other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Priority Lien Debt; provided, however, that if at any time prior to the Discharge of Priority Lien Obligations the only remaining Priority Lien Obligations are Swap Obligations, then the term “Act of Required Secured Parties” will mean the holders of a majority of the aggregate “settlement amount” (or similar term) as defined in the Swap Contracts (or, with respect to any Swap Contract that has been terminated in accordance with its terms, the amount, if any, then due and payable by the Issuer or any other Grantor (exclusive of expenses and similar payments but including any early termination payments then due) under such Swap Contract) under all Swap Contracts; provided further, that any Swap Contract with a “settlement amount” (or similar term) or termination payment that is a negative number shall be disregarded for purposes of all calculations required by the term “Act of Required Secured Parties;” and

(c)    at any time after the Discharge of Priority Lien Obligations, a direction in writing delivered to the Junior Lien Collateral Trustee by or with the written consent of the holders of (or the Junior Lien Representatives representing the holders of) Junior Lien Debt representing the Required Junior Lien Debtholders.

For purposes of this definition, (a) Secured Debt registered in the name of, or beneficially owned by, the Issuer or any Affiliate of the Issuer will be deemed not to be outstanding and neither the Issuer nor any Affiliate of the Issuer will be entitled to vote such Secured Debt (in each case, as identified in writing to the applicable Collateral Trustee by the applicable Secured Debt Representative) and (b) votes will be determined in accordance with Section 7.02 hereof.

“Additional Secured Debt” has the meaning set forth in Section 3.08(b)(i) hereof.

“Additional Secured Debt Designation” means a notice in substantially the form of Exhibit A.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Bank Product Obligations” means all obligations arising under a Cash Management Agreement (or similar term) (as defined in any ABL Credit Facility), that are owed to a Cash Management Bank (or similar term) (as defined in any ABL Credit Facility).

“Bankruptcy Code” means Title 11 of the United States Code.

“Bankruptcy Law” means the Bankruptcy Code and any other federal, state or foreign law for relief of debtors.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City or the place of payment.

“Capital Stock” means:

(a)    in the case of a corporation, corporate stock or shares;

(b)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(c)    in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(d)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Collateral” means “Cash Collateral” as such term is defined in Section 363(a) of the Bankruptcy Code.

“Cash Equivalents” means:

(a)    U.S. dollars, pounds sterling, euros, the national currency of any member state in the European Union or such local currencies held by an entity from time to time in the ordinary course of business;

(b)    securities issued or directly and fully guaranteed or insured by the U.S. government or any country that is a member of the European Union or any agency or instrumentality thereof in each case maturing not more than two years from the date of acquisition;

(c)    certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250 million and whose long-term debt is rated “A” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency);

(d)    repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(e)    commercial paper issued by a corporation (other than an Affiliate of the Issuer) rated at least “A-1” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within one year after the date of acquisition;

(f)    readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

(g)    indebtedness issued by Persons (other than the Sponsors or any of their Affiliates) with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition; and

(h)    investment funds investing at least 95% of their assets in securities of the types described in clauses (a) through (g) above.

“Class” means (i) in the case of Junior Lien Obligations, every Series of Junior Lien Debt and all other Junior Lien Obligations, taken together, and (ii) in the case of Priority Lien Obligations, every Series of Priority Lien Debt and all other Priority Lien Obligations, taken together. This Agreement includes two Classes of Secured Parties, the holders of Priority Lien Obligations and the holders of Junior Lien Obligations.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means, (i) in the case of each Series of Priority Lien Debt, all properties and assets of the Issuer and the other Grantors now owned or hereafter acquired in which Liens have been granted, or purported to be granted, or required to be granted, to the Priority Lien Collateral Trustee to secure any or all of the Priority Lien Obligations, including any property subject to Liens granted pursuant to Section 2.08 hereof and (ii) in the case of each Series of Junior Lien Debt, all properties and assets of the Issuer and the other Grantors now owned or hereafter acquired in which Liens have been granted, or purported to be granted, or required to be granted, to the Junior Lien Collateral Trustee to secure any or all of the Junior Lien Secured Obligations, and shall, in the case of each of clauses (i) and (ii), exclude any properties and assets in which the applicable Collateral Trustee is required to release its Liens pursuant to Section 3.02 hereof; provided, that, if such Liens are required to be released as a result of the sale, transfer or other disposition of any properties or assets of the Issuer or any other Grantor, such assets or properties will cease to be excluded from the Collateral if the Issuer or any other Grantor thereafter acquires or reacquires such assets or properties. For the avoidance of doubt, no Excluded Assets shall constitute Collateral.

“Collateral Trustee” shall mean (i) in respect of the Priority Lien Obligations, the Priority Lien Collateral Trustee and (ii) in respect of the Junior Lien Obligations, the Junior Lien Collateral Trustee.

“Collateral Trust Joinder” means (i) with respect to the provisions of this Agreement relating to any Additional Secured Debt, an agreement substantially in the form of Exhibit B and (ii) with respect to the provisions of this Agreement relating to the addition of additional Grantors, an agreement substantially in the form of Exhibit C.

“Commercially Reasonable Efforts for Real Property” means, for purposes of obtaining consent from the landlord or lessor under a Real Property Lease, the use of commercially reasonable efforts by the Issuer or other applicable Grantor to obtain consent from the landlord or lessor under the applicable Real Property Lease to the granting of a mortgage, or other lien or encumbrance on the leasehold estate thereunder; provided, however, that commercially reasonable efforts shall not include the payment of any consent fee, waiver fee or similar fee or require the Issuer or the applicable Grantor to renegotiate or amend the applicable Real Property Lease in any manner detrimental or adverse to the Issuer or such Grantor.

“Controlling Priority Lien Representative” means (i) until the earlier of (x) the Discharge of Notes Obligations and (y) the Outstanding Notes Threshold Date, the Priority Lien Collateral Trustee and (ii) from and after the earlier of (x) the Discharge of Notes Obligations and (y) the Outstanding Notes Threshold Date, the Major Non-Controlling Priority Representative.

“Controlling Representative” means at any time (i) prior to the Discharge of Priority Lien Obligations, the Controlling Priority Lien Representative and (ii) after the Discharge of Priority Lien Obligations, the Junior Lien Representative that represents the Series of Junior Lien Debt with the then largest outstanding principal amount of Junior Lien Obligations.

“Credit Facility” means one or more credit facilities or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or issuances of debt securities evidenced by notes, debentures, bonds or similar instruments, in each case, as amended, restated, amended and restated, supplemented or otherwise modified from time to time including any refinancing that has been designated in accordance with Section 3.08 hereof.

“DIP Financing” has the meaning set forth in Section 2.08(a) hereof.

“Discharge of Notes Obligations” means that the Priority Lien Obligations in connection with the Priority Lien Notes are no longer secured by, and no longer required to be secured by, the Collateral pursuant to the terms of the Priority Lien Indenture or the other applicable Security Documents; provided that a Discharge of Notes Obligations shall be deemed not to have occurred if the Issuer has entered into any replacement credit agreement or indenture that has been designated in accordance with the terms of this Agreement.

“Discharge of Priority Lien Obligations” means the indefeasible payment in full in cash of the Priority Lien Obligations (other than Swap Obligations and indemnity and other contingent obligations as to which no claim has been asserted) and the termination of all commitments thereunder; provided, however, that if, at any time after the Discharge of Priority Lien Obligations has occurred, the Issuer thereafter enters into any Priority Lien Document evidencing a Priority Lien Debt the incurrence of which is not prohibited by any applicable Secured Debt Document, then such Discharge of Priority Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement with respect to such new Priority Lien Debt (other than with respect to any actions taken as a result of the occurrence of such first Discharge of Priority Lien Obligations), and, from and after the date on which the Issuer designates such Funded Debt as Priority Lien Debt in accordance with Section 3.08 hereof, the Obligations under such Priority Lien Document shall automatically and without any further action be treated as Priority Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein and any Junior Lien Obligations shall be deemed to have been at all times Junior Lien Obligations and at no time Priority Lien Obligations.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Excluded Assets” means:

(a)    any leasehold rights and leasehold interest in Real Property leased by the Issuer or any other Grantor that (i) is not Material Leased Real Property or (ii) with respect to which the Issuer or the respective Grantor has not obtained, after using Commercially Reasonable Efforts for Real Property, the consent or approval of the applicable lessor or landlord to the granting a mortgage or other lien or encumbrance on the leasehold estate, as required under the applicable Real Property Lease;

(b)    any fee-owned real property that is not Material Owned Real Property (and fixtures thereon);

(c)    (i) Equity Interests constituting more than 65% of each class of issued and outstanding voting Equity Interests of (A) any foreign Subsidiary at any time, (B) any direct or indirect domestic Subsidiary (x) substantially all the assets of which consist of Equity Interests of one or more foreign Subsidiaries or (y) that is treated as a disregarded entity for U.S. federal income tax purposes that holds equity of one or more foreign Subsidiaries and (C) a Person that is a “controlled foreign corporation” within the meaning of Section 957(a) of the Code, (ii) Equity Interests in partnerships, joint ventures and non-wholly owned Subsidiaries which (A) cannot be pledged without the consent of one or more third parties which has not been obtained or (B) if pledged, would result in adverse tax consequences to the applicable Grantor and (iii) margin stock;

(d)    motor vehicles and other assets subject to certificates of title to the extent that a security interest therein cannot be perfected by the filing of a UCC-1 financing statement;

(e)    (x) any property subject to a finance lease or purchase money security interest (in the case of any after-acquired property, subject to a finance lease or purchase money security interest existing prior to the applicable acquisition), in each case, that is permitted to be incurred or (y) any lease, license or other similar agreement or similar arrangement existing on the Issue Date and that is permitted to be incurred (in the case of clauses (x) and (y), other than any such property, lease, license, agreement or arrangement comprising or relating to any accounts, inventory or any other asset included or intended by the parties hereto to be included in the borrowing base in the ABL Credit Agreement, or affecting the sale, enforceability or collectability thereof) to the extent that a grant of a security interest therein would give rise to a termination right (in favor of a Person other than the Issuer or any other Grantor) pursuant to any “change of control” or other similar provision or would invalidate or violate the terms of, as applicable, any such finance lease, purchase money security interest, lease, license, agreement or arrangement or create a right of termination in favor of any other party thereto (other than the Issuer or any other Grantor) after giving effect to the applicable anti-assignment provisions of the UCC, in each case under this clause (5), other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition;

(f)    assets (including any Equity Interests) other than accounts and inventory of any Grantor with respect to which a security interest is prohibited by or in violation of any requirement of laws applicable to such Grantor after giving effect to the applicable anti-assignment provisions of the UCC, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition;

(g)    commercial tort claims with a value of less than $250,000;

(h)    any intent-to-use trademark application prior to the filing and acceptance of a “Statement of Use”, “Amendment to Allege Use” or similar filing with respect thereto, only to the extent, if any, that, and solely during the period if any, in which, the grant of a security interest therein may impair the validity or enforceability of such intent-to-use trademark application under applicable U.S. federal law);

(i)    (i) any deposit account, securities account or commodities account of any Grantor holding at all times less than $500,000 individually and $2,000,000 in the aggregate and (ii) any other deposit account of any Grantor used exclusively to hold funds (A) to be used to pay payroll and other employee wage and benefit payments to or for the benefit of any Grantor’s or any of its Subsidiaries’ officers, directors or employees, (B) to be used to pay taxes (including sales tax) required to be collected, remitted or withheld by any Grantor or any of its Subsidiaries, (C) zero balance disbursement accounts or (D) which any Grantor or any of its Subsidiaries holds on behalf of a third party (other than any Affiliate of such Grantor or such Subsidiary) as escrow or fiduciary for such third party;

(j)    any assets if the creation or perfection of pledges of, or Liens in such assets would result in material adverse tax consequences to the Issuer or any of its Subsidiaries, as reasonably determined by the Issuer in consultation with the ABL Collateral Agent and the Priority Lien Collateral Trustee; and

(k)    any assets as to which the ABL Collateral Agent, the Priority Lien Collateral Trustee and the Issuer reasonably agree that the cost to any Grantor of a security interest in such asset or perfection thereof is excessive in relation to the benefit to the applicable secured parties of the security to be afforded thereby;

provided that “Excluded Assets” shall not include any proceeds, products, substitutions or replacements of Excluded Assets (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Assets).

“Funded Debt” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(a)    in respect of borrowed money or advances; or

(b)    evidenced by loan agreements, bonds, notes or debentures or similar instruments or letters of credit (solely to the extent such letters of credit or other similar instruments have been drawn and remain unreimbursed), or, without duplication, reimbursement agreements in respect thereof.

For the avoidance of doubt, “Funded Debt” shall not include Swap Obligations.

“Grantors” means the Issuer, the Guarantors and any other Person (if any) that at any time provides collateral for any Secured Obligations.

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any indebtedness or other obligations. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the indebtedness in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such person in good faith.

“Guarantor” means, with respect to any Priority Lien Obligations, each person who has Guaranteed payment of any Priority Lien Obligations and, with respect to any Junior Lien Obligations, each person who has Guaranteed payment of any Junior Lien Obligations.

“Hedge Provider” means the counterparty to the Issuer or any Subsidiary of the Issuer under any Swap Contract.

“Indemnified Liabilities” means any and all liabilities (including all environmental liabilities), obligations, losses, damages, penalties, actions, judgments, suits, costs, taxes, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, performance, administration or enforcement of this Agreement or any of the other Security Documents, including any of the foregoing relating to the use of proceeds of any Secured Debt or the violation of, noncompliance with or liability under, any law (including environmental laws) applicable to or enforceable against the Issuer, any of its Subsidiaries or any other Grantor or any of the Collateral and all reasonable costs and expenses (including reasonable fees and expenses of legal counsel selected by the Indemnitee) incurred by any Indemnitee in connection with any claim, action, investigation or proceeding in any respect relating to any of the foregoing, whether or not suit is brought.

“Indemnitee” has the meaning set forth in Section 7.12(a) hereof.

“Insolvency Proceeding” means:

(a)    any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Grantor;

(c)    any other voluntary or involuntary insolvency or bankruptcy case or proceeding, or any receivership, liquidation or other similar case or proceeding with respect to any Grantor or with respect to a material portion of its assets;

(d)    any liquidation, dissolution, or winding up of any Grantor (other than any of the foregoing permitted under the ABL Lien Documents and the Secured Debt Documents) whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(e)    any assignment for the benefit of creditors or any other marshaling of assets or liabilities of any Grantor.

“Issue Date” has the meaning set forth in the recitals.

“Issuer” has the meaning set forth in the preamble.

“Junior ABL Lien” has the meaning given to such term in the definition of “ABL Lien”.

“Junior Lien” means a Lien on Collateral granted by a Junior Lien Security Document to the Junior Lien Collateral Trustee, at any time, upon any property of the Issuer or any Guarantor to secure Junior Lien Obligations.

“Junior Lien Adequate Protection Payments” has the meaning set forth in Section 2.08(d) hereof.

“Junior Lien Collateral Trustee” has the meaning set forth in Section 2.02(a) hereof.

“Junior Lien Debt” means Funded Debt (excluding any ABL Lien Debt and any Priority Lien Debt), that is secured by a Junior Lien and that is permitted to be incurred and permitted to be so secured under each applicable Secured Debt Document; provided that:

(a)    on or before the date on which such Funded Debt is incurred by the Issuer, such Funded Debt is designated by the Issuer as “Junior Lien Debt” for the purposes of the Secured Debt Documents in an Additional Secured Debt Designation executed and delivered in accordance with Section 3.08 hereof; provided, that no Funded Debt may be designated as both Junior Lien Debt and Priority Lien Debt, and no ABL Lien Debt may be designated as Junior Lien Debt;

(f)    unless such Funded Debt is issued under an existing Secured Debt Document for any Series of Junior Lien Debt whose Secured Debt Representative is already party to this Agreement, the Junior Lien Representative for such Funded Debt executes and delivers a Collateral Trust Joinder in accordance with Section 3.08(b) hereof; and

(g)    all other requirements set forth in Section 3.08 hereof have been complied with.

“Junior Lien Documents” means, collectively, any indenture, credit agreement or other agreement pursuant to which any Junior Lien Debt is incurred and the Junior Lien Security Documents.

“Junior Lien Enforcement Date” has the meaning set forth in Section 2.04(a) hereof.

“Junior Lien Obligations” means Junior Lien Debt and all other Obligations in connection therewith including, without limitation, interest and premium (if any) (including Post-Petition Interest whether or not allowable), and all guarantees of any of the foregoing.

“Junior Lien Representative” means, in the case of any Series of Junior Lien Debt, the trustee, agent or representative of the holders of such Series of Junior Lien Debt who maintains the transfer register for such Series of Junior Lien Debt and (i) is appointed as a Junior Lien Representative (for purposes related to the administration of the Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Junior Lien Debt, together with its successors in such capacity, and (ii) who has executed a Collateral Trust Joinder, together with its successor in such capacity.

“Junior Lien Secured Parties” means the holders of Junior Lien Obligations and each Junior Lien Representative and the Junior Lien Collateral Trustee.

“Junior Lien Security Documents” means all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Issuer or any Guarantor creating (or purporting to create) a Lien upon Collateral in favor of the Junior Lien Collateral Trustee, for the benefit of any of the Junior Lien Secured Parties, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and Section 7.01 hereof.

“Junior Trust Estate” has the meaning set forth in Section 2.02(b) hereof.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement or any lease in the nature thereof); provided that in no event shall an operating lease or an agreement to sell or agreement to give a security interest in and any filing or agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction be deemed to constitute a Lien.

“Major Non-Controlling Priority Representative” means (i) prior to an Outstanding Notes Threshold Date, the Priority Lien Representative of a Series of Priority Lien Debt (other than the trustee with respect to the Priority Lien Debt pursuant to the Priority Lien Notes) that constitutes the largest outstanding principal amount of any then outstanding Series of Priority Lien Debt (provided, however, that if there are two outstanding Series of Priority Lien Debt which have an equal outstanding principal amount, the Series of Priority Lien Debt with the earlier maturity date shall be considered to have the larger outstanding principal amount for purposes of this clause (i)) and (ii) on or after an Outstanding Notes Threshold Date, the Priority Lien Representative of the Series of Priority Lien Debt that constitutes the largest outstanding principal amount of any then outstanding Series of Priority Lien Debt (provided, however, that if there are two outstanding Series of Priority Lien Debt which have an equal outstanding principal amount, the Series of Priority Lien Debt with the earlier maturity date shall be considered to have the larger outstanding principal amount for purposes of this clause (ii)).

“Material Leased Real Property” means (i) as of the Issue Date, all Real Property located in Tuscaloosa County or Jefferson County, Alabama subject to a Real Property Lease under which the Issuer or any other Grantor is the lessee or tenant (x) that is essential to the Issuer’s mine plan for the period from the Issue Date to the Stated Maturity of the Priority Lien Notes and (y) in respect of which the coal royalties payable under such Real Property Lease are or would reasonably be expected to be equal to or greater than $1.5 million, in the aggregate, during the period from the Issue Date to the Stated Maturity of the Priority Lien Notes, in the case of each of clauses (x) and (y) above, as determined by the Issuer on the Issue Date in its reasonable judgment, and (ii) any other Real Property subject to a Real Property Lease that the Issuer or any other Grantor enters into or acquires after the Issue Date as the lessee or tenant thereunder for the purpose of mining or conducting mining operations on such leased Real Property (including, without limitation, extraction of coal and other minerals and the processing and transport thereof) (x) that is essential to the Issuer’s mine plan for the period from the date of execution of such Real Property Lease to the Stated Maturity of the Priority Lien Notes and (y) in respect of which the coal royalties payable under such Real Property Lease are or would reasonably be expected to be equal to or greater than $1.5 million, in the aggregate during the period from date of execution of such Real Property Lease to the Stated Maturity of the Priority Lien Notes, in the case of each of clauses (x) and (y) above, as determined by the Issuer on the date of execution of such Real Property Lease in its reasonable judgment.

“Material Owned Real Property” means (i) as of the Issue Date, all Real Property consisting of a fee or surface estate located in Tuscaloosa County or Jefferson County, Alabama owned by the Issuer or any other Grantor that is essential to the Issuer’s mine plan or surface operations (including the transportation and/or shipping of coal, support for mining activities and maintenance of underground and surface equipment) for the period from the Issue Date to the Stated Maturity of the Priority Lien Notes as determined by the Issuer on the Issue Date in its reasonable judgment, and (ii) any other Real Property consisting of a fee or surface estate that the Issuer or any other Grantor acquires an ownership interest in after the Issue Date for the purpose of mining or conducting mining operations on such Real Property (including, without limitation, extraction of coal and other minerals and the processing and transport thereof) the fair value of which, as of the date of acquisition thereof, is equal to or greater than $10.0 million as determined by the applicable tax assessor.

“Modification” has the meaning set forth in Section 3.08(d)(i) hereof.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Mortgage” has the meaning set forth in Section 3.08(d)(i) hereof.

“Mortgaged Property” has the meaning set forth in Section 3.08(d)(i) hereof.

“Notes Priority Collateral” means all rights, title and interests of each Grantor in the following Collateral, in each case, whether now owned or existing or hereafter acquired or arising and wherever located, including, without duplication, (a) all rights of each Grantor to receive moneys due and to become due under or pursuant to the following, (b) all rights of each Grantor to receive return of any premiums for or proceeds of any insurance, indemnity, warranty or guaranty with respect to the following or to receive condemnation proceeds with respect to the following, (c) all claims of each Grantor for damages arising out of or for breach of or default under any of the following and (d) all rights of each Grantor to terminate, amend, supplement, modify or waive performance under any of the following, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder: (i) all machinery and equipment; (ii) all Material Owned Real Property and Material Leased Real Property; (iii) all intellectual property; (iv) all Equity Interests in all direct Subsidiaries of any Grantor; (v) all intercompany indebtedness of the Issuer and its Subsidiaries owed to any Grantor; (vi) all as-extracted collateral unless (and until) it is (or has become) inventory; (vii) all fixtures; (viii) all Related Mining Assets; (ix) all other assets of any Grantor, whether real, personal or mixed, in each case, not constituting ABL Priority Collateral; (x) to the extent evidencing or governing any of the items referred to in the preceding clauses (i) through (ix), all general intangibles, letters of credit (whether or not the respective letter of credit is evidenced by a writing), letter-of-credit rights, instruments and documents; provided, however, that to the extent any of the foregoing also evidence, govern, secure or otherwise relate to any ABL Priority Collateral only that portion related to the items referred to in the preceding clauses (i) through (ix) as being included in the Notes Priority Collateral shall be included in the Notes Priority Collateral; (xi) to the extent relating to any of the items referred to in the preceding clauses (i) through (x), all insurance; provided that to the extent any of the foregoing also relates to ABL Priority Collateral, only that portion related to the items referred to in the preceding clauses (i) through (x) as being included in the Notes Priority Collateral shall be included in the Notes Priority Collateral; (xii) to the extent relating to any of the items referred to in the preceding clauses (i) through (xi), supporting obligations; provided that to the extent any of the foregoing also relates to ABL Priority Collateral, only that portion related to the items referred to in the preceding clauses (i) through (xi) as being included in the Notes Priority Collateral shall be included in the Notes Priority Collateral; (xiii) to the extent relating to any of the items referred to in the preceding clauses (i) through (xii), all commercial tort claims; provided that to the extent any of the foregoing also relates to ABL Priority Collateral, only that portion related to the items referred to in the preceding clauses (i) through (xii) as being included in the Notes Priority Collateral shall be included in the Notes Priority Collateral; (xiv) all books and records, including all books, databases, customer lists and records related thereto and any general intangibles at any time evidencing or relating to any of the foregoing; and (xv) all cash proceeds, and, solely to the extent not constituting ABL Priority Collateral, non-cash proceeds, products, accessions, rents and profits of or in respect of any of the foregoing (including all insurance proceeds) and all collateral security, guarantees and other collateral support given by any Person with respect to any of the foregoing. Any Collateral of any type received in exchange for ABL Priority Collateral or Notes Priority Collateral pursuant to certain enforcement actions or during an Insolvency Proceeding will be treated as priority Collateral of the same type as that for which it was received in exchange (ABL Priority Collateral or Notes Priority Collateral, as the case may be). For the avoidance of doubt, no Excluded Assets shall constitute Notes Priority Collateral.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the applicable Secured Debt Documents (including interest, fees, expenses, indemnity claims and other monetary obligations accrued during the pendency of an insolvency proceeding); provided that Obligations shall not include any of the foregoing amounts in favor of third parties other than (x) with respect to Priority Lien Obligations under each Series of Priority Lien Debt, the Priority Lien Collateral Trustee and the Priority Lien Secured Parties and (y) with respect to Junior Lien Obligations under each Series of Junior Lien Debt, the Junior Lien Collateral Trustee and the Junior Lien Secured Parties.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer who is the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, which meets the requirements set forth in the Priority Lien Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the recipient thereof. The counsel may be an employee of or counsel to the Issuer.

“Outstanding Notes Threshold Date” means the date that both (i) the outstanding principal amount of Priority Lien Notes outstanding under the Priority Lien Indenture (including any additional notes issued under the Priority Lien Indenture) is less than 15% of the aggregate outstanding principal amount of all Priority Lien Debt and (ii) the aggregate outstanding principal amount of another Series of Priority Lien Debt exceeds the outstanding principal amount of Priority Lien Notes outstanding under the Priority Lien Indenture.

“Pay-Over Amount” has the meaning set forth in Section 2.08(d) hereof.

“Permitted Prior Lien” means any Lien that has priority over the Lien of the Priority Lien Collateral Trustee for the benefit of the Priority Lien Secured Parties which Lien was permitted under each Priority Lien Document.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Post-Petition Interest” means interest, fees, expenses and other charges that pursuant to the Priority Lien Documents or Junior Lien Documents, as applicable, continue to accrue after the commencement of any Insolvency Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under the Bankruptcy Code or in any such Insolvency Proceeding.

“Priority Lien Collateral Trustee” has the meaning set forth in Section 2.01(a) hereof.

“Priority Lien” means a Lien granted, or purported to be granted, by a Security Document to the Priority Lien Collateral Trustee, at any time, upon any property of the Issuer or any Guarantor to secure Priority Lien Obligations.

“Priority Lien Debt” means:

(a)    the Priority Lien Notes; and

(h)    any other Funded Debt (including additional notes issued under the Priority Lien Indenture and borrowings under any Credit Facilities, but excluding any ABL Lien Debt) that is secured by a Priority Lien and that is permitted to be incurred and permitted to be so secured under the ABL Lien Document; provided, that, in the case of Funded Debt referred to in this clause (b):

(i)    on or before the date on which such Funded Debt is incurred by the Issuer, such Funded Debt is designated by the Issuer as “Priority Lien Debt” for the purposes of the Secured Debt Documents in an Additional Secured Debt Designation executed and delivered in accordance with Section 3.08(b) hereof; provided that no Funded Debt may be designated as both Priority Lien Debt and Junior Lien Debt and no ABL Lien Debt may be designated as Priority Lien Debt;

(ii)    unless such Funded Debt is issued under an existing Secured Debt Document for any Series of Priority Lien Debt whose Secured Debt Representative is already party to the Collateral Trust Agreement, the Priority Lien Representative for such Funded Debt executes and delivers a Collateral Trust Joinder in accordance with Section 3.08(b) hereof; and

(iii)    all other relevant requirements set forth in Section 3.08 hereof have been complied with.

For the avoidance of doubt, Swap Obligations do not constitute Priority Lien Debt but may constitute Priority Lien Obligations. Swap Obligations that are secured pursuant to the Priority Lien Documents with respect to a Series of Priority Lien Debt shall be “related to” such Series of Priority Lien Debt for purposes of this Agreement.

“Priority Lien Documents” means, collectively, the Priority Lien Indenture, the Priority Lien Notes and the Security Documents, any other indenture, credit agreement or other agreement pursuant to which any Priority Lien Debt is incurred, and each of the other agreements, documents and instruments executed pursuant thereto or in connection therewith.

“Priority Lien Indenture” has the meaning set forth in the recitals.

“Priority Lien Notes” has the meaning set forth in the recitals.

“Priority Lien Obligations” means the Priority Lien Debt and all other Obligations in connection therewith, including without limitation any Post-Petition Interest whether or not allowable, together with all Swap Obligations and guarantees of any of the foregoing.

“Priority Lien Representative” means:

(a)    in the case of the Priority Lien Notes, the Priority Lien Trustee; and

(i)    in the case of any other Series of Priority Lien Debt, the trustee, agent or representative of the holders of such Series of Priority Lien Debt who maintains the transfer register for such Series of Priority Lien Debt and is appointed as a representative of the Priority Lien Debt (for purposes related to the administration of the Security Documents) pursuant to the agreement governing such Series of Priority Lien Debt, and who has executed a Collateral Trust Joinder, together with any successor in such capacity.

“Priority Lien Secured Parties” means, as of any date of determination, the holders of Priority Lien Obligations at that time, including (i) each Priority Lien Representative and the Priority Lien Collateral Trustee, (ii) holders of the Priority Lien Notes and any other holders of Priority Lien Debt and (iii) counterparties to Swap Contracts in respect of Swap Obligations.

“Priority Lien Security Documents” means all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Issuer or any Guarantor creating (or purporting to create) a Lien upon Collateral in favor of the Priority Lien Collateral Trustee, for the benefit of any of the Priority Lien Secured Parties, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and Section 7.02 hereof.

“Priority Lien Trustee” has the meaning set forth in the recitals.

“Reaffirmation Agreement” means an agreement reaffirming the security interests granted to each Collateral Trustee in substantially the form attached as Exhibit 1 to Exhibit A of this Agreement.

“Real Property” shall mean, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all improvements, fixtures, easements, hereditaments, permits and appurtenances relating thereto.

“Real Property Lease” means any lease, letting, sublease, or other similar agreement to which any Person is a party and is granted a possessory interest in or a right to use or occupy all or any portion of Real Property (including, without limitation, the right to extract minerals from any portion of Real Property) and every amendment or modification thereof.

“Recovery” has the meaning set forth in Section 2.08(f) hereof.

“Reference Date” has the meaning set forth in Section 3.08(e) hereof.

“Related Mining Assets” means (i) coal washing and processing facilities, (ii) coal loading and shipping facilities, including without limitation, if owned, barges and railcars, (iii) computer and control systems utilized for operation or management of any of the foregoing and (iv) contracts with the Port of Mobile, Alabama providing the right to use the McDuffie Coal Terminal for export of coal.

“Required Junior Lien Debtholders” means, at any time, the holders of a majority in aggregate principal amount of all Junior Lien Debt then outstanding, calculated in accordance with the provisions of Section 7.02 hereof. For purposes of this definition, Junior Lien Debt registered in the name of, or beneficially owned by, the Issuer or any Affiliate of the Issuer (as certified in writing to the applicable Collateral Trustee by the applicable Secured Debt Representative) will be deemed not to be outstanding and neither the Issuer nor any Affiliate of the Issuer will be entitled to vote any of the Junior Lien Debt.

“S&P” means S&P Global Ratings or any successor to the rating agency business thereof.

“Secured Debt” means Priority Lien Debt and Junior Lien Debt.

“Secured Debt Default” means any event or condition that, under the terms of any credit agreement, indenture or other agreement governing any Series of Secured Debt causes, or permits holders of Secured Debt outstanding thereunder (with or without the giving of notice or lapse of time, or both, and whether or not notice has been given or time has lapsed) to cause, the Secured Debt outstanding thereunder to become immediately due and payable.

“Secured Debt Documents” means the Priority Lien Documents and the Junior Lien Documents.

“Secured Debt Representative” means each Priority Lien Representative and each Junior Lien Representative.

“Secured Obligations” means Priority Lien Obligations and Junior Lien Obligations.

“Secured Parties” means the holders of Secured Obligations and the Secured Debt Representatives and the Priority Lien Collateral Trustee and the Junior Lien Collateral Trustee, as applicable.

“Security Documents” means this Agreement, the ABL Intercreditor Agreement, each Collateral Trust Joinder or joinder to the ABL Intercreditor Agreement, each ABL Security Document, each Priority Lien Security Document and each Junior Lien Security Document, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and Section 7.01 hereof.

“Senior Trust Estate” has the meaning set forth in Section 2.01(b) hereof.

“Series of Junior Lien Debt” means, severally, each issue or series of Junior Lien Debt for which a single transfer register is maintained. For the avoidance of doubt, all reimbursement obligations in respect of letters of credit issued pursuant to a Junior Lien Document shall be part of the same Series of Junior Lien Debt as all other Junior Lien Debt incurred pursuant to such Junior Lien Document.

“Series of Priority Lien Debt” means, severally, each series of the Priority Lien Notes and each other issue or series of Priority Lien Debt for which a single transfer register is maintained. For the avoidance of doubt, all reimbursement obligations in respect of letters of credit issued pursuant to a Priority Lien Document shall be part of the same Series of Priority Lien Debt as all other Priority Lien Debt incurred pursuant to such Priority Lien Document.

“Series of Secured Debt” means each Series of Priority Lien Debt and each Series of Junior Lien Debt.

“Short Fall” has the meaning set forth in Section 2.08(d) hereof.

“Sponsors” means collectively, investment funds affiliated with, or accounts managed, advised or sub-advised by (i) Apollo Global Management, LLC and any of its Affiliates, (ii) KKR Credit Advisors (US) LLC and any of its Affiliates, (iii) Franklin Mutual Advisers, LLC and any of its Affiliates and (iv) GSO Capital Partners LP and any of its Affiliates.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable.

“Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Swap Contract” means (i) any interest rate swap agreement, interest rate cap agreement, interest rate future agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement designed to protect against or mitigate interest rate risk, (ii) any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement designed to protect against or mitigate foreign exchange risk and (iii) any commodity or raw material, including coal, futures contract, commodity hedge agreement, option agreement, any actual or synthetic forward sale contracts or other similar device or instrument or any other agreement designed to protect against or mitigate raw material price risk (which shall for the avoidance of doubt include any forward purchase and sale of coal for which full or partial payment is required or received), in each case, that is secured under the Priority Lien Documents.

“Swap Obligations” means all debts, liabilities and obligations of the Issuer or any of its Subsidiaries under any Swap Contract.

“Trust Estates” has the meaning set forth in Section 2.02(b) hereof.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

Section 1.02    Other Definition Provisions.

(a)    The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule, Exhibit and Annex references, are to this Agreement unless otherwise specified. References to any Schedule, Exhibit or Annex shall mean such Schedule, Exhibit or Annex as amended or supplemented from time to time in accordance with this Agreement.

(b)    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)    The expressions “payment in full,” “paid in full” and any other similar terms or phrases when used herein shall mean payment in cash in immediately available funds.

(d)    The use herein of the word “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

(e)    All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

(f)    All terms used in this Agreement that are defined in Article 9 of the UCC and not otherwise defined herein have the meanings assigned to them in Article 9 of the UCC.

(g)    Unless otherwise set forth herein, references to principal amount shall include, without duplication, any reimbursement obligations with respect to a letter or credit and the face amount thereof (whether or not such amount is, at the time of determination, drawn or available to be drawn).

This Agreement and the other Security Documents will be construed without regard to the identity of the party who drafted it and as though the parties participated equally in drafting it. Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party will not be applicable either to this Agreement or the other Security Documents.

ARTICLE II

THE TRUST ESTATES

Section 2.01    Appointment of Priority Lien Collateral Trustee and Declaration of Senior Trust.

(a)    The Priority Lien Trustee and, by accepting the benefits hereof, each of the other Priority Lien Secured Parties hereby appoints Wilmington Trust, National Association as its collateral trustee for purposes of obtaining and perfecting a security interest in the Collateral for the benefit of the Priority Lien Secured Parties. Wilmington Trust, National Association accepts such appointment by the Priority Lien Secured Parties as their collateral trustee (in such capacity, the “Priority Lien Collateral Trustee”).

(b)    To secure the payment of the Priority Lien Obligations and in consideration of the premises and mutual agreements set forth herein, each of the Grantors hereby confirms the grant to the Priority Lien Collateral Trustee, and the Priority Lien Collateral Trustee hereby accepts and agrees to hold, in trust under this Agreement for the benefit of all current and future Priority Lien Secured Parties, all of such Grantor’s right, title and interest in, to and under all Collateral now or hereafter granted to the Priority

Lien Collateral Trustee under any Priority Lien Security Document for the benefit of the Priority Lien Secured Parties, together with all of the Priority Lien Collateral Trustee’s right, title and interest in, to and under the Priority Lien Security Documents, and all interests, rights, powers and remedies of the Priority Lien Collateral Trustee thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the “Senior Trust Estate”).

The Priority Lien Collateral Trustee and its successors and assigns under this Agreement will hold the Senior Trust Estate in trust for the benefit solely and exclusively of all current and future Priority Lien Secured Parties as security for the payment of all present and future Priority Lien Obligations.

Notwithstanding the foregoing, if at any time:

(a)    all Liens securing the Priority Lien Obligations have been released as provided in Section 4.01 hereof;

(c)    the Priority Lien Collateral Trustee holds no other property in trust as part of the Senior Trust Estate;

(d)    no monetary obligation (other than indemnification and other contingent obligations for which no claim or demand for payment, whether oral or written, has been made at such time) is outstanding and payable under this Agreement to the Priority Lien Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity); and

(e)    the Issuer delivers to the Priority Lien Collateral Trustee an Officer’s Certificate stating that all Priority Liens of the Priority Lien Collateral Trustee have been released in compliance with all applicable provisions of the Priority Lien Documents and that the Grantors are not required by any Priority Lien Document to grant any Priority Lien upon any property, then the senior trust arising hereunder will terminate (subject to any reinstatement pursuant to Sections 2.08(f) or 7.22 hereof), except that all provisions set forth in Sections 7.11 and 7.12 hereof that are enforceable by the Priority Lien Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity) will remain enforceable in accordance with their terms.

The parties further declare and covenant that the Senior Trust Estate will be held and distributed by the Priority Lien Collateral Trustee subject to the further agreements herein.

Section 2.02    Appointment of Junior Lien Collateral Trustee and Declaration of Junior Trust.

(a)    Each Junior Lien Representative from time to time party hereto and, by accepting the benefits hereof, each of the other Junior Lien Secured Parties hereby appoints Wilmington Trust, National Association as its collateral trustee for purposes of obtaining and perfecting a security interest in the Collateral for the benefit of the Junior Lien Secured Parties. [                    ] accepts such appointment by the Junior Lien Secured Parties as their collateral trustee (in such capacity, the “Junior Lien Collateral Trustee”).

(b)    To secure the payment of the Junior Lien Obligations and in consideration of the premises and mutual agreements set forth herein, each of the Grantors hereby confirms the grant to the Junior Lien Collateral Trustee, and the Junior Lien Collateral Trustee hereby accepts and agrees to hold, in trust under this Agreement for the benefit of all current and future Junior Lien Secured Parties, all of such Grantor’s right, title and interest in, to and under all Collateral now or hereafter granted to the Junior Lien Collateral Trustee under any Junior Lien Security Document for the benefit of the Junior Lien Secured Parties, together with all of the Junior Lien Collateral Trustee’s right, title and interest in, to and under the Junior Lien Security Documents, and all interests, rights, powers and remedies of the Junior Lien Collateral Trustee thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the “Junior Trust Estate,” and together with the Senior Trust Estate, the “Trust Estates”).

The Junior Lien Collateral Trustee and its successors and assigns under this Agreement will hold the Junior Trust Estate in trust for the benefit solely and exclusively of all current and future Junior Lien Secured Parties as security for the payment of all present and future Junior Lien Obligations.

Notwithstanding the foregoing, if at any time:

(a)    all Liens securing the Junior Lien Obligations have been released as provided in Section 4.01 hereof;

(c)    the Junior Lien Collateral Trustee holds no other property in trust as part of the Junior Trust Estate;

(d)    no monetary obligation (other than indemnification and other contingent obligations for which no claim or demand for payment, whether oral or written, has been made at such time) is outstanding and payable under this Agreement to the Junior Lien Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity); and

(e)    the Issuer delivers to the Junior Lien Collateral Trustee an Officer’s Certificate stating that all Junior Liens of the Junior Lien Collateral Trustee have been released in compliance with all applicable provisions of the Junior Lien Documents and that the Grantors are not required by any Junior Lien Document to grant any Junior Lien upon any property, then the junior trust arising hereunder will terminate, except that all provisions set forth in Sections 7.11 and 7.12 hereof that are enforceable by the Junior Lien Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity) will remain enforceable in accordance with their terms.

The parties further declare and covenant that the Junior Trust Estate will be held and distributed by the Junior Lien Collateral Trustee subject to the further agreements herein.

(f)    The appointment of the Junior Lien Collateral Trustee and the creation of the Junior Trust Estate shall not be effective until the incurrence of Obligations with respect to any future Junior Lien Debt and any other Junior Lien Obligations. Such appointment and creation shall automatically take effect upon the execution and delivery to the Priority Lien Collateral Trustee of a Collateral Trust Joinder in accordance with Section 3.08(b) hereof with respect to the first incurrence of Junior Lien Debt.

Section 2.03    Priority of Liens between Classes. Notwithstanding anything contained herein or in any other Security Document to the contrary, and notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Junior Lien Obligations granted on the Collateral or of any Liens securing the Priority Lien Obligations granted on the Collateral and notwithstanding any provision of the UCC, the time of incurrence of any Series of Priority Lien Debt or Series of Junior Lien Debt or any other applicable law or the Junior Lien Documents or any defect or deficiencies in, or failure to perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of, the Liens securing the Priority Lien Obligations, the subordination of such Liens to any other Liens, or any other circumstance whatsoever, whether or not any Insolvency Proceeding has been commenced against the Issuer or any other Grantor, it is the intent of the parties that, and the parties hereto agree for themselves and the Junior Lien Secured Parties and Priority Lien Secured Parties represented by them that:

(a)    this Agreement and the other Security Documents create two separate and distinct Trust Estates and Liens: (i) the Senior Trust Estate and Priority Lien securing the payment and performance of the Priority Lien Obligations and (ii) the Junior Trust Estate and Junior Lien securing the payment and performance of the Junior Lien Obligations;

(b)    any Liens on Collateral securing the Priority Lien Obligations now or hereafter held by the Priority Lien Collateral Trustee for the benefit of the Priority Lien Secured Parties or held by any Priority Lien Secured Party, in each case, whether by grant, possession, statute, operation of law, subrogation or otherwise, are senior and prior to any Liens on Collateral securing the Junior Lien Obligations; and

(c)    any Liens on Collateral securing the Junior Lien Obligations now or hereafter held by the Junior Lien Collateral Trustee for the benefit of the Junior Lien Secured Parties or held by any Junior Lien Secured Party, in each case, whether by grant, possession, statute, operation of law, subrogation or otherwise, are subject to the priority of and subordinate to any Liens on Collateral securing the Priority Lien Obligations.

For the avoidance of doubt, in the event that any Junior Lien Secured Party becomes a judgment lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of any Junior Lien Obligations, such judgment lien shall be subject to the terms of this Agreement for all purposes hereof (including the priority and subordination of Liens) and subordinated to the Priority Liens on the same basis as the Junior Liens are subordinated to the Priority Liens.

Section 2.04    Restrictions on Enforcement of Junior Liens; Prohibition on Contesting Liens.

(a)    Until the Discharge of Priority Lien Obligations, whether or not any Insolvency Proceeding has been commenced by or against the Issuer or any other Grantor, the Priority Lien Secured Parties will have, subject to the exceptions set forth below in clauses (i) through (vi), and subject to the rights of the holders of Permitted Prior Liens, including rights pursuant to the ABL Intercreditor Agreement and Section 13.07 of the Priority Lien Indenture, the exclusive right to authorize and direct the Priority Lien Collateral Trustee with respect to the Security Documents and the Collateral including, without limitation, the exclusive right to authorize or direct the Priority Lien Collateral Trustee to enforce, collect or realize on any Collateral or exercise any other right or remedy with respect to the Collateral (including, without limitation, the exercise of any right of setoff or any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement) and no Junior Lien Representative or Junior Lien Secured Party may authorize or direct the Junior Lien Collateral Trustee with respect to such matters; provided, however, that the Required Junior Lien Debtholders (or any Junior Lien Representative representing such Required Junior Lien Debtholders) may so direct the Junior Lien Collateral Trustee with respect to the enforcement of Junior Lien Security Documents and rights and remedies against the Collateral thereunder after the date (the “Junior Lien Enforcement Date”) that is 180 days after the later of: (A) the date on which any Junior Lien Representative has declared the existence of any “Event of Default” under (and as defined in) any Junior Lien Document and demanded the repayment of all the principal amount of all Junior Lien Obligations thereunder; and (B) the date on which the Priority Lien Collateral Trustee and each Priority Lien Representative has received written notice from such Junior Lien Representative of such declarations of an Event of Default; provided, further, that notwithstanding anything herein to the contrary, the Junior Lien Enforcement Date shall be stayed and shall be deemed not to have occurred (I)

at any time the Priority Lien Collateral Trustee has commenced and is diligently pursuing any enforcement action with respect to all or any material portion of the Collateral (with prompt written notice of the commencement of such action to be given to the Junior Lien Representatives), (II) at any time the Grantor which has granted a security interest in such Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency Proceeding or (III) solely with respect to any ABL Priority Collateral at any time that the Priority Lien Collateral Trustee is stayed from taking any enforcement action pursuant to the terms of the ABL Intercreditor Agreement. Notwithstanding the foregoing, subject to the rights of the ABL Collateral Agent under the ABL Intercreditor Agreement, the requisite Junior Lien Secured Parties may direct the Junior Lien Collateral Trustee or the Junior Lien Representative, as applicable with respect to the Collateral (and, in the case of subclauses (iv) and (v) below, any Junior Lien Secured Party may):

(i)    without any condition or restriction whatsoever, at any time after the Discharge of Priority Lien Obligations;

(ii)    as necessary to redeem any Collateral in a creditor’s redemption permitted by law or to deliver any notice or demand necessary to enforce any right to claim, take or receive proceeds of Collateral remaining after the Discharge of Priority Lien Obligations;

(iii)    in order to perfect or establish the priority (subject to Priority Liens) of the Junior Liens upon any Collateral, except that the Junior Lien Secured Parties may not require the Priority Lien Collateral Trustee to take any action to perfect any Collateral through possession or control other than the Priority Lien Collateral Trustee taking any action for possession or control required by any Security Documents and the Priority Lien Collateral Trustee agreeing pursuant to Section 7.04 hereof that the Priority Lien Collateral Trustee as agent for the benefit of the Priority Lien Secured Parties agrees to act as bailee and/or agent for and on behalf of the Junior Lien Collateral Trustee for the benefit of the Junior Lien Secured Parties as specified in Section 7.04 hereof;

(iv)    file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Junior Lien Secured Parties, including any claims secured by the Collateral, if any, or the avoidance of any Junior Lien, in each case to the extent not inconsistent with the terms of this Agreement;

(v)    vote on any plan of reorganization, arrangement, compromise or liquidation, file any proof of claim or statement of interest, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Junior Lien Obligations and the Collateral; provided that no filing of any claim or vote, or pleading related to such claim or vote, to accept or reject a disclosure statement, plan of reorganization, arrangement, compromise or liquidation, or any other document, agreement or proposal similar to the foregoing by the Junior Lien Collateral Trustee (on behalf of the Junior Lien Secured Parties) or any Junior Lien Representative may be inconsistent with the provisions of this Agreement, unless the Priority Lien Secured Parties or the Priority Lien Representative, in each case, specified in clause (a) or (b) of the definition of “Act of Required Secured Parties” shall have consented thereto in writing or to the extent any such plan or similar proposal is proposed or supported by the number of Priority Lien Secured Parties required under Section 1126(d) of the Bankruptcy Code; or

(vi)    in any Insolvency Proceeding commenced by or against any Grantor, file a claim or statement of interest with respect to the Junior Lien Obligations; provided that no such filing may contain any statement regarding the priority of the Liens securing the Junior Lien Obligations relative to the priority of the Liens securing the Priority Lien Obligations that is inconsistent with the provisions of this Agreement.

(b)    Until the Discharge of Priority Lien Obligations, whether or not any Insolvency Proceeding has been commenced by or against the Issuer or any other Grantor, none of the Junior Lien Secured Parties, the Junior Lien Collateral Trustee (unless acting pursuant to an Act of Required Secured Parties) or any Junior Lien Representative will:

(i)    request judicial relief, in an Insolvency Proceeding or in any other court, or take any other action, that would hinder, delay, limit or prohibit the lawful exercise or enforcement of any right or remedy otherwise available to the Priority Lien Secured Parties in respect of the Priority Liens (subject to the exceptions set forth in clauses (i) through (vi) of Section 2.04(a) hereof) or that would limit, invalidate, avoid or set aside any Priority Lien or subordinate the Priority Liens to the Junior Liens or grant the Junior Liens equal ranking to the Priority Liens;

(ii)    oppose or otherwise contest any motion for relief from the automatic stay or for any injunction against foreclosure or enforcement of Priority Liens made by any Priority Lien Secured Party or any Priority Lien Representative in any Insolvency Proceeding;

(iii)    oppose or otherwise contest any lawful exercise by any Priority Lien Secured Party or any Priority Lien Representative of the right to credit bid Priority Lien Debt at any sale of Collateral in foreclosure of Priority Liens;

(iv)    oppose or otherwise contest any other request for judicial relief made in any court by any holder of Priority Lien Obligations or any Priority Lien Representative relating to the lawful enforcement of any Priority Lien;

(v)    contest, protest or object to any foreclosure proceeding or action brought by the Priority Lien Collateral Trustee, any Priority Lien Representative or any Priority Lien Secured Party or any other exercise by the Priority Lien Collateral Trustee, any Priority Lien Representative or any Priority Lien Secured Party of any rights and remedies relating to the Collateral under the Priority Lien Documents or otherwise and each Junior Lien Representative on behalf of itself and each Junior Lien Secured Party hereby waives any and all rights it may have to object to the time or manner in which the Priority Lien Collateral Trustee or any Priority Lien Secured Party seeks to enforce the Priority Lien Obligations or the Priority Liens, in each case, subject to the exceptions set forth above in clauses (i) through (vi) of Section 2.04(a) hereof;

(vi)    contest or support any other Person in contesting, in any proceeding (including any Insolvency Proceeding) the validity, enforceability, perfection, priority or extent of the Priority Liens or the amount, nature or extent of the Priority Lien Obligations; or

(vii)    object to the forbearance by the Priority Lien Collateral Trustee from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral; provided, that notwithstanding the foregoing, the Required Junior Lien Debtholders (or any Junior Lien Representative representing such Required Junior Lien Debtholders) may direct the Junior Lien Collateral Trustee with respect to the enforcement of Junior Lien Security Documents and rights and remedies against the Collateral on or after Junior Lien Enforcement Date to the extent provided in Section 2.04 hereof.

Except as specifically set forth in this Agreement, both before and during an Insolvency Proceeding, the Junior Lien Secured Parties and the Junior Lien Representatives may take any actions and exercise any and all rights that would be available to a holder of unsecured claims that are not in violation of any express provision of this Agreement.

(c)    At any time prior to the Discharge of Priority Lien Obligations and after (i) the commencement of any Insolvency Proceeding in respect of the Issuer or any other Grantor or (ii) the Junior Lien Collateral Trustee and each Junior Lien Representative have received written notice from any Priority Lien Representative at the direction of an Act of Required Secured Parties stating that (A) any Series of Priority Lien Debt has become due and payable in full (whether at maturity, upon acceleration or otherwise) or (B) the holders of Priority Liens securing one or more Series of Priority Lien Debt have become entitled under any Priority Lien Documents to and desire to enforce any or all of the Priority Liens by reason of a default under such Priority Lien Documents, no payment of money (or the equivalent of money) shall be made from the proceeds of Collateral by the Issuer or any other Grantor to the Junior Lien Collateral Trustee or any Junior Lien Secured Party (including, without limitation, payments and prepayments made from such proceeds for application to Junior Lien Obligations and all other payments and deposits made from such proceeds pursuant to any Junior Lien Document).

(d)    All proceeds of Collateral received by the Junior Lien Collateral Trustee, any Junior Lien Representative or any Junior Lien Secured Party in violation of Section 2.04(b) or 2.04(c) hereof and all proceeds of Collateral received by the Junior Lien Collateral Trustee, any Junior Lien Representative or any Junior Lien Secured Party in connection with any exercise of remedies against the Collateral will be segregated and held by the Junior Lien Collateral Trustee, the applicable Junior Lien Representative or the applicable Junior Lien Secured Party in trust for the account of the Priority Lien Secured Parties and remitted to the Priority Lien Collateral Trustee in the form received for application in accordance with Section 3.04 hereof. The Junior Liens will remain attached to and enforceable against all proceeds so held or remitted until applied to satisfy the Priority Lien Obligations. All proceeds of Collateral received by the Junior Lien Collateral Trustee, any Junior Lien Secured Party and any Junior Lien Representative not in violation of Section 2.04(b) or 2.04(c) hereof and not required to be remitted (pursuant to the first sentence of this paragraph or otherwise under this Agreement) to the Priority Lien Collateral Trustee will be received by the Junior Lien Collateral Trustee, the Junior Lien Secured Parties and the Junior Lien Representatives free from the Priority Liens and all other Liens except the Junior Liens and the Junior ABL Liens.

Section 2.05    Waiver of Right of Marshaling.

(a)    Prior to the Discharge of Priority Lien Obligations, the Junior Lien Secured Parties, each Junior Lien Representative and the Junior Lien Collateral Trustee may not assert or enforce any marshaling, appraisal, valuation or other similar right accorded to a junior lienholder under applicable law, as against the Priority Lien Secured Parties or the Priority Lien Representatives (in their capacity as priority lienholders).

(b)    Following the Discharge of Priority Lien Obligations, the Junior Lien Secured Parties and any Junior Lien Representative may assert their right under the UCC or otherwise to any proceeds remaining following a sale or other disposition of Collateral by, or on behalf of, the Priority Lien Secured Parties.

Section 2.06    Discretion in Enforcement of Priority Liens. Subject to the ABL Intercreditor Agreement, in exercising rights and remedies with respect to the Collateral, at any time prior to a Discharge of Priority Lien Obligations, the Priority Lien Secured Parties and the Priority Lien Representatives shall have the exclusive right to enforce (or refrain from enforcing or to direct the Priority

Lien Collateral Trustee to enforce or refrain from enforcing) the provisions of the Priority Lien Documents and exercise (or refrain from exercising) remedies thereunder or any such rights and remedies, all in such order and in such manner as they may determine in the exercise of their sole and exclusive discretion, including:

(a)    the exercise or forbearance from exercise of all rights and remedies in respect of the Collateral and/or the Priority Lien Obligations;

(b)    the enforcement or forbearance from enforcement of any Priority Lien in respect of the Collateral;

(c)    the exercise or forbearance from exercise of rights and powers of a holder of shares of stock included in the Senior Trust Estate to the extent provided in the Priority Lien Security Documents;

(d)    the acceptance of the Collateral in full or partial satisfaction of the Priority Lien Obligations; and

(e)    the exercise or forbearance from exercise of all rights and remedies of a secured lender under the UCC or any similar law of any applicable jurisdiction or in equity.

Section 2.07    Amendments to Priority Lien Documents and Discretion in Enforcement of Priority Lien Obligations; Amendments to Junior Lien Documents.

(a)    Without in any way limiting the generality of Section 2.06 hereof, the Priority Lien Secured Parties and the Priority Lien Representatives may, at any time and from time to time, without the consent of or notice to the Junior Lien Secured Parties or the Junior Lien Representatives, without incurring responsibility to the Junior Lien Secured Parties and the Junior Lien Representatives and without impairing or releasing the subordination provided in this Agreement or the obligations hereunder of the Junior Lien Secured Parties and the Junior Lien Representatives, do any one or more of the following:

(i)    change the manner, place or terms of payment or extend the time of payment of, or renew or alter, the Priority Lien Obligations, or otherwise amend or supplement in any manner the Priority Lien Obligations, or any instrument evidencing the Priority Lien Obligations or any agreement under which the Priority Lien Obligations are outstanding including, without limitation, increasing the principal amount thereof and/or the applicable margin or similar component of interest rate;

(ii)    release any Person or entity liable in any manner for the collection of the Priority Lien Obligations;

(iii)    release the Priority Lien on any Collateral; and

(iv)    exercise or refrain from exercising any rights against any Grantor.

(b)    Without the prior written consent of the Priority Lien Representatives or unless permitted under the Priority Lien Documents, unless and until the Discharge of Priority Lien Obligations has occurred, no Junior Lien Document may be amended, restated, supplemented or otherwise modified and no Junior Lien Debt may be refinanced, to the extent such amendment, restatement, supplement, modification or refinancing, or the terms of such new Junior Lien Documents, would:

(i)    contravene the provisions of this Agreement;

(ii)    accelerate any date upon which a scheduled payment of principal or interest is due, or otherwise decrease the weighted average life to maturity;

(iii)    modify (or undertake any action having the effect of a modification of) the mandatory prepayment provisions of the Junior Lien Document for that Series in a manner adverse to the Priority Lien Secured Parties; or

(iv)    reduce the capacity to incur the Priority Lien Debt to an amount less than the sum of (x) the aggregate principal amount of Priority Lien Debt under the Priority Lien Documents on the day of any such amendment, restatement, supplement, modification or refinancing plus (y) the difference between the amount of Priority Lien Debt capacity permitted as of the Issue Date and the aggregate principal amount of Priority Lien Debt outstanding under the Priority Lien Documents on the Issue Date.

Section 2.08    Insolvency Proceedings.

(a)    If in any Insolvency Proceeding and prior to the Discharge of Priority Lien Obligations, the Priority Lien Secured Parties by an Act of Required Secured Parties shall desire to permit the use of Cash Collateral, or to permit the Issuer or any other Grantor to obtain financing, whether from the Priority Lien Secured Parties or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“DIP Financing”) then each of the Junior Lien Collateral Trustee (on behalf of the Junior Lien Secured Parties) and each Junior Lien Representative for itself and on behalf of the other Junior Lien Secured Parties represented by it, agrees that it will raise no objection to such Cash Collateral use or DIP Financing including any proposed orders for such Cash Collateral use and/or DIP Financing which are acceptable to the Priority Lien Secured Parties) and to the extent the Liens securing the Priority Lien Obligations are subordinated to or pari passu with such DIP Financing, the Junior Lien Collateral Trustee will subordinate its Junior Liens in the Collateral to the Liens securing such DIP Financing (and all Obligations relating thereto) and will not request adequate protection or any other relief in connection therewith (except, as expressly agreed by the Priority Lien Secured Parties or to the extent permitted by Section 2.08(d) below); provided that the Junior Lien Secured Parties retain the right to object to any ancillary agreements or arrangements regarding Cash Collateral use or the DIP Financing that are materially prejudicial to their interests. No Junior Lien Secured Party may provide DIP Financing to the Issuer or other Grantor secured by Liens equal or senior in priority to the Liens securing any Priority Lien Obligations, provided that if no Priority Lien Secured Party offers to provide DIP Financing to the extent permitted under this Section 2.08(a) on or before the date of the hearing to approve DIP Financing, then a Junior Lien Secured Party may seek to provide such DIP Financing secured by Liens equal or senior in priority to the Liens securing any Priority Lien Obligations, and the Priority Lien Secured Parties may object thereto; provided, further, that such DIP Financing may not “roll-up” or otherwise include or refinance any pre-petition Junior Lien Obligations. Each of the Junior Lien Collateral Trustee (on behalf of the Junior Lien Secured Parties) and each Junior Lien Representative on behalf itself and the Junior Lien Secured Parties represented by it agree that each of them will raise no objection to or oppose a motion to sell, liquidate or otherwise dispose of Collateral under Section 363 of the Bankruptcy Code if the requisite Priority Lien Secured Parties have consented to such sale, liquidation or other disposition; provided that, to the extent such sale, liquidation or other disposition is to be free and clear of Liens, the Liens securing the Priority Lien Obligations and the Junior Lien Obligations will attach to the proceeds of the sale, liquidation or other disposition on the same basis of priority as the Liens on the Collateral securing the Priority Lien Obligations rank to the Liens on the Collateral securing the Junior Lien Obligations pursuant to this Agreement. Each of the Junior Lien Collateral Trustee (on behalf of the Junior Lien Secured Parties) and each Junior Lien Representative on behalf of itself and the Junior Lien

Secured Parties represented by it further agrees that it will not directly or indirectly oppose or impede entry of any order in connection with such sale, liquidation or other disposition, including orders to retain professionals or set bid procedures in connection with such sale, liquidation or disposition if the requisite Priority Lien Secured Parties have consented to such (i) retention of professionals and bid procedures in connection with such sale, liquidation or disposition of such assets and (ii) the sale, liquidation or disposition of such assets, in which event the Junior Lien Secured Parties will be deemed to have consented to the sale or disposition of Collateral pursuant to Section 363(f) of the Bankruptcy Code and such motion does not impair the rights of the Junior Lien Secured Parties under Section 363(k) of the Bankruptcy Code.

(b)    Until the Discharge of Priority Lien Obligations has occurred, the Junior Lien Collateral Trustee (on behalf of the Junior Lien Secured Parties) and each Junior Lien Representative (for itself and on behalf of the other Junior Lien Secured Parties represented by it) agrees that none of them shall: (i) seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of the Collateral without the prior written consent of the Priority Lien Secured Parties or the Priority Lien Representative, in each case, specified in clause (a) or (b) of the definition of “Act of Required Secured Parties”, unless a motion for adequate protection permitted under Section 2.08(d) below has been denied by a bankruptcy court or (ii) oppose (or support any other Person in opposing) any request by the Priority Lien Secured Parties for relief from such stay.

(c)    If, in any Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of Priority Lien Obligations and on account of Junior Lien Obligations, then, to the extent the debt obligations distributed on account of the Priority Lien Obligations and on account of the Junior Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

(d)    The Junior Lien Collateral Trustee (on behalf of the Junior Lien Secured Parties) and each Junior Lien Representative (for itself and on behalf of the other Junior Lien Secured Parties represented by it) agrees that none of them shall contest (or support any other Person contesting): (1) any request by the Priority Lien Representatives or the Priority Lien Secured Parties for adequate protection under any Bankruptcy Law; or (2) any objection by the Priority Lien Representatives or the Priority Lien Secured Parties to any motion, relief, action or proceeding based on the Priority Lien Secured Parties claiming a lack of adequate protection. Notwithstanding the foregoing provisions in this Section 2.08(d), in any Insolvency Proceeding: (1) if the Priority Lien Secured Parties (or any subset thereof) are granted adequate protection in the form of additional collateral or superpriority claims in connection with any Cash Collateral use or DIP Financing, then the Junior Lien Collateral Trustee (on behalf of the Junior Lien Secured Parties) or Junior Lien Representative (on behalf of itself or any of the other Junior Lien Secured Parties represented by it) may seek or request adequate protection in the form of a Lien on such additional collateral or superpriority claim, (A) which Lien will be subordinated to the Liens securing the Priority Lien Obligations and such Cash Collateral use or DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Junior Lien Obligations are so subordinated to the Priority Lien Obligations under this Agreement and (B) which superpriority claim will be subordinated to all superpriority claims of the Priority Lien Secured Parties on the same basis as the other claims of the Junior Lien Secured Parties are so subordinated to the claims of the Priority Lien Secured Parties under the Collateral Trust Agreement; and (2) each of the Junior Lien Collateral Trustee (on behalf of the Junior Lien Secured Parties), the Junior Lien Representatives and the Junior Lien Secured Parties shall only be permitted to seek adequate protection with respect to their rights in the Collateral in any Insolvency Proceeding in the form of (A) additional collateral; provided that as adequate protection for the Priority Lien Obligations, the Priority Lien Collateral Trustee, on behalf of the Priority Lien

Secured Parties, is also granted a senior Lien on such additional collateral; (B) replacement Liens on the Collateral; provided that as adequate protection for the Priority Lien Obligations, the Priority Lien Collateral Trustee, on behalf of the Priority Lien Secured Parties, is also granted senior replacement Liens on the Collateral; and (C) an administrative expense claim; provided that as adequate protection for the Priority Lien Obligations, the Priority Lien Collateral Trustee, on behalf of the Priority Lien Secured Parties, is also granted an administrative expense claim which is senior and prior to the administrative expense claim of the Junior Lien Collateral Trustee (on behalf of the Junior Lien Secured Parties) and each Junior Lien Representative on behalf of the Junior Lien Secured Parties represented by it. If any Junior Lien Secured Party receives Post-Petition Interest and/or adequate protection payments in an Insolvency Proceeding (“Junior Lien Adequate Protection Payments”), and the Priority Lien Secured Parties do not receive payment in full in cash of all Priority Lien Obligations upon the effectiveness of the plan of reorganization for, or conclusion of, that Insolvency Proceeding, then, each Junior Lien Secured Party shall pay over to the Priority Lien Secured Party an amount (the “Pay-Over Amount”) equal to the lesser of (i) the Junior Lien Adequate Protection Payments received by such Junior Lien Secured Parties and (ii) the amount of the short-fall (the “Short Fall”) in payment in full of the Priority Lien Obligations; provided that to the extent any portion of the Short Fall represents payments received by the Priority Lien Secured Parties in the form of promissory notes, equity or other property, equal in value to the cash paid in respect of the Pay-Over Amount, the Priority Lien Secured Parties shall, upon receipt of the Pay-Over Amount, transfer those promissory notes, equity or other property, pro rata, equal in value to the cash paid in respect of the Pay-Over Amount to the applicable Junior Lien Secured Parties in exchange for the Pay-Over Amount. Notwithstanding anything herein to the contrary, the Priority Lien Secured Parties shall not be deemed to have consented to, and expressly retain their rights to object to the grant of adequate protection in the form of cash payments to the Junior Lien Secured Parties made pursuant to this Section 2.08(d).

(e)    Nothing contained herein shall prohibit or in any way limit any Priority Lien Representative or any Priority Lien Secured Party from objecting in any Insolvency Proceeding or otherwise to any action taken by the Junior Lien Collateral Trustee (on behalf of the Junior Lien Secured Parties), the Junior Lien Representative or any of the other Junior Lien Secured Parties, including the seeking by the Junior Lien Collateral Trustee (on behalf of the Junior Lien Secured Parties), the Junior Lien Representative or any of the other Junior Lien Secured Parties of adequate protection or the asserting by the Junior Lien Collateral Trustee (on behalf of the Junior Lien Secured Parties), the Junior Lien Representative or any of the other Junior Lien Secured Parties of any of its rights and remedies under the Junior Lien Documents or otherwise.

(f)    If any Priority Lien Secured Party is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of the Issuer or any other Grantor any amount paid in respect of Priority Lien Obligations (a “Recovery”), then such Priority Lien Secured Party shall be entitled to a reinstatement of Priority Lien Obligations with respect to all such recovered amounts on the date of such Recovery, and from and after the date of such reinstatement the Discharge of Priority Lien Obligations shall be deemed not to have occurred for all purposes hereunder. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

(g)    The Junior Lien Collateral Trustee (on behalf of the Junior Lien Secured Parties) and each Junior Lien Representative, for itself and on behalf of the Junior Lien Secured Parties, and the Priority Lien Collateral Trustee (on behalf of the Priority Lien Secured Parties) and each Priority Lien Representative for itself and on behalf of the Priority Lien Secured Parties for whom it acts as representative, acknowledges and agrees that:

(i)    the grants of Liens pursuant to the Priority Lien Security Documents and the Junior Lien Security Documents constitute two separate and distinct grants of Liens; and

(ii)    because of, among other things, their differing rights in the Collateral, the Junior Lien Obligations are fundamentally different from the Priority Lien Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding.

If it is held that the claims of the Priority Lien Secured Parties and the Junior Lien Secured Parties in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each of the parties hereto hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Collateral (with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Junior Lien Secured Parties), the Priority Lien Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing (or that would be owing if there were such separate classes of senior and junior secured claims) in respect of Post-Petition Interest, including any additional interest payable pursuant to the Priority Lien Documents, arising from or related to a default, which is disallowed as a claim in any Insolvency Proceeding) before any distribution is made in respect of the claims held by the Junior Lien Secured Parties with respect to the Collateral, and the Junior Lien Collateral Trustee (on behalf of the Junior Lien Secured Parties) or each Junior Lien Representative, as applicable, for itself and on behalf of the Junior Lien Secured Parties for whom it acts as representative, will turn over to the Priority Lien Collateral Trustee for application in accordance with this Agreement, Collateral or proceeds of Collateral otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Junior Lien Secured Parties).

Notwithstanding any other provision hereof to the contrary, each Junior Lien Representative and the Junior Lien Collateral Trustee, for itself and on behalf of each other Junior Lien Secured Party represented by it, agrees that (A) without the consent of the Priority Lien Claimholders, none of such Junior Lien Representative or the Junior Lien Collateral Trustee, the Junior Lien Secured Party represented by it or any agent or trustee on behalf of any of them shall, during any Insolvency Proceeding or otherwise, support, endorse, propose or submit, whether directly or indirectly, any plan of reorganization that provides for the impairment of repayment of the Priority Lien Obligations (with impairment to be determined under Section 1124 of the Bankruptcy Code) (i) unless the Priority Lien Secured Parties or the Priority Lien Representative, in each case, specified in clause (a) or (b) of the definition of “Act of Required Secured Parties” shall have consented to such plan in writing or (ii) to the extent any such plan is proposed or supported by the number of Priority Lien Secured Parties required under Section 1126(d) of the Bankruptcy Code.

(h)    The parties to this Agreement acknowledge that this Agreement is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, which will be effective before, during and after the commencement of an Insolvency Proceeding. All references in this Agreement to any Grantor will include such Person as a debtor-in-possession and any receiver or trustee for such Person in an Insolvency Proceeding.

Section 2.09    Collateral Shared Equally and Ratably within Class. The parties to this Agreement agree that the payment and satisfaction of all of the Secured Obligations within each Class will be secured equally and ratably by the Liens established in favor of the Priority Lien Collateral Trustee and the Junior Lien Collateral Trustee for the benefit of the Secured Parties belonging to such Class, notwithstanding the time of incurrence of any Secured Obligations within such Class or the date, time, method or order of grant, attachment or perfection of any Liens securing such Secured Obligations within such Class and notwithstanding any provision of the UCC, the time of incurrence of any Series of Priority Lien Debt or Series of Junior Lien Debt or the time of incurrence of any other Priority Lien Obligation or Junior Lien Obligation, or any other applicable law or any defect or deficiencies in, or failure to perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of, the Liens securing the Priority Lien Obligations or the Junior Lien Obligations the subordination of such Liens to any other Liens, or any other circumstance whatsoever, whether or not any Insolvency Proceeding has been commenced against the Issuer or any other Grantor, it is the intent of the parties that, and the parties hereto agree for themselves and the respective Junior Lien Secured Parties or Priority Lien Secured Parties represented by them that:

(a)    all Junior Lien Obligations will be and are secured equally and ratably by all Junior Liens at any time granted by the Issuer or any other Grantor to secure any Obligations in respect of any Series of Junior Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Junior Lien Debt, and that all such Junior Liens will be enforceable by the Junior Lien Collateral Trustee for the benefit of all Junior Lien Secured Parties equally and ratably; provided, however, that notwithstanding the foregoing, this provision will not be violated with respect to any particular Collateral and any particular Series of Junior Lien Debt if the Secured Debt Documents in respect thereof prohibit the applicable Junior Lien Representative from accepting the benefit of a Lien on any particular asset or property or such Junior Lien Representative otherwise expressly declines in writing to accept the benefit of a Lien on such asset or property; and

(b)    all Priority Lien Obligations will be and are secured equally and ratably by all Priority Liens at any time granted by the Issuer or any other Grantor to secure any Obligations in respect of any Series of Priority Lien Debt (and any Swap Obligations related to such Series of Priority Lien Debt), whether or not upon property otherwise constituting collateral for such Series of Priority Lien Debt (and any Swap Obligations related to such Series of Priority Lien Debt), and that all such Priority Liens will be enforceable by the Priority Lien Collateral Trustee for the benefit of all Priority Lien Secured Parties equally and ratably; provided, however, that notwithstanding the foregoing, (x) this provision will not be violated with respect to any particular Collateral and any particular Series of Priority Lien Debt if the Secured Debt Documents in respect thereof prohibit the applicable Priority Lien Representative from accepting the benefit of a Lien on any particular asset or property or such Priority Lien Representative otherwise expressly declines in writing to accept the benefit of a Lien on such asset or property and (y) this provision will not be violated with respect to any particular Swap Obligations if the related Swap Contract prohibits the applicable Hedge Provider from accepting the benefit of a Lien on any particular asset or property or such Hedge Provider otherwise expressly declines in writing to accept the benefit of a Lien on such asset or property;

It is understood and agreed that nothing in this Section 2.09 is intended to alter the priorities of the Liens of the Priority Lien Collateral Trustee and the Junior Lien Collateral Trustee or among Secured Parties belonging to different Classes as provided in Section 2.03 hereof.

Section 2.10    No New Liens. So long as the Discharge of Priority Lien Obligations has not occurred, whether or not any Insolvency Proceeding has been commenced by or against the Issuer or any or any other Grantor, the parties hereto agree that the Issuer will not, and will not permit any other Grantor to grant or permit any additional Liens on any asset or property to secure any Junior Lien Obligation unless it has granted or concurrently grants a Lien on such asset or property to secure all of the Priority Lien Obligations, the parties hereto agreeing that any such Lien shall be subject to Section 2.03 hereof.

To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the Priority Lien Secured Parties, the Junior Lien Collateral

Trustee, on behalf of the Junior Lien Secured Parties, agrees that any amounts received by or distributed to it pursuant to or as a result of Liens granted in contravention of this Section 2.10 shall be subject to Section 3.04 hereof.

Section 2.11    Confirmation of Subordination in Junior Lien Security Documents. The Issuer agrees that each Junior Lien Security Document shall include the following language (or language to similar effect approved by the Priority Lien Trustee):

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the Junior Lien Collateral Trustee for the benefit of the Junior Lien Secured Parties pursuant to this Agreement and the exercise of any right or remedy by the Junior Lien Collateral Trustee for the benefit of the Junior Lien Secured Parties hereunder are subject to the provisions of the Collateral Trust Agreement, dated as of [DATE] (as amended, restated, supplemented or otherwise modified from time to time, the “Collateral Trust Agreement”), among Wilmington Trust, National Association, as Priority Lien Trustee, [                    ], as [                    ], Wilmington Trust, National Association, as Priority Lien Collateral Trustee, [                    ], as Junior Lien Collateral Trustee, and certain other persons party or that may become party thereto from time to time. In the event of any conflict between the terms of the Collateral Trust Agreement and this Agreement, the terms of the Collateral Trust Agreement shall govern and control.”

In addition, the Issuer agrees that each mortgage securing any Junior Lien on such property contain such other language as the Controlling Representative may reasonably request to reflect the subordination of such mortgage to the mortgage securing any Priority Lien on such property.

ARTICLE III

OBLIGATIONS AND POWERS OF COLLATERAL TRUSTEES

Section 3.01    Appointment and Undertaking of each Collateral Trustee.

(a)    Each Hedge Provider and each other Secured Party acting through its respective Secured Debt Representative and/or by its acceptance of the benefits of the Security Documents hereby appoints each Collateral Trustee to serve as its collateral trustee hereunder on the terms and conditions set forth herein. Subject to, and in accordance with, this Agreement, each Collateral Trustee will, as collateral trustee, for the benefit solely and exclusively of itself and the present and future Secured Parties for which it acts as Collateral Trustee hereunder, in accordance with the terms of this Agreement:

(i)    accept, enter into, hold, maintain, administer and, if directed by an Act of Required Secured Parties, enforce all Security Documents, including all Collateral subject thereto, and all Liens created thereunder, perform its obligations hereunder and under the Security Documents and protect, exercise and enforce the interests, rights, powers and remedies granted or available to it under, pursuant to or in connection with the Security Documents;

(ii)    unless it has received a contrary Act of Required Secured Parties, be entitled but not obligated to take all lawful and commercially reasonable actions permitted under the Security Documents that it may deem necessary or advisable to protect or preserve its interest in the Collateral subject thereto and such interests, rights, powers and remedies;

(iii)    deliver and receive notices pursuant to this Agreement and the Security Documents;

(iv)    if directed by an Act of Required Secured Parties, sell, assign, collect, assemble, foreclose on, institute legal proceedings with respect to, or otherwise exercise or enforce the rights and remedies of a secured party (including a mortgagee, trust deed beneficiary and insurance beneficiary or loss payee) with respect to the Collateral under the Security Documents and its other interests, rights, powers and remedies;

(v)    remit as provided in Section 3.04 hereof all cash proceeds received by the applicable Collateral Trustee from the collection, foreclosure or enforcement of its interest in the Collateral under the Security Documents or any of its other interests, rights, powers or remedies;

(vi)    execute and deliver (i) amendments and supplements to the Security Documents as from time to time authorized pursuant to Section 7.01 hereof accompanied by an Officer’s Certificate to the effect that the amendment or supplement was permitted under Section 7.01 hereof and (ii) acknowledgements of Collateral Trust Joinders delivered pursuant to Section 3.08 or 7.21 hereof;

(vii)    release any Lien granted to it by any Security Document upon any Collateral if and as required by Section 3.02 or Article 4 hereof; and

(viii)    enter into and perform its obligations and, if directed by an Act of Required Secured Parties, protect, exercise and enforce its interest, rights, powers and remedies under the ABL Intercreditor Agreement.

(b)    Each party to this Agreement acknowledges and consents to the undertaking of each Collateral Trustee set forth in Section 3.01(a) above and agrees to each of the other provisions of this Agreement applicable to each Collateral Trustee.

(c)    Notwithstanding anything to the contrary contained in this Agreement, no Collateral Trustee will commence any exercise of remedies or any foreclosure actions or otherwise take any action or proceeding against any of the Collateral unless and until it shall have been directed in writing by an Act of Required Secured Parties and then only in accordance with the provisions of this Agreement; provided that, notwithstanding the foregoing, the Required Junior Lien Debtholders (or any Junior Lien Representative representing such Required Junior Lien Debtholders) may direct the Junior Lien Collateral Trustee with respect to the enforcement of Junior Lien Security Documents and rights and remedies against the Collateral after on or after the Junior Lien Enforcement Date to the extent provided in Section 2.04 hereof.

(d)    The applicable Collateral Trustee may act or decline to act in connection with any enforcement of Liens as provided in Section 3.03 hereof.

(e)    Notwithstanding anything to the contrary contained in this Agreement, no Junior Lien Representative may serve as Priority Lien Collateral Trustee. In addition, notwithstanding anything to the contrary contained in this Agreement, neither the Issuer nor any of its Affiliates may serve as Priority Lien Collateral Trustee or Junior Lien Collateral Trustee.

Section 3.02    Release or Subordination of Liens. No Collateral Trustee will release or subordinate any Lien of such Collateral Trustee or consent to the release or subordination of any Lien of such Collateral Trustee, except:

(a)    solely with respect to subordination, as directed by an Act of Required Secured Parties accompanied by an Officer’s Certificate to the effect that the subordination was permitted by each applicable Secured Debt Document;

(b)    as required by Article 4 hereof;

(c)    as ordered pursuant to applicable law under a final and nonappealable order or judgment of a court of competent jurisdiction;

(d)    for the subordination of the Junior Trust Estate and the Junior Liens to the Senior Trust Estate and the Priority Liens; or

(e)    for the subordination of the Priority Liens and the Junior Liens on the ABL Priority Collateral to the ABL Liens securing the ABL Lien Obligations to the extent required by any ABL Intercreditor Agreement.

Section 3.03    Enforcement of Liens. If a Secured Debt Representative delivers at any time to the applicable Collateral Trustee written notice that any event has occurred that constitutes a default under any Secured Debt Document entitling such Collateral Trustee to foreclose upon, collect or otherwise enforce its Liens under the applicable Security Documents, such Secured Debt Representative will promptly deliver written notice thereof to each other Secured Debt Representative. Thereafter, such Collateral Trustee may await direction by an Act of Required Secured Parties and will act, or decline to act, as directed by an Act of Required Secured Parties, in the exercise and enforcement of such Collateral Trustee’s interests, rights, powers and remedies in respect of the Collateral or under the Security Documents or applicable law and, following the initiation of such exercise of remedies, such Collateral Trustee will act, or decline to act, with respect to the manner of such exercise of remedies as directed by an Act of Required Secured Parties, subject to the terms of this Agreement and the ABL Intercreditor Agreement; provided, however, that from and after the Junior Lien Enforcement Date, the Junior Lien Collateral Trustee shall exercise or decline to exercise enforcement rights, powers and remedies as directed by the Required Junior Lien Debtholders as provided in Section 2.04 hereof unless the Priority Lien Secured Parties shall have caused the Priority Lien Collateral Trustee to commence and diligently pursue the exercise of rights and remedies with respect to all or any material portion of the Collateral (with prompt written notice of the commencement of such action to be given to the Junior Lien Representatives). Unless it has been directed to the contrary by an Act of Required Secured Parties (or, from and after the Junior Lien Enforcement Date, as directed by the Required Junior Lien Debtholders, subject to Section 2.04 hereof or as otherwise expressly provided in this Agreement), the applicable Collateral Trustee in any event may (but will not be obligated to) take or refrain from taking such action with respect to any default under any Secured Debt Document as it may deem advisable and in the best interest of the Secured Parties.

Section 3.04    Application of Proceeds.

(a)    If any Collateral is sold or otherwise realized upon by the applicable Collateral Trustee in connection with any collection, sale, foreclosure or other enforcement of Liens granted to such Collateral Trustee in the Security Documents, the proceeds received by such Collateral Trustee or any Priority Lien Secured Party or Junior Lien Secured Party from such collection, sale, foreclosure or other enforcement and the proceeds received by such Collateral Trustee or any Priority Lien Secured Party or Junior Lien Secured Party of any insurance policies maintained by any Grantor relating to any loss or other insurable event with respect to any Collateral will be distributed by such Collateral Trustee, subject to the terms of the ABL Intercreditor Agreement, in the following order of application:

FIRST, to the payment of all amounts payable under this Agreement on account of (x) the Priority Lien Collateral Trustee’s fees and any costs, expenses (including reasonable legal fees) or other liabilities of any kind incurred by the Priority Lien Collateral Trustee or any co-trustee or agent of the Priority Lien Collateral Trustee in connection with any Security Document (including, but not limited to, indemnification obligations that are then due and payable to the Priority Lien Collateral Trustee or any co-trustee or agent of the Priority Lien Collateral Trustee), and then (y) the Junior Lien Collateral Trustee’s fees and any costs, expenses (including reasonable legal fees) or other liabilities of any kind incurred by the Junior Lien Collateral Trustee or any co-trustee or agent of the Junior Lien Collateral Trustee in connection with any Security Document (including, but not limited to, indemnification obligations that are then due and payable to the Junior Lien Collateral Trustee or any co-trustee or agent of the Junior Lien Collateral Trustee);

SECOND, to the respective Priority Lien Representatives and Hedge Providers on a pro rata basis for each Series of Priority Lien Debt (and Swap Obligations represented by such Priority Lien Representative) that are secured by the Priority Lien Collateral for application to the payment of all such outstanding Priority Lien Debt and any other such Priority Lien Obligations that are then due and payable and so secured (for application in such order as may be provided in the Priority Lien Documents applicable to the respective Priority Lien Obligations), in an amount sufficient to pay in full in cash all outstanding Priority Lien Debt and all other Priority Lien Obligations that are then due and payable and so secured (including all interest and fees accrued thereon after the commencement of any Insolvency Proceeding at the rate, including any applicable post-default rate, specified in the Priority Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 103% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit constituting Priority Lien Debt);

THIRD, to the respective Junior Lien Representatives on a pro rata basis for each Series of Junior Lien Debt that are secured by such Collateral for application to the payment of all outstanding Junior Lien Debt and any other Junior Lien Obligations that are so secured and then due and payable (for application in such order as may be provided in the Junior Lien Documents applicable to the respective Junior Lien Obligations) in an amount sufficient to pay in full in cash all outstanding Junior Lien Debt and all other Junior Lien Obligations that are then due and payable and so secured (including, to the extent legally permitted, all interest and fees accrued thereon after the commencement of any Insolvency Proceeding at the rate, including any applicable post-default rate, specified in the Junior Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 103% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Junior Lien Document) of all outstanding letters of credit, if any, constituting Junior Lien Debt); and

FOURTH, any surplus remaining after the payment in full in cash of amounts described in the preceding clauses will be paid to the Issuer or the applicable Grantor, as the case may be, its successors or assigns, or to such other Persons as may be entitled to such amounts under applicable law or as a court of competent jurisdiction may direct.

Notwithstanding the foregoing, if any Series of Secured Debt has released its Lien on any Collateral as described below in Section 4.04 hereof, then such Series of Secured Debt and any related Secured Obligations of that Series thereafter shall not be entitled to share in the proceeds of any Collateral so released by that Series.

(b)    If any Junior Lien Representative or any Junior Lien Secured Party collects or receives any proceeds of any foreclosure, collection or other enforcement, proceeds of any insurance and any proceeds subject to Liens that have been avoided or otherwise invalidated that should have been applied to the payment of the Priority Lien Obligations in accordance with Section 3.04(a) above, whether after the commencement of an Insolvency Proceeding or otherwise, such Junior Lien Representative or such Junior Lien Secured Party, as the case may be, will forthwith deliver the same to the Priority Lien Collateral Trustee, for the account of the Priority Lien Secured Parties, to be applied in accordance with Section 3.04(a) above. Until so delivered, such proceeds shall be segregated and will be held by that Junior Lien Representative or that Junior Lien Secured Party, as the case may be, for the benefit of the Priority Lien Secured Parties.

(c)    This Section 3.04 is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Secured Obligations, each present and future Secured Debt Representative and the Priority Lien Collateral Trustee and Junior Lien Collateral Trustee as holder of Priority Liens and Junior Liens, as applicable. The Secured Debt Representative of each future Series of Secured Debt will be required to deliver a Collateral Trust Joinder including a lien sharing and priority confirmation as provided in Section 3.08 hereof at the time of incurrence of such Series of Secured Debt.

(d)    In connection with the application of proceeds pursuant to Section 3.04(a) above, except as otherwise directed by an Act of Required Secured Parties, the applicable Collateral Trustee may (but shall not be obligated to) sell any non-cash proceeds for cash prior to the application of the proceeds thereof.

(e)    In making the determinations and allocations in accordance with Section 3.04(a) above, the Priority Lien Collateral Trustee may conclusively rely upon information supplied by the relevant Priority Lien Representative and Hedge Provider as to the amounts of unpaid principal and interest and other amounts outstanding with respect to its respective Priority Lien Debt and any other Priority Lien Obligations and the amount of any “settlement amount” (or similar term) of any Swap Contracts included in the Priority Lien Obligations and information supplied by the relevant Junior Lien Representative as to the amounts of unpaid principal and interest and other amounts outstanding with respect to its respective Junior Lien Debt and any other Junior Lien Obligations. In calculating the amount of Secured Obligations owed to any Hedge Provider, the Secured Obligations owed to such Hedge Provider shall be determined by the relevant Hedge Provider in accordance with the terms of the relevant Swap Contract. Notwithstanding the foregoing, no Collateral Trustee shall have any obligation to allocate proceeds to any Hedge Provider that has not notified such Collateral Trustee in writing of its outstanding Obligations prior to any such allocation by such Collateral Trustee; provided that such Collateral Trustee has given such Hedge Provider at least five Business Days’ prior notice that it shall be applying proceeds in accordance with Section 3.04(a) above. If such Collateral Trustee does not receive such information from the Priority Lien Representative and Hedge Provider, such Collateral Trustee shall be entitled to rely on information provided by the Issuer.

(f)    Any disbursements made by Secured Debt Representatives shall be made in accordance with the provisions of the applicable Secured Debt Documents.

Section 3.05    Powers of the Collateral Trustees.

(a)    Each Collateral Trustee is irrevocably authorized and empowered to enter into and perform its obligations and protect, perfect, exercise and enforce its interest, rights, powers and remedies under the Security Documents and applicable law and in equity and to act as set forth in this Article 3 or, subject to the other provisions of this Agreement, as requested in any lawful directions given to it from time to time in respect of any matter by an Act of Required Secured Parties.

(b)    No Secured Debt Representative or Secured Party (other than the applicable Collateral Trustee) will have any liability whatsoever for any act or omission of the Priority Lien Collateral Trustee or the Junior Lien Collateral Trustee, as applicable. No Collateral Trustee will have any liability whatsoever for any act or omission of any Secured Debt Representative or Secured Party or the other Collateral Trustee.

Section 3.06    Documents and Communications. The applicable Collateral Trustee will permit each Secured Debt Representative and each Secured Party upon reasonable written notice from time to time to inspect and copy, at the cost and expense of the party requesting such copies, any notices, certificates, instructions or communications received by such Collateral Trustee in its capacity as such, to the extent such copies are not otherwise available through or provided by the Issuer or the applicable Grantor.

Section 3.07    For Sole and Exclusive Benefit of the Secured Parties. The applicable Collateral Trustee will accept, hold, administer and enforce all Liens on the Collateral at any time transferred or delivered to it and all other interests, rights, powers and remedies at any time granted to or enforceable by such Collateral Trustee and all other property of the Trust Estates solely and exclusively for the benefit of itself and the present and future holders of present and future Secured Obligations, and will distribute all proceeds received by it in realization thereon or from enforcement thereof solely and exclusively pursuant to the provisions of Section 3.04 hereof.

Section 3.08    Additional Secured Debt.

(a)    Each Collateral Trustee will, as collateral trustee hereunder, perform its undertakings set forth in this Agreement with respect to any Secured Debt for which it acts as Collateral Trustee hereunder that is issued or incurred after the date hereof, if:

(i)    such Secured Debt is identified as Junior Lien Debt or Priority Lien Debt in accordance with the procedures set forth in Section 3.08(b) below; and

(ii)    unless such Funded Debt is issued under an existing Secured Debt Document for any Series of Secured Debt whose Secured Debt Representative is already party to this Agreement, the designated Secured Debt Representative identified pursuant to Section 3.08(b) below signs a Collateral Trust Joinder and delivers the same to each Collateral Trustee.

Notwithstanding the foregoing, (x) the incurrence of revolving credit obligations under commitments that have previously been designated as Secured Debt and (y) the issuance of letters of credit and incurrence of reimbursement obligations in respect thereof under commitments that have previously been designated as Secured Debt, shall automatically constitute Secured Debt and shall not require compliance with the procedures set forth in Section 3.08(b) below.

(b)    The Issuer will be permitted to designate as Secured Debt hereunder any Funded Debt incurred by the Issuer or any other Grantor after the date of this Agreement in accordance with the terms of all applicable Secured Debt Documents and ABL Lien Documents. The Issuer may only effect such designation by delivering to each Collateral Trustee an Additional Secured Debt Designation that:

(i)    states that the Issuer or such other Grantor intends to incur additional Secured Debt (“Additional Secured Debt”) which will either be (as specified in such Additional Secured

Debt Designation) (i) Priority Lien Debt not prohibited by any Secured Debt Document or ABL Lien Document to be incurred and secured by a Priority Lien equally and ratably with all previously existing and future Priority Lien Debt or (ii) Junior Lien Debt not prohibited by any Secured Debt Document or ABL Lien Document to be incurred and secured with a Junior Lien equally and ratably with all previously existing and future Junior Lien Debt;

(ii)    specifies the name and address of the Secured Debt Representative for such Additional Secured Debt for purposes of this Agreement including Section 7.07 hereof;

(iii)    states that the Issuer and each other Grantor has duly authorized, executed (if applicable) and recorded (or caused to be recorded) in each appropriate governmental office all relevant filings and recordations to ensure that the Additional Secured Debt is secured by the Collateral in accordance with the Security Documents;

(iv)    attaches as Exhibit 1 to such Additional Secured Debt Designation a Reaffirmation Agreement in substantially the form attached as Exhibit 1 to Exhibit A of this Agreement, which Reaffirmation Agreement has been duly executed by the Issuer and each other Grantor and Guarantor; and

(v)    states that the Issuer has caused a copy of the Additional Secured Debt Designation and the related Collateral Trust Joinder to be delivered to each then existing Secured Debt Representative.

Although the Issuer shall be required to deliver a copy of each Additional Secured Debt Designation and each Collateral Trust Joinder to each then existing Secured Debt Representative, the failure to so deliver a copy of the Additional Secured Debt and/or Collateral Trust Joinder to any then existing Secured Debt Representative shall not affect the status of such debt as Additional Secured Debt if the other requirements of this Section 3.08 are complied with. Each Collateral Trustee and any then existing Secured Debt Representative shall have the right to request that the Issuer provide a legal opinion of counsel as to the Additional Secured Debt being secured by a valid and perfected security interest in the Collateral; provided, however, that such legal opinion or opinions need not address any collateral of a type or located in a jurisdiction not previously covered by any legal opinion delivered by or on behalf of the Issuer. Notwithstanding the foregoing, nothing in this Agreement will be construed to allow the Issuer or any other Grantor to incur additional Funded Debt or Liens if prohibited by the terms of any Secured Debt Documents.

(c)    With respect to the first incurrence of any Junior Lien Debt after the date hereof, concurrently with the delivery of the Additional Secured Debt Designation satisfying the requirements of Section 3.08(b) above, the Grantors and the Junior Lien Collateral Trustee shall enter into Junior Lien Security Documents substantially in the form of the Priority Lien Security Documents then outstanding, with such changes as are reasonably acceptable to each of the Secured Debt Representatives as of such date. With respect to any Secured Debt that is issued or incurred after the date hereof, the Issuer and each of the other Grantors agrees to take such actions (if any) as may be necessary or as may from time to time reasonably be requested by the Priority Lien Collateral Trustee, the Junior Lien Collateral Trustee, any Priority Lien Representative, any Junior Lien Representative or any Act of Required Secured Parties (it being understood that absent an Act of Required Secured Parties, neither the Priority Lien Collateral Trustee nor the Junior Lien Collateral Trustee shall have any duty to so request), and enter into such technical amendments, modifications and/or supplements to the then existing Guarantees and Security Documents (or execute and deliver such additional Security Documents) as may from time to time be reasonably requested by such Persons (including as contemplated by clause (d) below), to ensure that the Additional Secured Debt is secured by, and entitled to the benefits of, the relevant Security Documents, and each Secured Party (by its acceptance of the benefits hereof) hereby agrees to, and authorizes the applicable Collateral Trustee to enter into, any such technical amendments, modifications and/or supplements (and additional Security Documents). The Issuer and each Grantor hereby further agree that, if there are any recording, filing or other similar fees payable in connection with any of the actions to be taken pursuant to this Section 3.08(c) or Section 3.08(d) below, all such amounts shall be paid by, and shall be for the account of, the Issuer and the respective Grantors, on a joint and several basis.

(d)    Without limitation of the foregoing, the Issuer and each of the other Grantors agrees to take the following actions with respect to any Collateral consisting of Real Property with respect to all Additional Secured Debt:

(i)    The Issuer and the other applicable Grantors shall enter into, and deliver to each Collateral Trustee a mortgage modification (each such modification, a “Modification”) or new mortgage or deed of trust with regard to each Real Property subject to a mortgage or deed of trust (each such mortgage or deed of trust a “Mortgage,” and each such property a “Mortgaged Property”), with such changes as may be required to account for local law matters, at the time of such incurrence, in proper form for recording in all applicable jurisdictions, the Controlling Representative and the Issuer and such other Grantors are jointly and severally liable to pay all filing and recording fees and taxes, documentary stamp taxes and other taxes, charges and fees, if any, necessary for filing or recording in the recording office of each jurisdiction where such Real Property to be encumbered thereby is situated;

(ii)    the Issuer or the applicable Grantor will cause to be delivered a local counsel opinion with respect to each such Mortgaged Property in form and substance, and issued by law firms, in each case, reasonably satisfactory to the Controlling Representative;

(iii)    the applicable Grantor shall deliver to the approved title company or other applicable service provider, each Collateral Trustee and/or all other relevant third parties all other items reasonably necessary to record each such Mortgage and Modification and to create, perfect or preserve the validity, enforceability and priority of the Lien of the mortgage(s) as set forth above and contemplated hereby and by the Secured Debt Documents; and

(iv)    To the extent reasonably requested by any Collateral Trustee, deliver to such Collateral Trustee a completed standard “life of loan” flood hazard determination form for each property encumbered by a Mortgage, and if the property is located in an area designated by the U.S. Federal Emergency Management Agency (or any successor agency) as having special flood or mud slide hazards, (i) a notification from the Issuer to such Collateral Trustee (a “Flood Notice”) and (if applicable) notification to such Collateral Trustee that flood insurance coverage under the National Flood Insurance Program (“NFIP”) created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, the National Flood Insurance Reform Act of 1994 and the Flood Insurance Reform Act of 2004 is not available because the applicable community does not participate in the NFIP, (ii) documentation evidencing such Collateral Trustee’s receipt of the Flood Notice (e.g., countersigned Flood Notice, return receipt of certified U.S. Mail, or overnight delivery), and (iii) to the extent required under the applicable Secured Debt Documents, if a Flood Notice is required to be given and flood insurance is available in the community in which the property is located, a copy of one of the following: the flood insurance policy, the Issuer’s application for a flood insurance policy plus proof of premium payment, a declaration page confirming that flood insurance has been issued or such other evidence of flood insurance reasonably satisfactory to the Controlling Representative.

(e)    The Issuer shall have the right at any time on or after the Discharge of Priority Lien Obligations has occurred, to enter into any Priority Lien Document evidencing Priority Lien Debt which incurrence is not prohibited by the applicable Secured Debt Documents, and to designate such Funded Debt as Priority Lien Debt in accordance with Section 3.08(b) above. At any time from and after the date of such designation pursuant to Section 3.08(b) above (the “Reference Date”), subject to compliance with Sections 3.08(c) and (d) above, the obligations under such Priority Lien Document shall automatically and without further action be treated as Priority Lien Debt for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the Junior Lien Obligations shall be at all times subordinated and junior to such Priority Liens Obligations pursuant to the terms of this Agreement, including with respect to Junior Lien Obligations that were incurred or outstanding on or prior to the Reference Date.

Section 3.09    Insurance and Condemnation Awards. Unless and until the Discharge of Priority Lien Obligations has occurred, the Priority Lien Collateral Trustee (for the benefit of the Priority Lien Secured Parties) shall have the sole and exclusive right, subject to the rights of the Grantors under, and to the extent required by, the Priority Lien Documents, (a) to be named as additional insured and loss payee under any insurance policies maintained from time to time by any Grantor (other than the Junior Lien Collateral Trustee, but subject to the terms of this Agreement), (b) adjust settlement for any insurance policy covering the Collateral in the event of any loss thereunder and (c) to approve any award granted in any condemnation or similar proceeding affecting the Collateral. Unless and until the Discharge of Priority Lien Obligations has occurred, all proceeds of any such policy and any such award, if in respect of the Collateral, shall be paid (after payment of each Collateral Trustee’s indemnities, fees, costs and expenses) (i) first, prior to the occurrence of the Discharge of Priority Lien Obligations, to the Priority Lien Representatives for the benefit of Priority Lien Secured Parties pursuant to the terms of the Priority Lien Documents, (ii) second, after the occurrence of the Discharge of Priority Lien Obligations, to the Junior Lien Representatives for the benefit of the Junior Lien Secured Parties pursuant to the terms of the applicable Junior Lien Documents and (iii) third, if no Junior Lien Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If the Junior Lien Collateral Trustee, any Junior Lien Representative or any Junior Lien Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the Priority Lien Collateral Trustee in accordance with the terms of Section 3.04 hereof.

ARTICLE IV

OBLIGATIONS ENFORCEABLE BY THE ISSUER AND THE OTHER GRANTORS

Section 4.01    Release of Liens on Collateral.

(a)    The Priority Lien Collateral Trustee’s and/or the Junior Lien Collateral Trustee’s Liens, as applicable, upon the Collateral will be released or subordinated in any of the following circumstances:

(i)    in whole, upon (A) payment in full and discharge of all outstanding Secured Debt and all other Secured Obligations that are outstanding, due and payable at the time all of the Secured Debt is paid in full and discharged; (B) termination or expiration of all commitments to extend credit under all Secured Debt Documents and the cancellation or termination, cash collateralization (at the lower of (1) 103% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Secured Debt Documents) of all outstanding letters of credit issued pursuant to any Secured Debt Documents or, solely to the extent agreed to by the issuer of any outstanding letter of credit issued pursuant to such Secured Debt Document, the issuance of a back to back letter of credit in favor of the issuer of any such outstanding letter of credit in an amount equal to such outstanding letter of credit and issued by a financial institution reasonably acceptable to such issuer; and (C) with respect to any Swap Obligations, (x) the cash collateralization of all such Swap Obligations on terms satisfactory to each applicable Hedge Provider or (y) the expiration or termination of all Swap Contracts evidencing such Swap Obligations and payment in full in cash of all Swap Contracts with respect thereto;

(ii)    as to any Collateral that is sold, transferred or otherwise disposed of by the Issuer or any other Grantor to a Person that is not (either before or after such sale, transfer or disposition) the Issuer or a Restricted Subsidiary (as defined in the Priority Lien Indenture) of the Issuer in a transaction or other circumstance that is permitted by all of the Secured Debt Documents as certified to each Collateral Trustee in an Officer’s Certificate, at the time of such sale, transfer or other disposition or to the extent of the interest sold, transferred or otherwise disposed of; provided that each Collateral Trustee’s Liens upon the Collateral will not be released if the sale or disposition is subject to the “Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets” provisions of the Priority Lien Indenture;

(iii)    as to a release of less than all or substantially all of the Collateral (other than pursuant to clause (ii) above), if directed by an Act of Required Secured Parties accompanied by an Officer’s Certificate to the effect that the release was permitted by each applicable Secured Debt Document;

(iv)    as to a release of all or substantially all of the Collateral (other than pursuant to clause (i) above), if (A) consent to release of that Collateral has been given by the requisite percentage or number of holders of each Series of Secured Debt at the time outstanding as provided for in the applicable Secured Debt Documents and (B) the Issuer has delivered an Officer’s Certificate and an Opinion of Counsel to each Collateral Trustee certifying that any such necessary consents have been obtained;

(v)    (A) if any Guarantor is released from its obligations under each of the Priority Lien Documents in accordance with the terms thereof, then the Priority Liens on any assets of such Guarantor constituting Collateral and the obligations of such Guarantor under its Guarantee of the Priority Lien Obligations, shall automatically, unconditionally and simultaneously be released; and (B) if any Guarantor is released from all its obligations under each of the Junior Lien Documents in accordance with the terms thereof, then the Junior Liens on any assets of such Guarantor constituting Collateral and the obligations of such Guarantor under its Guarantee of the Junior Lien Obligations, shall be automatically, unconditionally and simultaneously released;

(vi)    notwithstanding any of the foregoing, if, prior to the Discharge of Priority Lien Obligations, the Priority Lien Collateral Trustee is exercising its rights or remedies with respect to the Collateral under the Priority Lien Security Documents pursuant to an Act of Required Secured Parties, and the Priority Lien Collateral Trustee releases any part of the Collateral from all of the Priority Liens or any Guarantor is released from its obligations under its Guarantee of all of the Priority Lien Obligations, in any such case, in connection with any collection, sale, foreclosure or other enforcement, then the Junior Liens on such Collateral or the obligations of such Guarantor under its Guarantee of the Junior Lien Obligations, as the context may require, shall be automatically, unconditionally and simultaneously released to the same extent. If in connection with any exercise of rights and remedies by the Priority Lien Collateral Trustee under the Priority Lien Security Documents pursuant to an Act of Required Secured Parties, the Equity Interests of any Person are foreclosed upon or otherwise disposed of and the Priority Lien Collateral Trustee releases the Priority Lien on the property or assets of such Person then the Junior Liens with respect to the property or assets of such Person will be concurrently and automatically released to the same extent as all of the Priority Liens on such property or assets are released; and

(vii)    solely with respect to ABL Priority Collateral, if and to the extent required by the ABL Intercreditor Agreement.

(b)    Each Collateral Trustee agrees for the benefit of the Issuer and the other Grantors that if such Collateral Trustee at any time receives:

(i)    an Officer’s Certificate stating that (A) the signing officer has read Article 4 of this Agreement and understands the provisions and the definitions relating hereto, (B) such officer has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not the conditions precedent in this Agreement and all other Secured Debt Documents, if any, relating to the release of the Collateral have been complied with and (C) in the opinion of such officer, such conditions precedent, if any, have been complied with;

(ii)    the proposed instrument or instruments releasing such Lien as to such property in recordable form, if applicable; and

(iii)    prior to the Discharge of Priority Lien Obligations, the written confirmation of each Priority Lien Representative (or, at any time after the Discharge of Priority Lien Obligations, each Junior Lien Representative) (such confirmation to be given following receipt of, and based solely on, the Officer’s Certificate described in clause (i) above) that, in its view, such release is permitted by Section 4.01(a) above and the respective Secured Debt Documents governing the Secured Obligations the holders of which such Secured Debt Representative represents;

then such Collateral Trustee will execute (with such acknowledgements and/or notarizations as are required and at the expense of the Issuer) and deliver such release to the Issuer or other applicable Grantor on or before the later of (x) the date specified in such request for such release and (y) the fifth Business Day after the date of receipt of the items required by this Section 4.01(b) by such Collateral Trustee.

(c)    Each Collateral Trustee hereby agrees that:

(i)    in the case of any release pursuant to clause (ii) of Section 4.01(a) above, if the terms of any such sale, transfer or other disposition require the payment of the purchase price to be contemporaneous with the delivery of the applicable release, then, at the written request of and at the expense of the Issuer or other applicable Grantor, such Collateral Trustee will either (A) be present at and deliver the release at the closing of such transaction or (B) deliver the release under customary escrow arrangements that permit such contemporaneous payment and delivery of the release; and

(ii)    at any time when a Secured Debt Default under a Series of Secured Debt that constitutes Junior Lien Debt has occurred and is continuing, within five Business Days of the receipt by it of any Act of Required Secured Parties pursuant to Section 4.01(a)(iii) above, such Collateral Trustee will deliver a copy of such Act of Required Secured Parties to each Secured Debt Representative.

(d)    Each Secured Debt Representative hereby agrees that:

(i)    as soon as reasonably practicable after receipt of an Officer’s Certificate from the Issuer pursuant to Section 4.01(b)(i) above it will, to the extent required by such Section, either provide (A) the written confirmation required by Section 4.01(b)(iii) above, (B) a written statement that such release is not permitted by Section 4.01(a) above or (C) a request for further information from the Issuer reasonably necessary to determine whether the proposed release is permitted by Section 4.01(a) above and after receipt of such information such Secured Debt Representative will as soon as reasonably practicable either provide the written confirmation or statement required pursuant to clause (A) or (B), as applicable; and

(ii)    within three Business Days of the receipt by it of any notice from the applicable Collateral Trustee pursuant to Section 4.01(c)(ii) above, such Secured Debt Representative will deliver a copy of such notice to each registered holder of the Series of Priority Lien Debt or Series of Junior Lien Debt for which it acts as Secured Debt Representative.

Section 4.02    Delivery of Copies to Secured Debt Representatives. The Issuer will deliver to each Secured Debt Representative a copy of each Officer’s Certificate delivered to each Collateral Trustee pursuant to Section 4.01(b) hereof, together with copies of all documents delivered to each Collateral Trustee with such Officer’s Certificate. The Secured Debt Representatives will not be obligated to take notice thereof or to act thereon, subject to Section 4.01(d) hereof.

Section 4.03    Collateral Trustee not Required to Serve, File or Record. No Collateral Trustee is required to serve, file, register or record any instrument releasing or subordinating its Liens on any Collateral; provided, however, that if the Issuer or any other Grantor shall make a written demand for a termination statement under Section 9-513(c) of the UCC, each Collateral Trustee at the expense of the Issuer shall comply with the written request of the Issuer or such Grantor to comply with the requirements of such UCC provision; provided, further, that the Issuer shall have first provided to each Collateral Trustee written certification from the Secured Debt Representatives that the requirements of such UCC provisions and the Security Documents have been satisfied.

Section 4.04    Release of Liens in Respect of any Series of Priority Lien Debt or any Series of Junior Lien Debt.

(a)    In addition to any release pursuant to Section 4.01 hereof, the Priority Lien Collateral Trustee’s Priority Lien will no longer secure the Priority Lien Notes outstanding under the Priority Lien Indenture or any other related Obligations under the Priority Lien Indenture, and the right of the holders of such series of Priority Lien Notes and such Obligations to the benefits and proceeds of the Priority Lien Collateral Trustee’s Priority Lien on the Collateral will terminate and be discharged:

(i)    upon satisfaction and discharge of the Priority Lien Indenture with respect to such series of Priority Lien Notes as set forth under Article VIII of the Priority Lien Indenture;

(ii)    upon a Legal Defeasance or Covenant Defeasance (each as defined under the Priority Lien Indenture) with respect to such series of Priority Lien Notes as set forth under Article VIII of the Priority Lien Indenture;

(iii)    upon payment in full and discharge of all Priority Lien Notes of such series outstanding under the Priority Lien Indenture and all related Obligations that are outstanding, due and payable under the Priority Lien Indenture at the time such series of Priority Lien Notes are paid in full and discharged; or

(iv)    in whole or in part, with the consent of the holders of the requisite percentage of such series of Priority Lien Notes in accordance with Article VIII of the Priority Lien Indenture.

(b)    In addition to any release pursuant to Section 4.01 hereof, as to any Series of Priority Lien Debt, the Priority Lien Collateral Trustee’s Priority Lien will no longer secure such Series of Priority Lien Debt if the requirements of a Discharge of Priority Lien Obligations are satisfied with respect to such Series of Priority Lien Debt and all Priority Lien Obligations (including all Swap Obligations) related thereto. In addition to any release pursuant to Section 4.01 hereof, as to any Series of Junior Lien Debt, the Junior Lien Collateral Trustee’s Junior Lien will no longer secure such Series of Junior Lien Debt if such Junior Lien Debt has been paid in full in cash, all commitments to extent credit in respect of such Series of Junior Lien Debt have been terminated and all other Junior Lien Obligations related thereto that are outstanding and unpaid at the time such Series of Junior Lien Debt is paid are also paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

ARTICLE V

IMMUNITIES OF THE COLLATERAL TRUSTEES

Section 5.01    No Implied Duty. No Collateral Trustee will have any fiduciary duties nor will it have responsibilities or obligations other than those expressly assumed by it in this Agreement and the other Security Documents. No Collateral Trustee will be required to take any action that is contrary to applicable law or any provision of this Agreement or the other Security Documents. No implied covenants, functions, responsibilities, duties, obligations or liabilities whether arising under statute, common law or otherwise shall be read into this Agreement, the other Security Documents or the ABL Intercreditor Agreement, or otherwise exist against such Collateral Trustee. Without limiting the generality of the foregoing sentences, the use of the term “trustee” in this Agreement with reference to any Collateral Trustee is not intended to connote any fiduciary or other implied (or express) obligations arising under trust or agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

Section 5.02    Appointment of Agents and Advisors. Each Collateral Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, accountants, appraisers or other experts or advisors selected by it in good faith as it may reasonably require and will not be responsible for any misconduct or negligence on the part of any of them.

Section 5.03    Other Agreements. Each Collateral Trustee has accepted its respective appointment as Collateral Trustee hereunder and is bound by the Security Documents executed by such Collateral Trustee as of the date of this Agreement and, as directed by an Act of Required Secured Parties, such Collateral Trustee shall execute additional Security Documents delivered to it after the date of this Agreement; provided, however, that such additional Security Documents do not adversely affect the rights, privileges, benefits and immunities of such Collateral Trustee. No Collateral Trustee will otherwise be bound by, or be held obligated by, the provisions of any credit agreement, indenture or other agreement governing Secured Debt (other than this Agreement and the other Security Documents to which it is a party). The Priority Lien Collateral Trustee shall be afforded the same rights, protections, immunities and indemnities afforded to it under the Priority Lien Indenture as if such rights, protections, immunities and indemnities were fully set forth herein and the Junior Lien Collateral Trustee shall be afforded the same rights, protections, immunities and indemnities afforded to it under the applicable Junior Lien Documents as if such rights, protections, immunities and indemnities were fully set forth herein. Notwithstanding anything in any Secured Debt Document or Security Document to the contrary, the rights, protections, immunities and indemnities afforded to each Collateral Trustee under the this Agreement shall be afforded to such Collateral Trustee in respect of the performance of its duties and obligations pursuant to the Secured Debt Documents and Security Documents. Each Collateral Trustee shall execute and deliver any amendment, supplement, modification or waiver to any Secured Debt Document or Security Document which does not adversely affect the rights, duties, liabilities or immunities of such Collateral Trustee under such Secured Debt Document or Security Document or otherwise. If it does, such Collateral Trustee may but need not sign it.

Section 5.04    Solicitation of Instructions.

(a)    Each Collateral Trustee may at any time solicit written confirmatory instructions, including but not limited to in the form of an Act of Required Secured Parties, an Officer’s Certificate, an Opinion of Counsel, an instruction from the Secured Debt Representatives or an order of a court of competent jurisdiction, as to any action that it may be requested or required to take, or that it may propose to take, in the performance of any of its obligations under this Agreement or the other Security Documents, including without limitation in the event of conflicting instructions received by the Priority Lien Collateral Trustee and the Junior Lien Collateral Trustee.

(b)    No written direction given to the applicable Collateral Trustee by an Act of Required Secured Parties that in the sole judgment of such Collateral Trustee imposes, purports to impose or might reasonably be expected to impose upon such Collateral Trustee any obligation or liability not set forth in or arising under this Agreement and the other Security Documents will be binding upon such Collateral Trustee unless such Collateral Trustee elects, at its sole option, to accept such direction.

(c)    Each Collateral Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request, order, or direction of any Secured Debt Representative or any of the holders of a Priority Lien or Junior Lien, as the case may be, pursuant to the provisions of this Agreement, unless such holders of a Priority Lien or Junior Lien shall have offered to such Collateral Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

Section 5.05    Limitation of Liability. No Collateral Trustee will be responsible or liable for any action taken or omitted to be taken by it hereunder or under any other Security Document, except for its own gross negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction. No Collateral Trustee shall have liability for acting in accordance with an Act of Required Secured Parties. Under no circumstances shall such Collateral Trustee be liable for special, indirect, punitive or consequential damages, regardless of the form of action.

Section 5.06    Documents in Satisfactory Form. Each Collateral Trustee will be entitled to require that all agreements, certificates, opinions, instruments and other documents at any time submitted to it, including those expressly provided for in this Agreement, be delivered to it in a form reasonably satisfactory to it.

Section 5.07    Entitled to Rely. Each Collateral Trustee may seek and conclusively rely upon, and shall be fully protected in relying upon, any judicial order or judgment, upon any advice, opinion or statement of legal counsel, independent consultants and other experts selected by it in good faith and upon any certification, instruction, notice or other writing delivered to it by the Issuer or any other Grantor in compliance with the provisions of this Agreement or delivered to it by any Secured Debt Representative as to the Secured Parties for whom it acts, without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of service thereof. Each Collateral Trustee may act in reliance upon any instrument comporting with the provisions of this Agreement or any signature reasonably believed by it to be genuine and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof or the other Security Documents has been duly authorized to do so. To the extent an Officer’s Certificate or opinion of counsel is required or permitted under this Agreement to be delivered to such Collateral Trustee in respect of any matter, such Collateral Trustee may rely conclusively on Officer’s Certificate or opinion of counsel as to such matter and such Officer’s Certificate or opinion of counsel shall be full warranty and protection to such Collateral Trustee for any action taken, suffered or omitted by it under the provisions of this Agreement and the other Security Documents.

Section 5.08    Secured Debt Default. No Collateral Trustee will be required to inquire as to the occurrence or absence of any Secured Debt Default and will not be affected by or required to act upon any notice or knowledge as to the occurrence of any Secured Debt Default unless and until it is directed by an Act of Required Secured Parties.

Section 5.09    Actions by Collateral Trustee. As to any matter not expressly provided for by this Agreement or the other Security Documents, the applicable Collateral Trustee will act or refrain from acting as directed by an Act of Required Secured Parties and will be fully protected if it does so, and any action taken, suffered or omitted pursuant to hereto or thereto shall be binding on the Secured Parties.

Section 5.10    Security or Indemnity in favor of Collateral Trustee. No Collateral Trustee will be required to advance or expend any funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights hereunder unless it has been provided with security or indemnity satisfactory to it against any and all liability, loss or expense which may be incurred by it by reason of taking or continuing to take such action.

Section 5.11    Rights of Collateral Trustee. In the event of any conflict between any terms and provisions set forth in this Agreement and those set forth in any other Security Document (other than the ABL Intercreditor Agreement), the terms and provisions of this Agreement shall supersede and control the terms and provisions of such other Security Document (other than the ABL Intercreditor Agreement). In the event there is any bona fide, good faith disagreement between the other parties to this Agreement or any of the other Security Documents resulting in adverse claims being made in connection with Collateral held by each Collateral Trustee, including without limitation in the event of conflicting instructions to the Priority Lien Collateral Trustee and Junior Lien Collateral Trustee, and the terms of this Agreement or any of the other Security Documents do not unambiguously mandate the action such Collateral Trustee is to take or not to take in connection therewith under the circumstances then existing, or such Collateral Trustee is in doubt as to what action it is required to take or not to take hereunder or under the other Security Documents, it will be entitled to refrain from taking any action (and will incur no liability for doing so) until directed otherwise in writing by a request signed jointly by the parties hereto entitled to give such direction or by order of a court of competent jurisdiction.

Section 5.12    Limitations on Duty of Collateral Trustee in Respect of Collateral.

(a)    Beyond the exercise of reasonable care in the custody of Collateral in its possession, no Collateral Trustee will have a duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and no Collateral Trustee will be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral. The applicable Collateral Trustee shall deliver to each other Secured Debt Representative a copy of any such written request. Each Collateral Trustee will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords similar property for the account of third parties, and no Collateral Trustee will be liable or responsible for any loss or diminution in the value of any of such Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by such Collateral Trustee in good faith.

(b)    Except as provided in Section 5.12(a) hereof, no Collateral Trustee will be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action hereunder, except to the extent such action constitutes gross negligence, bad faith or willful misconduct on the part of such Collateral Trustee, as determined by the final judgment of a court of competent jurisdiction, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of any Grantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. Each Collateral Trustee hereby disclaims any representation or warranty to the current and future holders of the Secured Obligations concerning the perfection of the security interests granted to it or in the value of any Collateral.

Section 5.13    Assumption of Rights, Not Assumption of Duties. Notwithstanding anything to the contrary contained herein:

(a)    each of the parties thereto will remain liable under each of the Security Documents (other than this Agreement) to the extent set forth therein to perform all of their respective duties and obligations thereunder to the same extent as if this Agreement had not been executed;

(b)    the exercise by the applicable Collateral Trustee of any of its rights, remedies or powers hereunder will not release such parties from any of their respective duties or obligations under the other Security Documents; and

(c)    the applicable Collateral Trustee will not be obligated to perform any of the obligations or duties of any of the parties to the Security Documents other than those of such Collateral Trustee.

Section 5.14    No Liability for Clean Up of Hazardous Materials. In no event shall any Collateral Trustee be required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in such Collateral Trustee’s sole discretion may cause such Collateral Trustee to be considered an “owner or operator” under any environmental laws or otherwise cause such Collateral Trustee to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, such Collateral Trustee reserves the right, instead of taking such action, either to resign as Collateral Trustee or to arrange for the transfer of the title or control of the asset to a court appointed receiver. No Collateral Trustee will be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of such Collateral Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.

Section 5.15    No Liability for Interest. No Collateral Trustee shall be liable for interest or investment income on any money or securities received by it, except as such Collateral Trustee may agree in writing with the Issuer.

Section 5.16    Non-Reliance on Collateral Trustee. No Collateral Trustee shall be required to keep itself informed as to the performance or observance by the Issuer or any Grantor of any of its obligations under this Agreement, any Security Document or any other document referred to or provided for herein or therein. Except for notices, reports and other documents and information expressly required to be furnished to any Secured Party by the applicable Collateral Trustee hereunder, the applicable Collateral Trustee shall have no duty or responsibility to provide any Secured Party with any credit or other information concerning the affairs, financial condition or business of the Issuer or any Grantor that may come into the possession of such Collateral Trustee or any of its Affiliates.

Section 5.17    No Duty to Monitor. Neither any Collateral Trustee nor any of its respective directors, officers, employees, agents or affiliates shall be responsible for, nor have any duty to monitor, the performance or any action of the Issuer, any Guarantor, any Secured Debt Representative, or any other party to any Secured Debt Document or any Security Document, or any of their directors, members, officers, agents, affiliate or employee, nor shall it have any liability in connection with the malfeasance or nonfeasance by such party. In no event shall any Collateral Trustee be liable for any action taken or omitted to be taken by any Secured Debt Representative or any failure or delay in the performance by any Secured Debt Representative of its obligations under any Secured Debt Document, and each Collateral Trustee shall have no duty to monitor or supervise any Secured Debt Representative or its performance of its obligations pursuant to any Secured Debt Document. The parties recognize that the accuracy and completeness of the information supplied by any Collateral Trustee hereunder may be dependent upon the accuracy and completeness of the information received by such Collateral Trustee from the Issuer, any Secured Debt Representative and the other parties to the Secured Debt Documents and the Security Documents and from other sources and such Collateral Trustee shall not be responsible for any inaccuracy in the information so obtained or for any inaccuracy or omission in the records which may result from such information or any failure by such Collateral Trustee to perform its duties as set forth herein as a result of any inaccuracy or incompleteness.

ARTICLE VI

RESIGNATION AND REMOVAL OF COLLATERAL TRUSTEE

Section 6.01    Resignation or Removal of Collateral Trustee. Subject to the appointment of a successor Collateral Trustee as provided in Section 6.02 hereof and the acceptance of such appointment by the successor Collateral Trustee:

(a)    each Collateral Trustee may resign at any time by giving not less than 30 days’ notice of resignation to each Secured Debt Representative and the Issuer; and

(b)    each Collateral Trustee may be removed at any time, with or without cause, by an Act of Required Secured Parties.

Section 6.02    Appointment of Successor Collateral Trustee. Upon any such resignation or removal, a successor Collateral Trustee may be appointed by an Act of Required Secured Parties. If no successor Collateral Trustee has been so appointed and accepted such appointment within 30 days after the predecessor Collateral Trustee gave notice of resignation or was removed, the retiring Collateral Trustee may (at the expense of the Issuer), at its option, appoint a successor Collateral Trustee, or petition a court of competent jurisdiction for appointment of a successor Collateral Trustee, which must be a bank or trust company:

(a)    authorized to exercise corporate trust powers;

(b)    having a combined capital and surplus of at least $50,000,000; and

(c)    that is not a Junior Lien Representative or the Issuer or an Affiliate of the Issuer.

The applicable Collateral Trustee will fulfill its obligations hereunder until a successor Collateral Trustee meeting the requirements of this Section 6.02 has accepted its appointment as Priority Lien Collateral Trustee or Junior Lien Collateral Trustee and the provisions of Section 6.03 hereof have been satisfied. Any successor Collateral Trustee shall act as both Priority Lien Collateral Trustee and Junior Lien Collateral Trustee hereunder.

Section 6.03    Succession. When the Person so appointed as successor Collateral Trustee accepts such appointment:

(a)    such Person will succeed to and become vested with all the rights, powers, privileges and duties of the predecessor Collateral Trustee, and the predecessor Collateral Trustee will be discharged from its duties and obligations hereunder; and

(b)    the predecessor Collateral Trustee will (at the expense of the Issuer) promptly transfer all Liens and collateral security and other property of the Trust Estates within its possession or control to the possession or control of the successor Collateral Trustee and will execute instruments and assignments as may be necessary or desirable or reasonably requested by the successor Collateral Trustee to transfer to the successor Collateral Trustee all Liens, interests, rights, powers and remedies of the predecessor Collateral Trustee in respect of the Security Documents or the Trust Estates.

Thereafter the predecessor Collateral Trustee will remain entitled to enforce the immunities, rights, protections and indemnities granted to it in Article 5 hereof and the provisions of Sections 7.11 and 7.12 hereof.

Section 6.04    Merger, Conversion or Consolidation of Collateral Trustee. Any Person into which the applicable Collateral Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Collateral Trustee shall be a party, or any Person succeeding to the business of such Collateral Trustee shall be the successor of such Collateral Trustee pursuant to Section 6.03 hereof, anything herein to the contrary notwithstanding; provided that without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding, such Person satisfies the eligibility requirements specified in clauses (a) through (c) of Section 6.02 hereof. The applicable Collateral Trustee shall take commercially reasonable efforts to notify the Issuer, each Priority Lien Representative and each Junior Lien Representative in writing of such merger, conversion or consolidation as soon as practicable after such merger, conversion or consolidation.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.01    Amendment.

(a)    No amendment or supplement to the provisions of any Security Document (including this Agreement) will be effective without the approval of the applicable Collateral Trustee acting as directed by an Act of Required Secured Parties, except that:

(i)    any amendment or supplement that has the effect solely of:

(A)    adding or maintaining Collateral, securing additional Secured Obligations that are otherwise not prohibited by the terms of any Secured Debt Document to be secured by the Collateral or preserving, perfecting or establishing the Liens thereon or the rights of the applicable Collateral Trustee therein; or

(B)    providing for the assumption of any Grantor’s obligations under any Secured Debt Document in the case of a merger or consolidation or sale of all or substantially all of the assets of such Grantor to the extent not prohibited by the terms of the Priority Lien Indenture or any other Secured Debt Documents, as applicable;

will become effective when executed and delivered by the Issuer and any other applicable Grantor party thereto and the applicable Collateral Trustee;

(ii)    no amendment or supplement that reduces, impairs or adversely affects the right of any Secured Party:

(A)    to vote its outstanding Secured Debt as to any matter described as subject to an Act of Required Secured Parties or direction by the Required Junior Lien Debtholders (or amends the provisions of this Section 7.01(a)(ii) or the definitions of “Act of Required Secured Parties”, “Major Non-Controlling Priority Representative” or “Controlling Representative”);

(B)    to share in the order of application described in Section 3.04 hereof in the proceeds of enforcement of or realization on any Collateral that has not been released in accordance with the provisions described in Section 4.01 or 4.04 hereof;

(C)    to require that Liens securing Secured Obligations be released only as set forth in the provisions described in Section 4.01 or 4.04 hereof; or

(D)    to amend the terms described under this Section 7.01,

will become effective without the consent of the requisite percentage or number of holders of each Series of Secured Debt so affected under the applicable Secured Debt Documents; and

(iii)    no amendment or supplement that imposes any obligation or duty upon or adversely affects the rights of (i) the Priority Lien Collateral Trustee and/or the Junior Lien Collateral Trustee or (ii) any Secured Debt Representative, in any case, in its capacity as such will become effective without the consent of (A) the Priority Lien Collateral Trustee or the Junior Lien Collateral Trustee so affected (or both, in the case of such an amendment or supplement generally affecting each Collateral Trustee) or (B) such Secured Debt Representative, respectively.

(b)    Notwithstanding Section 7.01(a) above but subject to Sections 7.01(a)(ii) and 7.01(a)(iii) above:

(i)    any Mortgage or other Security Document that secures Junior Lien Obligations (but not Priority Lien Obligations) may be amended or supplemented with the approval of the Junior Lien Collateral Trustee acting as directed in writing by the Required Junior Lien Debtholders, unless such amendment or supplement would not be permitted under the terms of this Agreement or the other Priority Lien Documents; and

(ii)    any amendment or waiver of, or any consent under, any Priority Lien Security Document (to the extent such amendment, waiver or consent is applicable to all Series of Priority Lien Debt) will apply automatically to any comparable provision of any comparable Junior Lien Security Document without the consent of any Junior Lien Secured Party and without any action by the Issuer or any other Grantor or any Junior Lien Secured Party; provided that written notice of such amendment, waiver or consent shall have been given by the Issuer to each Junior Lien Representative promptly after the effectiveness of such amendment, waiver or consent.

(c)    No Collateral Trustee will enter into any amendment or supplement unless it has received an Officer’s Certificate and an Opinion of Counsel stating that such amendment or supplement will not result in a breach of any provision or covenant contained in any of the Secured Debt Documents. Prior to executing any amendment or supplement pursuant to this Section 7.01, each Collateral Trustee will be entitled to receive an Opinion of Counsel of the Issuer to the effect that the execution of such document is authorized or permitted hereunder, and with respect to amendments adding Collateral, an Opinion of Counsel of the Issuer addressing customary creation and perfection, and if such additional Collateral consists of Equity Interests of any Person which Equity Interests constitute certificated securities, priority matters with respect to such additional Collateral (which opinion may be subject to customary assumptions and qualifications).

Section 7.02    Voting. In connection with any matter under this Agreement requiring a vote of holders of Secured Debt, each Series of Secured Debt will cast its votes in accordance with the Secured Debt Documents governing such Series of Secured Debt. The amount of Secured Debt to be voted by a Series of Secured Debt will equal (1) the aggregate principal amount of Secured Debt held by the holders of such Series of Secured Debt, plus (2) other than in connection with an exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Funded Debt of such Series of Secured Debt. Following and in accordance with the outcome of the applicable vote under its Secured Debt Documents, the Secured Debt Representative of each Series of Secured Debt will cast all of its votes under that Series of Secured Debt as a block in respect of any vote under this Agreement. Upon request of any Collateral Trustee, each Priority Lien Representative and each Junior Lien Representative will provide a written notice to such Collateral Trustee of the aggregate principal amount (setting forth such amount including unfunded commitments and excluding unfunded commitments) of Priority Lien Debt or Junior Lien Debt for which it acts as Priority Lien Representative or Junior Lien Representative.

Section 7.03    Further Assurances; Insurance.

(a)    The Issuer and each of the other Grantors will do or cause to be done all acts and things that may be required, or that any Collateral Trustee from time to time may reasonably request, to assure and confirm that such Collateral Trustee holds, for the benefit of the Secured Parties, duly created and enforceable and perfected Liens upon the Collateral (including any property or assets that are acquired or otherwise become, or are required by any Secured Debt Document to become, Collateral after the date hereof), in each case as contemplated by, and with the Lien priority required under, the Secured Debt Documents.

(b)    Upon the reasonable request of any Collateral Trustee or any Secured Debt Representative at any time and from time to time, the Issuer and each of the other Grantors will promptly execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents, and take such other actions as may be reasonably required, or that any Collateral Trustee may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Secured Debt Documents for the benefit of the Secured Parties, it being understood that no Collateral Trustee nor any Secured Debt Representative shall have a duty to so request.

(c)    The Issuer and the other Grantors will:

(i)    keep their properties adequately insured at all times by financially sound and reputable insurers;

(ii)    maintain such other insurance, to such extent and against such risks (and with such deductibles, retentions and exclusions), including fire and other risks insured against by extended coverage and coverage for acts of terrorism, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by them; and

(iii)    maintain such other insurance as may be required by law or by the Security Documents.

(d)    Upon the request of any Collateral Trustee, the Issuer and the other Grantors will furnish to such Collateral Trustee full information as to their property and liability insurance carriers.

(e)    All insurance policies required by Section 7.03(c) above (except for the insurance described in 7.03(c)(iii) above) will:

(i)    provide that, with respect to third party liability insurance, the Secured Parties, as a class, shall be named as additional insureds, with a waiver of subrogation;

(ii)    name each Collateral Trustee as a loss payee and additional insured;

(iii)    provide that (x) no cancellation or termination of such insurance and (y) no reduction in the limits of liability of such insurance or other material change shall be effective until 30 days after written notice is given by the insurers to each Collateral Trustee of such cancellation, termination, reduction or change;

(iv)    waive all claims for insurance premiums or commissions or additional premiums or assessments against the Secured Parties; and

(v)    waive any right of the insurers to setoff or counterclaim or to make any other deductions, whether by way of attachment or otherwise, as against the Secured Parties.

(f)    Upon the request of any Collateral Trustee, the Issuer and the other Grantors will permit such Collateral Trustee or any of its agents or representatives, at reasonable times and intervals upon reasonable prior notice, to visit their offices and sites and inspect any of the Collateral and to discuss matters relating to the Collateral with their respective officers and independent public accountants. The Issuer and the other Grantors shall, at any reasonable time and from time to time upon reasonable prior notice, permit each Collateral Trustee or any of its agents or representatives to examine and make copies of and abstracts from the records and books of account of the Issuer and the other Grantors and their Subsidiaries, all at the Issuer’s expense.

Section 7.04    Perfection of Junior Trust Estate.

Solely for purposes of perfecting the Liens of the Junior Lien Collateral Trustee in its capacity as agent of the Junior Lien Secured Parties and the Junior Lien Representatives in any portion of the Junior Trust Estate in the possession or control of the Priority Lien Collateral Trustee (or its agents or bailees) as part of the Senior Trust Estate including, without limitation, any instruments, goods, negotiable documents, tangible chattel paper, certificated securities, securities accounts or money, the Priority Lien Collateral Trustee, the Priority Lien Secured Parties and the Priority Lien Representatives hereby acknowledge that the Priority Lien Collateral Trustee also holds such property as gratuitous bailee for the benefit of the Junior Lien Collateral Trustee for the benefit of the Junior Lien Secured Parties and the Junior Lien Representatives (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC). Solely with respect to any deposit accounts under the control (within the meaning of Section 9-104 of the UCC) of the Priority Lien Collateral Trustee in its capacity as agent of the holders of the Priority Lien Obligations, the Priority Lien Collateral Trustee agrees to also hold control over such deposit accounts as gratuitous agent for the benefit of the Junior Lien Collateral Trustee for the benefit of the Junior Lien Secured Parties and the Junior Lien Representatives.

Section 7.05    [Reserved].

Section 7.06    Successors and Assigns.

(a)    Except as provided in Section 5.02 hereof, no Collateral Trustee may, in its capacity as such, delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Priority Lien Collateral Trustee and the Junior Lien Collateral Trustee, as applicable, hereunder will inure to the sole and exclusive benefit of, and be enforceable by, each Secured Debt Representative and each present and future holder of Secured Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.

(b)    Neither the Issuer nor any other Grantor may delegate any of its duties or assign any of its rights hereunder and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Issuer and the other Grantors hereunder will inure to the sole and exclusive benefit of, and be enforceable by, each Collateral Trustee, each Secured Debt Representative and each present and future holder of Secured Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.

Section 7.07    Delay and Waiver. No failure to exercise, no course of dealing with respect to the exercise of, and no delay in exercising, any right, power or remedy arising under this Agreement or any of the other Security Documents will impair any such right, power or remedy or operate as a waiver thereof. No single or partial exercise of any such right, power or remedy will preclude any other or future exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

Section 7.08    Notices. Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given may be given to the following addresses:

If to the Priority Lien Collateral Trustee:

Wilmington Trust, National Association

Global Capital Markets

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention: Warrior Met Coal Inc. Administrator

Fax: 612-217-5651

If to the Junior Lien Collateral Trustee:

[                    ]

[ADDRESS]

Attention: [                    ]

Telephone: [                    ]

Fax: [                    ]

If to the Issuer or any other Grantor:

Warrior Met Coal, Inc.

[                    ]

Attn: [                    ]

Telephone: [                    ]

Fax: [                    ]

If to the Priority Lien Trustee:

Wilmington Trust, National Association

Global Capital Markets

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention: Warrior Met Coal Inc. Administrator

Fax: 612-217-5651

If to the [Priority Lien Representative] [Junior Lien Representative]:

[                    ]

[ADDRESS]

Attention: [                    ]

Telephone: [                    ]

Fax: [                    ]

and if to any other Secured Debt Representative, to such address as it may specify by written notice to the parties named above.

All notices and communications will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the relevant address set forth above or, as to holders of Secured Debt, its address shown on the register kept by the office or agency where the relevant Secured Debt may be presented for registration of transfer or for exchange. To the extent applicable, any notice or communication will also be so mailed to any Person described in § 313(c) of the Trust Indenture Act of 1939, as amended, to the extent required thereunder. Failure to mail a notice or communication to a holder of Secured Debt or any defect in it will not affect its sufficiency with respect to other holders of Secured Debt.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it; provided that notices delivered to any Collateral Trustee shall be deemed delivered upon actual receipt by such Collateral Trustee.

Section 7.09    Notice Following Discharge of Priority Lien Obligations. Promptly following the Discharge of Priority Lien Obligations with respect to one or more Series of Priority Lien Debt, each Priority Lien Representative with respect to each applicable Series of Priority Lien Debt that is so discharged will provide written notice of such discharge to the Priority Lien Collateral Trustee and to each other Secured Debt Representative.

Section 7.10    Entire Agreement. This Agreement states the complete agreement of the parties relating to the undertaking of each Collateral Trustee set forth herein and supersedes all oral negotiations and prior writings in respect of such undertaking.

Section 7.11    Compensation; Expenses. The Grantors jointly and severally agree to pay, promptly upon demand:

(a)    such compensation to each Collateral Trustee and its agents as the Issuer and such Collateral Trustee may agree in writing from time to time;

(b)    all reasonable costs and expenses incurred by each Collateral Trustee and its agents in the preparation, execution, delivery, filing, recordation, administration or enforcement of this Agreement or any other Security Document or any consent, amendment, waiver or other modification relating hereto or thereto;

(c)    all reasonable fees, expenses and disbursements of legal counsel and any auditors, accountants, consultants or appraisers or other professional advisors and agents engaged by any Collateral Trustee or any Secured Debt Representative incurred in connection with the negotiation, preparation, closing, administration, performance or enforcement of this Agreement and the other Security Documents or any consent, amendment, waiver or other modification relating hereto or thereto and any other document or matter requested by the Issuer or any other Grantor;

(d)    all reasonable costs and expenses incurred by each Collateral Trustee and its agents in creating, perfecting, preserving, releasing or enforcing such Collateral Trustee’s Liens on the Collateral, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees and insurance premiums;

(e)    all other reasonable costs and expenses incurred by each Collateral Trustee and its agents in connection with the negotiation, preparation and execution of the Security Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby or the exercise of rights or performance of obligations by such Collateral Trustee thereunder; and

(f)    after the occurrence of any Secured Debt Default, all costs and expenses incurred by any Collateral Trustee, its agents and any Secured Debt Representative in connection with the preservation, collection, foreclosure or enforcement of the Collateral subject to the Security Documents or any interest, right, power or remedy of such Collateral Trustee or in connection with the collection or enforcement of any of the Secured Obligations or the proof, protection, administration or resolution of any claim based upon the Secured Obligations in any Insolvency Proceeding, including all fees and disbursements of attorneys, accountants, auditors, consultants, appraisers and other professionals engaged by such Collateral Trustee, its agents or the Secured Debt Representatives.

The agreements in this Section 7.11 will survive repayment of all other Secured Obligations and the removal or resignation of such Collateral Trustee and the Secured Debt Representatives.

Section 7.12    Indemnity.

(a)    The Grantors jointly and severally agree to defend, indemnify, pay and hold harmless each Collateral Trustee, each Secured Debt Representative, each Secured Party and each of their respective Affiliates and each and all of the directors, officers, partners, trustees, employees, attorneys and agents, and (in each case) their respective heirs, representatives, successors and assigns (each of the foregoing, an “Indemnitee”) from and against any and all Indemnified Liabilities; provided that no Indemnitee will be entitled to indemnification hereunder with respect to any Indemnified Liability to the extent such Indemnified Liability is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(b)    All amounts due under this Section 7.12 will be payable upon demand.

(c)    To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in Section 7.12(a) above may be unenforceable in whole or in part because they violate any law or public policy, each of the Grantors will contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

(d)    No Grantor will ever assert any claim against any Indemnitee, on any theory of liability, for any lost profits or special, indirect or consequential damages or (to the fullest extent a claim for punitive damages may lawfully be waived) any punitive damages arising out of, in connection with, or as a result of, this Agreement or any other Secured Debt Document or any agreement or instrument or transaction contemplated hereby or relating in any respect to any Indemnified Liability, and each of the Grantors hereby forever waives, releases and agrees not to sue upon any claim for any such lost profits or special, indirect, consequential or (to the fullest extent lawful) punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(e)    The agreements in this Section 7.12 will survive repayment of all other Secured Obligations and the removal or resignation of each Collateral Trustee and the Secured Debt Representatives.

Section 7.13    Actions Upon Breach; Specific Performance. If any Junior Lien Secured Party, in contravention of the terms of this Agreement, in any way takes, attempts to or threatens to take any action with respect to the Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement), or fails to take any action required by this Agreement, this Agreement shall create an irrebuttable presumption and admission by such Junior Lien Secured Party that relief against such Junior Lien Secured Party by injunction, specific performance and/or other appropriate equitable relief is necessary to prevent irreparable harm to the Priority Lien Secured Parties, it being understood and agreed by the Junior Lien Collateral Trustee and each Junior Lien Representative, on behalf of each Junior Lien Secured Party represented by it, that (i) the Priority Lien Secured Parties’ damages from actions of any Junior Lien Secured Party may at that time be difficult to ascertain and may be irreparable and (ii) each Junior Lien Secured Party waives any defense that the Grantors and/or the Priority Lien Secured Parties cannot demonstrate damage and/or be made whole by the awarding of damages. Each of the Priority Lien Collateral Trustee and/or each Priority Lien Representative may demand specific performance of this Agreement. The Junior Lien Collateral Trustee and each Junior Lien Representative, on behalf of itself and each other Junior Lien Secured Party represented by it, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the Priority Lien Collateral Trustee, any Priority Lien Representative or any other Priority Lien Secured Party. No provision of this Agreement shall constitute or be deemed to constitute a waiver by the Priority Lien Collateral Trustee or any Priority Lien Representative on behalf of itself and each other Priority Lien Secured Party represented by it of any right to seek damages from any Person in connection with any breach or alleged breach of this Agreement.

Section 7.14    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7.15    Section Headings. The section headings and Table of Contents used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

Section 7.16    Obligations Secured. All obligations of the Grantors set forth in or arising under this Agreement will be Secured Obligations and are secured by all Liens granted by the Security Documents.

Section 7.17    Governing Law. THIS AGREEMENT AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OR PRIORITY OF THE SECURITY INTERESTS).

Section 7.18    Consent to Jurisdiction. All judicial proceedings brought against any party hereto arising out of or relating to this Agreement may be brought in any state or federal court of competent jurisdiction in the State, County and City of New York. By executing and delivering this Agreement, each Grantor, for itself and in connection with its properties, irrevocably:

(a)    accepts generally and unconditionally the nonexclusive jurisdiction and venue of such courts;

(b)    waives any defense of forum non conveniens;

(c)    agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such party at its address provided in accordance with Section 7.08 hereof;

(d)    agrees that service as provided in clause (c) above is sufficient to confer personal jurisdiction over such party in any such proceeding in any such court and otherwise constitutes effective and binding service in every respect; and

(e)    agrees that each party hereto retains the right to serve process in any other manner permitted by law or to bring proceedings against any party in the courts of any other jurisdiction.

Section 7.19    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7.20    Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic imaging means), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (e.g. “pdf’ or “tif’ format) shall be effective as delivery of a manually executed counterpart hereof.

Section 7.21    Grantors and Additional Grantors. The Issuer represents and warrants that each Person who is a Grantor on the date hereof has duly executed this Agreement. The Issuer will cause each Person that hereafter becomes a Grantor or is required by any Secured Debt Document to become a party to this Agreement to become a party to this Agreement, for all purposes of this Agreement, by causing such Person to execute and deliver to each Collateral Trustee a Collateral Trust Joinder, whereupon such Person will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof. The Issuer shall promptly provide each Secured Debt Representative with a copy of each Collateral Trust Joinder executed and delivered pursuant to this Section 7.21; provided, however, that the failure to so deliver a copy of the Collateral Trust Joinder to any then existing Secured Debt Representative shall not affect the inclusion of such Person as a Grantor if the other requirements of this Section 7.21 are complied with.

Section 7.22    Continuing Nature of this Agreement. This Agreement, including the subordination provisions hereof, will be reinstated if at any time any payment or distribution in respect of any of the Priority Lien Obligations is rescinded or must otherwise be returned in an Insolvency Proceeding or otherwise by any Priority Lien Secured Party or Priority Lien Representative or any representative of any such party (whether by demand, settlement, litigation or otherwise). In the event that all or any part of a payment or distribution made with respect to the Priority Lien Obligations is recovered from any Priority Lien Secured Party or any Priority Lien Representative in an Insolvency Proceeding or otherwise, such payment or distribution received by any Junior Lien Secured Party or Junior Lien Representative with respect to the Junior Lien Obligations from the proceeds of any Collateral or any insurance policy required by any real property mortgage at any time after the date of the payment or distribution that is so recovered, whether pursuant to a right of subrogation or otherwise, that Junior Lien Representative or that Junior Lien Secured Party, as the case may be, will forthwith deliver the same to each Collateral Trustee, for the account of the Priority Lien Secured Parties to be applied in accordance with Section 3.04 hereof. Until so delivered, such proceeds will be held by that Junior Lien Representative or that Junior Lien Secured Party, as the case may be, for the benefit of the Priority Lien Secured Parties.

Section 7.23    Insolvency. This Agreement will be applicable both before and after the commencement of any Insolvency Proceeding by or against any Grantor. The relative rights, as provided for in this Agreement, will continue after the commencement of any such Insolvency Proceeding on the same basis as prior to the date of the commencement of any such case, as provided in this Agreement.

Section 7.24    Rights and Immunities of Collateral Trustee and Secured Debt Representatives. Each of the Priority Lien Collateral Trustee and the Priority Lien Trustee will be entitled to all of the rights, protections, immunities and indemnities set forth in the Priority Lien Indenture and the Junior Lien Collateral Trustee and any future Secured Debt Representative will be entitled to all of the rights, protections, immunities and indemnities set forth in the credit agreement, indenture or other agreement governing the applicable Secured Debt with respect to which such Person will act as representative, in each case as if specifically set forth herein. In no event will any Collateral Trustee be liable for any act or omission on the part of the Grantors, any Secured Debt Representative or any other Collateral Trustee hereunder. In no event will the Priority Lien Trustee or Secured Debt Representative be liable for any act or omission on the part of the Grantors, any other Secured Debt Representative or any Collateral Trustee hereunder.

Section 7.25    ABL Intercreditor Agreement.

(a)    All rights and obligations of all parties to this Agreement will be subject to the ABL Intercreditor Agreement and, in the event of any conflict between the provisions of this Agreement and the provisions of the ABL Intercreditor Agreement, the provisions of the ABL Intercreditor Agreement will control.

(b)    During any insolvency proceedings, the ABL Intercreditor Agreement will be enforceable (to the extent allowed under any applicable insolvency law) and to the extent set forth in the ABL Intercreditor Agreement, each Collateral Trustee and the ABL Collateral Agent will have the rights to seek adequate protection in such proceedings in accordance with the relative priority of their security interests in the ABL Priority Collateral and the Term Priority Collateral.

(c)    Each Secured Party hereunder, by accepting the benefits of the security provided under the Security Documents and the benefits provided hereby, (i) consents (or is deemed to consent), to the subordination of Liens provided for in the ABL Intercreditor Agreement, (ii) agrees (or is deemed to agree) that it will be bound by, and will take no actions contrary to, the provisions of the ABL Intercreditor Agreement, and (iii) authorizes (or is deemed to authorize) each Collateral Trustee on behalf of such Person to enter into, and perform under, the ABL Intercreditor Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Agreement to be executed by their respective officers or representatives as of the day and year first above written.

WARRIOR MET COAL, INC.

By:
Name:
Title:

[GUARANTORS]

By:
Name:
Title:

[Signature Page to Collateral Trust Agreement]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Priority Lien Trustee under the Priority Lien Indenture

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Priority Lien Collateral Trustee

By:
Name:
Title:

[ ],
as Junior Lien Collateral Trustee

By:
Name:
Title:

[Signature Page to Collateral Trust Agreement]

[EXHIBIT A to Collateral Trust Agreement]

[FORM OF]

ADDITIONAL SECURED DEBT DESIGNATION

Reference is made to the Collateral Trust Agreement dated as of [DATE] (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”) among Warrior Met Coal, Inc., a Delaware corporation (the “Issuer”), the Grantors from time to time party thereto, Wilmington Trust, National Association, as Priority Lien Trustee under the Priority Lien Indenture (as defined therein), [                    ], as [                    ] under the [                    ] (as defined therein), Wilmington Trust, National Association, as Priority Lien Collateral Trustee, and [                    ], as Junior Lien Collateral Trustee. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Collateral Trust Agreement. This Additional Secured Debt Designation is being executed and delivered in order to designate additional secured debt as either Priority Lien Debt or Junior Lien Debt entitled to the benefit of the Collateral Trust Agreement.

The undersigned, the duly appointed [specify title] of the [Issuer] hereby certifies on behalf of the [Issuer] that:

(A)     [insert name of the Issuer or other Grantor] intends to incur additional Secured Debt (“Additional Secured Debt”) which will be [select appropriate alternative] [Priority Lien Debt permitted by each applicable Secured Debt Document to be secured by a Priority Lien equally and ratably with all previously existing and future Priority Lien Debt] or [Junior Lien Debt permitted by each applicable Secured Debt Document to be secured with a Junior Lien equally and ratably with all previously existing and future Junior Lien Debt];

(B)    the name and address of the Secured Debt Representative for the Additional Secured Debt for purposes of Section 7.08 of the Collateral Trust Agreement is:

Telephone:

Fax:

(C)    Each of the Issuer and each other Grantor has duly authorized, executed (if applicable) and recorded (or caused to be recorded) in each appropriate governmental office all relevant filings and recordations to ensure that the Additional Secured Debt is secured by the Collateral in accordance with the Security Documents;

(D)    Attached as Exhibit 1 hereto is a Reaffirmation Agreement duly executed by the Issuer and each other Grantor and Guarantor, and

(E)    the Issuer has caused a copy of this Additional Secured Debt Designation and the related Collateral Trust Joinder to be delivered to each existing Secured Debt Representative.

IN WITNESS WHEREOF, the Issuer has caused this Additional Secured Debt Designation to be duly executed by the undersigned officer as of [DATE].

WARRIOR MET COAL, INC.

By:
Name:
Title:

ACKNOWLEDGEMENT OF RECEIPT

The undersigned, the duly appointed Priority Lien Collateral Trustee and Junior Lien Collateral Trustee under the Collateral Trust Agreement, hereby acknowledge receipt of an executed copy of this Additional Secured Debt Designation.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Priority Lien Collateral Trustee

By:
Name:
Title:

[ ], as Junior Lien Collateral Trustee

By:
Name:
Title:

A-2

[EXHIBIT 1 TO ADDITIONAL SECURED DEBT DESIGNATION]

[FORM OF]

REAFFIRMATION AGREEMENT

Reference is made to the Collateral Trust Agreement dated as of [DATE] (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”) among Warrior Met Coal, Inc., a Delaware corporation (the “Issuer”), the Grantors from time to time party thereto, Wilmington Trust, National Association, as Priority Lien Trustee under the Priority Lien Indenture (as defined therein), [                    ], as [                    ] under the [                    ] (as defined therein), Wilmington Trust, National Association, as Priority Lien Collateral Trustee, and [                    ], as Junior Lien Collateral Trustee. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Collateral Trust Agreement. This Reaffirmation Agreement is being executed and delivered as of [DATE] in connection with an Additional Secured Debt Designation of even date herewith which Additional Secured Debt Designation has designated additional secured debt as either Priority Lien Debt or Junior Lien Debt (as described therein) entitled to the benefit of the Collateral Trust Agreement.

Each of the undersigned hereby consents to the designation of additional secured debt as [Priority/Junior] Lien Debt as set forth in the Additional Secured Debt Designation of even date herewith and hereby confirms its respective guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of each of the [Priority/Junior] Lien Documents to which it is party, and agrees that, notwithstanding the designation of such additional indebtedness or any of the transactions contemplated thereby, such guarantees, pledges, grants of security interests and other obligations, and the terms of each [Priority/Junior] Lien Document to which it is a party, are not impaired or adversely affected in any manner whatsoever and shall continue to be in full force and effect and such additional secured debt shall be entitled to all of the benefits of such [Priority/Junior] Lien Documents.

Governing Law and Miscellaneous Provisions. The provisions of Article 7 of the Collateral Trust Agreement will apply with like effect to this Reaffirmation Agreement.

IN WITNESS WHEREOF, each of the undersigned has caused this Reaffirmation Agreement to be duly executed as of the date written above.

[names of Grantors and guarantors]

Name:
Title:

A-4

[EXHIBIT B to Collateral Trust Agreement]

[FORM OF]

COLLATERAL TRUST JOINDER — ADDITIONAL DEBT

Reference is made to the Collateral Trust Agreement dated as of [DATE] (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”) among Warrior Met Coal, Inc., a Delaware corporation (the “Issuer”), the Grantors from time to time party thereto, Wilmington Trust, National Association, as Priority Lien Trustee under the Priority Lien Indenture (as defined therein), [                    ], as [                    ] under the [                    ] (as defined therein), Wilmington Trust, National Association, as Priority Lien Collateral Trustee, and [                    ], as Junior Lien Collateral Trustee. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Collateral Trust Agreement. This Collateral Trust Joinder is being executed and delivered pursuant to Section 3.08 of the Collateral Trust Agreement as a condition precedent to the debt for which the undersigned is acting as agent being entitled to the benefits of being additional secured debt under the Collateral Trust Agreement.

1.    Joinder. The undersigned, [                    ], a [                    ] (the “New Representative”) as [trustee, administrative agent] under that certain [described applicable indenture, credit agreement or other document governing the additional secured debt] hereby agrees to become party as [a Junior Lien Representative] [a Priority Lien Representative] under the Collateral Trust Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Trust Agreement as fully as if the undersigned had executed and delivered the Collateral Trust Agreement as of the date thereof.

2.    Lien Sharing and Priority Confirmation.

[Option A: to be used if Additional Debt is Junior Lien Debt] [The undersigned New Representative, on behalf of itself and each holder of Obligations in respect of the Series of Junior Lien Debt for which the undersigned is acting as Junior Lien Representative hereby agrees, for the enforceable benefit of all holders of each current and future Series of Priority Lien Debt and Junior Lien Debt, each current and future Priority Lien Representative, each other current and future Junior Lien Representative and each current and future Priority Lien Secured Party and Junior Lien Secured Party and as a condition to being treated as Secured Debt under the Collateral Trust Agreement that:

(a) as provided by Section 2.09 of the Collateral Trust Agreement, all Junior Lien Obligations will be and are secured equally and ratably by all Junior Liens at any time granted by the Issuer or any other Grantor to secure any Obligations in respect of any Series of Junior Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Junior Lien Debt, and that all such Junior Liens will be enforceable by the Junior Lien Collateral Trustee for the benefit of all Junior Lien Secured Party equally and ratably; provided, however, that notwithstanding the foregoing, (x) this provision will not be violated with respect to any particular Collateral and any particular Series of Junior Lien Debt if the Secured Debt Documents in respect thereof prohibit the applicable Junior Lien Representative from accepting the benefit of a Lien on any particular asset or property or such Junior Lien Representative otherwise expressly declines in writing to accept the benefit of a Lien on such asset or property and (y) this provision will not be violated with respect to any particular Swap Obligations if the related Swap Contract prohibits the applicable Hedge Provider from accepting the benefit of a Lien on any particular asset or property or such Hedge Provider otherwise expressly declines in writing to accept the benefit of a Lien on such asset or property;

(b)    the New Representative and each holder of Obligations in respect of the Series of Junior Lien Debt for which the undersigned is acting as Junior Lien Representative are bound by the provisions of this Agreement, including the provisions relating to the ranking of Junior Liens and the order of application of proceeds from the enforcement of Junior Liens; and

(c)    the Junior Lien Collateral Trustee shall perform its obligations under the Collateral Trust Agreement and the other Junior Lien Security Documents.] [or]

[Option B: to be used if Additional Debt is Priority Lien Debt] [The undersigned New Representative, on behalf of itself and each holder of Obligations in respect of the Series of Priority Lien Debt for which the undersigned is acting as Priority Lien Representative hereby agrees, for the enforceable benefit of all holders of each current and future Series of Priority Lien Debt and Junior Lien Debt, each current and future Junior Lien Representative, each other current and future Priority Lien Representative and each current and future Priority Lien Secured Party and Junior Lien Secured Party and as a condition to being treated as Secured Debt under the Collateral Trust Agreement that:

(a)    as provided by Section 2.09 of the Collateral Trust Agreement, all Priority Lien Obligations will be and are secured equally and ratably by all Priority Liens at any time granted by the Issuer or any other Grantor to secure any Obligations in respect of any Series of Priority Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Priority Lien Debt, and that all such Priority Liens will be enforceable by the Priority Lien Collateral Trustee for the benefit of all Priority Lien Secured Parties equally and ratably; provided, however, that notwithstanding the foregoing, (x) this provision will not be violated with respect to any particular Collateral and any particular Series of Priority Lien Debt if the Secured Debt Documents in respect thereof prohibit the applicable Priority Lien Representative from accepting the benefit of a Lien on any particular asset or property or such Priority Lien Representative otherwise expressly declines in writing to accept the benefit of a Lien on such asset or property and (y) this provision will not be violated with respect to any particular Swap Obligations if the related Swap Contract prohibits the applicable Hedge Provider from accepting the benefit of a Lien on any particular asset or property or such Hedge Provider otherwise expressly declines in writing to accept the benefit of a Lien on such asset or property;

(b)    the New Representative and each holder of Obligations in respect of the Series of Priority Lien Debt for which the undersigned is acting as Priority Lien Representative are bound by the provisions of this Agreement, including the provisions relating to the ranking of Priority Liens and the order of application of proceeds from the enforcement of Priority Liens; and

(c) the Priority Lien Collateral Trustee shall perform its obligations under the Priority Lien Collateral Trust Agreement and the other Security Documents.]

3.    Governing Law and Miscellaneous Provisions. The provisions of Article 7 of the Collateral Trust Agreement will apply with like effect to this Collateral Trust Joinder.

4.    Collateral Trustee. Each of Wilmington Trust, National Association and [                    ] is entering into this Collateral Trust Joinder solely in its capacity as Priority Lien Collateral Trustee and Junior Lien Collateral Trustee, as applicable, under the Collateral Trust Agreement, and shall be entitled to all of the rights, privileges and immunities granted to each Collateral Trustee under the Collateral Trust Agreement when acting under this Collateral Trust Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Joinder to be executed by their respective officers or representatives as of [DATE].

[insert name of the new representative]

By:
Name:
Title:

The Priority Lien Collateral Trustee and Junior Lien Collateral Trustee hereby acknowledge receipt of this Collateral Trust Joinder and agree to act as Collateral Trustees for the New Representative and the holders of the Obligations represented thereby:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Priority Lien Collateral Trustee

By:
Name:
Title:

[ ],
as Junior Lien Collateral Trustee

By:
Name:
Title:

[EXHIBIT C to Collateral Trust Agreement]

[FORM OF]

COLLATERAL TRUST JOINDER — ADDITIONAL GRANTOR

Reference is made to the Collateral Trust Agreement dated as of [DATE] (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”) among Warrior Met Coal, Inc., a Delaware corporation (the “Issuer”), the Grantors from time to time party thereto, Wilmington Trust, National Association, as Priority Lien Trustee under the Priority Lien Indenture (as defined therein), [                    ], as [                    ] under the [                    ] (as defined therein), Wilmington Trust, National Association, as Priority Lien Collateral Trustee, and [                    ], as Junior Lien Collateral Trustee. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Collateral Trust Agreement. This Collateral Trust Joinder is being executed and delivered pursuant to Section 7.21 of the Collateral Trust Agreement.

1.    Joinder. The undersigned, [                    ], a [                    ], hereby agrees to become party as a Grantor under the Collateral Trust Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Trust Agreement as fully as if the undersigned had executed and delivered the Collateral Trust Agreement as of the date thereof.

2.    Governing Law and Miscellaneous Provisions. The provisions of Article 7 of the Collateral Trust Agreement will apply with like effect to this Collateral Trust Joinder.

3.    Collateral Trustee. Each of Wilmington Trust, National Association and [                    ] is entering into this Collateral Trust Joinder solely in its capacity as Priority Collateral Trustee and Junior Lien Collateral Trustee, as applicable, under the Collateral Trust Agreement, and shall be entitled to all of the rights, privileges and immunities granted to each Collateral Trustee under the Collateral Trust Agreement when acting under this Collateral Trust Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Joinder to be executed by their respective officers or representatives as of             , 20    .

[ ]

By:
Name:
Title:

The Priority Lien Collateral Trustee and Junior Lien Collateral Trustee hereby acknowledge receipt of this Collateral Trust Joinder and agree to act as Collateral Trustees with respect to the Collateral pledged by the new Grantor:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Priority Lien Collateral Trustee

By:
Name:
Title:

[ ],
as Junior Lien Collateral Trustee

By:
Name:
Title:

C-2